EXHIBIT 99.D

DESCRIPTION OF THE REPUBLIC OF INDONESIA DATED APRIL 6, 2020

CERTAIN DEFINED TERMS AND CONVENTIONS

Unless otherwise indicated, all references in this prospectus to “Rupiah”, “IDR” or “Rp” are to the currency of Indonesia, those to “dollars”, “U.S. dollars” or “U.S.$” are to the currency of the United States of America, those to “Euro” or “€” are to the currency of the European Union, those to “SDR” are to Special Drawing Rights of the International Monetary Fund (“IMF”) and those to “ID” are to Islamic Dinars of the Islamic Development Bank. References in this prospectus to “Indonesia” or the “Republic” are to the Republic of Indonesia and references to the “Government” are to the Government of Indonesia.

In addition, unless otherwise indicated, all references in this prospectus to (i) “tons” are to metric tons, each of which is equal to 1,000 kilograms or approximately 2,204.6 pounds, (ii) “barrels” are to U.S. barrels, each of which is equal to 159.0 liters, (iii) “LNG” are to liquefied natural gas and (iv) “LPG” are to liquefied petroleum gas. Measures of distance referred to herein are stated in kilometers or “km” each of which is equal to 1,000 meters or approximately 0.62 miles. Measures of area referred to herein are stated in square kilometers, each of which is equal to approximately 0.39 square miles, or in hectares, each of which is equal to approximately 2.47 acres.

The Ministry of Energy and Mineral Resources publishes an average monthly and annual price for Indonesian crude oil which is commonly referred to as the Indonesian Crude Price (the “ICP”). ICP is calculated as the sum of (i) 50.0% of the average price for Indonesian crude oil published by Platts, a division of S&P Global Inc., and (ii) 50.0% of a crude oil price for Indonesian crude oil published by RIM Intelligence Co. of Japan for the relevant period. The Government evaluates the methodology of the calculation of the ICP from time to time and, if appropriate, adjusts the formula to ensure that the ICP closely tracks world market prices for Indonesian crude oil. The Government uses the ICP for various accounting and other purposes. For instance, the Ministry of Finance uses the ICP as an assumption underlying the preparation of the Government budget. See “Republic of Indonesia — Government Budget.”

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with Indonesia’s ongoing maintenance of its economic data. The Republic has no obligation to distribute such revised data to any holder of debt securities.

In August 2014, the Republic revised its methodology in compiling balance of payments data, using the sixth edition of Balance of Payments and International Investment Position Manual (“BPM6”). This revised methodology was implemented to comply with international best practices. BPM6 will be implemented gradually in Indonesia’s balance of payments (BOP) statistics. The first phase of implementation, which began in the second quarter of 2014, involves reclassifying existing data components and improving the methodology in accordance with BPM6, using sources of data currently available.

The shift to the new methodology impacts the following data:

•

In the goods account, the changes include: (a) reclassifying “goods for processing” as “manufacturing services on physical inputs owned by others” and “repairs on goods” as “maintenance and repair services” in the services account; and (b) incorporating only “goods procured in ports by carriers” and “general merchandise on a balance of payments basis.”

•

In the services account, the changes include: (a) combining “information and computer services” and “communication services (excluding postal and couriers)” into “telecommunication, computer and information services”; (b) reclassifying “postal and couriers services” to “transportation services”; and (c) incorporating the “financial intermediation services” section into “indirectly measured estimates” (“FISIM”).

•

The income account and current transfers account are renamed the primary income account and secondary income account, respectively, to comply with the terms used in the System of National Accounts 2008 and adjustments were made to the accounts after the implementation of FISIM.

•

In the financial account, the changes include: (a) the presentation format of direct investment data, which was previously based on the directional principle of investment (direct investments abroad and foreign direct investments in Indonesia) that was based on the principle of assets-liabilities (“direct investments — asset” and “direct investments — liability”). Notwithstanding the change, the net value of direct investments according to BPM6 is the same as that in the fifth edition of Balance of Payments and International Investment Program Manual, or BPM5; and (b) including financial derivative data as an independent component, which is consistent with the information displayed by Indonesia’s International Investment Position Statistics.

•

In the current account, the changes include: (a) the calculation of several indicators associated with the account; (b) reclassifying “goods for processing” from goods to services; and (c) recording net values instead of gross values. While the changes resulted in smaller values of imports of goods and services and current account receipts, and larger values of indicators for reserve adequacy and the debt service ratio, the level of the current account remains unchanged from the previous methodology.

The shift to the new methodology does not affect the “net errors and omissions,” “total balance,” and “reserves and related items” values in the current and financial accounts.

In this prospectus, gross domestic product, or GDP, is shown in both current and constant market prices. GDP at current market prices value a country’s output using the actual prices for each year, while GDP at constant market prices (also referred to as “real” GDP) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In 2015, Statistics Indonesia (Badan Pusat Statistik or BPS) adopted the calendar year 2010 as the base year (the “Base Year”) for the calculation of Indonesia’s GDP in constant market prices. Unless stated otherwise, all GDP growth rates in this prospectus (in aggregate or by sector) are period-on-period comparisons based on constant market prices using the Base Year. Percentage shares of Indonesia’s GDP represented by various sectors (unless otherwise noted) use current market prices.

PRESENTATION OF INFORMATION

For ease of presentation, certain financial information relating to the Republic included herein is presented as translated into U.S. dollars. Unless otherwise specified herein, all translations of Rupiah into U.S. dollars or from U.S. dollars into Rupiah were made at the middle exchange rate, the mid-point between the buy and sell rates (the “BI middle exchange rate”), between the Rupiah and the U.S. dollar, as announced by Bank Indonesia, the Indonesian Central Bank, as of the respective dates to which such information relates. However, these translations should not be construed as a representation that the Rupiah amount actually represents such U.S. dollar amount or could be converted into U.S. dollars at the rate indicated or any other rate. The BI Transaction Exchange Rate — Mid-Rate was Rp16,464 = U.S.$1 on April 3, 2020. In addition, unless otherwise specified herein, all translations of Rupiah into currencies other than U.S. dollars, or from such other currencies into Rupiah, were made at the BI middle exchange rate between the Rupiah and such other currencies as announced by Bank Indonesia as of the respective dates to which such information relates.

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar as of the end of the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of Period	Average
2015	13,785	13,392
2016	13,473	13,305
2017	13,568	13,385
2018	14,380	14,246
2019	13,883	14,139
2020A	16,464	14,338

Source: Bank Indonesia

A             As of April 3, 2020.

Unless otherwise indicated, all statistical data and figures for 2019 or any part thereof are estimates based upon preliminary data and are subject to review and adjustment.

Certain budget figures appear as audited numbers in the relevant year’s Central Government Financial Report (Laporan Keuangan Pemerintah Pusat, or LKPP).

Certain statistical or financial information included in this prospectus may differ from previously published information for a number of reasons, including basis of presentation and ongoing statistical revisions. Also, certain monetary amounts included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an exact arithmetic aggregation of the figures that precede them.

FORWARD-LOOKING STATEMENTS

Forward-looking statements are statements that are not about historical facts, including statements about Indonesia’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Some of the statements contained in this prospectus under “Republic of Indonesia” are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the Rupiah;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

The Republic undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Indonesia’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. The Republic cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as adverse oil price movements, climatic or seismic events, international or domestic hostilities, infectious desease outbreaks or pandemics, political uncertainty and delays in implementing and realizing infrastructure projects and economic policies.

DATA DISSEMINATION

Indonesia subscribes to the IMF’s Special Data Dissemination Standard, which is designed to improve the timeliness and quality of information of subscribing member countries. This standard requires subscribing member countries to provide schedules, referred to as the “Advance Release Calendar”, indicating, in advance, the date on which data will be released. For Indonesia, precise dates or “no-later-than-dates” for the release of data are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The internet website for Indonesia’s Advance Release Calendar and metadata is located at https://dsbb.imf.org/Pages/SDDS/ARCCtyCtgList.aspx?ctycode=IDN. Neither Indonesia nor any agents or underwriters acting on behalf of Indonesia in connection with the offer and sale of securities, as contemplated in this prospectus, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

SUMMARY

The following is a summary of Indonesia’s economic information for the periods indicated. This summary does not purport to be complete and is qualified by the more detailed information appearing elsewhere in this document.

Overview

Indonesia is the world’s fourth most populous country, with a population of approximately 268 million in 2019. It is a developing nation in Southeast Asia, spread across an archipelago of approximately 17,504 islands.

In recent years, Indonesia has continued its relatively high economic growth and consolidated its transformation to a participatory democracy that places greater political power in the hands of local and regional governments.

The following table sets forth certain of the Republic’s principal economic indicators as of and for the specified dates and periods.

Selected Key Economic Indicators

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P
National account and prices:
Real GDP growth (period-on-period)	4.9%	5.0%	5.1%	5.2%	5.0%
Per capita GDP (in millions of Rupiah)	45.1	48.0	51. 9	56.0	59.1
Per capita GDP (in U.S. dollars)(1)	3,377	3,605	3,877	3,927	4,175
Average exchange rate (Rupiah per U.S. dollar)(2)	13,392	13,305	13,385	14,247	14,139
Inflation rate ((year-on-year) change in CPI)	3.4%	3.0%	3.6%	3.1%	2.7%
External sector:
Current account (% of GDP)(3)	(2.0)%	(1.8)%	(1.6)%	(2.9)%	(2.7)%
Fiscal account:
Budget deficit (% of GDP)	(2.6)%	(2.5)%	(2.5)%	(1.8)%	(2.2)%
External debt of the central Government (in trillions of Rupiah) as of December 31,	1,410.0	1,496.3	1,648.2	1,857.4	1.809,6
Debt service ratio (% of Government revenue)	25.4%	32.5%	34.0%	39.1%	42.8%

Sources:    Statistics Indonesia (Badan Pusat Statistik (“BPS”)), BI and Ministry of Finance

L	Laporan Keuangan Pemerintah Pusat (“LKPP”) (Central Government Financial Report/Audited).
P	Preliminary.
(1)

Per capita gross domestic product (“GDP”) in U.S. dollars has been converted from Rupiah into U.S. dollars and the U.S. dollar amounts of external debt of the central Government have been converted into Rupiah at the following exchange rates were used: Rp13,795 per U.S.$ for 2015, Rp13,436 per U.S.$ for 2016, Rp13,385 per U.S.$ for 2017, Rp14,257 per U.S.$ for 2018 and Rp14,148 per U.S.$ for 2019. These exchange rates are calculated by BPS with reference to the weighted average monthly exchange rates applicable to export and import transactions for each month in a given period.

(2)	Official average exchange rate for the relevant period published by BI in its annual report.
(3)	As published by BI in Indonesia’s balance of payments report.

REPUBLIC OF INDONESIA

Overview

Indonesia is the world’s fourth most populous country, with a population of approximately 268 million in 2019. It is a developing nation in Southeast Asia, spread across an archipelago of approximately 17,504 islands.

In recent years, Indonesia has continued its relatively high economic growth and consolidated its transformation to a participatory democracy that places greater political power in the hands of local and regional governments.

The following table sets forth certain of the Republic’s principal economic indicators as of and for the specified dates and periods.

Selected Key Economic Indicators

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P
National account and prices:
Real GDP growth (period-on-period)	4.9%	5.0%	5.1%	5.2%	5.0%
Per capita GDP (in millions of Rupiah)	45.1	48.0	51. 9	56.0	59.1
Per capita GDP (in U.S. dollars)(1)	3,377	3,605	3,877	3,927	4,175
Average exchange rate (Rupiah per U.S. dollar)(2)	13,392	13,305	13,385	14,247	14,139
Inflation rate ((year-on-year) change in CPI)	3.4%	3.0%	3.6%	3.1%	2.7%
External sector:
Current account (% of GDP)(3)	(2.0)%	(1.8)%	(1.6)%	(2.9)%	(2.7)%
Fiscal account:
Budget deficit (% of GDP)	(2.6)%	(2.5)%	(2.5)%	(1.8)%	(2.2)%
External debt of the central Government (in trillions of Rupiah) as of December 31,	1,410.0	1,496.3	1,648.2	1,857.4	1.809,6
Debt service ratio (% of Government revenue)	25.4%	32.5%	34.0%	39.1%	42.8%

Sources:    Statistics Indonesia (Badan Pusat Statistik (“BPS”)), BI and Ministry of Finance

L	Laporan Keuangan Pemerintah Pusat (“LKPP”) (Central Government Financial Report/Audited).
P	Preliminary.
(1)

Per capita gross domestic product (“GDP”) in U.S. dollars has been converted from Rupiah into U.S. dollars and the U.S. dollar amounts of external debt of the central Government have been converted into Rupiah at the following exchange rates were used: Rp13,795 per U.S.$ for 2015, Rp13,436 per U.S.$ for 2016, Rp13,385 per U.S.$ for 2017, Rp14,257 per U.S.$ for 2018 and Rp14,148 per U.S.$ for 2019. These exchange rates are calculated by BPS with reference to the weighted average monthly exchange rates applicable to export and import transactions for each month in a given period.

(2)	Official average exchange rate for the relevant period published by BI in its annual report.
(3)	As published by BI in Indonesia’s balance of payments report.

Recent Developments

Recent Public Health Developments

In December 2019, the emergence of a new strain of the coronavirus (“Covid-19”) was reported in Wuhan, Hubei Province, China, that has subsequently spread throughout the world, including Indonesia. On January 30, 2020, the World Health Organization declared Covid-19 a public health emergency of international concern and on March 11, 2020, the World Health Organization declared the outbreak a pandemic. The Covid-19 outbreak is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

The trajectory of the Covid-19 outbreak remains highly uncertain and the Government cannot predict the duration, ultimate severity or effect of the pandemic or any current or future containment efforts. The outbreak has already resulted in a high number of cases and deaths in the country. As the virus spreads, the strain on Indonesia’s healthcare system will be significant and the country’s medical facilities, personnel and equipment and other resources may be insufficient to address the public health crisis adequately. In addition to the human cost, the economic impact of Covid-19 on Indonesia has already been substantial and may increase. The rate of economic growth has slowed, unemployment is expected to increase, valuations and trading prices of financial and other assets have declined and the Rupiah has depreciated significantly against the U.S. dollar. The spread of Covid -19 and the measures taken to contain the virus and to mitigate its impact in Indonesia, which are described below, will incur a substantial burden on the Government’s finances and yet may fail to mitigate or prevent material adverse effects on Indonesia’s economy, financial system and healthcare system as a result of the Covid-19 outbreak.

The Government has implemented various protective measures to address the impact of the Covid-19 pandemic on Indonesia. Recent Government actions include:

•

On January 28, 2020, the Head of Indonesian National Disaster Management Authority (Badan Nasional Penanggulangan Bencana; BNPB), issued Decree No. 9.A. of 2020, which designated a 32-day state of particular disaster emergency until February 28, 2020, which was subsequently extended until May 29, 2020.

•	On March 2, 2020, the President confirmed the first two cases of Covid-19 in Indonesia after conducting a number of tests.

•	On March 10, 2020, the Ministry of Health designated 132 referral hospitals for specialized care for Covid-19 patients.

•

On March 13, 2020, the President declared Covid-19 a National Disaster and issued Presidential Decree No. 7 of 2020 establishing a Covid-19 Management Acceleration Task Force (Covid-19 Task Force), spearheaded by the Head of BNPB. The Indonesia Financial Service Authority (Otoritas Jasa Keuangan or OJK) passed OJK Regulation No. 11/POJK.03/2020 on National Economic Stimulus as Countercyclical Policy to the Spread of Coronavirus, which provides Indonesian banks (conventional, sharia and rural banks) with flexibility to relax existing policies on classification/determination of quality of loan assets and credit restructuring for borrowers who are impacted by Covid-19.

•

On March 21, 2020, the President announced the kick-off of mass rapid tests in an attempt to detect Covid-19 and the ordering of millions of doses of Avigan and Chloroquine for domestic Covid-19 treatment purposes.

•	On March 23, 2020, the Government completed a four-day re-configuration of a former athletes village in Kemayoran, Jakarta into a 1,000-bed emergency Covid-19 hospital.

•

On March 31, 2020, by virtue of Presidential Decree No. 11 of 2020, the President declared Covid-19 a Public Health Emergency (Darurat Kesehatan Masyarakat). The President also issued (i) Government Regulation No. 21 of 2020 on Large Scale Social Distancing to Combat Covid-19, which contains measures such as closure of schools and offices; limitation on religious activities; and limitation of activities in public places; and (ii) Government Regulation In Lieu of Law No. 1 of 2020 on Policies on State Finance and Financial System Stability to Deal with Covid-19 Pandemic and/or Threat to the National Economy and/or Financial System Stability (“Government Regulation in Lieu of Law No. 1 of 2020”).

Fiscal and Monetary Responses to the Outbreak of Covid-19

Government Regulation in Lieu of Law No. 1 of 2020 allows the Government to pass a budget amendment for the 2020 Budget through a presidential regulation, which is currently in preparation. The President instructed the allocation of additional Rp405.1 trillion for purposes of fighting the spread of Covid-19 as follows: (i) Rp75 trillion for the health care sector, including medical personnel; (ii) Rp110 trillion for the expansion of the social safety net; (iii) Rp70.1 trillion to support manufacturers, small and medium-sized enterprises and certain other companies, including support with regards to taxes, import duties and business credits; and (iv) Rp150 trillion to support a national economic recovery program.

As a result of these additional budgeted expenditures, the Government estimates the 2020 budget to reach 5.07% of GDP. Government Regulation in Lieu of Law No. 1 of 2020 also allows the budget deficit gap to temporarily exceed the statutory limit of 3% of GDP until the fiscal year 2022. See also “Government Budget – Revised 2020 Budget.”

In parallel with these fiscal measures by the Government, Bank Indonesia has taken steps to maintain monetary stability, support financial markets and sustain economic growth. For a description of these steps, see “Monetary Policy.”

Despite such protective measures and countermeasures enacted by the Government of Indonesia, there is no assurance that these policies will be successful in curbing the effect of the Covid-19 outbreak.

Land and People

Area

Situated between Malaysia, Singapore and the Philippines to the north and Australia to the south, the Republic of Indonesia covers a total land area of approximately 1,913,579 square km, comprising approximately 17,504 islands (of which an estimated 957 are inhabited) and forming part of the world’s largest archipelago.

The main islands of Indonesia are Sumatera, Java, Bali, Kalimantan (also known as Borneo, the northern part of which belongs to Malaysia and Brunei), Sulawesi and Papua (the eastern part of which belongs to Papua New Guinea). Indonesia extends 5,120 km across the equator from Nanggroe Aceh Darussalam, or Aceh, in the west to Papua in the east. Jakarta, Indonesia’s capital and largest city, is located on the northern coast of the western part of Java.

In recent years, the Government has implemented various measures to address haze and other adverse effects caused by forest and field fires related to land clearance for agriculture in the islands of Sumatera and Kalimantan.

Volcanic and Other Natural Disasters

Indonesia is located in one of the most volcanically and seismically active regions in the world. Because it is located in the convergence zone of three major lithospheric plates, it is subject to significant seismic activity that can lead to destructive volcanic eruptions, earthquakes and tsunamis, or tidal waves, including the 2004 earthquake and subsequent Indian Ocean tsunami that devastated the Province of Aceh. In addition to these geological events, Indonesia has also been struck by other natural disasters such as heavy rains and flooding. All of these natural disasters have resulted in loss of life, the displacement of people and destruction of property, and could have significant economic and developmental effects. In December 2016, an earthquake hit the Province of Aceh resulting in approximately 100 deaths, hundreds of injuries and damage to houses and other property. In November 2017, Mount Agung, a volcano on the island of Bali in Indonesia, erupted multiple times, causing thousands to evacuate and disrupting air travel. In August 2018, a series of earthquakes hit the islands of Lombok and Sumbawa resulting in approximately 560 deaths, 7,000 seriously injured and damage to infrastructure, houses and other properties. The estimated cost of damages to infrastructure and property was Rp12.2 trillion. In September 2018, a strong earthquake and a subsequent tsunami hit Central Sulawesi resulting in approximately 2,300 deaths, 4,600 seriously injured, 1,300 missing people and damage to infrastructure, houses and other properties. The estimated cost of damages to infrastructure and property was Rp18.5 trillion.

The central Government expenditures related to post-natural disaster relief efforts were Rp2.9 trillion in 2016, Rp4.3 trillion in 2017 and Rp6.4 trillion in 2018.

Environment

Environmental problems confronting Indonesia include:

•	deforestation;

•	scarcity and quality of the water supply;

•	land subsidence;

•	soil erosion;

•	air pollution;

•	inadequate waste management in urban centers; and

•	land and forest fires.

In addition, Indonesia is also vulnerable to the impact of global climate change such as prolonged droughts, increased frequency of extreme weather events and heavy rainfall resulting in floods, that will, in turn, impact the production and distribution of food, water, and energy. Therefore, Indonesia considers climate change mitigation and adaptation efforts as an integrated concept that is essential for building resilience in safeguarding food, water and energy resources. Indonesia has adopted the National Action Plan on Climate Change Adaptation, or RAN-API, which provides a national framework for adaptation initiatives that has been mainstreamed into the National Development Plan. The medium-term goal of Indonesia’s climate change adaptation strategy is to reduce risks on all development sectors (agriculture, water, energy security, forestry, maritime and fisheries, health, public service, infrastructure, and urban system) by 2030 through local capacity strengthening, improved knowledge management, convergent policy on climate change adaptation and disaster risks reduction, and application of adaptive technology.

The Government seeks to address these environmental concerns through greater supervision and regulation, and community and private sector awareness and involvement.

In 2009, former President Susilo Bambang Yudhoyono announced an emissions target that became the basis for Indonesia’s national climate change policy, or INDC, in 2015; a 26% reduction in greenhouse gas (“GHG”) emissions below business-as-usual by 2020 and up to 41% reduction by 2020 with international assistance. The current INDC provides for 29% reduction in GHG by 2030 and the same 41% conditional target by 2030. In 2011, Yudhoyono issued Presidential Regulation No. 61 which included the National Action Plan for Greenhouse Gas Reduction or (Rencana Nasional Penurunan Emisi Gas Rumah Kaca), or RAN-GRK, as well as Presidential Regulation No. 71/2011 on Implementation of a National GHG Inventory. These identify the actions that Indonesia will take to reduce its GHG emissions. In 2012, the National Development Planning Agency, or Bappenas, established a secretariat for RAN-GRK.

RAN-GRK requires the participation of Government ministries and institutions to reduce GHG emissions. RAN-GRK identifies major sectors that will be essential to achieve local action plans, or RAD-GRK, emission reduction target. These sectors are: forestry and peatlands, agriculture, energy, industry, transportation, and waste. Although RAN-GRK is a national action plan, it also lays the foundation for the actions of provinces, localities, and private enterprises to implement GHG reductions. RAN-GRK mandates that Indonesia’s provinces develop and submit RAD-GRK. RAN-GRK provides local governments with capacity building, budgets and potential participation in domestic and international markets to incentivize them to contribute to RAN-GRK’s goals. RAD-GRKs are tailored to the development plans of each province. The Ministry of Home Affairs with the support of Bappenas and the Ministry of the Environment oversees and coordinates the preparation of RAD-GRKs. Bappenas creates the guidelines for each of the local action plans.

Indonesia’s Environmental Law was enacted in 2009. The 2009 law is based on the concepts of sustainable development, prevention, precaution and a “polluter pays” principle. The 2009 law also introduced environmental documentation and licensing requirements. Under the 2009 law, all business activities must have an environmental document, either in the form of an environmental permit, an environmental impact planning document, or AMDAL, an environmental management/monitoring efforts report, or UKL-UPL, or a written statement on readiness to manage and monitor the environment, or SPPL. An AMDAL is a comprehensive study of the potentially significant environmental impacts of a proposed business. A UKL-UPL covers the monitoring and management efforts undertaken by businesses that are unlikely to have a significant impact on the environment. An SPPL is usually required by services providers. These documents must be obtained before the business can apply for a business license.

To better address environmental issues, the Ministry of Environment and the Ministry of Forestry were merged to become the Ministry of Environment and Forestry in October 2014. Its objectives are the design, implementation, execution and supervision of a coherent and consistent environmental and deforestation policy at a national level and for each relevant sector. The Ministry of Environment and Forestry received a budget of Rp6,463 billion, or approximately U.S.$477.1 million for 2017, Rp8,025 billion, or approximately U.S.$598.9 million for 2018 and Rp9,076.5 billion, or approximately U.S.$605.1 million for 2019.

In addition, the Ministry of Public Works and Housing has designed an effective environmental program that is viewed as a model for other governmental agencies.

In recent years, Jakarta has been plagued by frequent floods amid peaks in the rainy season as infrastructure and water management is not adequate, resulting in the temporary relocation of tens of thousands of residents. Jakarta is also experiencing land subsidence issues primarily due to deep groundwater extraction combined with demand pressure from high-rise buildings in Jakarta. To address this, the Ministry of Public Works and Housing has introduced a National Capital Integrated Coastal Development master plan.

Population

Indonesia had a population of approximately 268 million in 2019 and is the fourth most populous country in the world, after China, India and the United States. The population is primarily concentrated in Java (estimated at approximately 149.7 million in 2018). In 2018, Jakarta, the capital, was estimated to have a population of approximately 10.5 million.

Indonesia’s population is young and growing. In 2018, the Government estimated that approximately 24.6% of the population was under 15 years of age and approximately 41.6% was under 25 years of age. The population growth rate during the period of 2010 to 2018 was 1.3% per annum.

According to the 2010 census, approximately 87.2% of the Indonesian population is Muslim and 9.9% is Christian, with the remaining population consisting of Hindus, Buddhists and followers of other religions. Indonesia’s population is primarily of Malay descent, but consists of more than 300 ethnic groups, including the Acehnese, Batak and Minangkabau in Sumatera; the Javanese and Sundanese in Java; the Madurese in Madura; the Balinese in Bali; the Sasak in Lombok; the Minahasan, Makassarese, Toraja and Bugis in Sulawesi; the Dayak in Kalimantan; and the Dani and Asmat in Papua. The country’s population also includes people of Chinese, Arab, Eurasian, Indian and Pakistani backgrounds.

The national language is Bahasa Indonesia, which is based on the Malay language. English is widely used and taught in most secondary schools. In total, approximately 500 languages and dialects are spoken throughout Indonesia.

Government and Political Developments

Political History and Development of Political Parties

From 1605 until its independence in 1945, Indonesia was under almost continuous Dutch colonial rule. The period of Dutch administration was interrupted by a short period of British colonial rule in the 19th century and ended by the Japanese occupation for three years before Indonesia proclaimed its independence on August 17, 1945. In the same year, Indonesia adopted its Constitution. In 1967, the executive power was transferred from President Soekarno to General Soeharto who served as Indonesia’s President until 1998, when he resigned in the aftermath of social unrest that followed the 1997 Asian financial crisis.

The post-Soeharto era, which is known in Indonesia as the Reformasi, led to changes in various governmental institutions and structural reforms of the judiciary, legislature, and executive office. Between 1999 and 2002, the Constitution was amended to strengthen constitutional checks and balances and the separation of powers and provide for a more direct democracy.

In July 2014, President Joko Widodo and Vice President Muhammad Jusuf Kalla were elected to serve until 2019. The nomination of presidential and vice-presidential candidates are proposed by coalitions of political parties and the candidates’ relationships with and support from political parties have a considerable effect on election results. In the 2014 election, the legislative and presidential elections were held separately with three months span in between. Accordingly, the legislative election results were an important indicator of the outcome of the presidential election due to the political support from the political parties.

A total of 15 parties (including three local parties in Aceh) took part in the 2014 legislative election. In addition to presidential and legislative elections, each of Indonesia’s 34 provinces conducts their own gubernatorial elections, with governors serving five-year terms. After a successful national legislative election on April 9, 2014, the General Election Commission (Komisi Pemilihan Umum (“KPU”)) by virtue of KPU Decree No. 412/kpts/KPU/2014 dated May 9, 2014 in conjunction with KPU Decree No. 416/kpts/KPU/2014 dated May 14, 2014, confirmed 10 (out of 15) participating political parties qualified for parliamentary seats in the House of Representatives (Dewan Perwakilan Rakyat (“DPR”)). Simultaneous local elections were held in June 2018, consisting of 17 provinces governatorial elections including for Indonesia’s four most populous provinces (West Java, East Java, Central Java and North Sumatra) and 154 cities and municipalities mayor elections.

Recent Elections and Political Developments

In 2019, for the first time, Indonesia’s presidential and legislative election was held simultaneously. The general election was held on April 17, 2019 for the election of president and vice president, members of the House of Representatives, members of the Regional Representative Council, members of the Provincial Legislative Council, and members of the City/Regency Legislative Council.

On May 21, 2019, the General Election Commission (Komisi Pemilihan Umum) or KPU, confirmed the election of President Joko Widodo and Vice President KH. Ma’ruf Amin to serve as the president and vice president, respectively, until 2024. Following the announcement of the election results, the primary opposition presidential and vice presidential candidates filed a claim against the general election’s result with the Constitutional Court. On June 27, 2019, the Constitutional Court rendered a decision rejecting these claims. President Widodo and Vice President Amin took their oath of office and commenced serving their five-year term on October 20, 2019.

While Indonesia has successfully conducted elections in the past and the recent general elections, the country continues to face various socio-political issues and has, from time to time, experienced political instability and social and civil unrest. Since 2000, thousands of Indonesians have participated in demonstrations in Jakarta and other Indonesian cities both for and against former President Megawati, former President Yudhoyono and current President Widodo, as well as in response to specific issues, including reductions in fuel or electricity subsidies, privatization of state assets, anticorruption measures, decentralization and provincial autonomy, actions of former Government officials and their family members, and the American-led military campaigns in the Middle-East. Gubernatorial elections in Jakarta in February and April 2017 led to protests with religious undertones. Despite a few demonstrations that turned disruptive, Indonesia has gone through several major elections that were generally peaceful and led to successful transition. Considering the recent state of the political environment in Indonesia, political campaigns in Indonesia may bring a degree of political and social uncertainty to Indonesia that could lead to further civil disturbances.

In August 2019, President Widodo announced plans to move Indonesia’s capital from Jakarta to an area in East Kalimantan province on the island on the island of Borneo. He further announced that the physical relocation of the capital will begin in 2024 and is expected to cost Rp466 trillion, 19% of which will originate from state budget. The remaining amount will be funded through public private partnerships as well as private investments. The plan is preliminary and is subject to change and various government approvals, including the approval of Parliament as well as the anticipated enactment into law (undang-undang) as the legal basis for the relocation.

Following the inauguration of his second presidential term in October 2019, President Widodo announced his administration’s plans to continue regulatory reform by focusing on initiatives such as developing a dynamic workforce, promoting industry cooperation through technology, continuing infrastructure development, simplifying regulations by creating two omnibus laws—one on job creation and one on small business empowerment—which will be a legislative priority, reducing bureaucracy and diversifying the nation’s economy by reducing dependency on production of natural resources.

Central Government

The Government is based on the Constitution, under which the Republic is structured as a unitary republic. The Constitution enshrines a set of fundamental principles known as Pancasila (the five principles), encompassing belief in one supreme God, humanity, the unity of Indonesia, democracy led by the wisdom of deliberations among representatives and social justice for all.

The Constitution vests the sovereignty in the country’s people and establishes the office of the President, the People’s Consultative Assembly (Majelis Permusyawaratan Rakyat) or MPR, (which consists of the House of Representatives (Dewan Perwakilan Rakyat) or DPR and the Regional Representatives’ Council (Dewan Perwakilan Daerah) or DPD, the Supreme Audit Agency (Badan Pemeriksa Keuangan) or BPK, the Supreme Court (Mahkamah Agung), the Constitutional Court (Mahkamah Konstitusi) and the Judicial Commission (Komisi Yudisial).

The MPR has the authority to amend the Constitution and inaugurate and dismiss the President. The MPR has a bicameral structure, consisting of the DPR, which is the principal legislative body, and the DPD. The DPR has 560 members. Starting from 2019, the DPD has 136 members, consisting of four members from each province, where elections were successfully held in 2019.

Members of the DPR are elected by a proportional representation system. The DPD members are elected in non-partisan elections based on a plurality of votes within the relevant electorate.

Each of the DPR and the President has the power to initiate legislation. All legislation, including the Republic’s budget, must be approved by both the DPR and the President. While the DPD is able to initiate legislation regarding regional matters, this is subject to approval from both the DPR and the President.

The President has the authority and responsibility for the conduct of the administration of the Republic. This includes the authority to declare war, make peace, conclude treaties with other states and propose statutes; these presidential actions must, however, be approved by the DPR before taking effect. Constitutional amendments in 1999 restrict the President and Vice President to a maximum of two five-year terms.

The President is assisted in the administration of his responsibilities by ministers who are appointed and dismissed by the President and who are responsible only to the President.

Judicial System

The Constitution states that the Indonesian judicial system must be independent and that judicial authority is to be exercised by the courts free from the influence of non-judicial power. The Republic’s judicial power is exercised by the Supreme Court, various lower courts and the Constitutional Court. The courts below the Supreme Court are organized by subject matter jurisdiction. These courts include the general, religious, military and administrative courts. The general courts have jurisdiction over all criminal and civil cases outside the limited jurisdiction of any of the special courts. The religious courts have jurisdiction over cases such as family law among Muslims. The military courts have jurisdiction over cases involving military personnel. The administrative courts have jurisdiction over actions involving certain Government decisions.

Furthermore, there are several special courts under the general courts and the administrative courts such as (i) commercial courts, which have jurisdiction over bankruptcy cases and intellectual property rights cases (except trade secrets); (ii) juvenile courts, which have jurisdiction over child cases; (iii) human rights courts, which have jurisdiction over gross violations of human rights cases; (iv) corruption courts, which have jurisdiction over corruption cases; (v) labor courts, which have jurisdiction over industrial relations cases; (vi) fishery courts, which have jurisdiction over criminal fishery cases; and (vii) tax courts which have jurisdiction over tax disputes. The Supreme Court also has the authority to issue opinions on legal matters to various Government authorities and officials, to order a court to adjudicate a particular matter or to set aside an unlawful decision. The Constitutional Court has exclusive jurisdiction with respect to questions of constitutional law.

Regional Governments and Regional Autonomy

Indonesia has 34 provinces, including the special capital region of Jakarta. Each province is headed by a governor and consists of several subdivisions. There are two types of subdivisions, namely kabupaten, or regencies, and kota, or municipalities. Political and governmental arrangements in regencies and municipalities are generally similar, but municipalities tend to be more urban. Regencies and municipalities are divided into kecamatan, or districts, which in turn are further divided into kelurahan, or villages, or sub-districts. Indonesia consists of 416 districts/municipalities in 34 provinces. Regional elections were successfully held in June 2018 in 17 provinces, 39 municipalities, and 115 regencies.

Over the past 19 years, the central Government has promoted and created significant regional autonomy through legislation. Under current law, government matters are divided into three areas:

(i)	matters that are solely under the authority of the central Government, such as foreign affairs, defense, security, judicial, national fiscal and monetary matters, and religion;

(ii)	matters that are concurrently implemented by the central Government, provincial Governments and regency/municipal Governments. These include:

(a)

mandatory matters to be implemented by regional Governments, namely basic services, which consists of education, health, public works and special planning, housing, social order and social welfare, and non-basic services. Social welfare and non-basic services are further divided into other matters such as labor, women’s empowerment and child protection, food sustainability, land policy, living environment, population administration and civil registration, community and village empowerment, population control and family planning, transportation, communication and informatics, cooperatives, plantations, investment, youth and sports, statistics, encryption, culture, libraries and archives; and

(b)	optional matters to be implemented by regional Governments, namely maritime and fisheries, tourism, agriculture, forestry, energy and mineral resources, trade, industry and transmigration; and

(iii)

matters that are solely under the authority of the President as head of Government, such as Army, Navy and Air Force affairs, the appointment and the replacement of ambassadors and consuls, the granting of pardon and rehabilitation, amnesty and abolition, award of titles, decorations and other marks of state honor.

The provinces of Aceh, Jakarta, Yogyakarta, Papua and West Papua enjoy special autonomy from the central Government. In Papua and West Papua, a portion of the population has shown support for the Free Papua Movement (generally known by its Indonesian initials, OPM). While there have been some violent incidents involving the armed wing of the OPM, including those targeting the Indonesian police, the National Armed Forces and police have taken measures to maintain security and order in these provinces, and the Government has continued its policy of promoting social welfare in Papua and West Papua. The Government is addressing the concerns of certain groups seeking greater independence by expanding the powers of the local governments, investing in infrastructure, improving judicial access, instituting affirmative action programs, working to resolve differences among local ethnic groups, increasing welfare programs and infrastructure development and fostering business growth and investment in areas populated by these groups.

Terrorism

Several terrorism-linked bombing incidents have taken place in Indonesia over the years, including incidents linked to ISIS and Jemaah Islamiah, a Southeast Asian terrorist network linked to other terrorist organizations outside the region. In response to these incidents, security forces and the judiciary took action to bring the perpetrators to justice and have targeted terrorist networks. Since the emergence of ISIS, several terror attacks have been committed by ISIS or ISIS affiliated groups in Indonesia. On January 14, 2016, multiple explosions and gunfire took place near the Sarinah shopping mall in central Jakarta that killed eight people and injured 23 people (commonly known as the Sarinah bombing). On July 18, 2016, Indonesian National Armed Forces and police troops killed Santoso, the leader of a pro-ISIS group, who had been a fugitive for years.

On May 24, 2017, in an incident commonly known as the Kampung Melayu bombing, two suicide bombers set off explosives near the Kampung Melayu bus station, one of Jakarta’s busiest transit hubs, killing three police officers, the two suicide bombers, and wounding at least 10 other people. In June 2017, the anti-terror squad of Indonesia’s national police arrested 36 men suspected of being involved in the Kampung Melayu bombing and who are members of the Jamaah Anshar Daulah/Jamaah Ansharut Tauhid terror group, a splinter cell of Jemaah Islamiah.

A terror incident commonly known as the Surabaya bombings occurred on May 13, 2018, in which suicide bombers detonated bombs in three churches and an apartment complex in Surabaya, the second largest city in Indonesia. The next day, two perpetrators detonated their devices at the Surabaya police headquarters while they were being checked by the police at the entrance. In total, 15 civilians, one police officer and 13 suicide bombers were killed, and around 50 people were injured in the Surabaya bombings. The attacks occurred just days after a three-day prison standoff between the Indonesian national police and inmates convicted of terrorist activities at the headquarters of the mobile brigade of the Indonesian national police in West Java, commonly known as the Mako Brimob standoff, in which five police officers were killed. These attacks were the deadliest terror attacks in Indonesia since the 2002 Bali bombings. Indonesia’s national police believe the attacks were perpetrated in retaliation for the imprisonment of Aman Abdurrahman, the leader of the Jamaah Ansharut Daulah/Jamaah Ansharut Tauhid terror group.

On June 1, 2018, Indonesia’s national police announced that they had arrested 37 suspects after a series of anti-terror operations across Indonesia. Four people who were accused of terrorism were killed during shootouts. By mid-July 2018, 197 suspected terrorists had been apprehended, of which 20 were killed during the raids.

On June 22, 2018, Indonesia enacted a revised anti-terrorism law, which now enables Indonesian security forces to take pre-emptive action against suspected militants and envisages a broader role for Indonesian armed forces to support the efforts of the counter-terrorism unit of Indonesia’s national police.

Several arrests of suspected terrorists were made during March 2019 in North Sumatera during which one suspect and her child were killed during an explosion.

On October 10, 2019, the then current security minister Wiranto was stabbed during an official visit in Banten followed by suicide bombings at the police headquarters in Medan in November 2019. 74 arrests were made in the aftermath of the attacks and both instances have been linked to the Jamaah Ansharut Daulah/Jamaah Ansharut Tauhid terror group. Overall, the number of acts of terrorism decreased by 53% in 2019 from 19 cases compared to nine cases in 2018.

Indonesia’s counter-terrorism efforts include laws in respect of counter-terrorism, anti-radicalization, money laundering, cyber security, and training efforts for police and security officers (including sending officers to Canada and the United States for training). Indonesia also participates in regional counter-terrorism efforts through the Association of South East Asian Nations, or ASEAN, and global efforts through the United Nations. The Government also adopted de-radicalization/counter narrative measures as well as bolstered police anti-terror units with additional personnel, equipment and training. Over the period of the Widodo administration, several hundred terrorist suspects have been reformed through de-radicalization measures.

Economic Policy Packages in 2015 – 2019

After the election of President Joko Widodo in 2014, the Government has introduced 16 economic stimulus policy packages to encourage domestic economic growth through the creation of a climate that is more conducive to business growth and development. The policy packages contain various initiatives and policies aimed at achieving such goals and were realized during 2015-2019. The implementation of certain policies and initiatives under the economic policy packages is currently ongoing.

National Medium-Term Development Plan (RPJMN) 2020-2024

In October 2019, President Joko Widodo announced his presidential visions, namely for the establishment of an advanced sovereign, independent and supportive to mutual cooperation. Such visions were enumerated in President Widodo’s missions as follows:

•	improving the quality of the Indonesian labor force;

•	achieving a productive, independent and competitive economic structure;

•	attaining equitable and prosperous national development;

•	achieving a sustainable environmental climate;

•	developing cultural progress reflecting the nation’s personality;

•	developing a dignified and trustworthy legal system which is free from corruption;

•	protection of all nations and provision of security to all Indonesian citizens;

•	attaining good, effective and reliable governance; and

•	achieving synergy of the governmental framework with the regional government.

In addition, in October 2019, President Joko Widodo also introduced the Government’s National Medium-Term Development Plan 2020-2024 (the “RPJMN 2020-2024”), containing President Widodo’s five main priorities, namely enhancement of human resource development, enhancement of infrastructure development, simplification of regulation and bureaucracy and economic transformation. Such priorities were translated into the RPJMN 2020-2024 development agenda as follows:

•	strengthening economic resilience to achieve superior economic growth,

•	developing more remote regions to reduce economic gaps and improve equality;

•	improvement of quality and competitiveness of the labour force;

•	engaging in mental revolution and cultural development;

•	strengthening infrastructure to support economic development and improve basic services;

•	conservation of environment, supporting climate change and enhancing disaster resilience; and

•	enhancing political, legal, defense, stability and transforming public services.

To realize the RPJMN 2020-2024 development agenda, in October 2019, President Widodo announced his administration’s plans to implement regulatory reform by focusing on initiatives in line with such objectives by preparing three bills of omnibus laws, namely an omnibus bill on job creation, an omnibus bill on development and strengthening the financial sector and an omnibus bill on tax provision.

Economic Equalization Policy

In April 2017, the Government announced the Economic Equalization Policy (“EEP”), which embodies a national policy for economic transformation to overcome the middle-income trap and to enable Indonesia to achieve the status of a developed country. The EEP is an integrated reform policy comprising three parts: (i) land; (ii) opportunity; and (iii) human capital:

Land

•	Social forestry

•

The Ministry of Environment and Forestry will distribute access to social forest management covering an area of 211,522 hectares for 48,911 families with 134 permits. The initial focus will be on 11 villages with a total area of 15.576 hectares for 9,411 households.

•	Agrarian reform and transmigration land legalization

•

Transmigration of land of 220,000 hectares and 3,800 hectares under the National Agrarian Operation Project is ready to be legalized from a total of 4.5 million hectares, while 23,000 hectares of displaced land and 707,000 hectares of forest disposal are also ready to be redistributed from a total of 4.5 million hectares.

•	Agrarian reforms will be expanded to several provinces, including Banten, West Java, Central Java, Riau, West Kalimantan, West Sumatra, North Sumatra and Maluku.

•	Affordable housing for the urban poor

•

The central Government is committed to housing development within urban areas which are well connected to centers of activity, economic resources and public transportation for the urban poor. Core housing policies include the provision of land for affordable housing (land availability), implementation of a housing scheme for the construction of cheap housing and a housing financing scheme.

Opportunity

•	Targeted development of key sectors

•

The EPP aims to have a targeted development of key sectors, which includes focusing on addressing issues relating to the tax system, development of manufacturing and IT industries and the retail sector. Through this targeted development, the Government hopes to improve the competitiveness of the retail sector and strengthen synergies between traditional and modern retail.

Human capital

•	Vocational training and labor markets

•	Vocational and labor policies will be structured for capacity building of human resources, especially to align with industry needs and to support government priority programs.

•	Policy steps will also be taken by the Government to draft and improve the road map for vocational education and training, through reclassification and prioritization of business fields and positions.

•	There will be a job matching program that will focus on strengthening vocational programs for industries.

•	Vocational schemes will be in place for the automotive, tourism and transportation sectors.

Infrastructure Reforms

The Government has undertaken certain infrastructure reforms to accelerate infrastructure provision. The reforms are: (i) fiscal reforms; (ii) institutional reforms; and (iii) regulatory reforms:

Fiscal reforms

•	Viability gap funding

•

Issuance of Minister of Finance Regulation No. 223/PMK.011/2012 as amended by Minister of Finance Regulation No. 170/PMK.08/2018 to increase project financial feasibility by contributing up to 49% of the construction cost.

•	Availability payment

•

Issuance of a regulatory framework for annuity payment scheme by the Government (Minister of Finance Regulation No. 260/PMK.08/2016 for the central Government and Minister of Home Affairs Regulation No. 96 of 2016 for the regional government) during the concession period after the project becomes operational by the private sector in order to make the project bankable.

•	Land revolving fund

•	Issuance of Minister of Finance Regulation No. 220/PMK.05/2010, which is a revolving fund sourced from the state budget to accelerate land acquisitions.

•	Risk-sharing guidelines

•	The Indonesia Infrastructure Guarantee Fund (“IIGF”) has issued risk allocation and mitigation guidelines for public-private partnership projects (“PPP”).

Institutional reforms

•	Committee for Acceleration of Priority Infrastructure Delivery (“KPPIP”)

•	KPPIP is actively involved in accelerating the delivery of priority infrastructure projects.

•	PT. Sarana Multi Infrastruktur (“PT SMI”)

•	PT SMI merged with the Government Investment Center to become an infrastructure funding company.

•	IIGF

•	The IIGF has the capacity to provide project guarantees for non-PPP projects.

•	Public-private Partnership Unit (“PPP Unit”)

•	The PPP Unit provides facilities to help government contracting agencies with preparation for PPP projects.

•	State Asset Management Agency

•	The State Asset Management Agency is mandated to provide land funds for National Strategic Projects to ensure timely land acquisition process.

•	Regulatory reforms

•	Direct lending

•	Issuance of Presidential Regulation No. 82 of 2015 to allow guarantees for direct lending to state-owned enterprises to accelerate financial close process for infrastructure projects.

•	Land acquisition

•	Issuance of Presidential Regulation No. 148 of 2015 as the fourth amendment to Presidential Regulation No. 71 of 2012 to stipulate land acquisition acceleration based on Law No. 2 of 2012.

•	Economic packages

•

Conduct deregulation for issues that impede infrastructure delivery and develop a task force under the Coordinating Ministry for Economic Affairs to ensure effective implementation of economic packages.

Foreign Relations and International and Regional Organizations

Indonesia maintains close diplomatic relationships with neighboring countries and aims to continue to strengthen economic relations with all its partners.

The Republic is one of the five founding members of ASEAN, an organization that was established in 1967 to ensure regional stability and is now committed to reducing development gaps among its member states (Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam), which have entered into various agreements on mutual assistance and cooperation in several areas.

The Republic’s other principal memberships in international and regional organizations include:

•	United Nations;

•	the IMF;

•	the World Bank and certain World Bank-related organizations;

•	the Asian Development Bank or ADB;

•	ASEAN;

•	ASEAN+3 (ASEAN nations and China, Japan and South Korea);

•	the Chiang Mai Initiative Multilateralization;

•	the Credit Guarantee and Investment Facility (“CGIF”);

•	the Group of Twenty, or G20, in which it is the only ASEAN member state that concurrently enjoys membership;

•	the Islamic Development Bank;

•	World Trade Organization;

•	the Asia Pacific Economic Cooperation, or APEC, where it was one of the 12 founding economies and continues to play an important role;

•	the Asian Infrastructure Investment Bank, which has a mission to improve social and economic outcomes by investing in sustainable infrastructure and other productive sectors in Asia and beyond; and

•	the Indian Ocean Rim Association, or IORA.

Indonesia also seeks to lead other developing countries through its membership in the following organizations of developing countries: the Non-Aligned Movement, the Organization of the Islamic Conference, the Group of 77 and China, the Developing 8, the Group of 15, and as observer at the G-24 Forum.

In terms of bilateral cooperation with China, Indonesia has been pursuing opportunities to support Government’s infrastructure connectivity development program through the Belt and Road Initiative. This initiative led by the People’s Republic of China, comprises two segments: (i) the Silk Road Economic Belt, a land road route western mainland China that leads to Central Asia up to the Middle East; and (ii) the 21st Century Maritime Silk Road, a strategic and important sea-land encircling Southeast Asia, the Persian Gulf and reaching the Horn of Africa. This initiative promotes better connectivity among countries in Asia, Europe as well as Africa and South America, and also encourages trade balance, e-commerce, digital economy and financial inclusion. In 2017, Indonesia was actively involved in the formulation of the Guiding Principles on Financing the Development for the Belt and Road Initiative. The Government has offered four economic corridors located in North Sumatera, North Kalimantan, North Sulawesi and Bali as part of the Belt and Road Initiative, with estimated project cost of U.S. $91.1 billion.

Indonesia became a member of the IORA (an association that connects countries along the Indian Ocean region) in 1997. Since joining the IORA, Indonesia has been an active member and has directly engaged in a number of initiatives and Indonesia continues to promote economic and maritime diplomacy in the Indian Ocean region. Indonesia hosted the leader’s summit of IORA in Jakarta in March 2017, which concluded with the enactment of the IORA Concord (also referred to as the Jakarta Concord), which aims to lay the foundation and set the course for cooperation within the IORA in the coming years to overcome the increasingly complex problems in the Indian Ocean region.

The following table shows Indonesia’s capital participation in major international financial organizations as of December 31, 2019.

			As of December 31, 2019 contributed capital
Name of organization	Year of admission		Subscribed	Paid in
	(in millions of U.S. dollars)
Asian Development Bank(1)	1966		8,025.5	401.3
IMF(1)	1966	(2)	6,337.2	6,337.2
World Bank Group
International Bank for Reconstruction and Development	1966	(2)	2,778.3	167.2
International Development Association	1968		110.0	49.8
International Finance Corporation	1968	(3)	31.6	31.6
Multilateral Investment and Guarantee Agency	1986		20.0	3.8
Islamic Development Bank(4)	1975		1,579.8	191.2
International Islamic Trade Finance Corporation	1992		2.1	2.1
The Islamic Corporation for the Insurance of Investment and Export Credit(4)	1992		0.7	0.2
Islamic Corporation For The Development Of The Private Sector	1992		21.8	19.3
International Fund for Agricultural Development	1977		82.0	74.9
Common Fund for Commodities	1980		1.3	1.3
Credit Guarantee and Investment Facility	2012		21.6	12.6
ASEAN Infrastructure Investment Bank	2015		3,360.7	672.1
ASEAN Infrastructure Fund	2012		120.0	120.0
International Rubber Consortium Limited	2002		4.0	4.0

Source: Ministry of Finance

(1)	Denominated in Special Drawing Rights, or SDR of the IMF. Converted to U.S. dollars using the exchange rate on December 31, 2019 of U.S.$1.383 to SDR 1.
(2)	Indonesia rejoined the IMF and the International Bank for Reconstruction and Development in 1966, it originally became a member of these organizations in 1954 and resigned its memberships in 1965.
(3)	Indonesia rejoined the International Finance Corporation in 1968, it originally became a member in 1956 and resigned its membership in 1961.
(4)	Denominated in ID (ID 1 = SDR 1). See footnote (1) above.

Foreign Relations

Indonesia embraces a foreign policy that is free and active while remaining committed to playing an important role in the maintenance of peace and security in the world. This policy is ingrained in Indonesia’s Constitution and is further testament that the aspirations of the international community as enshrined in the Charter of the United Nations is aligned to that of Indonesia. In this respect, Indonesia assumes leadership roles in advancing the interests of not just certain blocs of like-minded countries, as is likely the norm in international relations but rather continuously and persistently assumes the bridge-building negotiating role in constructing platforms that accommodate the interests of all countries for the common benefit of all.

In recognition of Indonesia’s active role in reducing hunger and malnutrition in the country as mandated by the United Nations Millennium Development Goals, or MDGs, the Government received an award from the United Nations Food and Agriculture Organization which was presented during a special event on June 7, 2015 with the theme of Completing the MDGs Round: Recognizing Achievements in the Fight Against Hunger.

In addition, Indonesia and China encouraged the implementation of the ASEAN-China Maritime Cooperation Year 2015 as stipulated in the 17th ASEAN-China Summit in Nay Pyi Taw.

Indonesia continues its active participation in the forums deemed crucial to life outcomes for the billions in the world for decades to come. In this context, Indonesia has shown active participation in the Third International Conference on Financing for Development held in Addis Ababa, Ethiopia, from July 13 to 16, 2015, the United Nations Sustainable Development Summit held in New York, United States of America, from September 25 to 27, 2015, the G20 Summit held in Antalya, Turkey, from November 15 to 16, 2015, the 21st session of the Conference of the Parties of the United Nations Framework Convention on Climate Change held in Paris, France, from November 30, 2015 to December 11, 2015, the G20 Summit held in Hangzhou, China from September 4 to 5, 2016, the APEC Summit held in Lima, Peru from November 19 to 20, 2016, the G20 Summit held in Hamburg, Germany from July 7 to 8, 2017 and the APEC Summit held in Da Nang, Vietnam from November 10 to 11, 2017.

Indonesia hosted a series of international events in 2018, including the 2018 Annual Meeting of IMF and World Bank Group in Bali, the Indonesia — Africa Forum in Bali, the 18th Asian Games and the 2018 Asian Para Games. The 2018 Annual Meeting of IMF and World Bank Group in Bali was held from October 12 to 14, 2018 and was attended by 3,500 delegates from 189 member countries, including G20 countries such as China, Japan, United States and France. The Our Ocean Conference (“OOC”) in Bali was held from October 29 to 30, 2018. The OOC 2018 resulted in 305 commitments in the maritime sector with an estimated value of U.S.$10.7 billion, as well as the establishment of 14 million square kilometers new marine protected areas.

Maritime Boundaries Delimitation and the South China Sea

The Government has a nine priority agenda, known as the Nawa Cita (nine objectives), to implement the vision of “realization of sovereign, independent, and characteristically Indonesia, based on mutual cooperation.” In line with the Nawa Cita, the Government has conducted border diplomacy with its 10 neighboring countries, namely, India, Thailand, Malaysia, Singapore, Vietnam, the Philippines, Palau, Papua New Guinea, Timor-Leste, and Australia.

Indonesia has agreed on the following maritime boundaries:

•

Several Territorial Sea boundaries with Malaysia (northern part of the Malacca Strait) and Singapore (central, western and eastern part of the Singapore Strait), and completion of all Territorial Sea boundaries with Papua New Guinea;

•	Exclusive Economic Zone with the Philippines, Australia, and Papua New Guinea; and

•	Continental Shelf with India, Thailand, Malaysia (Malacca Strait and South China Sea), Vietnam, Australia and Papua New Guinea.

Negotiations on the following maritime boundaries are ongoing:

•	Remaining segments of Territorial Sea boundaries with Malaysia, Singapore and Timor-Leste;

•	Exclusive Economic Zone with India, Thailand, Malaysia, Vietnam, Palau and Timor-Leste; and

•	Continental Shelf with Malaysia, the Philippines, Palau, and Timor-Leste.

Indonesia aims to resolve these maritime boundaries through peaceful and diplomatic channels in accordance with international law.

Indonesia is working to ensure its national interest and to ensure that stability and security are maintained in the South China Sea. These aims are advanced both on a bilateral basis with China as well as through initiatives advanced through ASEAN. In line with this, in November 2017, China and the 10 member states of the ASEAN, including Indonesia, announced an agreement to begin discussions on a Code of Conduct, to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea (frequently referred to as the DOC) based on a negotiating framework agreed in August 2017. The Ministry of Foreign Affairs hosted a workshop on the Safety of Navigation in the South China Sea from November 30, 2017 to December 1, 2018 in Manado, North Sulawesi attended by representatives from China, the Philippines, Indonesia, Malaysia, Myanmar, Singapore and Vietnam to explore opportunities for cooperation between stakeholders and encourage dialogue on maritime safety in the South China Sea. Matters discussed in these forums included the relevant international legal instruments, regional framework as well as its implementation to further promote and ensure safety of navigation in the South China Sea. Other matters such as maritime pollution prevention/marine environment protection, innovative technology and policy in the area of maritime safety were also deliberated during the workshop.

While Indonesia does not have overlapping territorial claims in the South China Sea with China, it continues to establish communication and consultation with China to promote dispute resolution and the avoidance of conflict in this area. In May 2017, the foreign ministers of Indonesia and China signed a Plan of Action for the Implementation of the Comprehensive Strategic Partnership for 2017-2021, which included China’s commitment to the full implementation of the DOC and to expedite the adoption of a Code of Conduct. Indonesia has also encouraged cooperation between the Indonesian Maritime Security Board and the Chinese Coast Guard to enhance mutual trust and prevent potential conflict.

Indonesia continues to pursue the economic development of its exclusive economic zone off the coast of the Natuna Islands in the North Natuna Sea (which is also referred to as a part of the South China Sea and which China has said is a traditional Chinese fishing ground). According to press reports, Indonesia has taken action against foreign-flagged fishing vessels in this zone, which have included Chinese vessels.

Economy and Gross Domestic Product

Introduction

Indonesia has a balanced and diversified economy. The main challenges currently facing Indonesia’s economy include uncertainty in relation to the global economic recovery and commodity prices, which are crucial factors in determining the Republic’s export performance.

Domestically, factors that affect the economy are demographic growth and job creation, the country’s progress in implementing its infrastructure programs, maintaining relatively stable and low inflation and balancing domestic budgetary pressures against the burden of serving external debt.

Principal Sectors of the Economy

Indonesia’s principal economic sectors are manufacturing industry (including coal, oil and gas); agriculture, forestry and fishery; wholesale and retail trade, repair of motor vehicles and motorcycles; construction; and mining and quarrying.

The tables below show the composition of Indonesia’s GDP by sector at current prices and constant prices, respectively, for the periods indicated.

Gross Domestic Product by Industry

(at current prices)

	Year Ended December 31,
	2015	%	2016	%	2017	%	2018 P	%	2019P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	320,845	2.8	286,400	2.3	309,373	2.3	332,299	2.2	336,696	2.1
Non-Coal, Oil and Gas Manufacturing Industries	2,098,047	18.2	2,258,804	18.2	2,430,339	17.9	2,615,152	17.6	2,782,921	17.6

Total Manufacturing Industry	2,418,892	21.0	2,545,204	20.5	2,739,712	20.2	2,947,451	19.9	3,119,617	19.7
Wholesale and Retail Trade; Repair of Motor Vehicles and Motorcycles	1,532,877	13.3	1,635,259	13.2	1,768,865	13.0	1,931,819	13.0	2,060,773	13.0
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting, & Agriculture Services	1,183,969	10.3	1,266,849	10.2	1,347,526	9.9	1,417,499	9.6	1,489,523	9.4
Forestry and Logging	82,322	0.7	87,390	0.7	91,609	0.7	97,397	0.7	104,122	0.7
Fishery	288,917	2.5	317,092	2.6	348,828	2.6	385,908	2.6	419,982	2.7

Total Agriculture, Forestry, and Fishery	1,555,207	13.5	1,671,330	13.5	1,787,963	13.2	1,900,804	12.8	2,013,627	12.7
Mining and Quarrying
Oil, Gas and Geothermal Mining	384,516	3.3	364,986	2.9	391,450	2.9	460,170	3.1	439,603	2.8
Coal and Lignite Mining	229,974	2.0	231,698	1.9	323,365	2.4	401,277	2.7	368,891	2.3
Metal Ore	74,264	0.6	73,301	0.6	94,322	0.7	111,321	0.8	96,825	0.6
Other Mining and Quarrying	192,940	1.7	220,884	1.8	220,418	1.6	226,219	1.5	244,596	1.5

Total Mining and Quarrying	881,694	7.6	890,868	7.2	1,029,555	7.6	1,198,987	8.1	1,149,914	7.3
Construction	1,177,084	10.2	1,287,659	10.4	1,410,514	10.4	1,562,297	10.5	1,701,741	10.7
Government Administration, Defense Compulsory Social Security	449,382	3.9	479,794	3.9	499,344	3.7	542,029	3.7	572,457	3.6
Information and Communication	406,017	3.5	449,189	3.6	513,716	3.8	558,938	3.8	626,425	4.0
Transportation and Warehousing	578,464	5.0	645,000	5.2	735,230	5.4	797,847	5.4	881,663	5.6
Financial and Insurance Service	464,400	4.0	520,088	4.2	571,204	4.2	616,315	4.2	671,356	4.2
Education Service	387,611	3.4	418,347	3.4	447,138	3.3	481,724	3.2	522,746	3.3
Other*	1,311,578	11.4	1,420,454	11.4	1,563,357	11.5	1,699,171	11.5	1,863,413	11.8

Gross Value Added at Basic Prices	11,163,206	96.8	11,963,191	96.4	13,066,596	96.1	14,237,382	96.0	15,183,730	95.9
Taxes less Subsidies on Products	363,127	3.2	443,583	3.6	523,230	3.9	600,930	4.0	650,213	4.1

Total GDP	11,526,333	100.0	12,406,774	100.0	13,589,826	100.0	14,838,312	100.0	15,833,943	100.0

Source:    BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Gross Domestic Product by Industry

(at constant 2010 prices)

	Year Ended December 31,
	2015	%	2016	%	2017	%	2018 P	%	2019P	%
	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	214,312	2.4	220,392	2.3	219,849	2.2	219,832	2.1	217,417	2.0
Non-Coal, Oil and Gas Manufacturing Industries	1,720,221	19.2	1,796,485	19.0	1,883,617	19.0	1,973,537	18.9	2,059,266	18.8

Total Manufacturing Industry	1,934,533	21.5	2,016,877	21.4	2,103,466	21.2	2,193,368	21.0	2,276,683	20.8
Wholesale and Retail Trade; Repair of Motor Vehicles and Motorcycles	1,207,165	13.4	1,255,761	13.3	1,311,747	13.2	1,376,883	13.2	1,440,523	13.2
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting, & Agriculture Services	906,806	10.1	936,357	9.9	970,263	9.8	1,005,776	9.6	1,039,255	9.5
Forestry and Logging	60,624	0.7	60,002	0.6	61,280	0.6	62,982	0.6	63,218	0.6
Fishery	204,017	2.3	214,597	2.3	226,833	2.3	238,616	2.3	252,485	2.3

Total Agriculture, Forestry, and Fishery	1,171,446	13.0	1,210,956	12.8	1,258,376	12.7	1,307,374	12.5	1,354,957	12.4
Mining and Quarrying
Oil, Gas and Geothermal Mining	307,326	3.4	313,744	3.3	302,653	3.1	298,420	2.9	289,980	2.6
Coal and Lignite Mining	232,725	2.6	223,099	2.4	226,479	2.3	235,561	2.3	259,599	2.4
Metal Ore	87,703	1.0	89,303	0.9	95,150	1.0	103,719	1.0	88,003	0.8
Other Mining and Quarrying	139,573	1.6	148,447	1.6	155,396	1.6	158,804	1.5	168,624	1.5

Total Mining and Quarrying	767,327	8.5	774,593	8.2	779,678	7.9	796,505	7.6	806,206	7.4
Construction	879,164	9.8	925,040	9.8	987,925	10.0	1,048,083	10.1	1,108,425	10.1
Government Administration, Defense Compulsory Social Security	310,055	3.5	319,965	3.4	326,571	3.3	349,507	3.4	365,678	3.3
Information and Communication	421,770	4.7	459,208	4.9	503,421	5.1	538,875	5.2	589,435	5.4
Transportation and Warehousing	348,856	3.9	374,843	4.0	406,679	4.1	435,185	4.2	463,255	4.2
Financial and Insurance Service	347,269	3.9	378,279	4.0	398,959	4.0	415,579	4.0	443,042	4.0
Education Service	283,020	3.2	293,888	3.1	304,762	3.1	321,084	3.1	341,329	3.1
Other*	1,028,931	11.5	1,088,288	11.5	1,149,792	11.6	1,221,067	11.7	1,310,079	12.0

Gross Value Added at Basic Prices	8,699,535	96.8	9,097,698	96.4	9,530,892	96.1	10,003,114	96.0	10,499,612	95.9
Taxes less Subsidies on Products	282,982	3.2	336,916	3.6	381,812	3.9	422,203	4.0	449,632	4.1

Total GDP	8,982,517	100.0	9,434,613	100.0	9,912,704	100.0	10,425,316	100.0	10,949,244	100.0

Source:    BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Manufacturing Industry

Indonesia’s principal manufacturing industries include food products and beverages, coal and refined petroleum products, fabricated metal products, computer, electronic and optical products and electrical equipment. Other major manufacturing industries include transport equipment and chemicals, pharmaceuticals and botanical products. Manufacturing has been the largest contributor to economic growth since the 1980s. The manufacturing industry sector consists of the sub-sectors of (i) coal industry and oil and gas refining and (ii) non-coal, oil and gas manufacturing industries.

In 2015, Indonesia’s manufacturing industries grew by 4.3%, compared to 4.6% growth in the previous year. Non-coal, oil and gas manufacturing industries grew by 5.1% during 2015 mainly driven by the metal goods industry, computers, electronics, optics, and electrical equipment sub-sector, which grew by 7.8%. Coal, oil, and gas manufacturing industries declined by 1.1% in 2015, primarily due to a contraction in LNG manufacturing and petroleum refining, which was partially offset by an increase in coal manufacturing.

In 2016, Indonesia’s manufacturing industries grew by 4.3%, the same as in the previous year. Non-coal, oil and gas manufacturing industries grew by 4.4% during 2016, mainly driven by growth in the food and beverage manufacturing sub-sector, which grew by 8.3%. Coal, oil, and gas manufacturing industries grew by 2.8% during 2016 compared to the previous year, primarily due to the demand recovery in the industry, after experiencing a downturn driven by declines in commodities prices.

In 2017, Indonesia’s manufacturing industries grew by 4.3%, the same as in the previous year. Non-coal, oil and gas manufacturing industries grew by 4.9% during 2017, mainly driven by growth in the food and beverage manufacturing sub-sector, which grew by 9.2%. Coal, oil, and gas manufacturing industries contracted by 0.3% during the 2017 compared to the previous year.

In 2018, Indonesia’s manufacturing industries grew by 4.3%, the same as in the previous year. Non-coal, oil and gas manufacturing industries grew by 4.8% during 2018, mainly driven by the machinery and equipment sub-sector, which grew by 9.5%. This was partially offset by a 0.1% contraction in the coal industry and oil, and gas refining.

In 2019, Indonesia’s manufacturing industries grew by 3.8% compared to 4.3% in 2018, mainly driven by the growth in non-coal, oil and gas manufacturing industries, which grew by 4.3%, offset by the contraction in coal industry and oil and gas refining, which contracted by 1.1% in 2019.

Wholesale and retail trade; repair of motor vehicles and motorcycles

The wholesale and retail trade; repair of motor vehicles and motorcycles sector includes wholesale and retail trade, as well as the repair of motor vehicles, including motorcycles. In recent years, this has generally been the third largest segment of the economy, behind manufacturing and agriculture, forestry and fishery.

In 2015, the wholesale and retail trade; repair of motor vehicles and motorcycles sector grew by 2.5%, compared to 5.2% growth in 2014. Growth in this sector was mainly driven by the wholesale of non-cars and motorcycles sub-sector, which grew by 3.1%. The wholesale and retail trade of cars, motorcycles, and repairs sub-sector grew by 0.3% in 2015.

In 2016, the wholesale and retail trade; repair of motor vehicles and motorcycles sector grew by 4.0%, compared to 2.5% growth in 2015. This growth was driven by the wholesale and retail trade of non-cars and motorcycles sub-sector and the wholesale and retail trade of cars, motorcycles, and repairs sub-sector, which grew by 4.0%.

In 2017, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 4.5%, compared to 4.0% growth in 2016. This growth was mainly driven by the wholesale and retail trade of cars, motorcycles, and repairs sub-sector, which grew by 4.8%. The wholesale and retail trade of non-cars and motorcycles sub-sector grew by 4.4% in 2017.

In 2018, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 5.0%, compared to 4.4% growth in 2017. This growth was mainly driven by the wholesale and retail trade of non-cars and motorcycles sub-sector, which grew by 5.0%. The wholesale and retail trade of cars and motorcycles, and repairs sub-sector grew by 4.9% in 2018.

In 2019, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 4.6% compared to 5.0% in 2018. This growth was mainly driven by the wholesale and retail trade of non-cars and motorcycles sub-sector, which grew by 4.8%. The wholesale and retail trade of non-cars and motorcycles, and repairs sub-sector grew by 3.8% in 2019.

Agriculture, forestry and fishery

The agriculture, forestry and fishery sector consists of the sub-sectors of (i) agriculture, livestock, hunting & agriculture services, (ii) forestry and logging and (iii) fishery.

In 2015, the agriculture, forestry, and fishery sector grew by 3.8%, slower than its growth of 4.2% in 2014. This growth was mainly driven by the fishery sub-sector, which grew by 7.9%. The agriculture, livestock, hunting & agriculture services sub-sector and the forestry sub-sector, grew by 3.0% and 1.8%, respectively, in 2015.

In 2016, the agriculture, forestry, and fishery sector grew by 3.4%, slower than its growth of 3.8% in 2015. This growth was mainly driven by the fishery sub-sector, which grew by 5.1%. The agriculture, livestock, hunting & agriculture services sub-sector grew by 3.3% while the forestry sub-sector contracted by 1.2% in 2016.

In 2017, the agriculture, forestry, and fishery sector grew by 3.9%, compared to 3.4% in 2016. This growth was mainly driven by the fishery sub-sector, which grew by 5.7% compared to 2016. The agriculture, livestock, hunting & agriculture services sub-sector, and the forestry sub-sector grew by 3.6% and 2.1%, respectively, in 2017.

In 2018, the agriculture, forestry, and fishery sector grew by 3.9%, the same rate as in 2017. This growth was mainly driven by the fishery subsector, which grew by 5.2% compared to 2017. The agriculture, livestock, hunting and agriculture services subsector and the forestry subsector grew by 3.7% and 2.8%, respectively, in 2018.

In 2019, the agriculture, forestry, and fishery sector grew by 3.6% compared to 3.9% in 2018. This growth was mainly driven by the fishery subsector, which grew by 5.8% compared to 2019. The agriculture, livestock, hunting and agriculture services subsector and the forestry subsector grew by 3.3% and 0.4%, respectively, in 2019.

The following table sets forth production statistics for Indonesia’s most important agricultural products for the periods indicated.

Production of Principal Agricultural Products by Sub-sectors

	Year Ended December 31,
	2015	2016	2017	2018	2019P
	(in thousands of tons, except as otherwise indicated)
Food crops
Rice(1)	75,398	79,355	81,149	83,037	N/A
Cassava	21,801	20,261	19,054	19,341	N/A
Corn	19,612	23,578	28,924	30,056	N/A
Sweet Potato	2,298	2,169	2,029	1,914	N/A
Soybeans (shelled)	963	860	539	983	N/A
Peanuts (shelled)	605	570	495	512	N/A
Mung bean	271	253	241	235	N/A
Estate cash crops
Dry Rubber	3,145	3,358	3,680	3,630	N/A
Coffee	639	664	718	722	N/A
Cocoa	593	658	591	594	N/A
Tea	133	139	146	140	N/A
Sugarcane	2,498	2,205	2,122	2,174	N/A
Tobacco	194	127	181	181	N/A
Palm Oil	31,070	31,731	37,965	40,567	N/A
Livestock
Meat	3,057	3,356	4,597	4,779	N/A
Eggs	1,896	2,031	5,217	5,268	N/A
Milk	835	913	928	951	N/A
Fish products
Captured Fish	6,678	6,580	7,071	7,356	N/A
Farmed Fish	15,634	16,002	16,115	15,790	N/A
Forestry(2)
Logs	38,854	37,621	43,206	47,966	N/A
Sawn Timber	1,779	1,874	1,912	2,079	N/A
Plywood	3,675	3,684	3,761	4,214	N/A

Sources:    BPS, Ministry of Agriculture, Ministry of Marine Affairs and Fisheries, and Ministry of Environment and Forestry

P	Preliminary.
N/A	Not available.
(1)	2016 and 2017 result of coordination meeting between Ministry of Agriculture and BPS.
(2)	All units are in thousands of cubic meters.

Mining and Quarrying

Indonesia is a significant player in the global mining and quarrying industry with significant production of natural gas, coal, crude oil, tin, nickel, bauxite and copper.

In 2015, the mining and quarrying sector contracted by 3.4% compared to 0.4% growth in the previous year, primarily due to contraction in the metal ore and the coal and lignite mining sub-sector, which contracted by 10.7% and 7.3%, respectively. This was partially offset by growth in the other mining and quarrying and the oil, gas and geothermal mining sub-sector which were 1.1% and 0.1%, respectively.

In 2016, the mining and quarrying sector grew by 0.9% compared to a contraction of 3.4% the previous year, primarily due to growth in the other mining and quarrying, the oil, gas and geothermal mining, and the metal ore sub-sectors, which grew by 6.4%, 2.1% and 1.8%, respectively. This was partially offset by a 4.1% contraction in the coal and lignite mining sub-sector in 2016.

In 2017, the mining and quarrying sector grew by 0.7% compared to 0.9% growth in 2016, primarily due to growth in the metal ore, the other mining and quarrying, and the coal and lignite mining sub-sectors, which grew by 6.6%, 4.7%, and 1.5%, respectively. This was partially offset by a contraction in the oil, gas and geothermal mining sub-sector, which contracted by 3.5% in 2017.

In 2018, the mining and quarrying sector grew by 2.2% compared to 0.7% growth in 2017, primarily due to growth in the metal ore, the other mining and quarrying, and the coal and lignite mining, and the other mining and quarrying sub-sectors, which grew by 9.0%, 4.0%, and 2.2%, respectively. This was partially offset by a contraction in the oil, gas and geothermal mining sub-sector, which contracted by 1.4% in 2018.

In 2019, the mining and quarrying sector grew by 1.2% compared to 2.2% in 2018, primarily due to growth in the coal and lignite mining and the other mining and quarrying subsector, which grew by 10.2% and 6.2%, respectively. This growth was partially offset by a contraction in the metal ore mining and the oil, gas and geothermal mining subsector, which contracted by 15.2% and 2.8%, respectively.

As products in the mining and quarrying sector are internationally traded commodities with prices set by the world markets, the performance of this sub-sector is primarily affected by international market prices. See “— Foreign Trade and Balance of Payments — Exports and Imports.”

Oil and Natural Gas

The oil and gas market in Indonesia is characterized by the presence of large, diversified companies with highly vertically integrated operations throughout oil exploration, production, refining, transportation and marketing. Pertamina, an SOE, plays an important role in the production of oil and gas in Indonesia.

Oil and gas exports, contributed 9.3%, 9.5% and 7.4% to total exports in 2017, 2018 and 2019, respectively.

In 2017, 2018 and 2019, oil and gas revenues comprised 7.9%, 10.7% and 7.9%, respectively, of the Government’s domestic revenue (inclusive of income tax revenue from the oil and gas sub-sector).

The following table sets forth crude oil production by source for the periods indicated.

Crude Oil Production by Source(1)

	Year Ended December 31,
	2015	2016	2017	2018	2019P
Pertamina	32	30	28	29	30
Production sharing contracts(2)	243	274	264	253	242

Total	275	304	292	282	272

Source:    Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	Includes production of crude oil condensate.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

The table below sets forth Indonesia’s proven crude oil reserves for the periods indicated based on estimates prepared by the Ministry of Energy and Mineral Resources’ Reserve Oil and Gas Evaluation Team, which is composed of representatives from the Oil and Gas Directorate of the Ministry of Energy and Mineral Resources, the Center of Research and Development of Oil and Gas Technology of the Ministry of Energy and Mineral Resources, as well as SKK Migas, which are based on the applicable Annual Reserve Oil and Gas Report received by SKK Migas from various oil and gas contractors. SKK Migas is a government entity responsible for supervising upstream oil and gas activities. Proven crude oil reserves include developed and undeveloped volumes that are economically recoverable at either current prices or forecasted future prices as calculated by each relevant contractor under the coordination of SKK Migas. Estimates of proven crude oil reserves are comparable to estimates prepared using international standards and includes total volume without regard to the direct economic benefit of Indonesia. Estimates are prepared pursuant to the Petroleum Resources Management System sponsored by the Society of Petroleum Engineers.

Proven Crude Oil Reserves

Year	Proven Crude Oil Reserves
(in million stock tank barrels)
2015	3,602.5
2016	3,306.9
2017	3,170.9
2018	3,154.3
2019	2,483.9

Source:    Ministry of Energy and Mineral Resources

The following table sets forth Indonesia’s crude oil exports by source for the periods indicated.

Crude Oil Exports(1)

	Year Ended December 31,
	2015	2016	2017	2018	2019P
	(in millions of barrels)
Production sharing contracts(2)	123	127	102	73	26
Government and government-designated(3)	5	0	1	1	0

Total	128	127	103	74	26

Source:    Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	Includes exports of crude oil condensate.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

(3)	Exports by Pertamina and entities designated by SKK Migas are reported together.

The following table sets forth the average price of Indonesian crude oil, measured by the ICP, for the periods indicated.

Average Price of Crude Oil

	Year Ended December 31,
	2015	2016	2017	2018	2019P
	(in U.S. dollars per barrel)
ICP(1)	49.2	40.1	51.2	67.5	62.4

Sources:    Directorate General of Oil and Gas, Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	For a description of the ICP, see “Certain Defined Terms and Conventions.”

The following table sets forth natural gas production by source for the periods indicated.

Natural Gas Production by Source(1)

	Year Ended December 31,
	2015	2016	2017	2018	2019P
	(in millions of cubic feet)
Pertamina	323	299	371	371	349
Production sharing contracts(2)	2,195	2,222	2,410	2,463	2,298

Total	2,518	2,521	2,781	2,834	2,647

Source:    Ministry of Energy and Mineral Resources

P	Preliminary.
(1)	Includes LPG.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

The table below sets forth Indonesia’s proven natural gas reserves for the periods indicated based on estimates prepared by the Ministry of Energy and Mineral Resources’ Reserve Oil and Gas Evaluation Team, which is composed of representatives from the Oil and Gas Directorate of the Ministry of Energy and Mineral Resources, the Center of Research and Development of Oil and Gas Technology of the Ministry of Energy and Mineral Resources, as well as SKK Migas, which are based on the applicable Annual Reserve Oil and Gas Report received by SKK Migas from various oil and gas contractors. Proven natural gas reserves represent marketable volumes that generate sales revenue. Estimates of proven natural gas reserves are comparable to estimates prepared using international standards and includes total volume without regard to the direct economic benefit of Indonesia. Estimates are prepared pursuant to the Petroleum Resources Management System sponsored by the Society of Petroleum Engineers.

Proven Natural Gas Reserves

Year	Proven Natural Gas Reserves
(in trillions of standard cubic feet of gas )
2015	98.0
2016	101.2
2017	100.4
2018	96.06
2019 P	49.7

Source:    Ministry of Energy and Mineral Resources

P	Preliminary.

Minerals

The Republic’s major mineral products are coal, nickel, copper and bauxite, and it has substantial resources of each of these minerals. In recent years, the Government has pursued policies designed to increase the production and export of value-added products using these mineral resources.

Grasberg Copper Mine

Under Law No. 4 of 2009 on Mineral and Coal Mining enacted by the Government in January 2009, or the Mining Law, two new types of licenses were created: ijin usaha pertambangan, or IUP, and ijin usaha pertambangan khusus, or IUPK. Subsequent to the enactment of the Mining Law, the Government issued various regulations thereunder, including (i) regulations mandating the domestic processing and refining of minerals, (ii) regulations requiring the reclamation of areas affected by mining activities, (iii) regulations related to local community development and empowerment, optimization and conservation of mineral resources, and job opportunities for local mining service providers and local communities surrounding a mining area and (iv) regulations relating to procedures for the granting of a production operation special mining permit, which provide guidelines for the granting of an operation production IUPK in order to continue the operation of a contract of work.

Pursuant to the Mining Law, contracts of work issued under the prior mining law, including Freeport’s contract of work, will remain valid until the end of their terms. Under the current regulations, however, contract of work holders, including Freeport, are required to refine their mining products in Indonesia and, contract of work holders, including Freeport, are required to convert their contract of work into an IUPK to continue the export of concentrate.

On February 20, 2017, Freeport-McMoRan Inc., or FCX, the parent company of Freeport, the operator of the Grasberg copper mine in the province of Papua, announced that Freeport had provided to the Government formal notice of an impending dispute pursuant to the dispute resolutions provisions of the contract of work entered into between Freeport and the Government.

On April 4, 2017, the Government granted Freeport a temporary special mining permit, which was effective from February 2017 to October 2017. In August 2017, Freeport agreed to convert its contracts of work into an IUPK and to transfer to Indonesia a 51% stake in the Grasberg copper mine. Freeport also agreed to build a smelter to process copper concentrate in Indonesia in order to support job creation and increase the amount of processing work done in Indonesia. In exchange, the Government agreed to grant Freeport an initial five-year license expiring in 2021 and to extend Freeport’s permit to operate the mine for two additional ten-year terms until 2041, subject to the construction of certain smelters, submission of the applicable permit applications and certain other conditions.

On September 27, 2018, the Indonesian state-owned enterprise PT Indonesia Asahan Aluminium (Persero) or Inalum, entered into various agreements with FCX, Rio Tinto and other relevant parties in connection with Inalum’s acquisition of a 51.2% share ownership in Freeport Indonesia and other interests related to the Grasberg copper mine for a cash consideration of U.S.$3.85 billion.

The transaction was completed in December 2018, pursuant to which Inalum owns, directly and indirectly, 51.2% beneficial equity interest in Freeport Indonesia (subject to a dividend assignment mechanism to replicate the joint venture economics), and FCX’s ownership is 48.8%. FCX continues to manage the operations of Freeport Indonesia. The Government has granted Freeport Indonesia a new special mining license (“IUPK”) to replace its Contract of Work, enabling Freeport Indonesia to conduct operations in the Grasberg minerals district through Freeport Indonesia an extension of mining rights through 2031, with rights to extend mining rights through 2041 subject to it completing the construction of a new smelter within five years of the closing of the transaction and fulfilling its defined fiscal obligations to the Government.

Construction

Over the last five years, besides the development of a basic public services infrastructure, the main drivers of the construction sector were improvement works in the areas of communications and logistics infrastructure, transportation and electrification.

In 2015, the construction sector grew by 6.4% compared to a growth of 7.0% in 2014, primarily due to an acceleration of the implementation of Government development projects in the fourth quarter of 2015.

In 2016, the construction sector grew by 5.2% compared to a growth of 6.4% in 2015, primarily due to several infrastructure projects implemented by the public and private sectors such as airports, industrial zones, bridges, and highways.

In 2017, the construction sector grew by 6.8% compared to a growth of 5.2% in 2016, primarily due to several infrastructure projects conducted by the public and private sectors such as roads, highways, light rail transit, and bridges.

In 2018, the construction sector grew by 6.1% compared to a growth of 6.8% in 2017, primarily due to the increased construction activity on infrastructure projects such as light rail transit and highways.

In 2019, the construction sector grew by 5.8% compared to 6.1% in 2018. This growth was primarily due to the increased construction activity on infrastructure projects such as light rail transits and highways.

Transportation and Warehousing

The transportation and warehousing sector comprises the sub-sectors of (i) railway transport, (ii) land transport, (iii) sea transport, (iv) river, lake and ferry transport, (v) air transport and (vi) warehousing and support activities for transportation; postal and courier.

In 2015, the transportation and warehousing sector grew by 6.7%, compared to 7.4% growth in 2014. The air transport sub-sector had the highest growth, which grew by 10.4% in 2014 compared to the previous year.

In 2016, the transportation and warehousing sector grew by 7.4% compared to 6.7% growth in 2015. The sub-sector contributing the highest growth was air transport at 13.2%, followed by warehousing and support activities of transportation, postal and courier at 7.5% and land transport at 7.1%.

In 2017, the transportation and warehousing sector grew by 8.5%, compared to 7.4% growth in 2016. The sub-sector contributing the highest growth was railway transport at 19.0%, followed by air transport at 11.9% and warehousing and support activities for transportation; postal and courier at 8.5%.

In 2018, the transportation and warehousing sector grew by 7.1%, compared to 8.5% growth in 2017. The sub-sector contributing the highest growth was railway transport at 10.7%, followed by warehousing and support activities for transportation; postal and courier at 7.9%, and sea transport and land transport at 7.2%.

In 2019, the transportation and warehousing sector grew by 6.4% compared to 8.4% in 2018. The sub-sector contributing the highest growth was sea transport at 10.6%, followed by warehousing and support activities for transportation, postal and courier at 10.3%. This was partially offset by contraction in the air transport subsector, which contracted by 9.8%.

Information and Communication

In 2019, the information and communication grew by 9.4% compared to 7.0% in 2018. This growth was primarily due to an increase in the number of start-ups, game online industries, and construction of base transceiver stations.

Other sectors

None of the other sectors shown in the tables above comprised more than 5% of GDP, at either current prices or constant prices, for the periods indicated.

Gross Domestic Product

In this prospectus, GDP is shown in both current and constant prices. GDP at current prices value a country’s output using the actual prices for each year, while GDP at constant prices (also referred to as “real” GDP) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation.

The following table shows the distribution of GDP in the Indonesian economy by expenditure at current prices and constant prices, respectively, for the periods indicated (at current prices).

Gross Domestic Product by Expenditure

(at current prices)

	Year Ended December 31,
	2015	%	2016	%	2017	%	2018P	%	2019P	%
	(in billions of Rupiah and percentage of GDP)
GDP	11,526,333	100.0	12,401,729	100.0	13,589,826	100.0	14,838,312	100.0	15,833,943	100.0
Add: Imports of goods and services	2,394,879	20.8	2,273,528	18.3	2,606,283	19.2	3,268,839	22.0	2,991,963	18.9

Total supply of goods and services	13,921,212	120.8	14,675,257	118.3	16,196,109	119.2	18,107,151	122.0	18,825,907	118.9

Less: Exports of goods and services	2,438,993	21.2	2,367,365	19.1	2,742,061	20.2	3,111,923	21.0	2,914,636	18.4

Total domestic expenditure	11,482,219	99.6	12,307,891	99.2	13,454,048	99.0	14,995,227	101.1	15,911,271	100.5

Allocation of total domestic expenditure:
Household consumption expenditure	6,490,930	56.3	7,027,023	56.7	7,623,056	56.1	8,274,212	55.8	8,965,837	56.6
NPISHs consumption expenditure	130,951	1.1	144,499	1.2	160,594	1.2	180,815	1.2	206,013	1.3
Government consumption expenditure	1,123,750	9.7	1,181,613	9.5	1,239,470	9.1	1,336,613	9.0	1,385,882	8.8

Total consumption	7,745,630	67.2	8,353,136	67.4	9,023,120	66.4	9,791,640	66.0	10,557,732	66.7

Gross domestic fixed capital formation	3,782,012	32.8	4,040,202	32.6	4,370,575	32.2	4,789,385	32.3	5,119,491	32.3
Change in inventories (residual)(1)	(45,423)	(0.4)	(85,446)	(0.7)	60,353	0.4	414,202	2.8	234,049	1.5

Total domestic expenditure	11,482,219	99.6	12,307,891	99.2	13,454,048	99.0	14,995,227	101.1	15,911,271	100.5

Source:    BPS

P	Preliminary.
(1)	Includes statistical discrepancies.

Gross Domestic Product by Expenditure

(at constant 2010 prices)

	Year Ended December 31,(1)
	2015	%	2016	%	2017	%	2018P	%	2019P	%
	(in billions of Rupiah and percentage of GDP)
GDP	8,982,517	100.0	9,434,613	100.0	9,912,928	100.0	10,425,397	100.0	10,949,244	100.0
Add: Imports of goods and services	1,862,939	20.7	1,818,133	19.3	1,964,819	19.8	2,198,263	21.1	2,029,280	18.5

Total supply of goods and services	10,845,456	120.7	11,252,747	119.3	11,877,747	119.8	12,623,661	121.1	12,978,523	118.5
Less: Exports of goods and services	2,004,467	22.3	1,971,183	20.9	2,146,565	21.7	2,287,090	21.9	2,267,120	20.7

Total domestic expenditure	8,840,989	98.4	9,281,564	98.4	9,731,183	98.2	10,336,571	99.1	10,711,404	97.8

Allocation of total domestic expenditure:
Household consumption expenditure	4,881,631	54.3	5,126,308	54.3	5,379,629	54.3	5,651,454	54.2	5,936,400	54.2
NPISHs consumption expenditure	98,800	1.1	105,362	1.1	112,664	1.1	122,917	1.2	135,974	1.2
Government consumption expenditure	775,398	8.6	774,305	8.2	790,756	8.0	828,683	7.9	855,597	7.8

Total consumption	5,755,829	64.1	6,005,975	63.7	6,283,049	63.4	6,603,054	63.3	6,927,970	63.3
Gross domestic fixed capital formation	2,911,356	32.4	3,041,585	32.2	3,228,763	32.6	3,443,242	33.0	3,596,364	32.8
Change in inventories (residual)(2)	173,804	1.9	234,004	2.5	219,370	2.2	290,275	2.8	187,070	1.7

Total domestic expenditure	8,840,989	98.4	9,281,564	98.4	9,731,183	98.2	10,336,571	99.1	10,711,403	97.8

Source: BPS

P	Preliminary.
(1)	Calculated with calendar year 2010 as the Base Year.
(2)	Includes statistical discrepancies.

Inflation

The Government sets inflation targets periodically and targeted an inflation rate of 3.5% (±1.0%) for 2019 and 3.1% (±1.0%) for 2020. Bank Indonesia enacts and implements policies to achieve the inflation target in coordination with the Government.

In addition, the Inflation Management and Monitoring Team (Tim Pemantauan dan Pengendalian Inflasi) or TPI is responsible for identifying and analyzing the sources of inflation and making policy recommendations to maintain low and stable inflation levels in the medium-to-long term. The TPI at the national level consists of a number of governmental authorities, including Bank Indonesia, the Ministry of Finance, the Ministry of Transportation, the Ministry of Trade, the Ministry of Agriculture, the Ministry of Energy and Mineral Resources, and the Coordinating Ministry of Economic Affairs. Since 2010, the TPI has also been formed in various regions to strengthen policy coordination, particularly in monitoring and controlling regional inflation.

29

The following table shows the Consumer Price Index, or CPI, as of the end of the periods indicated and the percentage change against the previous period.

Changes in Consumer Price Index(1)

	As of December 31,
	2015	2016	2017	2017[8]	2019P
CPI	123.0	126.7	131.3	135.4	139.1
Annual percentage year-on-year	3.4%	3.0%	3.6%	3.1%	2.7%

Source:    BPS

P	Preliminary.
(1)	Calculated on the basis of 2012 CPI = 100.

The following table shows percentage changes year-on-year in the CPI for certain commodities for the periods indicated.

Inflation by Commodity(1)

	For the year ended December 31,
	2015	2016	2017	2018	2019
Food	4.9%	5.7%	1.3%	3.4%	4.3%
Processed food, beverages and cigarettes	6.4%	5.4%	4.1%	3.9%	4.0%
Housing	3.3%	1.9%	5.1%	2.4%	1.8%
Clothing	3.4%	3.1%	3.9%	3.6%	4.9%
Health	5.3%	3.9%	3.0%	3.1%	3.5%
Education, recreation and sports	4.0%	2.7%	3.3%	3.2%	3.3%
Transportation, communication, and financial Service	(1.5)%	(0.7)%	4.2%	3.2%	0.2%

Source:    BPS

P	Preliminary.
(1)	Annual percentage year-on-year.

Indonesia measures annual inflation by year-on-year changes in the CPI.

In 2015, annual inflation was 3.4%, which was lower than the 8.4% annual inflation in 2014. This decrease was primarily due to smaller increases in the prices for food and housing, water, electricity, gas and fuel, which increased by 4.9% and 3.3%, respectively, while prices for transportation, communication, and financial services decreased by 1.5%.

In 2016, annual inflation was 3.0% which was lower than the 3.4% annual inflation in 2015. This decrease was primarily due to smaller increases in the prices for housing, water, electricity, gas and fuel; health; and education, recreation and sports, which increased by 1.9%, 3.9% and 2.7%, respectively.

In 2017, annual inflation was 3.6% which was higher than the 3.0% annual inflation in 2016. This increase was primarily due to higher prices in housing, water, electricity, gas and fuel; transportation, communication, and financial services; clothing; and education, recreation and sports, which increased by 5.1%, 4.2%, 3.9% and 3.3%, respectively.

In 2018, annual inflation was 3.1%, which was lower than the 3.6% annual inflation in 2017. This decrease was primarily due to smaller increases in housing water, electricity, gas and fuel; transportation, communication, and financial services; clothing and processed food, beverages, cigarettes and tobacco, which increased by 2.4%, 3.2%, 3.6% and 3.9%, respectively.

In 2019, annual inflation was 2.7%, which was lower than the 3.1% annual inflation in 2018. This was primarily due to smaller increases in housing and transportation, communication, and financial service, which increased at 1.8% and 0.2%, respectively.

On February 3, 2020, BPS released information relating to inflation for the month of January 2020. For January 2020, the CPI was 104.3 and inflation was 0.39%.

On March 2, 2020, BPS released information relating to inflation for the month of February 2020. For February 2020, the CPI was 104.6 and inflation was 0.28%.

Privatization of State-Owned-Enterprises

The sale by the Government of SOE shares to private investors has been an important means for the Government to promote private investment and to improve the efficiency, transparency, public accountability and corporate governance of the SOEs.

As of December 31, 2019, there were 114 SOEs that comprised 16 listed SOEs, 84 non-listed SOEs, and 14 special purpose entities. In addition, there were 28 enterprises in which the Government owned a minority stake. Most SOEs were in the manufacturing industry (29), warehouse and transportation industry (19) and insurance and financial service industry (19).

The following table sets forth significant full and partial privatizations since 2011 (including prior periods where relevant):

State-Owned-Enterprises Privatizations

SOE	Year of offering		Government equity interest after offering	Proceeds to the Government		Proceeds to SOE
			(percentages)	(in billions of Rupiah)
PT Bank Tabungan Negara (Persero) Tbk	2009		72.9	—		1,819
	2012	(1)	60.0	135.9		1,870
PT Garuda Indonesia (Persero) Tbk	2011		69.1	—		3,187
	2014	(1)	60.5	11.2		1,449
PT Kertas Basuki Rachmat Tbk(2)	2011		—	2.6	(3)	—
PT Atmindo Tbk(2)	2011		—	9.0	(3)	—
PT Jakarta International Hotel Development, Tbk(2)	2011		—	18.5	(3)	—
PT Waskita Karya (Persero) Tbk	2012		68.0	—		1,171
PT Semen Baturaja (Persero) Tbk	2013		76.2	—		1,309
PT Sarana Karya (Persero)(4)	2013		—	48.2		—
PT Kertas Padalarang (Persero)(5)	2013		—	12.1		—
PT Waskita Karya (Persero) Tbk(6)	2015		68.0	—		5,289
PT Aneka Tambang (Persero) Tbk(6)	2015		65.0	—		5,381
PT Adhi Karya (Persero) Tbk(6)	2015		51.0	—		2,727
PT Wijaya Karya (Persero) Tbk(6)	2016		65.0	—		6,149
PT Krakatau Steel (Persero) Tbk(6)	2016		80.0	—		1,875
PT Pembangunan Perumahan (Persero) Tbk(6)	2016		51.0	—		4,412
PT Jasa Marga (Persero) Tbk(6)	2016		70.0	—		1,786

Source:    Ministry of State Owned Enterprises.

(1)	Rights issue through the issuance of new shares.
(2)	Minority Ownership by Government.
(3)	Sale of unsold shares from 2007.
(4)

Pursuant to Government Regulation No. 91 of 2013, sales of shares held by the Republic in PT Sarana Karya (Persero) have been made using strategic sales method to PT Wijaya Karya (Persero) Tbk with total gross proceeds of Rp50 billion on December 31, 2013.

(5)

Pursuant to Government Regulation No. 35 and 36 of 2013, sales of shares held by the Republic in PT Kertas Padalarang (Persero) have been made using strategic sales method to Perum Peruri with total gross proceeds of Rp13 billion on December 18, 2013.

(6)	Rights issues carried out through the execution of pre-emptive rights using the addition of State Capital Investment Fund, from the Government.

Labor and Employment

Labor

The following table sets forth the proportion of the employed labor force in each sector of the economy as of the period indicated.

	As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August
Sector	2014(1)		2015(1)		2015(1)		2016(1)		2016(1)		2017(1)		2017(1)		2018(1)		2018(1)		2019(1) (2)		2019(1)
		%		%		%		%		%		%		%		%		%		%		%
Agriculture, forestry and fishing	39.0	34.0	40.1	33.2	37.8	32.9	38.7	30.5	37.8	35.7	35.9	29.7	28.8	31.9	39.7	31.9	35.9	29.7	38.1	29.5	34.6	27.3
Mining and quarrying	1.4	1.3	1.4	1.2	1.3	1.1	1.4	1.1	1.5	1.5	1.4	1.1	1.2	1.2	1.4	1.1	1.4	1.1	1.4	1.1	1.4	1.1
Manufacturing	15.6	13.6	16.8	13.9	15.5	13.5	17.9	14.1	15.9	18.3	17.6	14.5	14.7	13.4	17.1	13.7	17.6	14.5	18.2	14.1	18.9	15.0
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.2	0.2	0.3	0.3	0.3	0.3	0.3	0.2	0.3	0.2	0.3	0.2	0.3	0.2	0.3	0.2	0.4	0.3
Water supply, sewerage, waste management and remediation activities	0.2	0.2	0.3	0.2	0.3	0.2	0.4	0.3	0.2	0.5	0.4	0.3	0.4	0.2	0.4	0.3	0.4	0.3	0.4	0.3	0.5	0.4
Construction	7.3	6.4	7.7	6.4	8.2	7.1	7.1	5.6	8.0	8.3	8.1	6.7	6.7	6.7	7.2	5.8	8.1	6.7	7.6	5.9	8.5	6.7
Wholesale and retail trade, repair of motor vehicles and motorcycles	20.9	18.3	22.6	18.7	21.3	18.6	23.5	18.5	21.6	23.1	22.5	18.6	18.6	18.2	23.2	18.7	22.5	18.6	24.5	18.9	23.8	18.8
Transportation and storage	4.6	4.0	4.6	3.8	4.6	4.0	5.1	4.0	5.0	5.4	5.1	4.2	4.4	4.2	4.9	4.0	5.1	4.2	5.2	4.0	5.6	4.4
Accommodation and food service activities	4.8	4.2	5.1	4.2	5.2	4.6	8.1	6.4	6.3	7.7	6.9	5.7	6.2	5.3	7.1	5.7	6.9	5.7	8.8	6.8	8.5	6.7
Information and communication	0.6	0.5	0.6	0.5	0.5	0.5	1.0	0.8	0.7	0.9	0.8	0.7	0.7	0.6	0.8	0.7	0.8	0.7	0.9	0.7	0.9	0.7
Financial and insurance activities	1.5	1.3	1.8	1.5	1.7	1.5	1.7	1.3	1.7	1.8	1.7	1.4	1.5	1.5	1.8	1.4	1.7	1.4	1.8	1.4	1.8	1.4
Real estate activities	0.3	0.2	0.3	0.2	0.3	0.3	0.3	0.2	0.4	0.4	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.4	0.3
Professional, scientific and technical activities, Administrative and support service activities	1.3	1.1	1.6	1.3	1.4	1.2	1.6	1.2	1.4	1.7	1.7	1.4	1.3	1.2	1.4	1.2	1.7	1.4	1.7	1.3	1.9	1.5
Public administration and defence, compulsory social security	3.7	3.2	4.0	3.3	4.0	3.5	5.3	4.2	5.0	4.7	4.6	3.8	3.8	4.2	5.0	4.0	4.6	3.8	5.2	4.0	4.9	3.8
Education	5.4	4.7	5.9	4.9	5.6	4.9	6.3	5.0	6.1	6.1	6.0	4.9	4.9	5.1	6.4	5.1	6.0	4.9	6.6	5.1	6.3	5.0
Human health and social work activities	1.3	1.2	1.6	1.3	1.5	1.3	2.0	1.6	1.8	1.9	1.8	1.5	1.5	1.5	1.8	1.5	1.8	1.5	2.0	1.5	2.0	1.5
Other service activities	6.5	5.7	6.3	5.2	5.4	4.7	6.3	4.9	5.0	6.0	6.0	5.0	4.8	4.2	5.6	4.5	6.0	5.0	6.4	4.9	6.3	5.0

Total	114.6	100.0	120.8	100.0	114.8	100.0	127.1	100.0	118.4	124.0	121.0	100.0	100.0	100.0	124.5	100.0	121.0	100.0	129.4	100.0	126.5	100.0

Source:    BPS

(1)	Estimation using population projections weighing results.

Employed Labor Force of Indonesia by Gender

The following table sets forth Indonesia’s employed labor force by gender as of the period indicated.(1)

	As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August
	2014		2015		2015		2016		2016		2017		2017		2018		2018		2019		2019
	(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%
Male	71.5	62.3	73.4	60.8	72.2	62.8	73.7	61.1	72.9	61.6	71.5	62.3	73.4	60.8	72.2	62.8	73.7	61.1	72.9	61.6	77.8	61.5
Female	43.2	37.7	47.4	39.2	42.7	37.2	46.9	38.9	45.5	38.4	43.2	37.7	47.4	39.2	42.7	37.2	46.9	38.9	45.5	38.4	48.7	38.5

Total	114.6	100.0	120.8	100.0	114.8	100.0	120.7	100.0	118.4	100.0	114.6	100.0	120.8	100.0	114.8	100.0	120.7	100.0	118.4	100.0	126.5	100.0

Source:    BPS

(1)	Percentages are calculated as percentages of the employed labor force.

Employment and Unemployment in Indonesia(1)

The following table sets forth Indonesia’s employment and unemployment rate as a percentage of Indonesia’s labor force as of the period indicated.

	As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August
	2014		2015		2015		2016		2016		2017		2017		2018		2018		2019		2019
	(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%
Employed	114.6	94.1	120.8	94.2	114.8	93.8	120.7	94.5	118.4	94.4	114.6	94.1	120.8	94.2	114.8	93.8	120.7	94.5	118.4	94.4	126.5	94.7
Unemployed(2)	7.2	5.9	7.5	5.8	7.6	6.2	7.0	5.5	7.0	5.6	7.2	5.9	7.5	5.8	7.6	6.2	7.0	5.5	7.0	5.6	7.1	5.3

Total	121.9	100.0	128.3	100.0	122.4	100.0	127.7	100.0	125.4	100.0	121.9	100.0	128.3	100.0	122.4	100.0	127.7	100.0	125.4	100.0	133.6	100.0

Source:    BPS

(1)	Working age population refers to all persons in Indonesia 15 years old or older and includes certain non-workforce categories such as students and home makers.
(2)

The Government defines unemployment to include all persons 15 years old and older without work who (i) are looking for work, (ii) have established a new business, (iii) are not looking for work because they do not expect to find work, and (iv) have made arrangements to start work on a date subsequent to the unemployment measurement date.

Despite improvements in recent years, unemployment is expected to remain a problem in Indonesia if economic growth and job creation fail to keep pace with population growth. Youth unemployment (between the ages of 15 to 24) remains a particular problem, but has improved in recent years. The Government has sought to address employment issues through a number of policies and regulations, including efforts to create new areas of work and to develop existing areas of work through employee-employer relationships and entrepreneurial programs. The Government provides various forms of assistance (including tax relief and infrastructure support) to encourage employers to create jobs for employees while also creating and developing productive and sustainable working opportunities through entrepreneurial programs, the use of technology and encouraging voluntary work. As of August 2019, Indonesia had its lowest unemployment rate in ten years. This improvement was due in part to a narrowing of the gap between workforce skills and the skills required in available jobs.

Regional governments have the power to establish minimum wage requirements through tripartite wage boards and do so from the beginning of each calendar year. The table below sets out the national average monthly minimum wage for each year and the average increase across the country for each year.

Year	National average minimum wage	Increase in average minimum wage
2015	Rp1,790,342.0	12.8%
2016	Rp1,967,572.0	9.9%
2017	Rp2,074,151.1	8.9%
2018	Rp2,268,874.2	9.3%
2019	Rp2,455,662.2	8.2%
2020	Rp2,672,370.8	8.9%

Source:     Ministry of Manpower

Pension and Health Funds

In November 2011, the Government enacted a law creating the Social Security Administering Agencies (Badan Penyelenggara Jaminan Sosial or BPJS). The BPJS consists of the (i) BPJS for Health Coverage, or BPJS Kesehatan, which provides healthcare services for all citizens and (ii) BPJS for Social Security Benefit for Workers, or BPJS Ketenagakerjaan, which provides social security benefits for private sector and informal workers. BPJS Kesehatan and BPJS Ketenagakerjaan took over the functions of the Government’s other social security administering agencies, namely PT Jamsostek (Persero) and PT Askes (Persero), on January 1, 2014.

In order to implement the BPJS, PT Asabri (Persero) and PT Taspen (Persero) will assign: (i) the provision of healthcare benefits and pensions for police and armed forces to be administered by PT Asabri (Persero) and (ii) the provision of pensions and retirement benefits to be administered by PT Taspen (Persero) and BPJS Ketenagakerjaan. The assignments are expected to be completed by no later than 2029.

Income Distribution

As of March 2019, Indonesia had a Gini Index of 0.38. The Gini Index is a measure of income distribution that ranges between 0.0 and 1.0, with higher numbers indicating greater inequality. In practice, the lowest value does not go below 0.2 and the highest value may reach 0.6.

The percentage of people living below the poverty line in Indonesia has exhibited a decreasing trend since the Asian financial crisis in 1998. BPS measures poverty using a basic needs approach and defines poverty as an economic inability to fulfill food and non-food basic needs, measured by consumption and expenditure. Based on this methodology, approximately 49.5 million people, or 24.2% of the population, were living below the poverty line in 1998, and this decreased to approximately 24.8 million, or 9.2% of the population, as of September 2019.

Regional Growth

As the island with the highest population density, high consumption and an industrial base, Java has historically been the main contributor to Indonesia’s economic growth. Based on preliminary data for the year ended December 31, 2019, Java contributed 59.0% of the country’s GDP, Sumatera contributed 21.3%, Kalimantan contributed 8.0%, Sulawesi contributed 6.3%, Bali & Nusa Tenggara contributed 3.1% and Maluku & Papua contributed 2.2%.

With the implementation of Law No. 33 of 2004 concerning Financial Balance between the Central Government and the Regional Government, the Government allocates a portion of the state budget for transfers to regions and village funds each year. Transfers to regions and village funds has become one of the funding instruments for accelerated development programs and is an instrument to achieve national priority goals carried out by the regional government. This allocation plays a strategic role to support the performance of all regions in improving the quality of and equalizing basic public services, creating employment, alleviating poverty and improving equity in capacity inter-regional finance.

From 2014 to 2018, the budget for transfers to regions and village funds on average increased by 7.3% per year. The increase in transfers to the regions in recent years has been instrumental in improving delivery of basic public services in the area. For more information, see “— Government Revenues and Expenditure.”

Infrastructure Development

A key priority of the Government is to encourage infrastructure development as a means to accelerate economic growth particularly in rural areas, support further industrial development and tourism, enhance urban transportation and improve the lives and economic welfare of Indonesians by reducing unemployment and poverty.

The Government has introduced a number of sector-specific reforms to encourage infrastructure development, including the requirement that the relevant ministries prepare long-term infrastructure development master plans for their respective sectors. See “— Government and Political Developments — Economic Policy Packages in 2015 –2019.”

The Government has selected a list of projects called National Strategic Projects, which consists of 223 projects across fifteen sectors (including roads, railways, seaports, airports, zones, housing, borders, water, dams, irrigation, technology, smelter, energy, agriculture/fishery and seawall), and three programs (including electricity, airplane industry, economic equality programs). The Government estimates that the total cost of the infrastructure projects under the National Strategic Projects will be approximately Rp4,796.2 trillion (equivalent to U.S.$333.07 billion, using the 2020 Budget exchange rate assumption of Rp14,400 per U.S.$). Indonesia’s infrastructure investment requirements exceed available public sector funding. As a result, the Government expects to pay for approximately 41.0% of this cost using public sector funding (state budgets, SOEs and regional SOEs) as well as private sector investment. The public sector funds would primarily be used to support basic infrastructure projects, food security (e.g., irrigation, dams) and transportation, logistics and connectivity projects as well as urban transportation.

In addition to maintaining and upgrading existing infrastructure, the Government has identified a number of priority infrastructure projects. The Committee for Acceleration of Priority Infrastructure Delivery (Komite Percepatan Penyediaan Infrastruktur Prioritas) or KPPIP has designated 37 priority projects in eight main sectors: roads and bridges, water and sanitation, refineries, electricity, ports, public transportation, railways, and information technology. The priority projects have an estimated cost of Rp2,483.2 trillion and are eligible to receive certain direct administrative support provided by KPPIP.

In 2020, the Government has selected a list of major projects called Strategic Priority Projects, consisting of 41 major projects with main focus areas, among others, regulation and policy harmonization, tourism, industry, agriculture and fishery, renewable energy, ports, regional development, disaster recovery, skill improvement and education, roads and bridges, railways, public transportation, refineries, electricity, information technology, water and sanitation as well as housing. The Government estimates that the total cost of the infrastructure projects under the National Strategic Projects will be approximately Rp6,394 trillion (equivalent to U.S.$444.028 billion using the 2020 Budget exchange rate assumption or Rp14,400 per U.S.$).

The Government expects to finance the remaining cost of the priority infrastructure projects through greater private sector participation, specifically: partnerships between the Government and the private sector (i.e., private public partnerships, or PPPs), and increased borrowing by the Government and SOEs.

The Government recognizes the important role of PPPs in the development of infrastructure projects and has adopted regulations that provide the legal and regulatory framework for PPPs — from procurement of the PPP concessionaire to the provision of Government support and guarantees. For a discussion of these guarantees, see “— Public Debt — Contingent Liabilities.”

Completion timeline for priority projects

The below table shows the construction commencement years for the priority projects under the National Medium Term Plan for 2015 - 2019 as well as expected commercial operation years as of December 31, 2019.

Priority Projects		Construction Commencement Year	Expected Commercial Operation Year
Roads and Bridges	Balikpapan — Samarinda Toll Road	2017	Completed
	Serang — Panimbang Toll Road	2017	2020
	Manado — Bitung Toll Road	2016	Completed
	Eight sections of the Sumatera toll road:
	Medan — Binjai	2015	2020
	Palembang — Indralaya	2015	Completed
	Bakauheni — Terbanggi Besar	2015	Completed
	Pekanbaru — Dumai	2016	2020
	Terbanggi Besar — Pematang Panggang	2017	Completed
	Pematang Panggang — Kayu Agung	2017	Completed
	Palembang — Tanjung Api-api	2019	2024
	Kisaran — Tebing Tinggi	2019	2021
	Yogyakarta — Bawen Toll Road	2019	2021
	Probolinggo — Banyuwangi Toll Road	2017	2020

Water and Sanitation	Jakarta Sewerage System (JSS)	2019	2022
	Water Supply System (SPAM) West Semarang	2019	2021
	National Capital Integrated Coastal Development (NCICD) Phase A	2016	2022
	Water Supply System (SPAM) Umbulan	2018	2022
	Water Supply System (SPAM) Lampung	2018	2021

Refineries	Oil refinery in Bontang	2021	2027
	Oil refinery in Tuban	2021	2026
	Refinery Development Master Plan (RDMP)	2019	2021

Electricity	PLTU Mulut Tambang	2018	2020
	The 500kV Sumatera Transmission	2016	Completed
	Central — West Java Transmission Line	2018	2020
	PLTU Indramayu	2022	2026
	PLTU Batang	2016	2020

Ports	Bitung International Hub Seaport	2017	2022
	Kuala Tanjung International Hub Seaport	2015	2024
	Patimban Seaport	2018	2022
	Inland Waterways / Cikarang-Bekasi-Java Sea (CBL)	2019	2021

Public Transportation	MRT Jakarta (North — South Corridor)	2013	2024
	Light Rail Transit (LRT) South Sumatera	2015	Completed
	Light Rail Transit (LRT) Jakarta, Bogor, Depok, Bekasi	2015	2021

Railways	Soekarno-Hatta International Airport (SHIA) Express Railway	2015	Completed
	Makassar — Parepare Railway	2015	2021
	Central Kalimantan Railway (Puruk Cahu — Bangkuang Trase)	2018	2023
	Railway Double Tracking Railway Java South Line	2017	2024
	Double Tracking and Electrification Jabodetabek Railway (Manggarai-Jatinegara-Bekasi-Cikarang)	2015	2021
	Adi Soemarmo Airport Railway Access	2017	Completed

Information Technology	Palapa Ring Broadband	2016	Completed

Transportation-related projects

The transportation network on the Indonesian archipelago relies heavily on sea and air transportation compared to most other countries of comparable size. Most road networks in and around major cities are heavily congested, while many inter-urban and rural road networks are in poor condition and are in need of repair. Public funds for road maintenance and construction are insufficient, and the Government is encouraging private participation and investment in building toll roads, mostly in Java, Sumatera and Sulawesi.

In the railways sector, by 2030 the railway network is expected to cover 12,100 km and achieve passenger share of approximately 11.0%-13.0%, and freight transport share of approximately 15.0%-17.0%. In addition, the plan provides strategies for the Government to achieve its goals by 2030, such as strategies regarding railway network development, increasing security and safety, technology transfer and industrial development, human resources development, institutional development, investment and financing.

In addition, railway projects are expected to be developed in the provinces of Aceh, North Sumatera, West Sumatera, South Sumatera and South Sulawesi, as well as in Java and several urban railways in Jakarta, Bandung, Yogyakarta, Surabaya and Medan. The Government is also studying the feasibility of railway projects in Kalimantan and Papua and an elevated train and subway system in Jakarta.

Construction of the Jakarta Mass Rapid Transit, or MRT, (Phase One), connecting Lebak Bulus to Bundaran Hotel Indonesia, commenced in 2013. Phase One constitutes approximately 15.7 km out of a total of approximately 23.8 km and was completed and operational in March 2019. Construction for Phase Two, connecting Bundaran Hotel Indonesia, MRT East-West Line and Kalideres-Ujung Menteng has commenced.

Construction of the Light Rail Transit in South Sumatera and the Jakarta, Bogor, Depok and Bekasi region commenced in 2015. Construction in South Sumatera was completed in 2018, whereas construction in Jakarta was partially completed in 2019. Construction in Bogor, Depok and Bekasi is still ongoing.

Construction of a high-speed train to connect Jakarta and Bandung commenced in 2016. In addition, two additional bus-way corridors have been developed and the construction of the remaining sections of the tolled ring road circling the outer city of Jakarta, the Jakarta Outer Ring Road, has been completed.

Energy related projects

The Government has included the construction of 27,000 MW Power Plant, 19,000 KMS Transmission System, and 38,000 MVA Main Station to develop the electricity sector in Indonesia, as parts of the 41 Strategic Priority Projects under RPJMN 2020-2024.

Currently, the Government is guided by policy objectives as provided in the Government Annual Work Plan Document 2020, which provides a general framework for the preparation of specific work plans and budgets by the various ministries. These policy objectives are:

(i)	Improving the management on energy and electricity, including the funding aspect through several measures:

a)	implementation of electrical industry management to achieve transformation into an efficient and transparent industry;

b)	implementation of optimal energy and electricity tariff and pricing;

c)	promotion of wider access and utilization of renewable energy sources and energy efficiency measures by implementing creative funding schemes and providing incentive grants; and

d)	provision of extra funding to provide better access to energy and electricity for low-income families.

(ii)	Developing sustainable and efficient energy and electricity resource management through several measures:

a)	optimizing the use of renewable energy, such as geothermal, water, sun, and biomass to create an optimal mixture of energy sources;

b)	improvement of energy efficiency through the development of energy service companies and smart grid system; and

c)	utilization of high efficiency and low emission technologies.

(iii)	Expanding access to and improving the service quality of energy and electricity to make it more affordable for the society through several measures:

a)	development of on grid and off grid network system;

b)	expansion, rehabilitation, and upgrades of transmission system and distribution with improved information system management and data control;

c)	utilization of economically-efficient cooking method and fuel, such as urban gas distribution network, liquefied petroleum gas, electrical stove and clean cook stove; and

d)	governmental direct subsidy on energy and electricity.

(iv)	Improving the energy and electricity supply through several measures:

a)	fulfillment of energy demand with better energy supply based on regional development plans;

b)	improvement of oil and natural gas refineries infrastructure;

c)	guaranteed primary energy supply from domestic resources; and

d)	development of operational back up supply of fuels and liquefied natural gas from domestic resources.

Based on the National Medium Term Plan to develop the electricity sector in Indonesia, the Government is guided by policy objectives as provided in the Government Annual Work Plan Document 2018, which provides a general framework for the preparation of specific work plans and budgets by the various ministries. These policy objectives are:

(i)	accelerating the development of energy and electricity infrastructure;

(ii)	expanding access to energy and electricity infrastructure to rural, remote, border areas, and to the areas of economic activity

(iii)	promoting energy diversification;

(iv)	improving funding and pricing policies;

(v)	encouraging private participation; and

(vi)	encouraging the use of local components and inputs.

Telecommunications

The Government aims to reduce the digital divide between rural and urban areas. One Government initiative to achieve this reduction is to implement the Universal Service Obligation, or USO, which aims at providing broadband access to villages in non-commercial areas using facilities placed in schools, community health centers, or rural government offices.

Due to the importance of broadband network access to the improvement of economic growth, the Government introduced the Indonesia Broadband Plan, or IBP, which consists of a policy document and an implementation plan. The policy document outlines Indonesia’s current broadband ecosystem, the use of broadband as a strategy to improve Indonesia’s competitiveness, and the policies and strategies for developing Indonesia’s broadband. The implementation plan includes a detailed action plan for the broadband infrastructure project and its development. The Government has set a target to enable internet access in each regency by 2019 and remote areas by 2021.

One of the Government’s major projects in telecommunication is the Palapa Ring Broadband project. This Rp21 trillion (U.S.$1.55 billion) project comprises three sections, west, central and east, and will span 13,000 kilometers. It aims to construct a broadband network across Indonesia’s 57 cities, as well as in frontier, outermost and remote regions. In July 2017, telecommunication developer PT Palapa Timur Telematika commenced the construction of a broadband network in eastern Indonesia under the Palapa Ring Broadband project, which was completed in October 2019.

Foreign Investment

Indonesia is working to shift towards a value-added industrial economy in which low-cost labor is no longer the primary focus. The Government faces several challenges, including the ability to attract investment to downstream industries which add more value to the economy. Though certain issues still exist, such as underdeveloped infrastructures, the Government continues its comprehensive reform efforts to improve the business climate, including by introducing more investor-friendly investment regulations.

In April 2007, the New Investment Law No.25 of 2007 was enacted to replace and improve upon both the 1967 Foreign Investment Law (as amended by Law No. 11 of 1970) and the 1968 Domestic Investment Law (as amended by Law No. 12 of 1970). The New Investment Law and related regulations unify Indonesia’s legal framework for foreign investment and includes limits for foreign participation in certain sectors of the economy, as provided in the most recent Negative Investment List issued in 2016.

The New Investment Law provides certain tax incentives such as income tax deductions and certain deductions or exemptions with respect to import duties and value added tax on purchases of capital goods and raw materials. These tax incentives are granted in accordance with prevailing tax laws and regulations. Companies’ income tax holidays or reductions within certain amounts and periods may only be granted to a new investment in a pioneer industry, namely an industry with wide-ranging links that give added value, promotes new technology, and possesses strategic values for the national economy.

The Government has also taken other measures to attract more foreign direct investment, including measures described in the Government’s economic policy packages. See “— Government and Political Developments — Economic Policy Packages in 2015 — 2018.”

Foreign Investment in Indonesia

Foreign investment in Indonesia is divided into direct investments, portfolio investments and other investments, and information about these types of investments is included in the Republic’s reports on its balance of payments published by the Bank Indonesia. Due to the different concept and method of compiling investment statistics, foreign direct investment statistical data published by Bank Indonesia are not comparable to the “administrative” foreign direct investment statistical data published by the Indonesia Investment Coordinating Board (Badan Koordinasi Penanaman Modal or BKPM) under “Direct Investments Realizations.”

The following table sets out the amounts of foreign investments in Indonesia by non-residents.

Foreign Investment in Indonesia

	Year ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Direct Investments
Equity Capital	18,822	4,684	18,839	19,993	24,662
Debt instrument	957	(142)	1,671	(1,083)	(219)

Total direct investments	19,779	4,542	20,510	18,910	24,440
Portfolio investments:
Equity securities	(1,547)	1,319	(2,538)	(3,668)	(397)
Debt securities	18,998	15,459	26,953	18,151	21,505

Total portfolio investments	17,451	16,777	24,415	14,483	21,108
Financial derivatives	(647)	(618)	(569)	(584)	(833)
Other investments	1,748	(7,316)	2,740	11,499	6,092

Total foreign investment	38,332	13,386	47,096	44,308	50,808

Source:    Bank Indonesia

P	Preliminary.

Foreign Direct Investment in Indonesia by Country of Origin(1)

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
North America	706	(370)	(2,546)	(3,997)	1,796
USA	603	(335)	(2,458)	(3,936)	816
Canada	81	(3)	(27)	(25)	895
Other North America(2)	22	(32)	(61)	(37)	85
Central and South America	395	302	36	798	520
Argentina	1	0	1	(0)	(0)
Brazil	23	17	15	17	10
Mexico	0	1	1	1	1
Cayman Islands	34	5	(141)	84	232
Other Central and South America	337	279	160	696	277
Europe	(66)	2,158	5,932	1,097	3,039
European Union	(2)	1,554	5,349	540	2,644
Austria	(6)	52	45	99	132
Belgium	84	23	(18)	(13)	29
Denmark	13	8	8	3	81
Finland	7	1	136	54	(159)
France	59	(106)	(340)	63	529
Germany	(479)	109	561	565	420
Greece	0	8	(5)	(0)	1
Ireland	2	4	151	181	127
Italy	14	10	13	(335)	(825)
Luxembourg	518	143	114	47	57
Netherlands	(57)	(574)	4,059	522	268
Portugal	—	0	0	(0)	0
Spain	0	2	106	1	5
Sweden	(13)	11	36	(305)	23
United Kingdom	(148)	1,858	469	(333)	1,956
Other European Union	5	5	14	(10)	1
Russia	0	0	1	1	0
Turkey	8	4	2	20	41
Other Europe	(72)	600	580	536	354
Asia	15,047	14,643	16,862	22,303	17,615
Japan	4,010	2,499	3,913	5,679	8,263
People’s Republic of China	324	355	1,994	3,398	741
South Korea	228	199	16	109	1,039
India	37	54	40	85	58
Hong Kong SAR	1,239	1,564	548	1,161	498
Taiwan	21	24	(1)	31	121
Saudi Arabia	0	0	1	1	1
ASEAN	9,229	9,907	10,190	11,157	6,758
Brunei Darussalam	(3)	(3)	(3)	(3)	(3)
Cambodia	—	—	0	1	0
Lao PDR	—	—	—	—	—
Malaysia	330	869	976	621	(674)
Myanmar	0	0	1	1	(0)
Philippines	2	10	14	17	13
Singapore	8,847	8,407	9,413	10,334	6,309
Thailand	47	613	(232)	164	1,089
Vietnam	6	11	20	21	23
Other Asia	(40)	41	163	682	135
Australia and Oceania	(61)	(3)	156	15	143
Australia	(64)	(6)	175	13	136
New Zealand	7	0	(20)	2	1
Other Australia and Oceania	(4)	3	1	1	6
Africa	584	(13,148)	64	49	43
South Africa	7	(1)	1	3	4
Other Africa	578	(13,147)	63	46	39
Others	36	339	76	299	272

Total	16,641	3,921	20,579	20,563	23,429

Source:    Bank Indonesia

P	Preliminary.
(1)	Presents foreign direct investment in accordance with the directional principle prescribed by the fifth edition of Balance of Payments and International Investment Position Manual, or BPM5.
(2)	Includes Bermuda, Greenland and Saint Pierre & Miquelon.

Foreign Direct Investment

The following table sets out the amounts of foreign direct investments in Indonesia by non-residents.

Foreign Direct Investment

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Equity capital(1)	18,822	4,684	18,839	19,993	24,662
Debt instruments:
Inflow	75,588	50,638	49,415	48,458	47,407
Outflow	(74,631)	(50,780)	(47,744)	(49,540)	(47,629)
Total debt instruments	957	(142)	1,671	(1,083)	(222)

Total direct investments	19,779	4,542	20,510	18,910	24,440

Memorandum(2)
Direct investment in Indonesia	16,641	3,921	20,579	20,563	23,429

Source: Bank Indonesia

P	Preliminary.
(1)	Includes privatization and banking restructuring.
(2)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.

In 2015, sustained foreign investor confidence in the outlook for the Indonesian economy prompted foreign investors to continue investing in Indonesia, resulting in net foreign direct investment of U.S.$19.8 billion. Nevertheless, in line with the slowdown in the domestic economy, 2015 net foreign direct investment was lower than the previous year’s foreign direct investment, which reached U.S.$25.1 billion. In 2015, the majority of direct investment inflows were from ASEAN countries followed by Japan, and other Asian developing countries (including China). Meanwhile, the sectors attracting the most foreign direct investment in 2015 were agriculture, manufacturing and the mining sector, the same as in 2014.

In 2016, despite a challenging global economic environment, net foreign direct investment was U.S.$4.5 billion compared to U.S.$19.8 billion in 2015. The decrease was mainly driven by divestment activities in the banking sector, including divestment by a foreign SPV of its interests in one of the largest private banks in Indonesia to a domestic entity in the last quarter of 2016. Manufacturing, trade and the agricultural sectors were the main contributors to net foreign direct investment in 2016. The majority of foreign direct investment was from ASEAN countries followed by other Asian developing countries (including China) and Japan.

In 2017, net foreign direct investment was U.S.$20.5 billion compared to U.S.$4.5 billion in 2016. This increase was mainly due to a promising domestic economic outlook and a more conducive investment climate, which encourages foreign investors to make long term investments in Indonesia, including equity investments in Indonesian start-up companies. The manufacturing, trade, and the agriculture sectors were the main contributors to net foreign direct investment in 2017. The majority of the foreign direct investment came from ASEAN countries, followed by Europe and Japan.

In 2018, net foreign direct investment was U.S.$20.0 billion compared to U.S.$20.5 billion in 2017. This was mainly due to significant outflows related to the acquisitions of several foreign direct investment companies in the mining sector by domestic companies and higher inter-company debt repayments, which was partially offset by foreign direct investment inflows from capital investments in several Indonesian start-up companies. The manufacturing, trade, and agriculture sectors were still the main contributors to net foreign direct investment in 2018. ASEAN countries were the main contributors to foreign direct investment inflows, followed by Japan, China and Hong Kong.

In 2019, net foreign direct investment was U.S.$24.4 billion compared to U.S.$18.9 billion in 2018. This increase was mainly due to capital investments in several Indonesian companies, especially banks, and acquisition of several domestic manufacturing firms and financial intermediaries by foreign investors. In addition, foreign direct investment inflows were also supported by the global bond issuances by companies in the mining, manufacturing, property and energy sectors. The manufacturing and trade sectors were still the main contributors to net foreign direct investment in 2019. The majority of the foreign direct investment was from Japan, followed by ASEAN countries.

Foreign Portfolio Investment

The following table sets out the amounts of foreign portfolio investments in Indonesia by non-residents.

Foreign Portfolio Investments

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Equity securities:
Inflows	44,763	21,727	18,526	25,052	48,065
(Outflows)	(46,310)	(20,408)	(21,064)	(28,720)	(48,462)
Net equity securities	(1,547)	1,319	(2,538)	(3,668)	(397)
Debt securities (net)	18,998	15,459	26,952	18,151	21,505

Total portfolio investments	17,451	16,778	24,415	14,483	21,108

Source:    Bank Indonesia

P	Preliminary.

In 2015, foreign capital inflows in the form of portfolio investments were U.S.$17.5 billion, a substantial decrease from the U.S.$23.5 billion recorded in the previous year. The decrease was primarily due to net sales of domestic stocks by non-residents and lower foreign net purchases of Government debt securities.

In 2016, foreign capital inflows in the form of portfolio investments were U.S.$16.8 billion, lower than the U.S.$17.5 billion recorded in the previous year. The decrease was caused by widespread global uncertainty in the wake of the U.S. presidential election, combined with expectations of a further increase in the U.S. Federal Funds Rate. This prompted a net foreign capital outflow from Indonesia, especially in the fourth quarter of 2016. In addition, the decrease was also caused by a decrease in the issuances of both global corporate bonds and Government global bonds.

In 2017, foreign capital inflows in the form of portfolio investments were U.S.$24.4 billion, higher than the U.S.$16.8 billion recorded in 2016. The increase resulted from higher global corporate bond issuances for expansion and refinancing purposes issued to capitalize on lower interest rates. Furthermore, the increase was also supported by higher foreign capital inflows to long-term public sector debt instruments denominated in Rupiah. These developments were in line with continued economic growth in Indonesia and investor confidence in the domestic economic outlook.

In 2018, foreign capital inflows in the form of portfolio investments were U.S.$14.5 billion, lower than the U.S.$24.4 billion recorded in 2017. Uncertainty in the global financial markets caused limited foreign fund placements in the stock market and government bond market, resulting in a decrease in the net foreign capital inflows to Indonesia. In addition, the decrease was also caused by an increase of outflows due to the payment at maturity of government global bonds.

In 2019, foreign capital inflows in the form of portfolio investments were U.S.$21.1 billion, higher than the U.S.$14.5 billion recorded in 2018. This was primarily due to a favorable domestic economic outlook resulting in higher net foreign fund placements in the bond market and lower net outflows from the stock market.

Other Foreign Investment

The following table sets out the amounts of other investments (other than portfolio or foreign direct investments) in Indonesia by non-residents, mainly consisting of loans received and paid.

Other Foreign Investments

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Loans
Bank sector:
Disbursements	8,663	4,741	3,541	7,837	3,121

Debt repayments	(7,402)	(5,307)	(4,568)	(3,546)	(4,424)

Total bank sector	1,261	(566)	(1,027)	4,291	(1,303)
Corporate sector:
Disbursements	21,710	15,659	19,711	28,746	29,881

Debt repayments	(22,088)	(20,376)	(16,619)	(22,733)	(22,884)

Total corporate sector	(378)	(4,717)	3,092	6,013	6,997
Other (net)(1)	865	(2,034)	675	1,196	398

Total other investments	1,748	(7,316)	2,740	11,499	6,092

Source:    Bank Indonesia

P	Preliminary.
(1)	Consists of loans of public sector and trade credit, currency and deposits, and other liabilities of private sector and public sector.

In 2015, other foreign investments fell from a surplus of U.S.$7.7 billion in 2014 to a surplus of U.S.$1.7 billion. The decrease in surplus was primarily due to a net repayment of corporate foreign loans following a slowdown in domestic economic growth.

In 2016, other foreign investments fell from a surplus of U.S.$1.7 billion in 2015 to a deficit of U.S.$7.3 billion. The deficit was primarily due to net payments of foreign loans by both the public and private sectors.

In 2017, other foreign investments increased from a deficit of U.S.$7.3 billion in 2016 to a surplus of U.S.$2.7 billion. The surplus was primarily due to net withdrawals of foreign loans by the private sector and increased inflows of trade credit in line with higher imports of goods.

In 2018, other foreign investments increased from a surplus of U.S.$2.7 billion in 2017 to a surplus of U.S.$11.5 billion. The increased surplus was primarily due to higher increase in withdrawals of foreign loans by the banking and corporate sector than their debt repayments as well as higher inflows of trade credits.

In 2019, foreign other investments fell from a surplus of U.S.$11.5 billion in 2018 to a surplus of U.S.$6.1 billion. The decrease in surplus was primarily due to higher loan repayments coupled with lower loan drawings of government and banks.

Direct Investment Realizations

Foreign Direct Investment

In 1973, the Republic established the Badan Koordinasi Penanaman Modal, or BKPM, an investment services agency of the Government, to accelerate economic growth by attracting foreign capital investment. BKPM’s main function is to implement the Government’s objectives for investment in the country.

Under Indonesian law, most direct equity investments by foreign persons are subject to approval by the BKPM, regardless of the size of the investment. The BKPM reviews applications for approval based on the Negative Investment List, which lists those business sectors that are closed to foreign investment and those that are open to foreign investment subject to certain conditions, including limits on the percentage of foreign capital ownership; and also based on criteria established by the particular ministry that regulates the sector in which the foreign investor seeks to invest. Upon receiving approval, a foreign investor may complete the investment, but is not obligated to do so.

Due to the different concept and method of compiling investment statistics, “administrative” foreign direct investment statistical data published by the BKPM and “Balance of Payment” foreign direct investment statistical data published by Bank Indonesia are not comparable. BKPM calculates foreign direct investment based on realized investments in Indonesian companies owned by foreign investors within a certain reporting period. BKPM’s realization data covers the total value of investments funded by foreign investors, other foreign creditors, as well as domestic investors and creditors. In comparison, Bank Indonesia’s calculation method covers the entire flow of investments stemming from foreign investors over a certain reporting period. In addition, Bank Indonesia excludes from its calculations foreign investments made by investors with a non-resident ownership of less than 10% per individual investors while BKPM has no such minimum ownership requirement. In terms of sector coverage, BKPM excludes certain sectors from its calculation, including investments in oil and gas, banking, non-bank financial institutions, insurance, leasing, investment sectors licensed by technical/sectoral agencies, investments through the stock market and household investments. Bank Indonesia covers all economic sectors. As a result the data regarding realized foreign direct investments is not comparable to those under “Foreign Investment in Indonesia” in the table above.

The following table sets forth the amount of realized foreign direct investment by sector of the economy for the periods indicated.

Realized Foreign Direct Investment by Sector(1)

	Year Ended December 31,
	2015	2016	2017	2018	2019
	(in millions of U.S. dollars)
Primary Sector
Food Crops, Plantation & Livestock	2,072	1,589	1,433	1,721	947
Livestock(2)	75	49	160	—	—
Forestry	19	78	48	43	36
Fishery	53	43	59	24	54
Mining	4,017	2,742	4,376	3,039	2,256

Total Primary Sector	6,236	4,502	6,076	4,827	3,294

Secondary sector:
Food Industry	1,521	2,115	1,970	1,307	1,272
Textile Industry	433	321	372	305	239
Leather Goods & Footwear Industry	162	144	369	244	188
Wood Industry	47	268	396	276	95
Paper and Printing Industry	707	2,787	596	668	446
Chemical and Pharmaceutical Industry	1,956	2,889	2,579	1,938	1,486
Rubber and Plastic Industry	695	737	633	447	292
Non Metallic Mineral Industry	1,303	1,076	671	456	475
Metal, Industry not Machinery & Electronic Industry	3,093	3,897	3,782	2,219	3,559
Medical Precision & Optical Instruments, Watches & Clock, Machinery and Electronic Industry	7	9	5	1,341	500
Motor Vehicles & Other Transport Equipment Industry	1,757	2,369	1,271	971	754
Other Industry	83	75	504	174	245

Total Secondary Sector	11,763	16,688	13,149	10,348	9,551

Tertiary sector:
Electricity, Gas & Water Supply	3,029	2,140	4,241	4,384	5,921
Construction	954	187	225	248	162
Trade & Repair	625	670	1,294	609	421
Hotel & Restaurant	650	888	1,090	869	626
Transportation, Storage & Communication	3,290	750	1,900	3,027	4,728
Housing, Ind. Estate & Office Building	2,433	2,321	2,874	4,303	2,889
Other Services	294	818	1,392	693	618

Total Tertiary Sector	11,276	7,775	13,015	14,133	15,364

Total	29,276	28,964	32,240	29,308	28,209

Source:    BKPM

P	Preliminary.
(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectoral agency, portfolio as well as household investment.

(2)	For 2018 and 2019, the “Livestock” sector was merged into the “Food Crops & Plantation” sector to become the “Food Crops, Plantation & Livestock” sector.

Domestic Direct Investment

In addition to direct equity investments by foreign persons, BKPM also approves certain types of domestic direct investments. The following table sets forth the amount of realized domestic direct investment by sector of the economy for the periods indicated.

Realized Domestic Direct Investment by Sector(1)

	Year Ended December 31,
	2014	2015	2016	2017	2018P
	(in billions of Rupiah)
Primary sector:
Food Crops, Plantation & Livestock	12,041	20,999	22,041	31,186	43,600
Livestock(2)	325	466	843	—	—
Forestry	472	204	30	3,053	9,367
Fishery	275	3	33	88	248
Mining	3,947	6,034	20,635	33,100	25,675

Total Primary Sector	17,060	27,705	43,582	67,427	87,889

Secondary sector:
Food Industry	24,534	32,046	38,540	39,088	36,603
Textile Industry	2,725	3,210	7,863	3,597	1,313
Leather Goods & Footwear Industry	5	69	196	282	77
Wood Industry	1,185	3,151	1,569	1,536	1,585
Paper and Printing Industry	6,530	5,258	9,023	2,894	2,950
Chemical and Pharmaceutical Industry	20,713	30,112	13,734	13,338	9,484
Rubber and Plastic Industry	3,696	3,577	4,823	3,415	3,069
Non Metallic Mineral Industry	20,502	15,405	7,641	4,523	3,573
Metal Industry not Machinery & Electronic Industry	7,938	11,569	13,809	10,468	8,183
Medical Precision & Optical Instruments, Watches & Clock, Machinery, and Electronic Industry	—	5	0.2	1,950	1,152
Motor Vehicles & Other Transport Equipment Industry	1,071	1,714	34,474	1,837	2,608
Other Industry	147	744	676	717	2,076

Total Secondary Sector	89,045	106,859	99,188	83,645	72,674

Tertiary sector:
Electricity, Gas & Water Supply	21,947	22,795	25,428	37,265	37,164
Construction	17,165	14,039	30,334	44,980	55,091
Trade & Repair	1,427	4,513	3,712	6,430	13,663
Hotel & Restaurant	3,977	1,560	4,797	9,096	16,163
Transportation, Storage & Communication	21,334	26,770	34,474	58,740	68,083
Housing, Ind. Estate & Office Building	6,510	9,193	17,246	15,472	27,797
Other Services	1,001	2,873	3,589	5,551	16,977

Total Tertiary Sector	73,361	81,742	119,581	177,534	234,937

Total	179,466	216,306	262,351	328,605	386,499

Source:    BKPM

[p]	Preliminary.
(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectoral agency, portfolio as well as household investment.

(2)	For 2018 and 2019, the “Livestock” sector was merged into the “Food Crops & Plantation” sector to become the “Food Crops, Plantation & Livestock” sector.

Foreign Trade and Balance of Payments

Membership in International and Regional Free Trade Agreements

The Government supports the liberalization of international trade and investment through its membership in several international and regional trade organizations. Indonesia is a signatory to the GATT 1947 and a founding member of the World Trade Organization through the ratification of Law No. 7 of 1994 on Agreement Establishing the World Trade Organization. In 2017, the Government ratified the WTO Trade Facilitation Agreement through Law No. 17 of 2017 on Ratification of Protocol Amending the Marrakesh Agreement Establishing the World Trade Organization.

ASEAN has served as the forum for the negotiation of a number of regional agreements, and in 2015, ASEAN leaders adopted the ASEAN Economic Community Blueprint 2025, which is a roadmap for strategic integration of the economies of the ASEAN Member States. In 2009, the ASEAN Member States also entered into the ASEAN Comprehensive Investment Agreement which aims to create a free and open regime in ASEAN to achieve economic integration. ASEAN Member States have entered into six free trade agreements, namely: the ASEAN Trade in Goods Agreement, or ATIGA, the ASEAN-China Free Trade Agreement, or ACFTA, the ASEAN-Korea Free Trade Agreement, or AKFTA, the ASEAN-Japan Comprehensive Economic Partnership, or AJCEP, the ASEAN-India Free Trade Agreement, or AIFTA, and the ASEAN-Australia and New Zealand Free Trade Agreement, or AANZFTA. In addition, Indonesia has entered into two bilateral trade agreements and one regional trade agreement: the Indonesia-Japan Economic Partnership Agreement, or IJ-EPA, the Indonesia-Pakistan Preferential Trade Agreement, IP-PTA, and the ASEAN-Hong Kong, China Free Trade Agreement, or AHKFTA, which is pending ratification by the President of the Republic. These free trade agreements cover three core areas, namely: trade in goods, trade in services and investments.

Various regional and bilateral free trade agreements of which Indonesia is a party are currently in different stages of negotiations, namely, the Indonesia-European Union Comprehensive Economic Partnership Agreement, the Indonesia-Australia Comprehensive Economic Partnership Agreement and the Indonesia European Free Trade Association Comprehensive Economic Partnership Agreement.

Tariff Reforms

The Minister of Finance is authorized to set rates for import duties. The Republic maintains a policy of using tariff rates to promote the competitiveness of Indonesian products in international markets and to reduce price distortions in order to support the establishment of free trade. The Republic has implemented preferential tariff commitments under the ATIGA, the ACFTA, the AKFTA, the AIFTA, the AANZFTA, the IJ-EPA and the IP-PTA. As of March 1, 2018, the preferential tariff commitments under AJCEP have been implemented based on the Minister of Finance Regulation No. 18/PMK. 010/2018. The AHKFTA is intended to be implemented after the Republic has ratified the AHKFTA.

Exports and Imports

Beginning in 2012, the Republic started using a revised methodology in compiling exports and imports data. This revised methodology was implemented in order to comply with international best practices and to improve consistency with other Bank Indonesia publications. As a result of this change, the classification of certain export and import products has changed. Revisions following classification changes were carried out for data published in 2005 onwards. Since March 1, 2014, exporters must declare the value of their exported goods using terms of delivery cost insurance freight in order to enhance the validity and accuracy of freight and insurance data for export activities. The requirements introduced in 2014 have not changed the business process of export transactions, in which the export value is still the real transaction value agreed by exporters and importers.

The following table shows Indonesia’s exports and imports for the periods indicated as published by Bank Indonesia.

Exports and Imports

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Exports:
Oil and gas exports (f.o.b.)	17,184	12,916	15,573	17,614	11,986
Non-oil and gas exports (f.o.b.)	131,941	131,554	153,310	163,111	156,474

Total exports (f.o.b.)	149,124	144,470	168,883	180,725	168,460
Total imports (c.i.f.)	(142,379)	(135,867)	(157,683)	(190,317)	(173,491)

Balance of trade	6,746	8,603	11,199	(9,592)	(5,031)

Source:    Bank Indonesia

P	Preliminary.

In 2015, the trade balance recorded a surplus of U.S.$6.7 billion, higher than the trade deficit of U.S.$2.5 billion in the previous year. This was caused by a 19.9% decrease in imports, which was larger than the 14.9% decrease in exports. Imports decreased sharply in line with limited domestic demand, while persistently low commodity prices and sluggish growth in trade partner countries, such as the United States, China and Singapore resulted in a contraction in exports.

In 2016, Indonesia recorded a trade surplus of U.S.$8.6 billion, higher than the U.S.$6.7 billion surplus recorded in 2015. The higher surplus was caused by a 4.6% decrease in imports, which was higher than the 3.1% decrease in exports, each compared against the previous year. Exports contracted at a lower rate compared to 2015, primarily due to improvements in commodity prices such as coal and palm oil resulting in higher coal and palm oil exports, especially during the second half of 2016.

In 2017, Indonesia recorded a trade surplus of U.S.$11.2 billion, higher than the U.S.$8.6 billion surplus recorded in 2016. The higher trade surplus was caused by an increase in exports of 16.9% to U.S.$168.9 billion, which was higher than the 16.0% increase in imports. This increase in exports was primarily driven by higher commodity prices and improvements in global demand in 2017, while higher imports was in line with increased domestic economic activities in 2017.

In 2018, Indonesia recorded a trade deficit of U.S.$9.8 billion, a reversal of the U.S.$11.2 billion surplus in 2017. The trade deficit was caused by a 20.8% increase in imports, which was higher than 7.0% increase in exports. Imports increased at a higher rate as a result of robust domestic demand, primarily due to higher imports of raw materials and capital goods, including importation for public infrastructure projects. Higher imports were also a result of higher global oil prices. Export growth was lower, in line with lower global trade volumes and weakening global commodity prices.

In 2019, Indonesia recorded a trade deficit of U.S.$5.0 billion, lower than the U.S.$9.6 billion deficit in 2018. The lower trade deficit was caused by a 8.8% decrease in imports, which was higher than the 6.8% decrease in exports. The decrease in exports and imports in 2019 was in line with lower global trade volumes and weakening global commodity prices, which led to real export and import contraction. The lower imports was also in line with the government’s policies to control imports, including the B-20 program.

Export-Import Data from the Central Statistics Agency

In addition to the exports and imports related data published by Bank Indonesia, the Central Statistics Agency or BPS also publishes data relating to imports and exports compiled based on the International Merchandise Trade Statistics Manual issued by the United Nations. Due to the different methods and timing of compiling export-import statistics, the export-import data published by BPS is different to the export-import data published by Bank Indonesia.

The tables below show Indonesia’s exports and imports for the periods indicated as published by the BPS.

	Year Ended December 31,
	2015	2016	2017	2018R	2019P
	(in millions of U.S. dollars)
Exports:
Non-oil and gas exports	131,791.9	132,028.5	153,083.8	162,841.0	154,989.0
Oil and gas exports	18,574.4	13,105.5	15,744.4	17,171.7	12,536.0

Total exports	150,366.3	145,134.0	168,828.2	180,012.7	167,525.0

Imports:
Non-oil and gas imports	118,081.6	116,913.0	132,669.3	158,842.5	148,836.6
Oil and gas imports	24,613.2	18,739.8	24,316.2	29,868.8	21,885.3

Total imports	142,694.8	135,652.8	156,985.5	188,711.3	170,721.9

P	Preliminary.
R	Revision.

The following table sets forth Indonesia’s exports by major commodity groups for the periods indicated.

Exports by Sector

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in thousands of U.S. dollars)
General merchandise	147,724,654	143,104,609	167,001,721	178,702,737	164,915,577
Agricultural
Coffee bean	1,210,617	1,000,542	1,175,625	807,357	872,089
Tea	89,969	85,057	88,171	78,624	63,791
Spices	780,981	698,006	568,048	543,032	560,463
Tobacco	58,878	49,440	55,547	67,005	59,737
Cocoa bean	118,047	85,498	55,522	74,284	82,215
Shrimp and prawn	1,331,640	1,441,142	1,543,894	1,471,051	1,391,141
Other agricultural products	2,174,509	2,135,090	2,447,373	2,781,591	2,805,987

Total Agricultural products	5,764,642	5,494,777	5,934,180	5,822,944	5,835,423

Manufacture products
Textile and Textile products	12,338,750	11,883,661	12,580,222	13,272,404	12,916,809
Processed wood products	3,813,415	3,691,540	3,756,483	4,123,971	3,554,922
Palm oils	15,402,551	14,357,677	18,512,908	16,528,433	14,720,420
Chemicals	2,805,673	3,236,867	4,611,231	4,702,931	4,349,491
Base metal products	7,580,115	7,436,783	9,493,976	12,377,082	13,363,675
Electrical apparatus, measuring instruments and others	8,777,604	8,386,801	8,851,781	9,318,094	9,412,842
Cement	62,539	82,332	128,604	237,185	281,951
Paper and paper products	3,599,154	3,442,980	3,877,961	4,524,415	4,408,263
Processed rubber	5,843,690	5,538,628	7,235,893	6,149,674	5,741,597
Oil products(1)	1,401,627	672,387	1,439,359	1,550,453	1,646,807
Liquefied Petroleum Gas(1)	12,231	44,880	75,797	56,405	9,734
Other manufacture products	44,550,999	47,886,360	51,567,588	53,976,851	52,600,287

Total Manufacture products	106,188,347	106,660,895	122,131,803	126,817,901	123,006,798

Mining products
Copper ore	3,277,196	3,481,608	3,439,732	4,186,888	1,280,055
Nickel ore	0	0	155,189	628,027	1,097,556
Coal	16,004,035	14,563,340	20,473,795	23,967,604	21,687,266
Bauxite	744	431	66,433	265,013	467,585
Crude oil(1)	5,641,245	4,941,219	5,267,880	5,086,551	1,720,014
Natural Gas(1)	9,338,774	6,604,093	7,994,558	9,719,229	7,510,502
o/w LNG	6,894,365	4,841,406	5,566,051	6,665,555	4,914,363
Other mining products	182,769	161,123	180,884	265,312	400,215

Total Mining products	33,444,764	29,751,815	37,578,472	44,118,624	34,163,193
Other merchandise(2)	1,326,902	1,197,123	1,357,266	1,943,268	1,910.164
Other goods(3)	1,399,827	1,365,177	1,880,792	2,022,247	3,544,376

Total Exports	149,124,482	144,469,786	168,882,513	180,724,984	168,459,953

Memorandum(4)
Non-oil & gas exports	131,940,836	131,553,644	153,309,550	163,110,799	156,473,937
Oil & gas exports	17,183,646	12,916,143	15,572,963	17,614,185	11,986,016

Source:    Bank Indonesia

P	Preliminary.
(1)	As a component of oil and gas exports.
(2)	Consists of art goods, goods not elsewhere specified, and goods procured in ports by carriers.
(3)	Consists of non-monetary gold and merchanting goods.
(4)	Presents the classification of exports based on two main groups of commodities: (i) oil and gas and (ii) non-oil and gas.

The table below sets forth Indonesia’s exports by destination for the periods indicated.

Exports by Destination

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in thousands of U.S. dollars)
America
North America
United States of America	15,977,225	16,068,802	17,761,095	18,454,928	17,814,460
Canada	724,445	733,241	820,451	912,897	856,090
Other North America	1,238	1,533	1,487	1,735	1,178
Total North America	16,702,908	16,803,575	18,583,033	19,369,561	18,671,728
Central and South America
Argentina	238,132	219,225	266,407	238,057	202,416
Brazil	1,181,702	1,099,466	1,229,571	1,145,641	1,003,214
Mexico	802,893	795,730	969,911	902,494	933,401
Other Central and South America	1,044,492	1,090,693	1,096,573	1,304,236	1,185,127

Total Central and South America	3,267,219	3,205,114	3,562,461	3,590,428	3,324,157

Total America	19,970,127	20,008,689	22,145,494	22,959,989	21,995,885

Europe
European Union
Netherlands	3,432,577	3,244,318	4,038,134	3,892,838	3,107,324
Belgium	1,108,544	1,123,078	1,240,474	1,261,226	1,075,660
United Kingdom	1,521,994	1,582,654	1,405,751	1,463,845	1,347,574
Italy	1,871,943	1,570,726	1,935,497	1,919,750	1,748,679
Germany	2,654,242	2,632,296	2,660,084	2,699,327	2,400,449
France	971,332	886,124	976,592	1,001,618	1,008,851
Spain	1,476,585	1,578,057	2,009,431	2,264,238	1,606,738
Other European Union	1,763,808	1,816,541	2,060,831	2,572,118	2,213,190

Total European Union	14,801,026	14,433,792	16,326,794	17,074,960	14,508,466

Russia	993,581	1,273,965	1,225,509	1,000,426	862,376
Turkey	1,159,227	1,022,876	1,166,983	1,179,583	1,147,700
Other Europe	1,552,167	2,692,988	1,725,671	1,163,159	1,427,068

Total Europe	18,506,001	19,423,621	20,444,958	20,418,128	17,945,610

Asia and Middle East
ASEAN
Brunei Darussalam	85,589	85,377	64,393	61,402	102,853
Philippines	3,920,827	5,260,823	6,596,663	6,825,281	6,767,838
Cambodia	429,207	424,465	509,699	524,127	609,618
PDR Laos	7,135	5,863	4,199	7,293	6,811
Malaysia	7,489,169	6,860,484	8,289,391	9,007,479	8,697,014
Myanmar	612,315	606,350	827,078	897,486	874,498
Singapore	11,770,922	11,141,463	12,751,079	13,831,319	12,929,812
Thailand	5,414,929	5,380,611	6,346,267	6,697,297	6,167,367
Vietnam	2,716,595	3,016,614	3,560,980	4,534,581	5,134,378

Total ASEAN	32,446,688	32,782,050	38,949,750	42,386,265	41,290,190

Hong Kong SAR	2,048,572	2,127,953	2,393,397	2,557,530	2,492,626
India	11,635,073	10,076,131	13,997,145	13,712,737	11,797,304
Iraq	94,987	91,069	126,070	135,567	168,850
Japan	17,455,820	15,265,069	17,026,602	18,763,677	15,130,594
South Korea	7,334,452	6,390,236	7,371,175	9,047,961	7,017,231
Pakistan	1,988,062	2,017,977	2,396,857	2,411,831	1,917,150
People’s Republic of China	14,611,015	17,037,050	23,238,232	26,946,250	27,955,678
Saudi Arabia	2,060,074	1,327,878	1,380,757	1,221,072	1,503,450
Taiwan	5,573,652	4,225,363	4,835,246	4,748,062	4,404,027
Other Asia and Middle East	6,159,489	5,574,123	6,351,102	6,246,418	6,297,156

Total Asia and Middle East	101,407,884	96,914,899	118,066,334	128,177,369	119,974,257

Source:    Bank Indonesia

P	Preliminary.
(1)	Consists of goods procured in ports by carriers and merchanting goods.

The following table sets forth Indonesia’s imports by major commodity groups for the periods indicated.

Imports by Sector(1)

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in thousands of U.S. dollars)
General Merchandise	141,672,713	135,035,916	156,657,285	188,187,080	171,723,000
Consumption Goods
Food and beverages, primary, mainly for household	1,320,173	1,729,432	2,256,256	2,304,817	2,461,143
Food and beverages, processed, mainly for household	2,332,869	3,008,370	2,892,394	4,182,556	3,427,209
Passenger motor cars	583,152	594,978	571,655	530,492	563,382
Transport equipment, nonindustrial	243,873	142,456	184,479	288,635	237,743
Durable consumer goods	1,073,667	1,208,820	1,557,133	1,985,222	2,069,189
Semi-durable consumer goods	1,965,991	2,221,224	2,841,290	3,592,082	3,802,341
Non-durable consumer goods	2,023,181	2,154,671	2,516,428	3,095,309	2,816,772
Fuels and lubricants, processed, oil products(2)	8,181,422	5,146,414	7,156,986	9,346,912	7,531,780
Goods not elsewhere specified	737,074	824,708	777,941	668,994	663,501

Total Consumption Goods	18,461,404	17,031,073	20,754,563	25,995,020	23,573,060

Raw materials and auxiliary goods
Food and beverages, primary, mainly for industry	4,100,987	4,423,376	5,172,249	5,316,619	5,528,661
Food and beverages, processed, mainly for industry	2,726,501	3,459,829	3,561,421	3,402,989	3,233,934
Industrial supplies, primary	4,616,310	3,986,892	5,018,999	6,103,771	5,650,464,
Industrial supplies, processed	49,421,677	47,299,348	53,844,245	63,771,434	59,354,977
Parts and accessories for capital goods	14,628,024	15,529,878	17,287,162	20,597,484	19,124,730
Parts and accessories for transport equipment	6,139,368	6,384,650	7,528,898	9,048,335	8,241,401
Fuels and lubricants, primary	8,011,548	7,197,942	7,920,735	10,527,350	7,106,269
o/w Crude oil(2)	7,725,385	6,874,010	7,279,080	9,627,278	6,054,275
Fuels and lubricants, processed	8,292,444	6,833,802	9,970,888	11,956,794	10,179,672
o/w Oil products(2)	6,057,936	4,721,414	6,884,186	8,385,774	6,881,369
o/w Liquefied Petroleum Gas(2)	2,061,615	1,841,452	2,754,544	3,142,809	2,876,647

Total Raw materials and auxiliary goods	97,936,858	95,115,716	110,304,596	130,724,776	118,420,107

Capital Goods
Capital goods (except transport equipment)	22,424,297	19,855,824	21,229,079	25,955,366	25,811,572
Passenger motor cars	583,152	594,978	571,655	530,492	563,382
Other transport equipment, industrial	1,847,542	1,966,437	3,223,416	4,245,633	2,676,473

Total Capital Goods	24,854,992	22,417,238	25,024,150	30,731,490	29,051,426

Other merchandise(3)	419,459	471,889	573,977	735,794	678,406

Other goods(4)	706,213	830,884	1,025,757	2,129,700	1,768,419

Total	142,378,926	135,866,800	157,683,042	190,316,780	173,491,419

Source:    Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	As a component of oil and gas imports.
(3)	Consists of goods procured in ports by carriers.
(4)	Consists of nonmonetary gold.

The following table sets forth Indonesia’s imports by country of origin for the periods indicated.

Imports by Place of Origin(1)

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in thousands of U.S. dollars)
America
North America
United States of America	7,608,621	7,419,480	8,156,624	10,133,329	9,292,376
Canada	1,621,298	1,382,005	1,539,436	1,849,810	1,827,252
Other North America	1,756	2,008	24	195	3

Total North America	9,231,676	8,803,494	9,696,084	11,983,334	11,119,630

Central and South America
Argentina	1,298,541	1,373,780	1,150,507	1,438,057	1,810,225
Brazil	2,425,680	2,347,422	1,784,443	1,687,381	1,846,832
Mexico	197,406	177,236	184,127	269,351	252,495
Other Central and South America	392,383	449,709	567,051	516,954	517,974
Total Central and South America	4,314,010	4,348,148	3,686,128	3,911,743	4,427,526

Total America	13,545,685	13,151,641	13,382,212	15,895,077	15,547,156

Europe
European Union
Netherlands	794,586	710,662	1,035,945	1,225,689	859,506
Belgium	560,461	492,260	631,535	611,069	640,921
United Kingdom	816,947	892,660	1,047,837	1,138,205	1,060,357
Italy	1,417,856	1,388,461	1,550,224	1,801,754	1,743,423
Germany	3,453,948	3,152,972	3,502,246	3,909,355	3,421,230
France	1,337,879	1,380,662	1,630,294	1,692,548	1,463,555
Spain	473,990	484,441	482,722	668,137	603,465
Other European Union	2,484,948	2,222,940	2,600,335	2,986,296	2,636,266

Total European Union	11,340,613	10,725,058	12,481,136	14,033,053	12,428,724

Russia	983,680	846,317	1,270,371	1,508,902	1,089,622
Turkey	249,109	308,327	576,238	607,201	341,337
Other Europe	1,335,978	1,857,943	2,100,603	2,267,195	2,250,665

Total Europe	13,909,380	13,737,645	16,428,348	18,416,351	16,110,347

Asia and Middle East
ASEAN
Brunei Darussalam	126,168	88,029	38,021	14,289	29,155
Philippines	684,289	816,532	823,612	904,048	791,066
Cambodia	21,133	25,197	27,942	32,593	40,583
PDR Laos	1,027	4,196	11,897	25,426	31,233
Malaysia	8,464,345	7,247,345	8,750,587	8,767,438	7,832,298
Myanmar	159,685	112,955	145,240	151,124	182,505
Singapore	17,784,006	14,501,421	18,217,827	23,957,617	20,168,401
Thailand	8,074,329	8,647,191	9,037,149	10,557,703	9,079,021
Vietnam	3,146,337	3,228,483	3,163,823	3,658,058	3,653,771

Total ASEAN	38,461,319	34,671,348	40,216,098	48,068,296	41,808,034

Hong Kong SAR	1,806,733	1,814,777	3,054,928	4,306,538	5,136,340
India	2,742,320	2,858,593	3,975,918	4,648,384	4,065,942
Iraq	243	106	168	95	161
Japan	13,255,694	12,981,644	15,363,524	18,304,503	16,084,462
South Korea	8,424,260	6,657,910	8,354,646	9,35,079	8,707,588
Pakistan	173,600	156,774	239,310	642,791	379,989
People’s Republic of China	29,381,441	30,677,815	34,292,172	43,678,116	43,165,693
Saudi Arabia	3,332,183	2,720,977	2,770,951	4,714,594	3,582,502
Taiwan	3,145,310	2,877,222	3,268,451	3,555,643	3,721,549
Other Asia and Middle East	4,617,161	3,661,887	4,900,394	5,424,837	4,721,963

Total Asia and Middle East	105,340,264	99,079,053	116,436,560	142,693,876	131,373,221

Australia and Oceania
Australia	4,811,041	5,241,353	5,915,819	5,651,408	5,460,386
New Zealand	637,396	660,958	732,917	772,749	755,917
Other Australia and Oceania	29,367	37,469	173,445	234,079	213,786

Total Australia and Oceania	5,477,803	5,939,779	6,822,182	6,658,236	6,430,089

Africa
South Africa	231,880	288,464	366,530	584,671	181,345
Other Africa	3,454,454	3,198,328	3,673,232	5,332,776	3,169,854

Total Africa	3,686,335	3,486,792	4,039,762	5,917,447	3,351,199

Unclassified imports(2)	419,459	471,889	573,977	735,794	678,406

Total	142,378,926	135,866,800	157,683,042	190,316,780	173,491,419

Source:    Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	Consists of goods procured in ports by carriers.

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of a country as represented in the current account and the capital and financial account. The current account tracks a country’s trade in goods and services, as well as income and current transfer transactions. The capital and financial account covers all transactions involving capital transfers, acquisition or disposal of non-produced, non-financial assets, and financial assets and liabilities. A balance of payments surplus indicates a net inflow of foreign currencies, while a balance of payments deficit indicates a net outflow of foreign currencies.

The following table sets forth the Republic’s balance of payments for the periods indicated.

Balance of Payments(1)

	Year Ended December 31,
	2015	2016	2017	2018P	2019P
	(in millions of U.S. dollars)
Current account	(17,519)	(16,952)	(16,196)	(30,633)	(30,415)
Goods(2)	14,049	15,318	18,814	(228)	3,513
Total exports (f.o.b.)	149,124	144,470	168,883	180,725	168,460

Non-oil and gas exports	131,941	131,554	153,310	163,111	156,474

Oil and gas exports	17,184	12,916	15,573	17,614	11,986
Total imports (f.o.b.)	(135,076)	(129,152)	(150,069)	(180,953)	(164,947)

Non-oil and gas imports	(112,189)	(111,464)	(127,146)	(151,935)	(142,647)
Oil and gas imports	(22,887)	(17,688)	(22,922)	(29,019)	(22,300)
Services	(8,697)	(7,084)	(7,379)	(6,485)	(7,784)
Primary income	(28,379)	(29,647)	(32,131)	(30,815)	(33,773)
Secondary income	5,508	4,460	4,500	6,895	7,629
Capital account	17	41	46	97	32
Financial account	16,843	29,306	28,686	25,122	36,339

(i) Public sector	17,588	15,992	20,515	8,748	12,548
Portfolio investment	17,778	18,629	21,868	9,732	15,108

Assets	392	1,795	(9)	228	258
Liabilities	17,386	16,835	21,877	9,504	14,850
Other investment	(190)	(2,637)	(1,353)	(983)	(2,560)

Assets	—	(269)	—	—	—
Liabilities	(190)	(2,369)	(1,353)	(983)	(2,560)
Loans	202	(574)	(1,362)	(755)	(2,302)
Drawings	5,139	4,619	3,645	4,588	3,773
Repayments	(4,937)	(5,193)	(5,007)	(5,344)	(6,075)
Other liabilities	(392)	(1,795)	9	(228)	(258)
(ii) Private sector	(745)	13,314	8,171	16,374	23,791
Direct investment	10,704	16,136	18,502	12,511	20,049

Assets	(9,075)	11,594	(2,008)	(6,399)	(4,395)
Liabilities	19,779	4,542	20,510	18,910	24,443
Portfolio investment	(1,595)	366	(809)	(420)	6,441

Assets	(1,660)	423	(3,346)	(5,399)	183
Liabilities	65	(57)	2,537	4,980	6,258
Financial derivatives	20	(9)	(128)	34	179

Other investment	(9,874)	(3,179)	(9,395)	4,249	(2,878)

Assets	(11,812)	1,768	(13,487)	(8,233)	(11,531)
Liabilities	1,938	(4,947)	4,093	12,482	8,653
Errors and omissions	(439)	(305)	(950)	(1,717)	(1,280)

Overall balance	(1,098)	12,089	11,586	(7,131)	4,676

Reserves and related items	1,098	(12,089)	(11,586)	7,131	(4,676)

Memorandum(3)
Reserve asset position	105,931	116,362	130,196	120,654	129,183

Source:    Bank Indonesia

P	Preliminary.
(1)

Bank Indonesia uses (+) and (-) signs in its published data to follow BPM5 whereby (+) means inflow and (-) means outflow. In financial account, (+) denotes increase in liabilities or decrease in assets, while (-) represents increase in assets or decrease in liabilities. The table above has been adjusted to align with the formatting of this prospectus.

(2)	The calculation of export and import figures included in the balance of payments data compiled by Bank Indonesia differs in coverage and timing from the data on export/import trade compiled by BPS.
(3)

Presents the position of reserve assets at the end of period. A surplus/deficit in the overall balance of payments during a reporting period will increase/decrease the outstanding amount of reserve assets at the end of that period.

In 2015, the current account continued to improve, with the deficit falling from U.S.$27.5 billion or 3.1% of GDP in 2014 to U.S.$17.5 billion or 2.0% of GDP in 2015. The improvement in the current account was mainly attributed to the narrowing of the oil and gas trade deficit due to the drop in oil imports brought about by the fall in global crude oil prices and the lower consumption of oil-based fuels as a positive impact of the Government subsidy reforms. On the other hand, the decline in imports of non-oil and gas was in line with reduced domestic demand. The decline in the services account deficit resulted from a decline in transportation services (freight) in line with fewer imports of goods.

Amid growing uncertainty in the global financial markets, the capital and financial account in 2015 posted a surplus of U.S.$16.8 billion, lower than the surplus of U.S.$44.9 billion in 2014. The decrease was primarily due to decline in direct investment inflows and lower corporate funding needs through foreign borrowing in line with slowing domestic economy. In addition, foreign portfolio inflows decreased sharply as uncertainty in the global financial markets increased, although the uncertainty eased in the fourth quarter of 2015. Meanwhile, other investments recorded a deficit of U.S.$9.9 billion, due to increase in private sector deposits in foreign banks as investors’ perception of the domestic economy weakened. Indonesia’s overall balance of payments in 2015 recorded a deficit of U.S.$1.1 billion. As a consequence, international reserves decreased from U.S.$111.9 billion as of December 31, 2014 to U.S.$105.9 billion as of December 31, 2015.

In 2016, the current account deficit decreased compared to 2015, with the deficit of U.S.$17.5 billion or 2.0% of GDP in 2015 falling to U.S.$17.0 billion or 1.8% of GDP in 2016. The lower current account deficit was mainly due to higher non-oil and gas trade surplus and a lower deficit in the oil and gas trade balance and services account due to a lower deficit in transportation services, each as compared to 2015, which was partially offset by a higher deficit in the primary income and a lower surplus in the secondary income. The lower oil and gas trade deficit was due to the drop in oil imports brought about by the fall in global crude oil prices and lower consumption of oil based fuels mainly due to Government subsidy reforms.

Amid growing uncertainty in the global financial markets, the capital and financial account for 2016 posted a surplus of U.S.$29.3 billion, higher than the U.S.$16.8 billion surplus in 2015. The increase was primarily the result of positive sentiment towards the domestic economic outlook and easing global risk. Net direct investment increased from U.S.$10.7 billion in 2015 to U.S.$16.1 billion in 2016. The portfolio investment account also recorded a surplus due to positive sentiment concerning the sound implementation of the Tax Amnesty Law. The other investment deficit shrank on net withdrawals of private sector deposits abroad.

Indonesia’s overall balance of payments in 2016 recorded a surplus of U.S.$12.1 billion compared to the deficit of U.S.$1.1 billion in 2015. The surplus resulted in higher international reserves from U.S.$105.9 billion as of December 31, 2015 to U.S.$116.4 billion as of December 31, 2016.

In 2017, the current account deficit decreased to U.S.$16.2 billion and improved as a percentage of GDP to 1.6% of GDP compared to 1.8% of GDP in 2016. The lower deficit was primarily attributable to a higher trade balance surplus that offset the higher deficit of services and primary income.

Good investor perception of the domestic economic outlook still led to a high capital and financial account surplus that reached U.S.$28.7 billion in 2017. However, the increase in placements of private sectors’ deposits in offshore banks resulted in an increase in net deficit of other investments, leading to capital and financial accounts being lower in 2017 compared to 2016.

Indonesia’s overall balance of payments in 2017 recorded a surplus of U.S.$11.6 billion, slightly lower than the U.S.$12.1 billion surplus in 2016. The surplus resulted in an increase in international reserves from U.S.$116.4 billion as of December 31, 2016 to U.S.$130.2 billion as of December 31, 2017.

In 2018, the current account deficit increased to U.S.$31.1 billion or 3.0% of GDP compared to a U.S.$16.2 billion deficit or 1.6% of GDP in 2017. The higher deficit was mainly due to higher non-oil and gas imports, particularly imports of raw materials and capital goods reflecting robust economic activity in Indonesia, and lower exports of non-oil and gas. The increase in the deficit was also due to an increase in oil imports in line with the increase in average global oil prices and domestic fuel consumption.

Amid high uncertainty in the global financial markets, the capital and financial account recorded a significant surplus of U.S.$25.2 billion in 2018, mainly due to long-term capital inflows from foreign direct investments.

Indonesia’s overall balance of payments in 2018 recorded a deficit of U.S.$7.1 billion, which resulted in a decrease in international reserves from U.S.$130.2 billion as of December 31, 2017 to U.S.$120.7 billion as of December 31, 2018.

In 2019, the current account deficit decreased slowly to U.S.$30.4 billion compared to a U.S.$30.6 billion deficit in 2018. The lower current account deficit was primarily due to goods trade surplus and higher secondary income surplus. Goods trade surplus in 2019 reversed the deficit in the previous year, affected by higher surplus of non-oil and gas and coupled with lower deficit of oil and gas. Meanwhile, higher secondary income surplus was primarily due to an increase of grants receipt and the lower realization of foreign workers remittances payments.

The capital and financial account surplus increased to U.S.$36.4 billion in 2019 compared to a U.S.$25.2 billion deficit in 2018, primarily due to significant inflows in foreign direct investment and portfolio investment.

Indonesia’s overall balance of payments in 2019 recorded a surplus of U.S.$4.7 billion, in line with the higher capital and financial account surplus. Consequently, official reserve assets were U.S.$129.2 billion as of December 31, 2019, an increase from U.S.$120.7 billion as of December 31, 2018.

Financial System

Indonesia Financial Safety Net and Crisis Management

In April 2016, the Law on Prevention and Resolution of Financial System Crisis was passed that revamped the coordination framework for crisis management and resolution among Indonesia Financial Safety Net (“KSSK”) participants and also refined the emphasis on strengthened supervisory capacity, improved banking liquidity and prevention measures. These coordinated policy responses allow an institutionalized early warning system and crisis management protocol which enable KSSK to identify potential disruptions, and determine effective policy responses and resolution steps.

As a KSSK participant, the Ministry of Finance also contributes to safeguard financial system stability. In the event of a disruption, such as sudden reversals in capital flows, the Crisis Management Protocol will be activated to determine the policy response required to maintain market confidence and stability. Policy responses include, amongst others, the Bond Stabilization Framework which provides the mechanism to execute buybacks with several SOEs for the purpose of maintaining stability of the sovereign bond market, placement of funds in instruments with a longer maturity period by issuing longer term securities, debt switching to lengthen debt maturities and reduce the risks associated with refinancing.

Indonesia Deposit Insurance Corporation and Liquidity Support

Since September 2005, the Indonesia Deposit Insurance Corporation, or IDIC, has insured customers’ deposits and actively participated in maintaining the stability of the financial system. The IDIC membership is compulsory for every bank conducting business in Indonesia. The prevailing IDIC coverage is up to Rp2 billion for each depositor in any one bank. The IDIC will pay, in accordance with its procedures, deposit insurance claims when a member bank has its license revoked by the OJK. The maximum amount of deposit insured can be adjusted, among others, in the event of a crisis that can potentially decrease public trust in the banking system or affect the stability of the financial system.

The Government’s policy on addressing sudden reversals in capital flows involves, among others, the implementation of a Crisis Management Protocol, which involves cooperation between the Ministry of Finance, Bank Indonesia, OJK and IDIC. In the event of a financial crisis, policy steps could include executing buybacks for stabilization in the event of a disruption; taking steps to enhance cooperation among Government institutions, Bank Indonesia, SOEs, regulators and other market participants to maintain stability of the sovereign bond market; and encouraging the placement of funds in instruments with a longer maturity by issuing longer term securities and debt switching to lengthen debt maturities and reduce risks associated with refinancing.

In April 2016, the parliament passed Law No. 9 of 2016 Law concerning Prevention and Resolution of Financial System Crisis, which provides a clear division of responsibilities between the Ministry of Finance, Bank Indonesia, OJK and IDIC in preventing and resolving crises in the financial system through the establishment of a Financial System Stability Committee composed of the Minister of Finance, Governor of Bank Indonesia, Chairman of the Board of Commissioner of OJK and Chairman of the Board of Commissioner of IDIC. The Financial System Stability Committee aims to provide a coordinated policy response on the basis of regular monitoring of key areas of the financial system.

The Banking System

The Government’s policies for the banking sector emphasize the strengthening of the banking system.

The law governing Bank Indonesia, Indonesia’s central bank, was amended in 2004 to, among other things, provide that Bank Indonesia will conduct monetary policy to achieve an inflation target as determined by the Government in consultation with Bank Indonesia. It also provides for the creation of the Bank Indonesia Supervisory Board, or Supervisory Board, to assist the DPR in conducting oversight of Bank Indonesia’s internal financial management. The Supervisory Board comprises five members chosen by the DPR and appointed by the President for three-year tenures. The January 2004 amendment also stipulates that Bank Indonesia is the lender of last resort to ensure the stability of the financial system. Bank Indonesia’s banking supervision function was transferred to the OJK on December 31, 2013. The latest amendment to the Central Bank Law was in 2008, mainly to amend the collateral requirement on Sharia financing, certain provisions of which were revoked by the Law on Prevention and Resolution of Financial System Crisis enacted in April 2016.

The authorities implement risk mitigation by strengthening micro and macro-prudential surveillance. Micro-prudential surveillance is performed on an individual bank or financial institution in order to ensure the fulfillment of prudential regulations through on-site and off-site supervision. Additionally, macro-prudential surveillance also aims to ensure that prudential regulations are adhered to at the industry level as an aggregate.

Under a framework of strengthening micro-prudential surveillance, a number of measures have been introduced by Bank Indonesia and the OJK to bolster and improve surveillance in order to better anticipate the symptoms of troubled banks on a risk basis, as well as enhance the quality of human resources through training, attachments and certification programs.

In addition, improvements to the tools and methodologies used in surveillance are ongoing in order to reinforce macro-prudential aspects, among others, stress testing, probability of default analysis, transition matrices and other early warning mechanisms. The creation of the financial system safety net also assists authorities to mitigate potential systemic risks that might arise.

OJK has issued banking regulations that are in line with the international standards, such as the Basel framework. In terms of the capital reforms, OJK issued its rule for the Basel III capital framework in December 2013, which was amended in February 2016. These cover (i) raising the quality of regulatory capital, (ii) setting a minimum Tier 1 and CET 1 ratio of 6% and 4.5%, respectively, as well as a minimum capital requirement based on risk profile between 8% to 14%, and (iii) building-up of adequate buffers above the minimum capital requirement based on risk profile (including a capital conservation buffer, countercyclical buffer and capital surcharge for D-SIBs). In 2015, OJK issued regulation regarding D-SIB methodology and capital surcharge application which was applied for the first time in January 2016.

As part of its Basel III implementation policies, OJK issued regulations for the Basel III Liquidity framework, Liquidity Coverage Ratio, or LCR, Net Stable Funding Ratio, or NSFR, and the risk weighted assets, or RWA, calculation relating to derivative transactions. The LCR regulation was issued in December 2015 and requires banks to maintain short-term liquidity through high quality liquid assets that meet their liquidity needs for thirty days. The NSFR regulation was issued in July 2017 and uses NSFR as an indicator to evaluate a bank’s long-term liquidity risk by comparing the amount of stable funding available to the bank with the amount of stable funding required by the bank. It aims to reduce long-term liquidity risk by requiring banks to fund activities from stable and adequate sources of funds. Regulations relating to the RWA calculation for derivative transactions were issued in September 2017, providing guidelines for calculating the risk exposure to derivative transactions due to counterparty credit risk.

Under the Prevention and Resolution of Financial System Crisis law, OJK has issued regulations concerning a systemic bank recovery plan in April 2017. These regulations establish the requirements for systemic banks to prepare and submit recovery plans. Systemic banks are also required to have guidelines in relation to the recovery plan in place, which are prepared by taking into account the governance principles supporting the implementation of the recovery plan. Moreover, systemic banks are also obliged to evaluate and perform stress testing in order to assess the adequacy of their recovery plans at least once a year.

As of December 31, 2019, total banking assets were Rp8,726.4 trillion, consisting of commercial bank assets of Rp8,563.0 trillion and rural bank assets (including assets of sharia rural banks) of Rp163.4 trillion.

Islamic Financial System

The Government believes that the Islamic finance banking industry has an opportunity to grow rapidly in Indonesia, which has the largest Muslim population in the world. The industry provides the Muslim community with alternative financial products and services that conform to Sharia principles. These Sharia principles as applied to the Islamic finance banking industry includes Sharia concepts related to mudarabah (profit and loss sharing), wadiah (safekeeping), musharaka (joint venture), murabahah (cost plus), and ijar (leasing). Sharia prohibits riba, or usury, defined as interest paid on all loans of money. Furthermore, investments in some businesses that provide goods or services considered contrary to Islamic principles (such as pork or alcohol) are also considered haraam (sinful and prohibited) under Sharia principles. To assist with the development and growth of Islamic financial services in Indonesia, these alternative financial products are considered an integral part of the banking industry and contribute to enhancing the stability of the Indonesian financial system by supporting national economic development in Indonesia.

In July 2008, the Sharia Banking Law was enacted to facilitate the expansion of the Indonesian Islamic banking industry. The Sharia Banking Law applies Sharia principles to banking for Sharia banks and Sharia divisions of conventional banks, prohibiting the payment and receipt of interest and providing that returns on funds that are distributed or lent out must be based on the actual profits generated. The Sharia Banking Law also prohibits Islamic banking business and transactions that would support practices or products forbidden or discouraged by Sharia principles. This law also requires existing Sharia divisions of commercial banks to operate as separate Islamic commercial banks if such a division’s assets account for at least half of the parent commercial bank’s assets or within 15 years of the enactment of the Sharia Banking Law. The Government believes that this legislation will better position Indonesia as a venue for Islamic banking and finance.

One of the main challenges for Indonesia’s Sharia capital markets is the small number of companies that issue Sharia-compliant products such as Islamic bonds, or Sukuk. For example, of the 89 underwriters licensed by OJK as of December 31, 2019, only 28 were involved in issuances of Sukuk, and only 57 of 98 investment managers (including one Sharia investment manager fully managing Sharia funds) were licensed by OJK.

The Indonesian Islamic financial industry has been developing under the regulatory authority of OJK (since December 31, 2013) and previously Bank Indonesia, which formulates and publishes a strategic plan for the development of the industry. OJK has established a new strategic plan for the development of Indonesia’s Islamic banking industry for 2015-2019. This new strategic plan is expected to provide guidelines that include detailed initiatives as well as specific objectives for the Sharia banking industry to achieve. This strategic plan for the development of the national Sharia banking industry is recognized as the “Roadmap of Indonesian Islamic Banking 2015-2019” with a view to “establish an Islamic banking industry that provides significant contributions to sustainable economic growth, equitable development, financial system stability and is highly competitive.” The roadmap includes, among others, the following measures: (i) issuance of regulations concerning new Sharia investment products such as project-based Sharia funds, (ii) developing a Sharia-compliant set of securities laws, (iii) building infrastructure that supports the Islamic financial system, including a Sharia stock online trading system, more varied Sharia stock indexes and other systems that support the liquidity of Sukuk, and (iv) development of a Sharia capital markets information technology infrastructure.

OJK and Bank Indonesia have issued various regulations in order to support the growth and development of the Sharia banking industry taking into account precautionary principles and Sharia principles.

The Sharia Non-Bank Financial Industry (Industri keuangan Non Bank Syariah or IKNB Sharia) is also supervised by OJK and consists of the Sharia Insurance Company, the Sharia Pension Fund, the Sharia Financial Institution and other Sharia Financial Service Institutions. OJK issued a regulation to govern the Sharia pension funds which came into force in September 2016. Under the regulation, management of Sharia pension funds may be conducted by way of: (i) establishment of Sharia pension fund, (ii) conversion of pension fund into Sharia pension fund, (iii) formation of Sharia unit in Employee Pension Fund, or (iv) sale of Sharia investment package in financial institution pension fund. There are currently no established Sharia pension funds in Indonesia.

As of December 31, 2019, assets of Sharia banks were Rp538.3 trillion, or 6.2% of Indonesia’s total banking assets.

Anti-Money Laundering Regime

Various financial regulatory agencies in the Republic were formed to combat money laundering activities within Indonesia. In 2002, the Government enacted an anti-money laundering law, or 2002 AML Law, and established a financial intelligence unit, the Indonesian Financial Transaction Reports and Analysis Centre, or INTRAC/Pusat Pelaporan Analisis Transaksi Keuangan or PPATK. The PPATK’s duties were later expanded to include matters relating to countering terrorism financing, and consequently, the PPATK was appointed to be the focal point of countering money-laundering and financing of terrorism in Indonesia.

Some of the significant progress made in implementing the Government’s anti-money laundering laws and countering financing of terrorism, or CFT, national strategies in the last few years includes: promulgating a new Anti-Money Laundering Law, namely, Law No. 8 of 2010 on the Prevention and Eradication of Money Laundering Crimes, or 2010 AML Law, and the ratification of the UN Convention against Transnational Organized Crime. The 2010 AML Law came into force on October 22, 2010 replacing the 2002 AML Law, as amended, to be in line with current international standards and best practices.

As part of the implementation of the Government’s policy to prevent and eradicate the crime of money laundering, the PPATK has issued and continues to issue various regulations as further implementation of the 2010 AML Law.

On March 13, 2013, the DPR adopted the Law No. 9 of 2013 on the Prevention and Eradication of the Financing of Terrorism, or Law No. 9. Law No. 9 comprehensively regulates: (i) the criminalization of terrorist financing offenses and other offenses related to terrorism financing offenses; (ii) the application of the principle of recognizing users of financial services; reporting and compliance monitoring; (iii) surveillance activities through a remittance transfer system or through other systems by financial service providers; (iv) control disposition of cash and/or other payment instruments into or outside the Indonesian customs area; (v) blocking mechanisms relating to the movement of cash and/or other payment instruments; (vi) the inclusion in the list of suspected terrorists and terrorist organizations; and (vii) arrangements regarding the setting of the investigation, prosecution, and examination at trial.

Terrorism financing within the scope of Law No. 9 includes acts committed, directly or indirectly, in order to provide, gather, give, or lend funds to those who are known to intend to commit an act of terrorism. In addition to individuals, Law No. 9 regulates the criminalization of terrorist financing to terrorist organizations. Terrorist organizations within Law No. 9 can include a collection of people who have a common goal and that, based on a court decision, have committed an act of terrorism. Parties that are named in lists of terrorist organizations also fall within the scope of Law No. 9.

OJK issued a new regulation concerning the implementation of anti-money laundering and prevention of terrorism financing in financial services sector in March 2017, namely the OJK Regulation No. 12/POJK.01/2017 and a circular letter in June 2017, namely the circular letter No. 32/SEOJK/03/2017. This regulation requires any financial service provider to identify, assess and understand the risk of money laundering and/or terrorism financing crimes related to customers, countries, geographic areas, products, services, transaction or delivery channels. To perform these types of activities, the financial service provider must establish policies, supervision and maintenance procedures and mitigation of money laundering and terrorism financing risks and establish a special task force and/or appoint an officer to act as a person-in-charge for the implementation of anti-money laundering and anti-terrorism financing programs. The financial service provider is required to submit suspicious financial transaction reports, cash transaction reports and other reports to the PPATK.

Bank Indonesia

Bank Indonesia’s statutory mandate states that “the objective of Bank Indonesia is to achieve and maintain the stability of the Rupiah.” Rupiah stability can be measured in terms of its value vis-à-vis either domestic or external goods. Rupiah stability relative to domestic goods is reflected in the inflation rate, while stability relative to external goods is represented by the exchange rate of the Rupiah against other currencies. Market conditions determine the Rupiah exchange rate, consistent with the floating exchange rate system adopted by Bank Indonesia in August 1997. See “Foreign Exchange and Reserves — Exchange Rates.” Bank Indonesia may, however, continue to use its policy instruments to minimize exchange rate fluctuations.

Bank Indonesia, as a separate legal entity from the Government, has its own assets and its own liabilities. The foreign exchange reserves held by Bank Indonesia are recorded on the assets side of the Bank Indonesia balance sheet, while certain items of foreign debt (such as loans from the IMF) are liabilities of Bank Indonesia.

The following table sets forth the balance sheet of Bank Indonesia and was prepared in accordance with the Monetary and Financial Statistics Manual published by the IMF, as of the dates indicated.

Analytical Balance Sheet of Bank Indonesia

	As of December 31,					As of January 31,
	2015	2016	2017	2018	2019P	2020P
	(in billions of Rupiah)
Base Money (M0)	918,421	945,916	989,565	1,069,554	1,111,506	1,008,108
Currency in Circulation(1)	528,537	586,763	612,545	749,167	793,727	716,512
Commercial Banks Demand Deposits at Bank Indonesia	287,484	308,756	288,824	319,653	316,598	291,342
Private sector Demand Deposits	1,397	366	361	734	1,181	254
Bank Indonesia Certificates (SBI)(2)	101,002	50,031	87,835	—	—	—
Factors Affecting Base Money (M0)	918,421	945,916	989,565	1,069,554	1,111,506	1,008,108
Net Foreign Assets	1,351,402	1,422,446	1,525,701	1,708,563	1,759,105	1,763,450
Claims on Non-Residents	1,424,331	1,529,331	1,642,137	1,829,782	1,874,561	1,877,152
Liabilities to Non-Resident	(72,929)	(106,886)	(116,436)	(121,219)	(115,545)	(113,702)
Claims on Other Depository Corporations	1,489	465	362	158	56	56
Liquidity Credits	978	56	56	56	56	56
Other Claims	511	409	307	102	—	—
Net claims on central Government	168,098	91,814	82,455	22,027	(6,890)	(32,623)
Claims on central Government	237,218	241,710	207,515	197,009	155,269	154,541
Liabilities to central Government	(69,120)	(149,895)	(125,060)	(174,982)	(162,159)	(187,164)
Claims on Other Sectors	7,927	7,865	7,505	10,410	10,106	10,092
Claims on Other Financial Institutions	1	0	0	—	—	—
Claims on Private Sectors	7,926	7,865	7,505	10,410	10,106	10,092
Open Market Operations(3)	(246,403)	(177,243)	(259,798)	(170,345)	(173,675)	(272,292)
Other Liabilities to Commercial & Rural Banks	(74,899)	(83,990)	(80,483)	(97,969)	(89,668)	(90,734)
Deposits included in Broad Money (M2)	—	—	0	—	—	—
Deposits excluded from Broad Money (M2)	(17)	(192)	(9)	(8)	—	—
Shares and Other Equity	(288,822)	(313,331)	(252,816)	(371,443)	(354,651)	(329,619)
Net Other items	(353)	(1,918)	(33,352)	(31,850)	(32,786)	(40,222)

Source:    Bank Indonesia

P	Preliminary.
(1)	Currency outside banks plus cash in vault.
(2)

SBI which is used to fulfill the secondary statutory reserve requirement of banks and accounted for as primary money supply components. Included in Base Money from October 2009 to June 2018. Starting from July 2018 SBI is not accounted as component of primary money supply, due to changes in the reserve requirement regulation.

(3)

Consists of total SBI after it is reduced by the SBI used to fulfill the secondary statutory reserve requirement of banks, and is accounted for as a primary money supply component (see footnote 2). Such SBI types include: Syariah SBI, Third Party Syariah SBI, Bank Indonesia Facility, Fine Tune Operation, Government Bonds, State Syariah Negotiable Paper, and Reserve Reverse Repo Government Bonds.

Banks and Other Financial Institutions

The Indonesian financial system consists of banks and non-bank financial institutions. Non-bank financial institutions consist of, among others, insurance companies, pension funds, finance companies, venture capital companies, securities companies, mutual funds, credit guarantee companies and pawn shops.

The following table sets forth the total number of financial institutions in operation and their share of total assets of the financial system as of the date indicated.

Indonesian Financial Institutions as of December 31, 2019

	Number of institutions		Assets*		Percentage of total assets
			(in trillions of Rupiah)		(%)
Banking:
Commercial banks	110		8563		73.8
Rural credit banks(1)	1,545		163.4		1.4

Total banking	1,655		8,726.4		75.2

Insurance:
Life insurance	60		590.7		5.1
General insurance & Reinsurance	85		190.61		1.6
Social insurance(2)	5		577		5.0

Total insurance	150		1,358.31		11.7

Pension funds:
Financial institution pension funds	26		99.4		0.9
Employer pension funds	201		196.2		1.7

Total pension funds	227		295.6		2.5

Finance companies(3)	184		518.1		4.5
Venture capital companies	60		18.7		0.2
Securities companies	124	(3)	61.7	(4)	0.5
Mutual funds (collective investment schemes, not institutions)	2,181		542.3		4.7
Credit guarantee companies	22		21.9		0.2
Pawn shops	83		65.7		0.6

Total	3,108		11,608.7		100.0

Sources:    OJK

*	Unaudited.
(1)	Including sharia rural banks.
(2)	Social insurance encompasses traffic and public transportation, health social security programs, worker social security programs and insurance for civil servants and the armed forces.
(3)	Finance companies provide financing for leasing, factoring, consumer finance and credit cards.
(4)	Only assets of securities companies as members of a securities exchange.

Indonesian banks are divided into two categories: commercial banks and rural banks. Both commercial and rural banks may operate under either conventional banking principles or under Sharia principles.

The OJK is responsible for the regulation and supervision of the insurance industry. Development of this sub-sector has required the implementation of more robust regulatory requirements and, in particular, improved capital requirements, including requirements to continuously maintain a specified ratio of risk-weighted assets to risk-weighted liabilities.

Pension funds are divided into two categories: employer pension funds and financial institution pension funds. Employer pension funds may be run either as defined benefit plans or as defined contribution plans, while financial institution pension funds may only be run as defined contribution plans.

Indonesia’s other non-bank financial institutions include finance companies, guarantee companies, venture capital companies, Indonesia export credit agencies, infrastructure financing companies and secondary mortgage facilities companies.

Bank Assets and Liabilities

The following table sets forth the consolidated balance sheets of the commercial banks as of the dates indicated.

Consolidated Balance Sheet of Commercial Banks

	As of December 31,
	2015	2016	2017	2018	2019P
	(in trillions of Rupiah)
Assets
Loans	4,092.1	4,413.4	4,781.9	5,358.0	5,683.8
Interbank Assets	211.9	207.1	235.6	221.0	245.3
Placements at Bank Indonesia	685.6	717.8	701.3	767.1	766.8
Securities (including Government Bonds)	660.8	860.5	1,035.4	941.9	1,012.7
Equity Participation	25.6	33.9	39.7	43.5	50.8
Other Claims	155.5	171.3	218.6	293.4	329.9
Others	297.7	325.8	375.2	443.3	473.7

Total Assets	6,129.4	6,729.8	7,387.6	8,068.3	8,563.0

Liabilities
Third Party Funds	4,413.1	4,836.8	5,289.2	5,630.5	5,998.6
Liabilities owed to Bank Indonesia	0.7	0.8	1.2	2.8	2.1
Interbank Liabilities	161.1	168.5	184.2	192.5	197.5
Securities	65.5	93.2	113.3	115.1	135
Borrowing	177.7	179.7	199.1	296.7	299.1
Other Liabilities	109.6	100.7	121.2	206.5	187.4
Guarantee Deposits	6.3	5.2	5.9	4.6	4.2
Others	383.9	432.3	441.2	485.4	493.0
Capital:
Paid in Capital	164.3	176.7	196.3	209.3	211.8
Reserves	81.7	64.8	65.3	68.3	75.1
Current Earnings/Loss	104.6	106.5	131.2	150.0	156.5
Retained Earnings/Loss	323.8	411.2	469.9	542.9	615.1
Estimates of Additional Paid in Capital	96.2	111.7	124.7	114.5	144.1
Others	40.9	41.7	44.7	49.2	43.5

Total Liabilities	6,129.4	6,729.8	7,387.6	8,068.3	8,563.0

Source:     OJK.

P	Preliminary.

The following table shows the average capital adequacy ratio of the banking system as of the dates indicated:

Average Capital Adequacy Ratios

	As of December 31,
	2015	2016	2017	2018	2019P
	(percentages)
CAR	21.4	22.9	23.2	22.9	23.4

Source:    Bank Indonesia and OJK

P	Preliminary.

Non-Performing Loans

Since the beginning of 2005, Indonesian banks have been required to calculate their non-performing loans, or NPLs, using international best practices-based standards that require banks to classify as “non-performing” all loans to any borrower if any of that borrower’s loans are non-performing. Banks nationwide are required to apply the same uniform loan classification system to all loans meeting one of three criteria: (i) loans greater than Rp10 billion that are made to one borrower or one similar project; (ii) loans between Rp1 billion and Rp10 billion that are made to one of the 50 largest debtors of the lending bank; and (iii) loans based on joint financing to one borrower or one project.

The following table shows the gross NPL ratios as of the dates indicated.

Non-Performing Loans Ratios

	As of December 31,
	2015	2016	2017	2018	2019P
	(percentages)
Gross NPL ratios	2.5	2.9	2.6	2.4	2.5

Source:    Bank Indonesia and OJK

P	Preliminary.

Capital Markets and Capital Markets Regulation

The Indonesian capital markets are regulated by the OJK, which superseded the Capital Markets and Financial Institutions Supervisory Agency (Badan Pengawas Pasar Modal dan Lembaga Keuangan or Bapepam-LK) and assumed its duties and functions when Bapepam-LK and the Ministry of Finance’s Directorate General of Financial Institution, or DJLK, were merged into a single unit on December 31, 2012.

The regulatory framework for the Indonesian capital markets is provided by the Capital Markets Law No. 8 of 1995 on Capital Markets, or Capital Markets Law. The Capital Markets Law granted the original regulatory authority (and its successors, including OJK) authority in the fields of regulation, development, supervision and law enforcement. The law also provides the authority and responsibilities of self-regulatory organizations, capital market institutions, professionals and firms conducting business in the capital markets. According to the Capital Markets Law, OJK is responsible for the guidance, regulation and day-to-day supervision necessary to implement orderly, fair and efficient capital markets and to protect the interests of investors and the public.

Over the past few years, OJK has introduced rules to strengthen its supervisory and enforcement capacity over Indonesia’s capital markets and to promote sound and transparent capital markets. It has exercised its authority over publicly listed companies by issuing new corporate governance regulations to make corporate management and audit committees more directly responsible for financial reports. OJK has also issued revised regulations on the content of listed companies’ annual reports, general meeting of shareholders, board of directors and board of commissioners, remuneration and nomination committees, and corporate secretary.

The following table sets forth key indicators regarding the Indonesian Stock Exchange (Bursa Efek Indonesia or IDX) and any securities traded on the IDX as of December 31, 2019.

Indonesian Stock Exchange

IDX
Market capitalization (in trillions of Rupiah)	7,265.0
Listed shares (in billions of shares)	5,736.1
Average daily transaction value (in billions of Rupiah)(1)	9,184.9
Average daily transaction volume (in millions of shares)(1)	14,708.8

Source:     IDX

(1)	For the three months ended December 31, 2019.

As the largest Muslim country in the world, Indonesia has been engaged in an initiative to establish a legal framework for the development of an investor market in Indonesia for Sharia-compliant securities, which are securities that comply with the tenets of Islamic legal principles. The OJK and Bapepam-LK issued various regulations on the form and issuance of Sharia-compliant commercial paper and mutual funds to enhance the growth of the Sharia-compliant securities industry and to provide alternative mutual fund products to investors within Indonesia as well as to attract Muslim investors outside Indonesia.

The IDX, a self-regulatory body, has two indices based on Sharia stock, the Jakarta Islamic Index, or JII, and the Indonesia Sharia Stock Index, or ISSI.

The JII is a stock market index established on the Indonesian Stock Exchange. The JII was launched in 2000 and consists of the 30 largest Sharia-compliant listings by market capitalization and average liquidity in the regular market. As of December 31, 2019, the market capitalization of the JII was Rp2,340.5 trillion.

The IDX launched the Indonesia Sharia Stock Index, or ISSI on May 12, 2011. The ISSI is comprised of 429 Sharia stocks which are listed on the IDX as of December 20, 2019. As of December 31, 2019, the market capitalization of the ISSI was Rp3,744.8 trillion.

Monetary Policy

Bank Indonesia conducts its monetary policy under two principles: first, inflation targeting framework, or ITF, was adopted as the anchor of monetary policy. Second, a floating exchange rate system was introduced under which Bank Indonesia may intervene in the foreign exchange market, but the objective of Bank Indonesia’s intervention is not to achieve a particular exchange rate level but to avoid excessive volatility.

Bank Indonesia adopted the ITF in July 2005. It replaced the previous monetary policy that used base money as the monetary policy target. At the operational level, the monetary policy stance is reflected in the setting of the policy rate, BI Rate, with the expectation of influencing money market rates and in turn the deposit rates and lending rates in the banking system. Changes in these rates will ultimately influence inflation. While other factors in the economy are also taken into account, Bank Indonesia will normally raise the BI Rate if future inflation is forecasted ahead of the established inflation target. Conversely, Bank Indonesia will lower the BI Rate if future inflation is predicted below the inflation target.

In order to strengthen its monetary policy framework, Bank Indonesia introduced a new benchmark rate effective from August 19, 2016, namely the Bank Indonesia 7-Day Reverse Repo Rate, or BI Repo Rate, to replace the BI Rate. The BI Repo Rate changes the tenor of the policy rate from a 360 day tenor (used in the BI Rate) to 7-day tenor money market rates. The change aims to improve the effectiveness of monetary policy in influencing money market rates and bank rates, both lending and funding rates. The enhancement is directed to strengthen the effectiveness of policy rate setting as a tool to achieve monetary policy operational targets as reflected in the overnight interbank rates.

Implementation of the BI Repo Rate is also complemented by normalization of the interest rate corridor in which the Lending Facility, or LF, and the Deposit Facility, or DF, are positioned symmetrically from the BI Repo Rate at a spread of 75 basis points, or bps.

In order to ensure financial and macroeconomic stability, Bank Indonesia also deploys a variety of policy instruments (policy mix approach) which consist of (i) policy rate to anchor inflation expectation complemented by (ii) exchange rate flexibility to lessen pressure on current account, (iii) capital flow management to dampen short-term excessive volatility of exchange rate, (iv) appropriate macro-prudential measures, and (v) ensure good communication to the public. Bank Indonesia also pursues financial market deepening to support the stability of the Rupiah exchange rate and enhance the effectiveness of transmission of monetary policy.

The year 2018 saw several interest rate hikes by Bank Indonesia, supported by policies to implement Domestic Non-Deliverable Forwards (“DNDF”) transactions to accelerate forex market deepening while providing alternate hedging instruments for banks and corporations to strengthen the stability of the Rupiah. A DNDF transaction is a forward transaction with netting settlement in the domestic forex market using Rupiah. The reference rates are JISDOR for USD against IDR and Bank Indonesia’s FX Transaction Midrate for non-USD against IDR. DNDF transactions can be done by banks with customers and foreign parties to hedge foreign exchange risks, and must be supported by an underlying transaction in the form of trade in goods and services, investment, and bank loans in foreign currency.

To further support financial market deepening, specifically in the Rupiah money market, Bank Indonesia also introduced a regulation on Rupiah interest rate derivatives, namely interest rate swaps and the overnight index swaps. These instruments are expected to provide alternative hedging instruments against domestic interest rate changes. Together with the publication of the Indonesia overnight index average, or IndONIA, since August 2018 and efforts to strengthen the Jakarta interbank offer rate, or JIBOR, credibility, this new regulation is expected to support the creation of more transparent yield curves in the money market and bond market, while also strengthening monetary policy transmission and deepening the government and corporate bond markets.

From December 2018 to June 2019, Bank Indonesia maintained the Bank Indonesia 7-Day Reverse Repo Rate at 6.00%, while also maintaining the Deposit Facility and Lending Facility rates at 5.25% and 6.75%, respectively. Seeking to ensure adequate liquidity in the banking industry in order to finance economic activity, in June 2019, Bank Indonesia lowered the Rupiah reserve requirement for conventional and Islamic banks by 50bps to 6.0% and 4.5% respectively, with the average reserve requirements remaining at 3.0%, effective from July 1, 2019. The decision is consistent with ongoing efforts to reduce the current account deficit to a manageable threshold and maintain the attractiveness of domestic financial assets. Bank Indonesia also implemented monetary operations strategies to maintain adequate liquidity in the Rupiah money market and foreign exchange market in order to support monetary and financial system stability. To ensure adequate liquidity is available in the banking system, Bank Indonesia instituted accommodative macroprudential policies by holding the countercyclical capital buffer at 0%, the Macroprudential Liquidity Buffer at 4% with flexible repos at 4% and the Macroprudential Intermediation Ratio in the 84-94% range.

In July 2019, Bank Indonesia lowered the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 5.75%, Deposit Facility rates were lowered by 25 bps to 5.00% and Lending Facility rates were lowered by 25 bps to 6.50%. In August 2019, Bank Indonesia lowered the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 5.50%, Deposit Facility rates were lowered by 25 bps to 4.75% and Lending Facility rates were lowered by 25 bps to 6.25%. This decision is consistent with low inflation projected below the midpoint of the target corridor, attractive returns on domestic financial investment assets that support external stability, as well as a pre-emptive measure to safeguard future economic growth momentum against the impact of global economic moderation. The Bank Indonesia monetary operations strategy remained oriented towards ensuring adequate liquidity and increasing money market efficiency, thus strengthening the transmission of accommodative monetary policy.

In September 2019, Bank Indonesia lowered the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 5.25%, Deposit Facility rates were lowered by 25 bps to 4.50% and Lending Facility rates were lowered by 25 bps to 6.00%. This decision is consistent with low inflation projected below the midpoint of the target corridor, attractive returns on domestic financial investment assets and as a pre-emptive measure to stimulate domestic economic growth momentum against a backdrop of global economic moderation. To strengthen the policy mix in terms of building economic growth momentum, Bank Indonesia relaxed macroprudential policy in order to increase bank lending capacity and catalyze demand for new loans. Bank Indonesia also refined MIR/Sharia MIR by expanding the loan/financing components received by the banks as a source of funds when calculating the MIR/Sharia MIR. Effective 2 December 2019, Bank Indonesia adjusted macroprudential policy in the property and automotive sectors by: (i) relaxing the loan-to-value ratio for property loans and the financing-to-value ratio for property financing; (ii) providing an additional incentive on the loan-to-value ratio for green property loans and the financing-to-value ratio for green property financing; (iii) relaxing down payments on automotive loans or financing; and (iv) providing additional incentive on down payments on green automotive loans.

In October 2019, Bank Indonesia continued to lower the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 5.00%, Deposit Facility rates were lowered by 25 bps to 4.25% and Lending Facility rates were lowered by 25 bps to 5.75%. This policy is consistent with a controlled inflation outlook and attractive returns on domestic financial investment assets, and as a pre-emptive measure to stimulate domestic economic growth momentum against a backdrop of global economic moderation. Furthermore, the policy is supported by a monetary operations strategy optimized to maintain adequate liquidity and facilitate the effective transmission of an accommodative policy mix. Bank Indonesia is maintaining an accommodative macroprudential policy stance in order to stimulate bank lending and expand economic financing. Payment system policy and financial market deepening will also be strengthened to foster economic growth.

In November 2019, Bank Indonesia held the Bank Indonesia 7-Day Reverse Repo Rate at 5.00%, while also maintaining the Deposit Facility and Lending Facility rates at 4.25% and 5.75%, respectively. Monetary policy remains accommodative and is consistent with a controlled inflation outlook in the target corridor, maintained external stability as well as efforts to maintain domestic economic growth momentum against a backdrop of global economic moderation. Effective January 2, 2020, Bank Indonesia lowered the minimum Rupiah Reserve Requirements for Conventional Commercial Banks and Islamic Banks/Islamic Business Units by 50 bps to 5.5% and 4.0% respectively, while holding the average reserve requirements at 3.0%. The policy move was taken to ensure adequate additional liquidity in the banking system to increase financing and support economic growth. The prevailing monetary operations strategy was further strengthened to maintain adequate liquidity and facilitate effective transmission of the accommodative policy mix.

In December 2019, Bank Indonesia held the Bank Indonesia 7-Day Reverse Repo Rate at 5.00%, while also maintaining the Deposit Facility and Lending Facility rates at 4.25% and 5.75%. Bank Indonesia aimed to continue to orient monetary operations towards maintaining adequate liquidity, particularly when approaching year end, and supporting the transmission of an accommodative policy mix. Bank Indonesia also aimed to maintain accommodative macroprudential policy to stimulate economic financing in line with the suboptimal financial cycle, while also paying due consideration to prudential principles. Payment system policy and financial market deepening is aimed at strengthening and supporting economic growth. The policy response was also aimed at maintaining economic stability and bolstering economic growth momentum in Indonesia to mitigate global risks.

In January 2020, Bank Indonesia held the Bank Indonesia 7-Day Reverse Repo Rate at 5.00%, while also maintaining the Deposit Facility and Lending Facility rates at 4.25% and 5.75%. Monetary policy remains accommodative and is consistent with controlled inflation in the target corridor, maintained external stability as well as efforts to sustain domestic economic growth momentum. Bank Indonesia aimed to continue to orient monetary operations towards maintaining adequate liquidity and supporting the transmission of an accommodative policy mix. Meanwhile, Bank Indonesia also aimed to maintain accommodative macroprudential policy to stimulate economic financing in line with the suboptimal financial cycle, while also paying due consideration to prudential principles. Payment system policy and financial market deepening was aimed to be strengthened further in order to support economic growth.

In February 2020, Bank Indonesia lowered the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 4.75%, Deposit Facility rates were lowered by 25 bps to 4.00% and Lending Facility rates were lowered 25 bps to 5.50%.

On March 2, 2020, Bank Indonesia introduced the following policy measures to maintain monetary and financial market stability as well as mitigate risks stemming from the global Covid-19 pandemic as follows:

•

Implementing a triple intervention policy to ensure the Rupiah exchange rates move in line with the currency’s fundamental value and market mechanisms. To such end, Bank Indonesia intends to optimize its intervention strategy in the DNDF market, spot market and government bond market in order to minimize the risk of Rupiah exchange rate volatility.

•

Lowering the foreign exchange reserve requirements for commercial banks from 8.0% to 4.0%, starting from March 16, 2020, which will increasing the foreign exchange liquidity in the banking industry by approximately US$3.2 billion and simultaneously alleviating foreign exchange market pressures.

•

Lowering the Rupiah reserve requirements by 50bps for banks engaged in financing of export-import transactions in coordination with the Government, starting from April 1, 2020 for a period of nine months, to facilitate export-import activity by lowering transaction costs.

•	Expanding the range of underlying transactions available to foreign investors in order to provide alternative hedging instruments against holdings of Rupiah.

•	Reassuring global investors that they can utilize international and domestic custodian banks to conduct investment activities in Indonesia.

In March 2020, Bank Indonesia lowered the Bank Indonesia 7-day Reverse Repo Rate by 25 bps to 4,50%, Deposit Facility rates lowered 25 bps to 3,75% and Lending Facility rates lowered 25 bps to 5,25%.

In addition, following on from the policy stimuli announced at the previous Board of Governors monthly meeting on February 18-19, 2020 and March 2, 2020, Bank Indonesia has reinforced its policy mix towards mitigating the risks of the global Covid-19 pandemic, while maintaining money market and financial system stability and catalyzing economic growth momentum through the following policy measures:

•

Strengthening the intensity of triple intervention policy to maintain rupiah exchange rate stability in line with the currency’s fundamental value and market mechanisms, including the spot and DNDF markets as well as purchasing government bonds in the secondary market.

•	Extending the government bond repo tenor to 12 months and providing daily auctions to loosen rupiah liquidity in the banking industry, effective from March 20, 2020.

•	Increasing the frequency of FX swap auctions for 1, 3, 6 and 12-month tenors from three times per week to daily auctions in order to ensure adequate liquidity, effective from March 19, 2020.

•

Strengthening foreign currency term deposit instruments in order to enhance foreign currency liquidity management in the domestic market, while encouraging the banks to utilize the foreign currency reserve requirements lowered by Bank Indonesia for domestic purposes.

•

Expediting the enforcement of domestic vostro rupiah accounts for foreign investors as underlying transactions for DNDF, thus increasing hedging alternatives against rupiah holdings in Indonesia, which has been brought forward from April 1, 2020 to no later than March 23, 2020.

•

Expanding the incentive of a 50bps daily rupiah reserve requirement beyond banks that are engaged in export-import financing to include the financing of MSMEs and other priority sectors, effective from April 1, 2020.

•	Strengthening payment system policy to support Covid-19 mitigation efforts by:

•	Providing hygienic currency fit for circulation, alternative cash and backup services, and urging the public to prioritise non-cash payment transactions;

•

Encouraging the use of non-cash payment channels by reducing the cost of the National Clearing System from the banking industry to Bank Indonesia from Rp600 to Rp1 and from customers to the banking industry from a maximum of Rp3,500 to Rp2,900, effective from April 1, 2020 until December 31, 2020; and

•	Supporting non-cash disbursements for government programs, such as the Family Hope Program and Noncash Food Assistance Program, Pre-Employment Card and College Smart Indonesia Card.

The various policy measures recapitulated above are being taken by Bank Indonesia in close coordination with the Government and OJK to mitigate the impact of the Covid-19 pandemic and maintain macroeconomic and financial system stability, while sustaining economic growth momentum. Bank Indonesia plans to also continue to maintain adequate liquidity, support an accommodative policy mix and macroprudential policy to stimulate financing in the midst of suboptimal financial cycle, while also observing prudential principles. To that end, Bank Indonesia will adjust the macroprudential intermediation ratio by expanding funding and financing purview of branches of foreign banks to support further national economic advancement. Bank Indonesia will also continue to monitor global and domestic economic developments and to strengthen coordination with the Government and other governmental agencies to maintain economic stability and domestic demand, while supporting structural reforms and efforts to mitigate the impact of the impact of the Covid-19 pandemic.

In addition to the monetary policy, on February 25, 2020, the Government announced an initial stimulus package focused on tax incentives, non-fiscal incentives, expenditure incentives and the guarantee of social and food availability to mitigate the Coronavirus risks. On March 13, 2020, the Government announced a second stimulus package focused on tax relaxation to support expenditure and buying power, nonfiscal relaxation to support trading and policies to ensure the availability of food. Currently, these stimulus packages have been partially implemented. In addition, OJK has also introduced measures to maintain the health of the banking industry and non-bank financial institutions as well as its capital markets. The relevant authorities will continue to strengthen coordination by carefully monitoring the dynamics of impact of the Covid-19 pandemic and its impact on Indonesia over time, including macroeconomic assessments and budget implications.

Money Supply

Bank Indonesia tracks several different measures of money supply. Base money includes currency (bank notes and coins in circulation) and demand deposits of commercial banks and private sector at Bank Indonesia. Narrow money consists of currency outside the bank system plus Rupiah-denominated demand deposits in commercial banks. Broad Money consists of Narrow Money, securities other than shares, plus quasi-money, which includes time deposits and savings deposits in Rupiah and demand deposits in foreign currencies.

The following table sets forth the money supply as of the periods indicated.

Money Supply

		Money
End of period	Base money	Currency	Demand deposits	TotalM1	Quasi- money	Securities other than shares	TotalM2
	(in billions of Rupiah)
2015	945,916	469,534	585,906	1,055,440	3,479,961	13,399	4,548,800
2016	989,565	508,124	729,519	1,237,643	3,753,809	13,525	5,004,977
2017	1,085,796	586,576	804,231	1,390,807	4,009,996	18,362	5,419,165
2018P	1,069,554	625,370	831,779	1,457,150	4,282,364	20,533	5,760,046
2019P	1,111,506	654,683	910,675	1,565,358	4,545,213	25,981	6,136,552

Source:    Bank Indonesia

P	Preliminary.
M1	Narrow Money.
M2	Broad Money.

	Factors affecting money supply
End of period	Foreign assets (net)	Claims on central Government (net) (1)	Claims on business sectors	Other items (net)(2)
	(in billions of Rupiah)
2015	1,176,638	491,127	3,822,128	57,313
2016	1,298,938	519,065	4,115,821	79,272
2017	1,541,838	488,862	4,412,719	160,930
2018P	1,442,602	472,729	4,868,594	184,424
2019P	1,506,614	490,568	5,152,528	277,081

Source:    Bank Indonesia

P	Preliminary.
(1)	Claims on the Government are Rupiah-denominated claims which are included net of the Government’s deposits with the banking system.
(2)	Includes capital accounts, SDR allocations and inter-system accounts.

As of December 31, 2015, Broad Money growth slowed to 8.9% compared to the increase of 11.9% as of the end of the previous year resulting from lower growth in quasi-money. Quasi-money growth deceased to 8.4% from the 13.8% increase in 2014, primarily due to a decline in time deposits. Narrow Money growth increased by 12.0% compared to the increase of 6.2% as of the end of the previous year, primarily due to an increase in currency outside commercial and rural banks as well as Rupiah demand deposits.

As of December 31, 2016, Broad Money grew by 10.0% compared to 8.9% as of the end of the previous year, due to accelerated growth in Narrow Money. Quasi-money decreased to 7.9% compared to the 8.4% increase as of the end of the previous year, due to a decline in foreign currency deposits. Narrow Money increased to 17.3% compared to the 12.0% increase as of the end of the previous year, mainly due to an increase in currency outside commercial and rural banks as well as Rupiah demand deposits.

As of December 31, 2017, Broad Money grew by 8.3% compared to 10.0% growth as of the end of the previous year, resulting from slower growth in Narrow Money and quasi-money. Narrow Money growth decreased to 12.4% compared to 17.3% as of the end of the previous year primarily due to a slower growth in Rupiah demand deposits. Quasi-money growth decreased to 6.8% compared to 7.9% as of the end of the previous year primarily due to a decrease in growth of Rupiah time deposits as well as Rupiah savings deposits.

As of December 31, 2018, Broad Money grew by 6.3% compared to 8.3% growth as of the end of the previous year, resulting from slower growth in Narrow Money. Narrow Money growth decreased to 4.8% compared to 12.4% as of the end of the previous year due to a slower growth in Rupiah demand deposits and currency outside the bank system. Quasi-money growth was stable at 6.8%, as slower growth of time deposits and savings deposits were compensated by increased growth of foreign currency demand deposits.

As of December 31, 2019, Broad Money grew by 6.5% compared to 6.3% growth as of the end of the previous year, resulting from higher growth in Narrow Money. Narrow Money increased to 7.4% compared to 4.8% as of the end of the same period in the previous year, due to a higher growth in Rupiah demand deposits. Quasi-money growth decreased to 6.1% compared to 6.8% in the same period as of the end of the previous year, due to a decrease in growth of savings deposits as well as foreign currency demand deposits.

Government Budget

Fiscal Policy

Since 2001, the focus of the Government’s fiscal policy has been to promote fiscal consolidation and reduce Government debt gradually in order to achieve fiscal sustainability. As a result of the overall macroeconomic situation and current policy challenges, since 2006, the Government has also focused fiscal policy on providing a modest degree of stimulus to the overall economy, within the constraints of the Government’s overall fiscal situation.

The following table sets forth Government revenues and expenditures for the periods indicated.

Government Revenues and Expenditures

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P	2019B	2020B
	(in trillions of Rupiah)
Revenues and grants:
Domestic revenues
Tax revenues	1,240.4	1,285.0	1,343.5	1,518.8	1,545.3	1,786.4	1,865.7
Non-tax revenue	255.6	262.0	311.2	409.3	405.0	378.3	367.0
Total domestic revenues	1,496.0	1,546.9	1,654.7	1,928.1	1,950.4	2,164.7	2,232.7
Grants	12.0	9.0	11.6	15.6	6.8	0.4	0.5

Total revenues and grants	1,508.0	1,555.9	1,666.4	1,943.7	1,957.2	2,165.1	2,233.2

Expenditures:
Central government expenditures	1,183.3	1,154.0	1,265.4	1,455.3	1,498.9	1,634.3	1,683.5
Transfer to regions and rural fund(1)	623.1	710.3	742.0	757.8	811.3	826.8	856.9

Total central and transfer expenditures	1,806.4	1,864.3	2,007.4	2,213.1	2,310.2	2,461.1	2,540.4

Suspend(2)	0.1	—	—	—	—	—	—

Total expenditures	1,806.5	1,864.3	2,007.4	2,213.1	2,310.2	2,461.1	2,540.4

Primary balance(3)	(142.5)	(125.6)	(124.4)	(11.5)	(77.5)	(20.1)	(12.0)
Surplus/(deficit)	(298.5)	(308.3)	(341.0)	(269.4)	(353.0)	(296.0)	(307.2)
Financing:(4)(5)
Debt Financing	380.9	403.0	429.1	372.0	435.4	359.3	351.9
Investment Financing	(59.7)	(89.1)	(59.8)	(61.1)	(49.4)	(75.9)	(74.2)
On-Lending	1.5	1.7	(2.1)	(4.3)	(1.7)	(2.4)	5.2
Government Guarantee	—	(0.7)	(1.0)	(1.1)	—	—	(0.6)
Other Financing	0.3	19.6	0.4	0.2	15.2	15.0	25.0

Total Financing	323.1	334.5	366.6	305.7	399.5	296.0	307.2

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget.
(1)	Starting from the fiscal year, or FY, 2015, Government allocates rural fund based on law number 6/2014.
(2)

Realized expenditures calculated by the Ministry of Finance differed from the figures calculated by line ministries and such discrepancies have been subtracted and added, respectively, to totals for such years after the fiscal year is over. “Suspend” is not reported in the current year.

(3)	Primary balance represents revenues minus expenditures excluding interest expenditures.
(4)

In 2015, total financing of Rp323.1 trillion exceeded the budget deficit of Rp298.5 trillion and the Government added the difference of Rp24.6 trillion to its reserves. In 2016, total financing of Rp334.5 trillion exceeded the budget deficit of Rp308.3 trillion and the Government added the difference of Rp26.2 trillion to its reserves. In 2017, total financing of Rp366.6 trillion exceeded the 2017 deficit of Rp341.0 trillion and the Government added the difference of Rp25.6 trillion to its reserves. In 2018, total financing of Rp300.4 trillion exceeded the budget deficit of Rp259.9 trillion and the Government added the difference of Rp40.5 trillion to its reserves. In 2019, total financing of Rp399.5 trillion exceeded the 2019 deficit of Rp353.1 trillion and the Government added the difference of Rp46.4 trillion to its reserves.

(5)	As of FY 2017, the financing line items have been reclassified and the previously reported data has been restated across the periods shown.

Realization of 2019 Budget

The key macroeconomic results for 2019, as compared with the key macroeconomic assumptions underlying the 2019 Budget, are as follows:

•	an economic growth rate of 5.0%, compared to 5.3% in the 2019 Budget;

•	an inflation rate of 2.7%, compared to 3.5% in the 2019 Budget;

•	a three-month Indonesian treasury bills yield of 5.6%, compared to 5.3% in the 2019 Budget;

•	an exchange rate of Rp14,146 to U.S.$1, compared to Rp15,000 to U.S.$1 in the 2019 Budget;

•	an ICP of U.S.$62.0 per barrel, compared to ICP of U.S.$70.0 per barrel in the 2019 Budget;

•	an oil production by the Republic of 754 thousand barrels of oil per day, compared with 775 thousand barrels of oil per day in the 2019 Budget; and

•	gas production by the Republic of 1,072 million barrels of oil equivalent of gas per day, compared to 1.250 million barrels of oil equivalent of gas per day in the 2019 Budget.

The realization of total Government revenues (including grants) for 2019 was Rp1,957.2 trillion, or 90.4% of the targeted amount set out in the 2019 Budget, primarily driven by lower domestic and international tax revenues, partially offset by higher non-tax revenues, and an increase of 0.7% from 2018. The increase in total Government revenues, as compared with 2018, was primarily due to higher tax revenues in 2019, as a result of higher non-oil and excise income taxes. Total Government revenues consisted of Rp1,545.33 trillion in tax revenue and Rp405.0 trillion in non-tax revenues. During 2018, total Government expenditures realization amounted to Rp1,943.7 trillion, or 102.6% of the projected expenditures in the 2018 Budget. Total expenditures consisted of Rp1,455.3 trillion in Government expenditure and Rp757.8 trillion in transfers to regions and rural funds. The total Government expenditures realization for 2019, as a percentage of the projected expenditures in the 2019 Budget, was worse than the corresponding performance in 2018 due to (i) a decrease in central government expenditure and (ii) a decrease in transfers to regions and rural funds.

2020 Budget

The 2020 Budget law was enacted on October 18, 2019. The 2020 Budget policy was directed at accelerating competitiveness through innovation and strengthening the quality of human resources. It was expected to be an instrument of government policy to achieve the vision of becoming a developed, independent, prosperous, and fair country while still being aware of various challenges, including global uncertainty, demographic changes, and massive economic transformation.

The key macroeconomic assumptions for 2020 underlying the 2020 Budget were as follows:

•	an economic growth rate of 5.3%;

•	an inflation rate of 3.1%;

•	three-month Indonesian treasury bills yield of 5.4%;

•	an exchange rate of Rp14,400 to U.S.$1.00;

•	an ICP of U.S.$63 per barrel;

•	an oil production by the Republic of 755 thousand barrels of oil per day; and

•	gas production by the Republic of 1.191 million barrels of oil equivalent of gas per day.

Tax revenues under the 2020 Budget were targeted at Rp1,865.7 trillion, or an increase of 4.4% from the 2019 Budget target, which results in a tax revenue to GDP ratio of approximately 11.6%. The taxation policies for 2020 include increasing the tax compliance, improving service quality, counseling and supervision through strengthening IT systems and tax administration, implementing an automatic information exchange program, broadening the range of goods subject to excise tax, and adjusting the excise duty rates on tobacco. Non-tax revenue under the 2020 Budget was targeted at Rp367.0 trillion, or a decrease of 3.0% from the 2019 Budget target. The non-tax revenue policies for 2020 aimed to continue to make various efforts to improve regulations, create fair and flexible tariff arrangements, strengthening supervision and inspection, optimizing the management of state assets and efficiency in the natural resources sector, as well as improving services and quality of public services in compliance with Law No. 9 of 2018 on Non-Tax State Revenue, which is the new benchmark for the improvement of governance and higher accountability in managing non-tax sources of Government revenues.

Total expenditures under the 2020 Budget were estimated at Rp2,540.4 trillion, or an 3.2% increase from the Rp2,461.1 trillion in the 2019 Budget, comprising Rp1,683.5 trillion in central Government expenditures and Rp856.9 trillion in transfer to regions and rural funds. Allocations in the 2020 Budget included (i) Rp508.1 trillion for education, (ii) Rp423.3 trillion for infrastructure development, (iii) Rp372.5 trillion for social protection programs, including programs for social assistance, village funding, subsidies and support for the development of small and medium enterprises and cooperatives, and (iv) Rp132.2 trillion for health.

The 2020 Budget projected a deficit of Rp307.2 trillion or 1.76% of projected 2020 GDP. This projected deficit was 3.8% higher than the projected deficit of Rp296.0 trillion or 1.84% of projected 2019 GDP in the 2019 Budget. The Government expected to fund the deficit from debt financing.

Revised 2020 Budget

Government Regulation in Lieu of Law No. 1 of 2020 allows the Government to pass a budget amendment for the 2020 Budget through a presidential regulation, which is currently in preparation. The President instructed the allocation of additional Rp405.1 trillion for purposes of fighting the spread of Covid-19 as follows: (i) Rp75 trillion for the health care sector, including medical personnel; (ii) Rp110 trillion for the expansion of the social safety net; (iii) Rp70.1 trillion to support manufacturers, small and medium-sized enterprises and certain other companies, including support with regards to taxes, import duties and business credits; and (iv) Rp150 trillion to support a national economic recovery program.

As a result of these additional budgeted expenditures, the Government estimates the 2020 budget to reach 5.07% of GDP. Government Regulation in Lieu of Law No. 1 of 2020 also allows the budget deficit gap to temporarily exceed the statutory limit of 3% of GDP until the fiscal year 2022.

Government Finances

The following table sets forth information regarding the revenues and expenditures of the Government for the periods indicated.

Government Revenues.

The following table sets forth Government revenues by category for the periods indicated.

Government Revenues

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P	2019B	2020B
	(in trillions of Rupiah)
Domestic revenues:
Tax revenues:
Domestic tax
Income tax:
Oil and gas	49.7	36.1	50.3	64.7	59.1	66.2	57.4
Non-oil and gas	552.6	630.1	596.5	685.3	711.2	828.3	872.5

Total income tax	602.3	666.2	646.8	750.0	770.3	894.5	929.9
Value added tax (VAT)	423.7	412.2	480.7	537.3	533.0	655.4	685.9
Land and building tax	29.3	19.4	16.8	19.4	21.2	19.1	18.9
Excises	144.6	143.5	153.2	159.6	172.3	165.5	180.5
Other taxes	5.6	8.1	6.7	6.6	7.7	8.6	7.9

Total domestic taxes	1,205.5	1,249.5	1,304.3	1,472.9	1,504.4	1,743.1	1,823.1

International trade taxes:
Import duties	31.2	32.5	35.1	39.1	37.5	38.9	40.0
Export tax	3.7	3.0	4.1	6.8	3.5	4.4	2.6

Total international trade taxes	34.9	35.5	39.2	45.9	41.0	43.3	42.6

Total tax revenues	1,240.4	1,285.0	1,343.5	1,518.8	1,545.3	1,786.4	1,865.7

Non-tax revenues:
Natural resources:
Oil	48.0	31.4	58.2	101.5	90.1	118.6	96.8
Gas	30.2	12.6	23.6	41.3	30.3	41.2	30.5

Total oil and gas	78.2	44.1	81.8	142.8	120.4	159.8	127.3
General mining	17.7	15.8	23.8	30.3	26.2	25.0	26.2
Forestry	4.2	3.8	4.1	4.8	5.0	4.5	4.7
Fishery	0.1	0.4	0.5	0.4	0.5	0.6	0.9
Geothermal	0.9	0.9	0.9	2.3	1.9	0.9	1.2

Total non-oil and gas	22.8	20.8	29.3	37.8	33.6	31.0	33.0

Total natural resources	101.0	64.9	111.1	180.6	154.1	190.8	160.4
Profit transfer from SOEs	37.6	37.1	43.9	45.1	80.7	45.6	49.0
Other non-tax revenues	81.7	118.0	108.8	128.6	122.1	94.1	100.9
Public Service Agency (BLU) Income(1)	35.3	41.9	47.3	55.1	48.1	47.9	56.7

Total non-tax revenues	255.6	262.0	311.2	409.3	405.0	378.3	367.0

Total domestic revenues	1,496.0	1,546.9	1,654.7	1,928.1	1,950.4	2,164.7	2,232.7

Grants	12.0	9.0	11.6	15.6	6.8	0.4	0.5

Total revenues and grants	1,508.0	1,555.9	1,666.4	1,943.7	1,957.2	2,165.1	2,233.2

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget.
(1)

Includes Government’s share of Bank Indonesia’s profits representing amounts in excess of Bank Indonesia’s capital ratio requirements, which excess amounts are transferred to the central Government to be used for repayments of certain central Government obligations to Bank Indonesia.

Sources of Government Revenues.

The Government derives its revenues from both tax and non-tax sources. The main sources of tax revenues include income tax, value-added tax, or VAT, customs duties and excises. The main sources of non-tax revenues are revenues generated from the sale of natural resources, profit transfers from SOEs and other non-tax revenues. Although oil and gas have historically been the single largest source of income tax and non-tax revenues for the Government, this has changed in recent years. In 2012, income tax from oil and gas as well as revenues generated from the sale of oil and gas constituted 18.0% and 58.5% of total income tax revenue and total non-tax revenues, respectively. In 2017, these ratios have decreased to 3.0% and 6.7% respectively, primarily driven by lower oil prices and declines in oil and gas production.

Indonesian income tax comprises both corporate income tax and personal income tax. Generally, a flat corporate income tax rate of 25% applies to taxable business profits. Listed companies that meet certain conditions are eligible for a reduction of 5 percentage points from the standard rate, giving them an effective tax rate of 20%. Small enterprises, being corporate taxpayers with an annual gross turnover of up to Rp50 billion, are entitled to a 50% discount of the standard tax rate so that their effective tax rate will be 12.5%, to be imposed proportionally on taxable income of the part of gross turnover up to Rp4.8 billion. Certain enterprises with gross turnover of up to Rp4.8 billion are subject to a final tax at 1% of revenue. On March 31, 2020, the Government lowered the corporate tax rate to 22% in response to the Covid-19 outbreak.

Personal income tax rates are set at a maximum rate of 30% for annual taxable income above Rp500 million, 25% for annual taxable income above Rp250 million and up to Rp500 million, 15% for annual taxable income above Rp50 million and up to Rp250 million, and 5% for annual taxable income from Rp0 up to Rp50 million.

VAT is typically levied at a 10% rate on events involving the transfer of value-added goods or the provision of value-added services in the Indonesian customs area. There are certain VAT exemptions available on, among others, delivery and/or import of value-added goods designated as strategic goods (such as certain capital goods in the form of machinery and plant and equipment or specifically supporting the achievement of certain national objectives). Exports of value-added goods and certain services are subject to a VAT rate of 0%.

Customs duties consist of import duty and export duty. Import duty is applied on importation of goods and is payable at rates from 0% and 150% on cost, insurance and freight, or CIF, level. Export of certain goods are subject to export duty on certain tariff based on the type of the products and calculated based on either certain percentage of customs value (ad valorem) or specifically based on duty rate/quantity in certain currency. Excises are generally imposed on certain goods, the distribution and consumption of which are required to be controlled due to their potential negative effects on society or the environment (such as ethyl alcohol and its concentrate, alcoholic drinks and tobacco products).

Other than the taxes described above, deliveries or imports of certain manufactured taxable goods may be subject to a luxury tax, the rates of which by law may be increased up to 200%. These rates currently range between 10% - 125%. Further, a property tax, called Land and Building Tax (Pajak Bumi dan Bangunan, or PBB), is chargeable on all land and/or buildings unless exempted. Certain documents are subject to nominal stamp duty that is payable as a fixed amount of either Rp6,000 or Rp3,000.

Government revenues declined by 2.7% from Rp1,550.5 trillion in 2014 to Rp1,508.0 trillion in 2015, primarily driven by a decrease in non-tax revenues, which was partly offset by an increase in tax revenues. Total non-tax revenues declined by 35.9% from Rp398.6 trillion in 2014 to Rp255.6 trillion, mainly driven by a decrease in revenues generated from the sale of oil and gas, which declined by 63.9% from Rp216.9 trillion in 2014 to 78.2 trillion in 2015, mainly driven by lower oil prices and a decline in oil production. Total tax revenues increased by 8.2% from Rp1,146.9 trillion in 2014 to Rp1,240.4 trillion in 2015, mainly driven by increased revenues from income tax, value added tax and excise tax. Income tax increased by 10.3% from Rp546.2 trillion in 2014 to Rp602.3 trillion in 2015, primarily due to an increase in non-oil and gas income tax. Value added tax increased by 3.5% from Rp409.2 trillion in 2014 to Rp423.7 trillion in 2015, primarily driven by increased domestic imports. Excise tax increased by 22.4% from Rp118.1 trillion in 2014 to Rp144.6 trillion in 2015, primarily due to an increase in excise tariff of tobacco.

Government revenues increased by 3.2% from Rp1,508.0 trillion in 2015 to Rp1,555.9 trillion in 2016, primarily driven by an increase in tax revenues. Total tax revenues increased by 3.6% from Rp1,240.4 trillion in 2015 to Rp1,285.0 trillion in 2016, mainly driven by increased revenues from income tax, which increased by 10.6% from Rp602.3 trillion in 2015 to Rp666.2 trillion due to increased non-oil and gas income tax. This was offset partly by declines in value added tax and land and building tax of 2.7% and 33.8%, respectively, due to lower economic growth. Total non-tax revenues increased by 2.5% from Rp255.6 trillion in 2015 to Rp262.0 trillion in 2016. Other non-tax revenues increased by 44.4% from Rp81.7 trillion in 2015 to Rp118.0 trillion in 2016 primarily due to decrease in economic transactions subject to stamp tax duties. This was offset by a further decline in revenues generated from the sale of oil and gas by 43.6% from Rp78.2 trillion in 2015 to Rp44.1 trillion in 2016, due to lower oil prices and declining oil production.

Government revenues increased by 7.1% from Rp1,555.9 trillion in 2016 to Rp1,666.4 trillion in 2017, primarily driven by an increase in tax revenues. Total tax revenues increased by 4.6% from Rp1,285.0 trillion in 2016 to Rp1,343.5 trillion in 2017, mainly driven by higher value added taxes, which increased by 16.6% from Rp412.2 trillion in 2016 to Rp480.7 trillion in 2017 primarily due to an increase in household consumption. This was offset partly by a 5.3% decline in non-oil and gas taxes from Rp630.1 trillion in 2016 to Rp596.6 trillion in 2017 mainly due to the decrease in non-oil and gas income tax. Total non-tax revenues increased by 18.8% from Rp262.0 trillion in 2016 to Rp311.2 trillion in 2017. This was primarily driven by an increase in total oil and gas revenues of 85.5% from Rp44.1 trillion in 2016 to Rp81.8 trillion in 2017 mainly due to higher oil prices. Total natural resources revenues increased by 71.2% from Rp64.9 trillion in 2016 to Rp111.1 trillion in 2017 mainly due to higher oil prices and an increase in demand for commodities such as coal.

Government revenues increased by 16.6% from Rp1,666.4 trillion in 2017 to Rp1,943.7 trillion in 2018, primarily driven by an increase in tax revenues. Total tax revenues increased by 13.0% from Rp1,343.5 trillion in 2017 to Rp1,518.8 trillion in 2018, mainly driven by an increase in non oil-gas income taxes and value added tax. Total non-tax revenues increased by 31.5% from Rp311.2 trillion in 2017 to Rp409.3 trillion in 2018. This was primarily due to higher other non tax revenues from line ministries. Total natural resources revenues increased by 62.6% from Rp111.1 trillion in 2017 to Rp180.6 trillion in 2018 mainly due to a higher crude palm oil price and weaker Rupiah exchange rate.

Government revenues increased by 0.7% from Rp1,943.7 trillion in 2018 to Rp1,957.2 trillion in 2019, primarily driven by an increase in tax revenues. Total tax revenues increased by 1.7% from Rp1,518.8 trillion in 2018 to Rp1,545.3 trillion in 2019. This was primarily due to higher income tax revenue and excises. Total natural resources revenues decreased by 14.7% from Rp180.6 trillion in 2018 to Rp154.1 trillion in 2019 mainly due to lower oil lifting.

Tax Amnesty

In July 2016, the Government passed a tax amnesty law which grants a certain tax amnesty to any individual or corporate taxpayer who met the requirements and submitted their application before March 31, 2017. 973,462 taxpayers participated in the program, which has concluded as of March 31, 2017.

As of March 31, 2017, Rp4,884.3 trillion in assets had been declared and the Government had collected Rp135.7 trillion as penalties under the scheme. Of the assets declared under the program, 75.8% are onshore, 21.2% are offshore and 3.0% have been repatriated (predominantly from Singapore). Most of the penalties collected, or Rp114.5 trillion of the total, as of March 31, 2017, represent “redemption” money, or the fee payable to the Government in exchange for the amnesty.

The Government hopes that the success of the tax amnesty program will continue to improve tax compliance in Indonesia. The submissions of annual tax reports by taxpayers who are required to submit one has risen in tandem with the number of registered taxpayers in the past few years. The compliance rate for annual tax rate submissions was 60.4% in 2015, 60.8% in 2016, 72.6% in 2017, 71.1% in 2018 and 73.06% in 2019.

Tax Incentive Policies

To drive investment, the Government’s tax incentive policies include:

•

Tax holidays for certain “pioneer” industries, where eligible companies may be entitled to a 100% income tax discount for a period of five to 20 years depending on the investment value, subsequent to which the eligible company may be entitled to a 50% income tax discount for an additional two years;

•

Tax allowances to support investment, where the Government grants investment allowances of 30% from investment value (5% a year for six years) in addition to accelerated depreciation and amortization, dividend tariffs for foreign taxpayers of up to 10% or an amount according to the applicable tax treaty, and extended loss compensation beyond five years for a maximum period of 10 years; and

•	Tax deduction to support vocational activities as well as research and development activities.

Government Expenditures.

The following table sets forth the expenditures of the Government for the periods indicated.

Government Expenditures

	Year Ended December 31,
	2015L	2016L	2017L	2018 L	2019P	2019B	2020B
	(in trillions of Rupiah)
Central Government expenditures:
Personnel expenditures	281.1	305.1	312.7	346.9	375.9	381.6	416.1
Good and services expenditures	233.3	259.6	291.5	347.5	334.0	345.2	359.8
Capital expenditures	215.4	169.5	208.7	184.1	119.5	189.3	186.9
Interest payments:
Domestic debt	141.9	167.8	200.0	238.4	253.9	255.8	273.8
Foreign debt	14.1	15.0	16.6	19.5	21.6	20.0	21.4
Total interest payments	156.0	182.8	216.6	258.0	275.5	275.9	295.2
Subsidies:
Energy subsidies	119.1	106.8	97.6	153.5	136.9	160.0	125.3
Non-energy subsidies	66.9	67.4	68.8	63.4	84.2	64.3	62.3
Total subsidies	186.0	174.2	166.4	216.9	201.8	224.3	187.6
Grant expenditures	4.3	7.1	5.4	1.5	6.5	1.9	2.2
Social assistance(1)	97.2	49.6	55.3	84.3	113.1	102.1	107.6
Other expenditures	10.1	6.0	8.8	16.2	11.3	114.0	128.0

Total central Government expenditures	1,183.3	1,154.0	1,262.1	1,455.3	1,499.0	1,634.3	1,683.5

Transfers to Regions and Rural Fund
Transfer to Regions
Balanced funds:
General transfer funds:
Revenue sharing funds	78.1	90.5	88.2	93.7	104.0	106.3	117.6
General allocation funds	352.9	385.4	398.6	401.5	421.0	417.9	427.1
Total general transfer funds	430.9	475.9	486.8	495.2	525.0	524.2	544.7
Specific allocation funds:
Physical special allocation fund	54.9	75.2	62.1	58.1	64.3	69.3	72.2
Non-physical special allocation fund(2)	97.2	88.8	105.6	115.3	120.4	131.0	130.3
Total specific allocation funds	152.1	163.9	167.7	173.4	184.7	200.4	202.5
Total balanced funds	583.0	639.8	654.5	668.6	709.6	724.6	747.2
Regional incentive fund(3)	1.7	5.0	7.5	8.2	9.7	10.0	15.0
Specific autonomy funds(4)	17.1	18.3	19.4	20.1	20.1	21.0	21.4
Specific Fund for Special Region of Yogyakarta(5)	0.5	0.5	0.8	1.0	1.2	1.2	1.3
Total Transfer to Regions	602.4	663.6	682.2	697.9	741.5	756.8	784.9
Rural Fund(6)	20.8	46.7	59.8	59.9	69.8	70.0	72.0

Total transfers to regions and Rural Fund	623.1	710.3	742.0	757.8	811.3	826.8	856.9

Suspend(7)	0.1	—	—	—	—	—	—

Total Government expenditures	1,806.5	1,864.3	2,007.4	2,213.1	2,310.2	2,461.1	2,540.4

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget.
(1)	Consists of Social Assistance from Ministries/Agencies Spending and Social Assistance for Disaster Relief.
(2)	Included under “Others” before FY 2016 except the regional incentive fund.
(3)	Included under “Others” before FY 2016.
(4)	Consists of specific autonomy fund and additional specific infrastructure autonomy fund for Papua and West Papua Provinces.
(5)	Starting from FY 2013, Government allocates a specific fund for Yogyakarta’s privilege in other expenditures.
(6)	Starting from FY 2015, Government allocates to the rural fund based on law number 6/2014.
(7)

Realized expenditures calculated by the Ministry of Finance differed from the figures calculated by line ministries and such discrepancies have been subtracted and added, respectively, to totals for such years after the fiscal year is over. “Suspend” is not reported in the current year.

Fuel Prices and Subsidies

The basic price and retail price of certain types of fuel are set by the Government through the Minister of Energy and Mineral Resources taking into consideration fuel purchasing cost, distribution cost, storage cost, and margin. Although the Government subsidy for fuel was eliminated in 2015, kerosene and gasoil continue to be subsidized by the Government. Historically, spending on subsidies has consumed a large portion of the Indonesian state budget. However, the Government in recent years has been implementing measures to raise subsidized fuel prices and reduce energy subsides by controlling the consumption of subsidized fuel through regulations, increased supervision and distribution management. In the past, fuel hike announcements have resulted in protests in major cities across Indonesia.

With recent global and domestic economic challenges, greater emphasis has been placed on improving national competitiveness. The Government is pursuing a more focused subsidy regime to provide direct subsidies to low income households and to allocate a large part of the budget for infrastructure development. Following the adjustment of fuel subsidies, the Government has implemented a conditional cash transfer program for low-income households. “Smart cards” have been introduced to provide improved health care services, better facilities, education assistance and other kinds of social assistance.

The savings from reductions in fuel subsidies have been allocated to more productive Government spending. For example, average energy subsidy spending was Rp112.9 trillion for 2015 and 2016, whereas it decreased to Rp97.6 trillion for 2017. However, average energy subsidy spending increased to Rp153.2 trillion for 2018 and Rp136.8 trillion for 2019. Spending for infrastructure was Rp262.6 trillion on average for 2015 and 2016 where it increased to Rp376.1 trillion on average for 2017, Rp388.7 trillion on average for 2018 and Rp415 trillion on average for 2019.

The table below sets forth the amount of subsidies for the periods indicated.

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019B	2019P	2020B
	(in trillions of Rupiah)
Subsidies:
Energy subsidies	119.1	106.8	97.6	153.5	160.0	136.9	125.3
Non-energy subsidies	66.9	67.4	68.8	63.4	64.3	65.0	62.3

Total subsidies	186.0	174.2	166.4	216.9	224.3	201.8	187.6

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget.

The following table sets forth, by percentage, the allocation of central Government expenditures by function for the periods indicated.

Allocation of Central Government Expenditures by Function

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019C	2020B
	(percentages)
General public services	52.8	24.0	24.3	25.8	28.9	28.2
Defense	9.0	8.6	9.3	7.3	7.0	7.8
Public order and safety	4.5	9.9	10.7	9.8	9.2	9.7
Economic affairs	15.0	25.2	24.3	26.3	25.2	24.1
Environmental protection	0.8	0.8	0.8	0.9	0.9	1.1
Housing and community amenities	1.4	2.4	2.2	2.2	1.4	1.8
Health	2.0	5.2	4.5	4.3	3.9	3.6
Tourism and culture	0.3	0.4	0.5	0.7	0.3	0.3
Religion	0.4	0.7	0.7	0.6	0.7	0.6
Education	12.1	11.0	10.9	10.0	9.8	9.3
Social protection	1.8	11.7	11.8	11.9	12.8	13.4

Total	100.0	100.0	100.0	100.0	100.0	100.0

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
c	Government expenditures included in the assumptions for the 2019 Budget.
B	2020 Budget.

The table below sets forth certain Government budget expenditures for priority sectors for the periods indicated.

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P	2020B
	(in trillions of Rupiah)
Education	390.3	370.8	406.0	435.0	492.5	508.1
Infrastructure	256.1	269.1	379.4	410.7	415.0	423.3
Energy Subsidy	119.1	106.8	97.6	163.5	160.0	125.3
Health	69.3	92.8	92.2	107.4	123.1	132.2

Source:    Ministry of Finance.

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget

Deficit Financing. The following table sets forth, by amount, information on deficit financing for the periods indicated.

Deficit Financing(1)

	Year Ended December 31,
	2015L	2016L	2017L	2018L	2019P	2019B	2020B
	(in trillions of Rupiah)
Debt financing
Government securities (net)	362.3	407.3	441.8	358.4	435.4	389.0	389.3
Loans
Domestic loans (net)	0.8	1.1	0.6	1.4	2.8	0.5	1.3
Foreign loans:
Gross drawings:
Program loan	55.1	35.3	20.9	50.6	36.7	30.0	21.6
Project loan	28.7	28.1	30.8	38.0	36.4	30.3	26.8
Total gross drawing	83.8	63.4	51.7	88.6	73.1	60.3	48.4
Amortization	(66.0)	(68.7)	(65.1)	(76.3)	(88.0)	(90.5)	(87.1)
Total foreign loan (net)	17.8	(5.3)	(13.4)	12.3	(13.7)	(30.2)	38.8
Total loans (net)	18.7	(4.3)	(12.7)	13.6	(10.9)	(29.7)	37.5

Total debt financing	380.9	403.0	429.1	372.0	435.4	359.3	351.9

Investment financing
Investment to SOEs	(64.5)	(50.5)	(6.4)	(3.6)	(17.8)	(17.8)	(17.7)
Investment to other institutions	(7.1)	(10.8)	(3.2)	(2.5)	(2.5)	(2.5)	(5.0)
Investment to public service agencies	(6.9)	(25.3)	(48.2)	(52.7)	(28.2)	(53.2)	(52.5)
Investment in financial organizations/institutions	(0.3)	(3.8)	(2.0)	(2.3)	(2.3)	(2.4)	(1.0)
Revenue of investment	19.1	1.4	—	—	—	—	2.0

Total investment financing	(59.7)	(89.1)	(59.8)	(61.1)	(49.4)	(75.9)	(74.2)

Lending
On-lending to SOEs/local government/institutions/other agencies:	2.3	1.7	(2.1)	(4.3)	(1.7)	(2.4)	5.2
Lending reserves	(0.8)	—	—	—	—	—	—
Total lending	1.5	1.7	(2.1)	(4.3)	(1.7)	(2.4)	5.2
Mandatory guarantee	—	(0.7)	(1.0)	(1.1)	—	—	(0.6)
Other financing	0.3	19.6	0.4	0.2	15.2	15.0	25.0

Total financing (net)	323.1	334.5	366.6	305.7	399.5	296.0	307.2

Source:    Ministry of Finance

L	LKPP (Government Financial Report/Audited).
P	Preliminary.
B	2020 Budget.
(1)	As of FY 2017, the deficit financing line items have been reclassified and the data previously reported has been restated across the periods shown.

Government Expenditures.

Total Government expenditures consist primarily of two components: (i) central Government expenditures and (ii) transfers to regions and rural fund. Central Government expenditures consist primarily of personnel, goods and services, capital, interest and social expenditures, as well as energy subsidies. Regional transfers consist primarily of expenditures for general and specific funds on the regional and rural level.

Total Government expenditures increased by 1.6% from Rp1,777.2 trillion in 2014 to Rp1,806.5 trillion in 2015. Total central Government expenditures decreased by 1.7% from Rp1,203.6 trillion in 2014 to Rp1,183.3 trillion in 2015, primarily due to a decline in expenditures for energy subsidies of 65.2%, due to the Government’s implementation of a range of changes to its pricing policy for gasoline and automotive diesel fuel as a reaction to declining international oil prices. This was partly offset by higher expenditures for personnel, goods and services, capital and interest. Total transfers to regions and rural fund increased by 8.6% from Rp573.7 trillion in 2014 to Rp623.1 trillion in 2015, primarily driven by higher total specific allocation funds and the rural fund, which were partly offset by lower revenue sharing funds.

Total Government expenditures increased by 3.2% from Rp1,806.5 trillion in 2015 to Rp1,864.3 trillion in 2016. Total central Government expenditures decreased by 2.8% from Rp1,183.3 trillion in 2015 to Rp1,150.7 trillion in 2016, primarily due to lower capital and social assistance expenditures, which declined by 22.7% and 49.0%. This was partly offset by higher expenditures for personnel, goods and services and interest. Total transfers to regions and rural fund increased by 14.0% from Rp623.1 trillion in 2015 to Rp710.3 trillion in 2016, primarily driven by higher total general transfer funds, the physical special allocation fund and the rural fund.

Total Government expenditures increased by 7.7% from Rp1,864.3 trillion in 2016 to Rp2,007.4 trillion in 2017. Total central Government expenditures increased by 9.7% from Rp1,154.0 trillion in 2016 to Rp1,265.4 trillion in 2017, primarily due to higher goods and services expenditures, higher capital expenditures resulting from the continuing implementation of Government programs by line ministries and macroeconomic factors such as the lower Rupiah to U.S. dollar exchange rate, which have an effect on interest payments. Total interest payment increased by 18.5% from Rp182.8 trillion in 2016 to Rp216.6 trillion in 2017. Total transfers to regions and rural fund increased by 4.5% from Rp710.3 trillion in 2016 to Rp742.0 trillion in 2017, primarily due to higher distributions to the regional incentive fund, the balanced fund and the rural fund.

Total Government expenditures increased by 9.9% from Rp2,004.1 trillion in 2017 to Rp2,213.1 trillion in 2018. Total central Government expenditures increased by 14.4% from Rp1,262.1 trillion in 2017 to Rp1,455.3 trillion in 2018, primarily due to increases in fuel subsidies and interest payments. The increase in fuel subsidies was primarily due to an adjustment in diesel subsidies from Rp500.0/litre to Rp2,000.0/litre and payment of energy subsidy arrears from previous years. The increase in interest payments was primarily due to the depreciation of the Rupiah. Total transfers to regions and rural fund increased by 2.3% from Rp682.2 trillion in 2017 to RP697.9 trillion in 2018, primarily due to higher specific allocation funds realization.

Total Government expenditures increased by 4.4% from Rp582.9 trillion in the first four months of 2018 to Rp631.8 trillion in the same period in 2019. Total central Government expenditures increased by 11.8% from Rp331.0 trillion in the first four months of 2018 to Rp370.0 trillion in the same period in 2019, primarily due to increases in social assistance expenditures resulting primarily from the implementation of social assistance programs. This was partially offset by decreases in fuel subsidies primarily due to payment of energy subsidy arrears from previous years. Total subsidies decreased by 6.9% from Rp40.7 trillion in the first four months of 2018 to Rp37.9 trillion in the same period in 2019. Total transfers to regions and rural fund increased by 3.9% from Rp251.9 trillion in the first four months of 2018 to Rp261.7 trillion in the same period in 2019, primarily due to higher general transfer funds realization.

Total Government expenditures increased by 4.4% from Rp2,213.1 trillion in 2018 to Rp2,310.2 trillion in 2019. Total central Government expenditures increased by 3.0% from Rp1,455.3 trillion in 2018 to Rp1,499.0 trillion in 2019, primarily due to increases in personnel expenditures and social assistance expenditures resulting primarily from the implementation of social assistance programs. Total transfers to regions and rural fund increased by 7.1% from Rp757.8 trillion in 2018 to Rp811.3 trillion in 2019, primarily due to higher general transfer funds realization.

Government Revenues.

The following table sets forth the revenues of the Government as (i) audited 2018 revenue as a percentage of the actual 2018 GDP and (ii) preliminary realized revenues for 2019 as a percentage of preliminary 2019 GDP, respectively.

Government Revenues

	2018 LKPP Audited	2019P(2)
	(percentage of 2018 GDP)	(percentage of 2019 GDP)
Total revenues and grants (in trillions of Rupiah)	1,943.7	1,957.2
Domestic revenues:
Tax revenues:
Domestic tax
Income tax:
Oil and gas	0.4	0.4
Non-oil and gas	4.6	4.4
Total income tax	5.1	4.8
Value added tax (VAT)	3.6	3.3
Land and building tax	0.1	0.1
Excises	1.1	1.1
Other taxes	0.0	0.1
Total domestic taxes	10.0	9.03
International trade taxes:
Import duties	0.3	0.3
Export tax	0.0	0.0
Total international trade taxes	0.3	0.3

Total tax revenue	10.3	9.6

Non-tax revenues:
Natural resources:
Oil	0.7	0.6
Gas	0.3	0.2
Total oil and gas	1.0	0.8
General Mining	0.2	0.2
Forestry	0.0	0.0
Fishery	0.0	0.0
Geothermal	0.0	0.0
Total non-oil and gas	0.3	0.2
Total natural resources	1.2	1.0
Profit transfer from SOEs	0.3	0.5
Other non-tax revenues	0.9	0.8
Public Service Agency (BLU) Income(1)	0.4	0.3

Total non-tax revenues	2.8	2.5

Total domestic revenues	13.0	12.1
Grants	0.1	0.0

Total Revenues and Grants	13.1	12.1

Source:    Ministry of Finance

P	Preliminary.
(1)

Includes Government’s share of Bank Indonesia’s profits, representing amounts in excess of Bank Indonesia’s capital ratio requirements. The excess amounts are transferred to the central Government to be used for repayments of certain central Government obligations to Bank Indonesia.

(2)	Presents preliminary realized Government revenues for FY 2019 as a percentage of preliminary 2019 GDP.

Government Expenditures.

The following table sets forth the expenditures of the Government as (i) audited 2018 expenditures as a percentage of the actual 2018 GDP and (ii) preliminary realized expenditures for 2019 as a percentage of preliminary 2019 GDP, respectively.

Government Expenditure

	2018 LKPP Audited	2019P(5)
	(percentages of 2018 GDP)	(percentages of 2018 GDP)
Total expenditures (in trillions of Rupiah)	2,213.1	2,310.2
Central government expenditures:
Personnel expenditures	2.34	2.33
Good and services expenditures	2.34	2.07
Capital expenditures	1.24	1.12
Interest payments:
Domestic debt	1.61	1.57
Foreign debt	0.13	0.13
Total interest payments	1.74	1.71
Subsidies:
Energy subsidies	1.03	0.85
Non-energy subsidies	0.43	0.40
Total subsidies	1.46	1.25
Grant expenditures	0.01	0.04
Social assistance	0.58	0.70
Other expenditures	0.11	0.07
Total central Government expenditures	9.81	9.30
Transfers to Regions and Rural Fund:
Transfer to Regions
Balance funds:
General transfer funds:
Revenue sharing funds	0.63	0.64
General allocation funds	2.71	2.61
Total general transfer funds	3.34	3.26
Specific allocation funds:
Physical special allocation fund	0.39	0.40
Non-physical special allocation fund(1)	0.78	0.75
Total specific allocation funds	1.17	1.15
Total balanced funds	4.51	4.40
Regional incentive fund(2)	0.06	0.06
Specific autonomy funds	0.14	0.13
Specific Fund for Special Region of Yogyakarta	0.01	0.01
Total transfer to Regions	4.70	4.60
Rural Fund(3)	0.04	0.43
Total transfer to regions and rural fund	5.11	5.03
Suspend(4)	—	—
Total Government expenditures	14.92	14.33

Source:    Ministry of Finance

P	Preliminary.
(1)	Included under “others” before FY 2016 except regional incentive fund.
(2)	Included under “others” before FY 2016.
(3)	Starting from FY 2015, the Government allocates rural fund based on law number 6/2014.
(4)

Realized expenditures calculated by the Ministry of Finance differed from the figures calculated by line ministries and such discrepancies have been subtracted and added, respectively, to totals for such years after the fiscal year is over. “Suspend” is not reported in the current year.

(5)	Presents preliminary realized Government revenues for FY 2019 as a percentage of preliminary 2019 GDP.

Government Deficit Financing.

The following table sets forth the deficit financing of the Government, by amount and (i) audited 2018 deficit financing as a percentage of the actual 2018 GDP and (ii) preliminary realized 2019 deficit financing as a percentage of preliminary 2019 GDP, respectively.

Government Deficit Financing

	2018 LKPP Audited	2019 RealizationP(2)
	(percentages of 2018 GDP)	(percentages of 2018 GDP)
Total financing (net) (in trillions of Rupiah)	305.7	399.5
Debt financing
Government securities (net)	2.42	2.79
Loans
Domestic loans (net)	0.01	0.02
Foreign loans:
Gross drawings:
Program loan	0.34	0.23
Project loan	0.26	0.23
Total gross drawing	0.60	0.46
Amortization	(0.52)	(0.55)
Total foreign loan (net)	0.08	(0.09)
Total loans (net)	0.09	(0.07)
Total debt financing	2.51	2.72
Investment financing
Investment to SOEs	(0.02)	(0.11)
Investment to other institutions	(0.02)	(0.02)
Investment to public service agencies	(0.36)	(0.18)
Investment in financial organizations/institutions	(0.02)	(0.01)
Total investment financing	(0.41)	(0.31)
Lending
On-lending to SOEs/local government/institutions/other agencies:	(0.06)	(0.04)
Lending reserves	0.03	0.03
Total lending	(0.03)	(0.01)
Mandatory guarantee	(0.01)	—
Other financing	0.00	0.09
Total financing (net)	2.06	2.49

Source:    Ministry of Finance

P	Preliminary.
(1)	Presents preliminary realized Government deficit financing for 2019 as a percentage of preliminary 2019 GDP.

Public Debt

The reduction of public debt in percentage-of-GDP terms has been a consistent key fiscal policy objective of the Government. To achieve this objective, the Government’s policy has emphasized the strengthening of public debt management, the lengthening and balancing of the maturities of public debt and the growth of public debt at sustainable levels.

External Public Debt of the Republic

External public debt of the Republic consists of central government debt (other than public domestic debt) and debt of Bank Indonesia owed to creditors outside Indonesia. The discussion below treats the external debt of Bank Indonesia as part of the Republic’s external debt. However, SBI, which are issued by Bank Indonesia in its role as formulator and implementer of the Republic’s monetary policy, are not considered liabilities of the Republic. Accordingly, SBI are not reflected in the Government debt discussions in this prospectus. See “— Financial System — Bank Indonesia.” The discussion of debt of the Republic in this section differs from the discussion of “Government debt” elsewhere in this prospectus, in which Bank Indonesia debt is excluded and only central Government debt, which depends on Government revenue for its repayment, is included. See “— Government Budget — Government Finances.”

The following table sets forth information on the outstanding external public debt of the Republic in terms of creditor type as of the dates indicated.

Outstanding External Public Debt of the Republic by Source(1)

	As of December 31,
	2015	2016	2017	2018	2019P
	(in billions of U.S. dollars)
Concessional Loans:
Multilateral creditors	26.1	27.5	28.2	29.3	30.5
Bilateral creditors	24.7	23.5	23.2	23.1	21.4
Semi-concessional Loans:
Export agency creditors	0.0	0.0	0.1	0.0	—
Commercial(2)	51.4	60.4	70.2	75.8	78.6

Total	102.2	111.4	121.6	128.0	130.5

Total external public debt of the Republic, as a percentage of GDP for the period indicated(3)	12.4%	12.1%	11.8%	12.5%	11.4%

Source: Ministry of Finance

P	Preliminary
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes securities (bonds and Sukuk) issued in international capital markets and commercial bank borrowings.
(3)	In calculating as a percentage of GDP, GDP in U.S. dollars has been converted from Rupiah into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Sources of External Public Borrowing

The sources of the Republic’s external public borrowings are concessional loans from multilateral creditors and bilateral creditors, semi-concessional loans from export agency creditors, and commercial creditors, including international bondholders.

The World Bank and the ADB, have been important sources of funds for the Republic, and the Republic has secured substantial commitments from the Japan Bank for International Cooperation, or JBIC, in recent years.

In 2015, the Republic drew down program loans of U.S.$2.1 billion from the World Bank, U.S.$1.4 billion from ADB, U.S.$245 million from KfW Bankengruppe, and U.S.$100 million from Agence Française de Développement. Additionally, the Republic utilized the contingency facilities provided by the World Bank in the amount of U.S.$2 billion and from ADB in the amount of U.S.$500 million in 2015.

In 2016, the Republic drew down program loans of U.S.$1.1. billion from the World Bank, U.S.$1 billion from ADB, U.S.$440 million KfW Bankengruppe, and U.S.$110 million from Agence Française de Développement.

In 2017, the Republic drew down program loans of U.S.$647 million from the World Bank, U.S.$400 million from the ADB, €200 million from KfW Bankengruppe and €250 million from Agence Française de Développement.

In 2018, the Republic drew down program loans of U.S.$679.8 million from the World Bank, U.S.$1.4 billion from ADB, U.S.$100 million from the ASEAN Infrastructure Fund, €900 million from KfW Bankengruppe and €300 million from Agence Française de Développement.

In 2019, the Republic drew down program loans of U.S.$1.1 billion from the World Bank and U.S$1.5 billion from ADB. Since 2012, the Government has expanded its sources of external financing by accessing the international capital markets (including the Islamic financial markets).

The total outstanding external public debt of the Republic as of December 31, 2019 was U.S.$130.2 billion. The following table sets forth the outstanding amounts of international development assistance received by the Republic as of the dates indicated.

International Development Assistance(1)(2)

	As of December 31,
	2015	2016	2017	2018	2019P
	(in millions of U.S. dollars)
Bilateral loans	24,692.3	23,450.0	23,210.4	23,107.3	21,419.5
Multilateral loans:
International Monetary Fund	—	—	—	—	—
World Bank Group	16,077.2	17,261.9	17,955.7	18,295.8	18,767.1
Asian Development Bank	9,202.5	9,261.6	9,065.9	9,787.9	10,167.5
Islamic Development Bank	624.7	735.7	908.8	988.1	1,224.5
Nordic Investment Bank	16.7	11.7	11.4	10.2	9.3
European Investment Bank	27.6	22.0	16.1	9.9	3.4
International Fund for Agricultural Development	150.6	165.0	188.1	183.2	179.4
Asian Infrastructure Development Bank	—	—	23.8	73.6	117.3
Multilateral Investment Guarantee Agency	—	—	—	—	—

Total multilateral loans	26,099.3	27,457.9	28,169.8	29,348.7	30,468.4

Total loans	50,791.6	48,345.8	51,380.2	52,456.0	51,887.9

Source: Ministry of Finance

P	Preliminary.
(1)	The term international development assistance includes any concessionary loans provided by international financial institutions or foreign governments, excluding grants.
(2)	Foreign currency values of international development assistance have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external public debt of the Republic by currency as of the dates indicated.

Outstanding External Public Debt of the Republic by Major Currency

	As of December 31,
	2015		2016		2017		2018		2019P
	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))
U.S. dollars	70,817	70,817	75,267	75,267	87,875	87,871	93,702	93,702	93,937	93,937
Japanese yen	2,126,845	17,657	2,053,751	17,708	2,021,598	17,939	1,976,032	17,892	2,049,292	18,865
Euros	5,999	6,554	8,676	9,150	10,120	12,081	11,937	13,651	13,306	14,921
SDR	3,783	5,246	3,585	4,830	1,436	2,040	1,246	1,733	1,053	1,457
British pounds	180	267	129	161	105	141	77	97	46	61
Others	Multiple currencies	1,581	Multiple currencies	1,507	Multiple currencies	1,597	Multiple currencies	1,192	Multiple currencies	1,241

Total	N/A	102,121	N/A	108,624	N/A	121,636	N/A	128,267	N/A	130,481

Source:    Ministry of Finance

P	Preliminary.
(1)	Calculated based on the applicable BI middle exchange rates as of the date indicated for each column.

The following table sets forth the external debt service requirements of the central government for the years indicated.

External Debt Service Requirements of the Central Government

Period	Principal repayment	Interest repayment	Total
	(in billions of U.S. dollars)
2019R	11.0	4.6	15.6
2020*	9.3	3.5	12.8
2021**	10.8	4.2	15.0
2022**	11.9	3.9	15.8
2023**	11.6	3.6	15.2

Source:    Ministry of Finance

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2020 to February 29, 2020 and (ii) projected principal and interest payments to be made from March 1, 2020 to December 31, 2020 based on domestic debt outstanding as of February 29, 2020.

**	Projected based on domestic debt outstanding as of February 29, 2020.

Payment History of External Debt

Indonesia maintains a policy of external debt management and has a history of servicing its external debt obligations in accordance with its terms.

In the wake of the Asian financial crisis in 1997, the Paris Club, an informal voluntary group of 18 creditor countries that seeks to coordinate solutions for payment difficulties experienced by debtor nations by extending or guaranteeing bilateral credits, played an important role in easing Indonesia’s foreign exchange burden. Between 1998 and 2000, Indonesia twice rescheduled certain payments of its Paris Club foreign debt. Pursuant to an April 2002 agreement, Paris Club debt payments of principal and interest of approximately U.S.$5.4 billion that were due to certain of Indonesia’s creditors between April 2002 and December 2003 were rescheduled.

In addition, on March 10, 2005, the Paris Club offered to permit Indonesia, as well as other countries affected by the December 2004 tsunami, to defer debt services payments through the end of 2005 to allow these countries to commit additional government resources to the tsunami-related humanitarian and relief efforts. On May 10, 2005, 18 individual Paris Club members and Indonesia signed a memorandum of understanding to reschedule some payments of principal and interest due under official development assistance and non-official development assistance.

While there have been a number of reschedulings of Indonesia’s external debt to its bilateral creditors as described above, Indonesia has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

External Debt of Bank Indonesia

Under Indonesian law, Bank Indonesia has the ability to incur external debt primarily to meet balance of payments needs and maintain adequate foreign exchange reserves.

The following table sets forth the outstanding multilateral and commercial external debt of Bank Indonesia by type of credit as of the dates indicated.

Outstanding Multilateral and Commercial External Debt of Bank Indonesia(1)

	As of December 31,
	2015	2016	2017	2018	2019P
	(in millions of U.S. dollars)
Multilateral	2,747	2,654	2,814	2,754	2,739
Commercial(2)	190	167	0	0	0

Total	2,937	2,821	2,814	2,754	2,739

Source:    Bank Indonesia

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes bonds issued in international capital markets and commercial bank borrowings but excludes SBI owned by non-residents, currencies and deposits and other liabilities.

The following table sets forth the external debt service requirements of Bank Indonesia for the years indicated.

External Debt Service Requirements of Bank Indonesia

Period	Principal repayment	Interest repayment	Total
	(in millions of U.S. dollars)
2015	32.6	2.9	35.5
2016	48.3	4.2	52.5
2017	144.9	13.4	158.3
2018	0.0	11.1	11.1
2019*(1)	0.0	22.5	22.5
2020*(1)	0.0	24.8	24.8

Source: BI

*	Projected based on external debt outstanding as of January 31, 2020.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of January 31, 2020.

In order to strengthen its international reserves and support its balance of payments, the Republic has entered into a swap arrangement with ASEAN as well as bilateral swap arrangements with other countries. See “— Foreign Exchange and Reserves — Regional Swap Arrangements of the Republic.”

External Debt of State-Owned-Enterprises

The following table sets forth the outstanding direct external debt of SOEs as of the dates indicated.

Outstanding Direct External Debt of State-Owned-Enterprises(1)

	As of December 31,					As of 31 January
	2015	2016	2017	2018	2019P	2020P
	(in millions of U.S. dollars)
Financial institutions:
Bank	5,103	5,235	4,724	6,924	7,569	7,811
Non-bank	2,816	3,497	4,016	3,865	3,936	3,936

Total financial institutions	7,919	8,731	8,740	10,789	11,506	11,747
Non-financial institutions	24,704	22,888	24,505	34,709	41,529	42,599

Total	32,623	31,619	33,245	45,499	53,035	54,346

Source: BI

P	Preliminary.
(1)	Foreign currency values of outstanding direct external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

For a discussion of the Republic’s guarantee of certain external debt in connection with infrastructure projects in the country, see “— Public Debt — Contingent Liabilities.”

Domestic Public Debt of the Central Government

The following table sets forth the outstanding domestic public debt of the central Government as of the dates indicated.

Domestic Public Debt of the Central Government

	As of December 31,
	2015	2016	2017	2018P	2019P
	(in trillions of Rupiah)
Total domestic public debt(1)	1,755.2	2,019.2	2,346.9	2,608.2	2970.8

Source:    Ministry of Finance

P	Preliminary.
(1)	Excludes SBI, which are obligations of Bank Indonesia and not of the Government. See “— Financial System — Bank Indonesia.”

Domestic Debt Service Requirements of the Central Government

The following table sets forth the debt service requirements for the central Government for the years indicated.

Direct Domestic Debt Service Requirements of the Central Government

Period	Principal repayment and redemption	Interest repayment	Total
	(in trillions of Rupiah)
2019R	444.4	227.5	671.9
2020*	226.7	201.0	427.7
2021**	265.3	207.2	472.5
2022**	213.1	185.9	399.0
2023**	211.2	175.4	386.6

Source:    Ministry of Finance

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2020 to February 29, 2020 and (ii) projected principal and interest payments to be made from March 1, 2020 to December 31, 2020 based on domestic debt outstanding as of February 29, 2020.

**	Projected based on domestic debt outstanding as of February 29, 2020.

Contingent Liabilities from Government Guarantees

As part of the Government’s policy to prioritize infrastructure development, the Government has provided support to encourage investments in infrastructure projects in the form of credit and investment guarantees. External debts of SOEs are not direct obligations of the Republic, unless such debts are explicitly guaranteed by the Republic.

Beginning in 2008 the Government has allocated a contingent budget with respect to these guarantees. Any unused budget allocation may be transferred to a guarantee reserve fund. This reserve fund, together with the relevant annual budget allocations, serves as reserves for any claim that arises from these guarantees.

As of December 31, 2019, the Government had accumulated Rp4.4 trillion in the guarantee reserve fund account. The guarantee that the Government has provided to infrastructure projects includes:

•

Full default risk guarantees relating to the PT PLN loans for the construction of coal power plants with aggregate capacity of 10,000 MW and the associated transmission lines (Fast Track I program). Outstanding guarantees for this program amount to Rp24.8 trillion;

•

Partial default risk guarantees for local government-owned water companies’ loans in connection with the Millennium Development Goals in water provision. Outstanding guarantees for this program amount to Rp104.9 million;

•

Business viability guarantees to independent power producers on the ability of PT PLN to fulfill its financial obligations based on Power Purchase Agreements related to Fast Track II program. Guarantee exposure for this program amounts to Rp96.1 trillion;

•

Co-guarantee scheme between the Government and the Indonesia Infrastructure Guarantee Fund (“IIGF”) to guarantee PPP projects such as power plant projects (Central Java steam power plant) and toll road projects (Jakarta Cikampek II Elevated, Cileunyi — Sumedang — Dawunan, Krian — Legundi — Bunder — Manyar and Serang — Panimbang, Probolinggo — Banyuwangi, and Jakarta Cikampek II Selatan). Guarantee exposure for this program amounts to Rp47.4 trillion;

•	Full default risk guarantees relating to PT Hutama Karya loans and bonds for the construction of Sumatera Toll Roads. Outstanding guarantees for this program amount to Rp21.7 trillion;

•

Guarantee for infrastructure financing through direct loans from International Financial Institutions to SOEs to finance infrastructure projects. Outstanding guarantees for this program amount to Rp20.7 trillion;

•

Full default risk guarantee relating to the PT Kereta Api Indonesia (Persero) loans for construction of Light Rail Transit Jakarta-Bogor-Depok-Bekasi. Outstanding guarantees for this program amounts to Rp970.1 billion; and

•	Guarantee for local infrastructure financing through PT SMI. Outstanding guarantees for this program amount to Rp2.7 trillion.

•	Full default risk guarantees relating to the PT PLN loans for the construction of electricity infrastructure (35 GW program). Outstanding guarantees for this program amount to Rp889 billion.

As of December 31, 2019, no claims from the foregoing guarantees have arisen.

Foreign Exchange and Reserves

Exchange Rates

From 1978 to 1997, Indonesia maintained a managed floating exchange rate system under which the Rupiah was linked to a basket of currencies, the composition of which was based on Indonesia’s main trading partners. Indonesia has adopted a free floating exchange rate system since August 1997, under which market forces determine the exchange rate for the Rupiah. See “— Monetary Policy.”

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar for the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of Period	Average
2015	13,785	13,392
2016	13,473	13,305
2017	13,568	13,385
2018	14,380	14,246
2019	13,883	14,139

Source:    Bank Indonesia

By the end of 2015, the Rupiah had depreciated by 11.3% to Rp13,785 from Rp12,385 per U.S. dollar at the end of 2014. On average, the Rupiah depreciated 12.8% from Rp11,876 per U.S. dollar in 2014 to Rp13,392 per U.S. dollar in 2015. Uncertainty surrounding the timing of an increase of the Federal Funds Rate as part of the gradual normalization of U.S. monetary policy, the Greek debt crisis and global monetary policy divergence were the primary external factors affecting the Rupiah. In addition, in line with the market reaction to the devaluation of the Renminbi, nearly all global currencies, including the Rupiah, experienced depreciatory pressures. Domestically, pressure was exerted from a slowing domestic economy.

By the end of 2016, the Rupiah appreciated by 2.3% to Rp13,473 per U.S. dollar from Rp13,785 per U.S. dollar at the end of 2015. On average the Rupiah appreciated from Rp13,392 per U.S. dollar in 2015 to Rp13,305 per U.S. dollar, a gain of 0.6%. Despite external pressures stemming from the timing of an increase of the Federal Funds Rate, the result of the UK referendum, the appreciation of the U.S. Dollar Index and the reaction of global markets to the U.S. election in November 2016, domestic factors remained conducive for Rupiah stability, particularly due to low inflation, an improved current account deficit and a sustained economic recovery. In addition, the successful tax amnesty program further bolstered investor confidence.

By the end of 2017, the Rupiah depreciated by 0.7% from Rp13,473 per U.S. dollar as of December 31, 2016 to Rp13,568 per U.S. dollar as of December 31, 2017. On average, the Rupiah depreciated by 0.6% from Rp13,305 per U.S. dollar as of December 31, 2016 to Rp13,385 per U.S. dollar as of December 29, 2017. The depreciation was in line with prevailing trends for most other global currencies against the U.S. dollar due to growing expectations of a further increase in the U.S. Federal Funds Rate as well as U.S. tax reforms. The rupiah exchange rate was stable in 2017 supported by the improving economic fundamentals in Indonesia, despite pressure in the last quarter of 2017 caused by external factors.

By the end of 2018, the Rupiah depreciated by 6.0% from Rp13,568 per U.S. dollar as of December 29, 2017 to Rp14,380 per U.S. dollar as of December 31, 2018. On average, the Rupiah depreciated by 6.4% from Rp13,385 per U.S. dollar as of December 29, 2017 to Rp14,246 per U.S. dollar as of December 31, 2018. The depreciation was in line with prevailing trends for most other global currencies against the U.S. dollar. The U.S. dollar appreciated globally following the intention of the U.S. Federal Reserve Bank to gradually normalize its monetary policy, growing expectations of a further increase in the U.S. Federal Funds Rate, solid economic growth in the US economy, higher inflationary pressure, and plans in the U.S. for tax reforms.

By the end of 2019, the Rupiah appreciated by 3.6% from Rp14,380 per U.S. dollar as of December 31, 2018 to Rp13,883 per U.S. dollar as of December 31, 2019. On average, the Rupiah appreciated by 0.8% from Rp14,246 per U.S. dollar in 2018 to Rp14,139 per U.S. dollar in 2019. The appreciation of Rupiah was supported by the increased supply of foreign currencies from exports and the increased foreign capital inflows due to the favorable national economic outlook, attractive domestic financial markets and less uncertainty in the global financial markets. Furthermore, the performance of the foreign exchange market showed an improvement, characterized by an increase in transaction volumes and more efficient quotation processes as well as further development of the DNDF market, all of which serve to improve foreign exchange market efficiency.

Prudential Policies on Foreign Exchange and Rupiah

Under Law No. 24 of 1999 on Foreign Exchange Activities and Exchange Rate System, every resident may freely own and use foreign currency. Foreign currency is also generally freely transferable within or from Indonesia although by regulation most domestic transactions are prohibited from using foreign currency. Bank Indonesia has the authority to request information and data regarding foreign exchange activities and implement provisions regarding foreign exchange activities based on prudential principles.

To maintain the stability of the Rupiah, and to prevent the utilization of the Rupiah for speculative purposes by foreign parties, the Rupiah is non-internationalized. Regulations prohibit banks from conducting, among others, the following transactions: (i) extensions of loans or of overdrafts in Rupiah or foreign currencies to foreign parties, (ii) transfers of Rupiah to foreign parties or offshore banks in excess of U.S.$1 million without underlying transactions, and (iii) purchases of Rupiah-denominated securities issued by foreign parties.

Bank Indonesia has issued several regulations concerning foreign currency transactions relating to the Rupiah in order to deepen financial markets. A deep foreign exchange market is distinguished by adequate liquidity, convenient transactions, fair prices and minimal risk in order to maintain economic stability. Bank Indonesia strives towards the creation of a liquid, efficient and secure domestic foreign exchange market through amendments to regulations concerning foreign exchange transactions.

On January 1, 2015, Bank Indonesia regulations came into effect to mitigate risks relating to external borrowing by non-bank corporations. Under these regulations, corporate issuers of debt must, subject to certain limited exceptions:

•	hedge at least 25% of their open foreign exchange positions (i.e., the excess of foreign currency liabilities that fall due within the following three to six months over foreign currency assets);

•	maintain a 70% minimum liquidity ratio of foreign currency assets to foreign currency liabilities maturing within three months after the end of a quarter; and

•	maintain a minimum credit rating (issuer and/or issue) of BB- by a rating agency acknowledged by Bank Indonesia.

International Reserves

The following table sets forth the Republic’s total official international reserves, expressed in (i) U.S. dollar equivalents and (ii) the number of months of imports and Government external debt repayments, in each case at the end of the periods indicated. These reserves consist of foreign exchange, gold, SDRs and a reserve position with the IMF. Indonesia complies with the IMF’s Special Data Dissemination Standard requirement on international reserves and foreign exchange currency liquidity.

Official International Reserves of the Republic(1)

	As of December 31,					As of February 29,
	2015	2016	2017	2018	2019	2020
	(in millions of U.S. dollars, except for months)
Gold	2,661	2,876	3,346	3,230	3,844	4,149
SDRs	2,442	1,499	1,588	1,553	1,542	1,527
Reserve position with the IMF	202	1,056	1,119	1,096	1,090	1,080
Foreign exchange and others	100,626	110,931	124,143	114,776	122,707	123,689

Total	105,931	116,362	130,196	120,654	129,183	130,444

Total as number of months of imports and Government external debt repayments	7.4	8.4	8.3	6.5	7.3	7.4

Source:    Bank Indonesia

P	Preliminary.
(1)	Converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Foreign reserves totaled U.S.$ 105.9 billion, U.S.$ 116.4 billion, U.S.$ 130.2 billion, U.S.$120.7 billion and U.S. 129.2 billion as of December 31, 2015, 2016, 2017, 2018 and 2019 respectively.

As of December 31, 2019, foreign reserves increased to U.S.$129.2 billion, equivalent to 7.3 months of import coverage and government external debt service requirements. In addition, the coverage ratio is in excess of the recommended international adequacy ratio of 3.0 months of import coverage.

As of February 28, 2020, foreign reserves increased to U.S.$130.4 billion which is equal to 7.4 months of import coverage and government external debt service requirements. In addition, the coverage ratio is in excess of the recommended international adequacy ratio of 3.0 months of import coverage.

Regional Swap Arrangements of the Republic

Following the experience of the Asian crisis in 1997 to 1998, ASEAN recognized a need to strengthen regional self-help and support mechanisms in East Asia and endeavored to prevent future financial crises. In 2000, ASEAN members agreed to strengthen the existing cooperative frameworks among monetary authorities through the Chiang Mai Initiative, or CMI. The CMI involves an expanded ASA (extending its coverage to all members of ASEAN and increasing the size) and a network of BSAs among ASEAN+3 countries. The objectives of these bilateral swap arrangements are to address short-term liquidity difficulties in the region and to supplement existing international financial arrangements.

The ASA was originally created by five ASEAN member states in 1977 with a size of U.S.$100 million. After the CMI, it has been enlarged to include all ten ASEAN countries and increased in size to U.S.$2 billion.

Since CMI’s inception in 2000, ASEAN+3 member countries undertook a review to explore ways of enhancing its effectiveness. On 2010, ASEAN+3 member countries entered into a multilateral currency swap contract which covers all ASEAN+3 member countries with a total size of U.S.$120 billion (the CMI Multilateralization or CMIM). CMIM was developed from the CMI-BSA network to facilitate prompt and simultaneous currency swap transactions through establishing a common decision making mechanism under a single contract. The CMIM objectives are the same as the BSAs. In May 2012 and in response to the global and regional economic developments, the ASEAN+3 Finance Ministers and Central Bank Governors agreed to strengthen the CMIM as a regional financial safety net by doubling the total size to U.S.$240 billion and launching a crisis prevention program called the CMIM Precautionary Line, or CMIM-PL. This arrangement became effective on July 17, 2014. In addition to the role of providing liquidity support for ASEAN+3 member countries, CMIM has contributed to the development of the regional surveillance capacity by establishing the ASEAN+3 Macroeconomic Research Office, or AMRO, as an ASEAN+3 independent surveillance unit since early 2011.

Under the ASA, BSA, and CMIM, a total of U.S.$46.1 billion of foreign currency swap is currently available to the Republic as of December 31, 2017. Up to 30.0% of the amount available under the BSAs and CMIM may be activated without participating in any IMF program, but greater amounts requires participation in an IMF program. The Republic also has a U.S.$22.8 billion swap line in place with Japan. The swap line increased from U.S.$12.0 billion in December 2013. These swap arrangements will contribute to greater financial stability and sustainable economic growth in the region.

In March 2017, Bank Indonesia has renewed a three year Bilateral Currency Swap Agreement, or BCSA, with the Republic of Korea amounting to KRW 10.7 trillion or Rp115 trillion.

In August 2018, Bank Indonesia renewed a BCSA with the Reserve Bank of Australia. The agreement will span a period of three years and allow for the exchange of local currencies between the two central banks of up to A.U.$10billion or Rp100.0 trillion.

In October 2018, Bank Indonesia renewed a bilateral swap agreement with Bank of Japan. The agreement enables Indonesia to swap its local currency against the Japanese Yen and the U.S. dollar in an amount of up to U.S.$22.8 billion or equivalent.

On November 5, 2018, Bank Indonesia established a one-year bilateral financial arrangement with the Monetary Authority of Singapore with a size of up to U.S.$10.0 billion or equivalent to enable the two central banks to access foreign currency liquidity from each other, if needed, to preserve monetary and financial stability.

On November 16, 2018, Bank Indonesia renewed a three-year BCSA with People’s Bank of China and increased the size of BCSA from CNY100.0 billion (equivalent to U.S.$15.0 billion) to CNY200.0 billion (equivalent to U.S.$30.0 billion).

On September 27, 2019, Bank Indonesia and Bank Negara Malaysia established a three-year bilateral financial arrangement with a size up to U.S.$2 billion (equivalent), which will enable both central banks to access foreign currency liquidity from each other if needed.

On November 5, 2019, Bank Indonesia renewed a one-year bilateral financial arrangement with the Monetary Authority of Singapore with a size of up to U.S.$10 billion or equivalent to enable the two central banks to access foreign currency liquidity from each other, if needed, to preserve monetary and financial stability.

In 2019, the Government of Indonesia made two currency swap arrangements for three Asian Development Bank loans. The first two Loans were converted on September 6, 2019 from USD Libor Based-Loan to EUR Fixed Rate-Loan in the total amount of U.S.$1 billion. The third loan was converted on December 17, 2019 from USD Libor Based-Loan to JPY Fixed Rate-Loan in the amount of U.S.$479.17 million.

As of January 31, 2020, no drawdowns on existing bilateral and regional swap arrangements have been made.

Debt-to-GDP Ratios

The following table sets forth the central government’s debt-to-GDP ratio and debt service to GDP ratio as of the dates indicated. Under the State Finances Law No. 17 of 2003, the Republic’s debt-to-GDP ratio must remain below 60%.

Debt-to-GDP Ratios

	As of December 31,
	2015L	2016L	2017L	2018P	2019P
	(percentages, unless indicated otherwise)
Debt-to-GDP ratio	27.5	28.4	29.4	29.8	29.8
Debt service to GDP ratio	3.3	4.1	4.2	5.1	5.2
Total public debt of the central Government (in billions of U.S.$)(1)	229.4	261.6	294.9	308.4	343.8
—% in Loans	23.9	21.0	18.7	18.1	16.0
—% in Bonds	76.1	79.1	81.3	81.9	84.0

Source:    Ministry of Finance, Bank Indonesia

(1)	Outstanding foreign currency debt was converted to U.S. dollars using the BI middle exchange rate as of each period indicated in the table.
L	LKPP (Audited).
P	Preliminary.

DEBT TABLES OF THE REPUBLIC OF INDONESIA

External Loans of the Republic of Indonesia as of December 31, 2019	D-96

Domestic Loans of the Republic of Indonesia as of December 31, 2019	D-107

Guaranteed Domestic Loans of the Republic of Indonesia as of December 31, 2019	D-112

Guaranteed External Loans of the Republic of Indonesia as of December 31, 2019	D-113

Foreign Currency-Denominated Bonds of the Republic of Indonesia as of December 31, 2019	D-114

Domestic Currency-Denominated Bonds of the Republic of Indonesia as of December 31, 2019	D-115

EXTERNAL LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
MULTILATERAL
ACU	NO INTEREST RATE	—	—	1998	2023	3,131,007.99	4,329,651.82	695,779.67	962,145.01
ACU	NO INTEREST RATE	—	—	2000	2025	6,090,240.59	8,421,767.47	1,785,094.89	2,468,482.79
ACU	NO INTEREST RATE	—	—	2000	2025	5,844,756.59	8,082,304.83	1,689,628.89	2,336,469.54
ACU	NO INTEREST RATE	—	—	2003	2027	5,075,319.75	7,018,304.47	1,163,510.53	1,608,937.28
ACU	NO INTEREST RATE	—	—	2003	2022	3,052,974.10	4,221,744.21	682,713.72	944,077.02
ACU	NO INTEREST RATE	—	—	2003	2020	7,405,764.66	10,240,913.64	308,573.47	426,704.66
ACU	NO INTEREST RATE	—	—	2003	2021	5,848,595.08	8,087,612.81	974,765.88	1,347,935.51
ACU	NO INTEREST RATE	—	—	2003	2020	4,869,837.72	6,734,157.75	202,910.02	280,590.07
ACU	NO INTEREST RATE	—	—	2003	2021	14,623,148.73	20,221,328.94	1,827,893.67	2,527,666.23
ACU	NO INTEREST RATE	—	—	2004	2021	13,108,847.03	18,127,307.10	1,638,605.87	2,265,913.38
ACU	NO INTEREST RATE	—	—	2004	2021	2,786,317.66	3,853,003.68	348,289.69	481,625.44
ACU	NO INTEREST RATE	—	—	2004	2021	4,376,118.43	6,051,427.90	547,014.76	756,428.43
ACU	NO INTEREST RATE	—	—	2004	2021	18,682,190.03	25,834,293.07	2,335,273.85	3,229,286.77
ACU	NO INTEREST RATE	—	—	2004	2022	18,069,157.90	24,986,573.84	4,517,289.46	6,246,643.44
ACU	NO INTEREST RATE	—	—	2005	2021	10,288,798.33	14,227,659.12	1,286,099.80	1,778,457.40
ACU	NO INTEREST RATE	—	—	2005	2022	3,522,416.33	4,870,903.02	880,604.03	1,217,725.68
ACU	NO INTEREST RATE	—	—	2005	2021	11,685,282.58	16,158,759.45	1,460,660.41	2,019,845.05
ACU	NO INTEREST RATE	—	—	2005	2022	3,355,341.68	4,639,867.18	838,921.18	1,160,085.39
ACU	NO INTEREST RATE	—	—	2005	2021	9,547,404.34	13,202,437.26	1,591,234.14	2,200,406.33
ACU	NO INTEREST RATE	—	—	2006	2026	16,302,949.43	22,544,207.76	6,994,718.70	9,672,506.95
ACU	NO INTEREST RATE	—	—	2006	2027	4,218,085.76	5,832,895.58	2,109,144.29	2,916,588.02
ACU	NO INTEREST RATE	—	—	2006	2022	17,155,214.01	23,722,744.80	9,721,236.64	13,442,817.78
ACU	NO INTEREST RATE	—	—	2006	2033	2,468,697.28	3,413,788.69	2,221,827.55	3,072,409.82
ACU	NO INTEREST RATE	—	—	2006	2027	13,655,877.75	18,883,757.60	6,689,335.56	9,250,213.97
ACU	NO INTEREST RATE	—	—	2006	2029	6,677,107.50	9,233,304.65	4,228,834.75	5,847,759.61
ACU	NO INTEREST RATE	—	—	2006	2023	5,203,055.56	7,194,941.38	1,734,351.88	2,398,313.83
ACU	NO INTEREST RATE	—	—	2006	2023	17,654,654.43	24,413,386.00	5,149,274.17	7,120,570.86
ACU	NO INTEREST RATE	—	—	2007	2030	1,409,497.59	1,949,095.57	5,663,432.07	7,831,563.84
ACU	NO INTEREST RATE	—	—	2008	2032	3,948,257.39	5,459,768.81	4,568,591.91	6,317,586.01
ACU	NO INTEREST RATE	—	—	2008	2029	3,750,773.35	5,186,681.96	2,608,237.00	3,606,748.41
ACU	NO INTEREST RATE	—	—	2009	2025	10,033,377.75	13,874,455.88	5,136,153.36	7,102,427.01
ACU	NO INTEREST RATE	—	—	2009	2032	271,453.82	375,374.48	1,022,757.56	1,414,299.85
ACU	NO INTEREST RATE	—	—	2009	2027	40,329,934.01	55,769,443.14	20,164,967.06	27,884,721.65
ACU	NO INTEREST RATE	—	—	2009	2033	9,172,816.91	12,684,446.52	7,134,413.15	9,865,680.62
ACU	NO INTEREST RATE	—	—	2009	2024	40,116,840.17	55,474,770.59	36,702,990.18	50,753,996.36
ACU	NO INTEREST RATE	—	—	2011	2021	1,767,620.70	2,444,318.95	1,504,586.23	2,080,586.99
ACU	NO INTEREST RATE	—	—	2011	2031	1,746,423.93	2,415,007.42	1,338,925.02	1,851,505.70
ACU	NO INTEREST RATE	—	—	2011	2031	3,139,999.99	4,342,086.22	2,511,994.03	3,473,660.74
ACU	NO INTEREST RATE	—	—	2013	2027	40,606,559.74	56,151,969.50	39,136,686.43	54,119,384.58
ACU	NO INTEREST RATE	—	—	2013	2033	3,625,695.28	5,013,720.25	3,263,125.78	4,512,348.26
ADB	ADB FLOATING RATE	6.39	0.75	1997	2021	7,744,717.08	7,744,717.08	1,567,417.08	1,567,417.08
ADB	ADB FLOATING RATE	6.40	0.75	1997	2022	26,385,417.31	26,385,417.31	6,545,417.31	6,545,417.31
ADB	ADB FLOATING RATE	6.39	0.75	1997	2022	35,709,678.32	35,709,678.32	8,938,678.32	8,938,678.32
ADB	ADB FLOATING RATE	6.40	0.75	1997	2022	23,507,364.74	23,507,364.74	6,150,764.74	6,150,764.74
ADB	ADB FLOATING RATE	6.39	0.75	1997	2023	3,791,494.19	3,791,494.19	1,428,194.19	1,428,194.19
EUR	FIXED	0.75	—	1990	2029	2,584,960.64	2,898,774.60	1,988,431.28	2,229,826.64
EUR	FIXED	0.75	—	1993	2031	2,900,307.95	3,252,405.04	2,320,246.37	2,601,924.05
EUR	FIXED	0.75	—	1995	2035	4,731,711.93	5,306,141.28	3,964,407.27	4,445,685.91
EUR	FIXED	0.99	—	2012	2030	6,288,000.00	7,051,362.57	5,301,803.09	5,945,441.45
EUR	FIXED	0.99	—	2017	2035	93,150,000.00	104,458,400.62	8,993,929.61	10,085,791.76
JPY	LIBOR 6 MONTHS DEPOSIT	0.47	—	2019	2033	110,795,000,000.00	1,019,930,103.41	110,795,000,000.00	1,019,930,103.41
SDR	FIXED	1.00	—	1982	2031	23,677,606.53	32,742,104.93	7,102,798.68	9,821,963.19
SDR	FIXED	1.00	—	1988	2023	36,930,000.00	51,067,912.35	5,422.25	7,498.05
SDR	FIXED	1.00	—	1990	2020	37,995,569.90	52,541,414.39	34,142.63	47,213.46
SDR	FIXED	1.00	—	1992	2020	5,005,641.53	6,921,951.34	255,305.75	353,044.45
SDR	FIXED	1.00	—	1993	2020	16,152,741.26	22,336,495.39	842,870.84	1,165,547.10
SDR	FIXED	1.00	—	1993	2020	14,034,831.60	19,407,786.35	1,293,728.63	1,789,006.78
SDR	FIXED	1.00	—	1993	2021	12,771,721.99	17,661,120.48	1,675,770.39	2,317,305.58
SDR	FIXED	1.00	—	1994	2021	3,213,127.76	4,443,209.50	450,924.95	623,552.56
SDR	FIXED	1.00	—	1994	2021	10,903,599.89	15,077,825.17	1,814,647.68	2,509,349.28
SDR	FIXED	0.75	—	1995	2035	5,443,536.82	7,527,486.09	2,903,208.82	4,014,644.29
SDR	FIXED	1.00	—	1995	2021	15,872,600.44	21,949,108.26	2,941,762.45	4,067,957.40
SDR	FIXED	1.00	—	1995	2022	18,791,399.38	25,985,311.03	4,429,412.63	6,125,124.72
SDR	FIXED	1.00	—	1996	2022	12,044,448.58	16,655,424.98	3,306,259.87	4,571,995.38
SDR	FIXED	1.00	—	1996	2022	24,324,297.73	33,636,368.93	6,768,454.90	9,359,622.57
SDR	FIXED	1.00	—	1996	2023	6,772,673.31	9,365,455.92	2,054,483.26	2,841,001.11
SDR	FIXED	0.75	—	1998	2037	15,352,987.26	21,230,571.56	7,326,843.26	10,131,778.75
SDR	FIXED	1.00	—	1998	2024	8,799,589.62	12,168,336.63	3,527,122.23	4,877,410.47
SDR	FIXED	1.00	—	1998	2024	10,500,492.66	14,520,396.39	4,536,711.89	6,273,501.35
SDR	FIXED	0.75	—	1999	2024	11,685,982.89	16,159,727.86	5,399,786.53	7,466,986.87
SDR	FIXED	0.75	—	1999	2024	71,023,331.75	98,213,194.71	32,878,640.19	45,465,570.42
SDR	FIXED	0.75	—	1999	2024	3,796,673.79	5,250,154.46	1,899,550.39	2,626,755.29
SDR	FIXED	0.75	—	1999	2024	14,782,026.94	20,441,030.49	6,843,013.55	9,462,724.50
SDR	FIXED	0.75	0.35	2000	2025	21,799,222.51	30,144,619.13	12,000,066.41	16,594,051.98
SDR	FIXED	0.75	0.20	2000	2025	54,139,161.47	74,865,257.32	29,773,213.57	41,171,293.28
SDR	FIXED	0.75	—	2000	2040	17,500,000.00	24,199,525.21	11,958,327.00	16,536,333.47
SDR	FIXED	1.50	—	2000	2022	27,021,578.85	37,366,250.21	6,866,264.04	9,494,875.99
SDR	FIXED	0.75	—	2001	2026	35,414,178.85	48,971,789.37	17,724,649.08	24,510,176.70
SDR	FIXED	0.75	—	2001	2026	4,586,620.69	6,342,516.74	2,180,077.57	3,014,676.69
SDR	FIXED	0.75	0.30	2001	2026	2,776,666.13	3,839,657.26	1,457,736.00	2,015,801.09
SDR	FIXED	0.75	0.50	2001	2026	87,499,973.21	120,997,589.02	41,605,896.30	57,533,882.09
SDR	FIXED	0.75	0.10	2001	2026	30,282,980.86	41,876,214.79	14,396,875.47	19,908,431.48
SDR	FIXED	1.50	—	2001	2022	41,698,812.97	57,662,370.05	10,414,271.33	14,401,166.94
SDR	FIXED	0.75	0.10	2002	2026	55,551,518.00	76,818,306.32	29,162,373.15	40,326,604.82
SDR	FIXED	1.50	—	2002	2023	74,834,759.90	103,483,751.95	21,828,294.08	30,184,820.18
SDR	FIXED	0.75	0.50	2003	2026	36,831,596.23	50,931,836.67	17,495,008.10	24,192,622.26
SDR	FIXED	1.50	—	2003	2023	34,040,313.67	47,071,967.37	11,350,340.43	15,695,591.40
SDR	FIXED	1.50	—	2003	2023	23,962,479.29	33,136,035.53	7,980,513.58	11,035,693.69
SDR	FIXED	1.50	—	2003	2023	25,379,731.97	35,095,855.07	8,375,737.68	11,582,221.43
SDR	FIXED	0.75	0.30	2004	2026	21,585,432.18	29,848,983.45	11,332,348.80	15,670,712.03
SDR	FIXED	0.75	0.30	2004	2026	15,647,425.32	21,637,729.35	8,213,524.53	11,357,908.23
SDR	FIXED	0.75	0.30	2004	2026	31,597,889.30	43,694,509.65	16,588,891.86	22,939,617.53
SDR	FIXED	0.75	0.20	2004	2026	3,409,938.20	4,715,364.88	1,791,665.08	2,477,568.24
SDR	FIXED	1.50	—	2004	2024	13,780,339.38	19,055,866.87	5,166,649.40	7,144,597.85
SDR	FIXED	1.50	—	2004	2024	24,491,233.81	33,867,213.15	9,179,076.00	12,693,101.77
SDR	FIXED	1.50	—	2004	2024	14,539,228.48	20,105,281.50	6,058,930.07	8,378,470.34
SDR	FIXED	0.75	0.30	2005	2026	17,899,858.06	24,752,460.94	9,397,423.56	12,995,039.34
SDR	FIXED	0.75	0.30	2005	2026	51,647,003.45	71,419,026.41	24,554,378.86	33,954,532.02
SDR	FIXED	0.75	0.30	2005	2026	19,832,773.80	27,425,354.84	9,427,167.64	13,036,170.35
SDR	FIXED	0.75	0.30	2005	2025	22,683,184.63	31,366,988.48	10,749,161.08	14,864,262.55
SDR	FIXED	0.75	0.30	2005	2026	9,920,000.00	13,717,673.72	4,715,757.78	6,521,091.39
SDR	FIXED	0.75	0.30	2005	2025	47,003,493.74	64,997,841.82	22,321,830.31	30,867,296.88
SDR	FIXED	1.50	—	2005	2025	11,109,376.50	15,362,379.24	4,893,150.42	6,766,395.26
SDR	FIXED	1.50	—	2005	2024	13,363,082.85	18,478,872.02	5,009,576.96	6,927,393.37
SDR	FIXED	1.50	—	2005	2025	2,945,949.87	4,073,747.89	1,471,071.03	2,034,241.17
SDR	FIXED	0.75	0.20	2006	2026	45,655,179.05	63,133,351.80	23,885,660.31	33,029,807.94
SDR	FIXED	0.75	—	2006	2026	47,370,000.00	65,504,657.68	21,316,500.01	29,477,095.97

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
SDR	FIXED	0.75	—	2006	2044	13,638,602.14	18,859,868.36	11,346,495.48	15,690,274.48
SDR	FIXED	1.50	—	2006	2025	34,207,410.13	47,303,033.37	17,101,256.66	23,648,130.96
SDR	FIXED	1.50	—	2006	2026	14,588,899.05	20,173,967.45	8,071,134.31	11,161,006.76
SDR	FIXED	0.75	0.20	2007	2025	39,654,356.29	54,835,233.99	17,821,650.65	24,644,313.39
SDR	FIXED	0.75	0.10	2007	2026	90,838,457.97	125,614,145.95	42,686,544.00	59,028,234.16
SDR	FIXED	1.50	—	2007	2026	20,457,033.08	28,288,599.30	11,931,803.43	16,499,655.89
SDR	FIXED	1.50	—	2007	2026	32,326,766.09	44,702,422.35	18,881,871.99	26,110,419.27
SDR	FIXED	1.50	—	2007	2027	31,155,525.08	43,082,795.13	20,432,866.09	28,255,180.46
SDR	FIXED	0.75	0.50	2008	2026	78,598,745.26	108,688,703.87	47,159,247.38	65,213,222.63
SDR	FIXED	0.75	0.50	2008	2025	119,500,000.00	165,248,186.46	71,615,539.08	99,032,116.78
SDR	FIXED	0.75	—	2008	2048	42,033,300.00	58,124,908.75	40,572,059.86	56,104,262.03
SDR	FIXED	1.50	—	2008	2027	49,323,505.71	68,206,024.00	33,440,205.84	46,242,120.25
SDR	FIXED	1.50	—	2008	2028	31,335,612.80	43,331,825.83	23,130,343.48	31,985,333.16
SDR	FIXED	1.50	—	2009	2028	16,502,376.91	22,819,982.06	12,257,776.85	16,950,421.72
SDR	FIXED	1.10	—	2011	2032	30,300,000.00	41,899,749.37	24,352,751.94	33,675,716.26
SDR	FIXED	2.19	—	2012	2030	15,870,000.00	21,945,512.29	10,765,637.94	14,887,047.24
SDR	LIBOR 6 MONTHS	1.50	—	2001	2022	31,003,569.50	42,872,666.38	7,730,949.36	10,690,588.79
SDR	NO INTEREST RATE	—	0.10	2007	2026	89,508,359.06	123,774,845.25	38,041,052.60	52,604,309.23
SDR	NO INTEREST RATE	—	0.10	2007	2025	81,950,000.00	113,322,919.50	38,965,635.23	53,882,849.84
SDR	NO INTEREST RATE	—	0.10	2007	2026	38,320,880.79	52,991,264.05	18,096,381.54	25,024,219.51
USD	ADB FLOATING RATE	6.40	0.75	1995	2020	66,633,307.73	66,633,307.73	3,649,507.73	3,649,507.73
USD	ADB FLOATING RATE	6.39	0.75	1995	2020	33,606,224.45	33,606,224.45	1,850,624.45	1,850,624.45
USD	ADB FLOATING RATE	6.39	0.75	1995	2020	72,544,748.53	72,544,748.53	7,773,048.53	7,773,048.53
USD	ADB FLOATING RATE	6.40	0.75	1996	2020	65,760,427.05	65,760,427.05	7,062,127.05	7,062,127.05
USD	ADB FLOATING RATE	6.40	0.75	1996	2020	49,402,320.29	49,402,320.29	5,394,620.29	5,394,620.29
USD	ADB FLOATING RATE	6.39	0.75	1996	2021	18,409,025.85	18,409,025.85	3,797,425.85	3,797,425.85
USD	ADB FLOATING RATE	6.40	0.75	1996	2020	75,548,631.11	75,548,631.11	4,165,631.11	4,165,631.11
USD	ADB FLOATING RATE	6.40	0.75	1996	2021	17,774,261.89	17,774,261.89	2,820,961.89	2,820,961.89
USD	ADB FLOATING RATE	6.39	0.75	1996	2021	57,516,466.32	57,516,466.32	9,067,566.32	9,067,566.32
USD	ADB FLOATING RATE	6.40	0.75	1996	2021	71,392,056.38	71,392,056.38	11,279,956.38	11,279,956.38
USD	ADB FLOATING RATE	6.40	0.75	1996	2021	15,710,504.09	15,710,504.09	3,366,804.09	3,366,804.09
USD	ADB FLOATING RATE	6.40	0.75	1996	2021	23,981,368.88	23,981,368.88	4,959,868.88	4,959,868.88
USD	ADB FLOATING RATE	6.40	0.75	1996	2021	10,822,536.74	10,822,536.74	2,190,436.74	2,190,436.74
USD	ADB FLOATING RATE	6.40	0.75	1996	2022	27,382,259.83	27,382,259.83	8,099,759.83	8,099,759.83
USD	ADB FLOATING RATE	6.40	0.75	1997	2022	44,621,710.54	44,621,710.54	11,093,810.54	11,093,810.54
USD	ADB FLOATING RATE	6.39	0.75	1997	2022	15,381,230.44	15,381,230.44	4,392,830.44	4,392,830.44
USD	ADB FLOATING RATE	6.39	0.75	1997	2022	33,406,604.41	33,406,604.41	10,247,404.41	10,247,404.41
USD	ADB FLOATING RATE	6.39	0.75	1998	2022	8,623,203.53	8,623,203.53	2,645,103.53	2,645,103.53
USD	ADB FLOATING RATE	6.40	0.75	1998	2022	7,045,606.52	7,045,606.52	2,120,106.52	2,120,106.52
USD	ADB FLOATING RATE	6.39	0.75	1998	2022	84,043,480.07	84,043,480.07	24,860,280.07	24,860,280.07
USD	ADB FLOATING RATE	6.39	0.75	1998	2022	9,890,602.41	9,890,602.41	2,924,802.41	2,924,802.41
USD	ADB FLOATING RATE	6.40	0.75	1998	2020	187,516,246.86	187,516,246.86	10,389,246.86	10,389,246.86
USD	ADB FLOATING RATE	6.40	0.75	1998	2022	6,479,097.77	6,479,097.77	1,916,697.77	1,916,697.77
USD	ADB FLOATING RATE	6.39	0.75	1999	2021	138,135,722.55	138,135,722.55	28,325,322.55	28,325,322.55
USD	ADB FLOATING RATE	6.39	0.75	1999	2022	29,195,109.95	29,195,109.95	8,636,009.95	8,636,009.95
USD	ADB FLOATING RATE	6.40	0.75	2000	2025	5,174,296.04	5,174,296.04	2,718,696.04	2,718,696.04
USD	ADB FLOATING RATE	6.40	0.75	2001	2025	21,509,284.24	21,509,284.24	11,302,084.24	11,302,084.24
USD	ADB FLOATING RATE	6.39	0.75	2001	2024	3,824,991.90	3,824,991.90	1,721,391.90	1,721,391.90
USD	ADB FLOATING RATE	2.78	0.75	2002	2021	3,740,483.16	3,740,483.16	806,079.80	806,079.80
USD	FIXED	0.75	—	1970	2020	35,734,930.29	35,734,930.29	536,023.65	536,023.65
USD	FIXED	0.75	—	1970	2020	17,443,123.46	17,443,123.46	261,646.52	261,646.52
USD	FIXED	0.75	—	1970	2020	19,142,570.31	19,142,570.31	287,138.86	287,138.86
USD	FIXED	0.75	—	1970	2020	12,772,164.91	12,772,164.91	191,582.78	191,582.78
USD	FIXED	0.75	—	1970	2020	3,517,527.02	3,517,527.02	52,762.53	52,762.53
USD	FIXED	0.75	—	1970	2020	4,350,782.85	4,350,782.85	65,261.20	65,261.20
USD	FIXED	0.75	—	1970	2020	4,497,027.17	4,497,027.17	67,455.18	67,455.18
USD	FIXED	0.75	—	1970	2020	14,979,041.15	14,979,041.15	224,685.37	224,685.37
USD	FIXED	0.75	—	1971	2021	7,566,936.76	7,566,936.76	340,512.31	340,512.31
USD	FIXED	0.75	—	1971	2021	14,968,798.12	14,968,798.12	673,775.14	673,775.14
USD	FIXED	0.75	—	1971	2021	34,305,419.93	34,305,419.93	1,543,743.83	1,543,743.83
USD	FIXED	0.75	—	1971	2021	4,019,075.98	4,019,075.98	180,858.40	180,858.40
USD	FIXED	0.75	—	1972	2021	6,257,472.04	6,257,472.04	375,448.36	375,448.36
USD	FIXED	0.75	—	1972	2021	12,533,749.01	12,533,749.01	752,024.57	752,024.57
USD	FIXED	0.75	—	1972	2021	12,891,464.45	12,891,464.45	773,252.45	773,252.45
USD	FIXED	0.75	—	1972	2022	9,550,169.95	9,550,169.95	716,262.70	716,262.70
USD	FIXED	0.75	—	1972	2022	8,252,642.11	8,252,642.11	618,947.71	618,947.71
USD	FIXED	0.75	—	1972	2022	10,969,224.25	10,969,224.25	822,690.00	822,690.00
USD	FIXED	0.75	—	1972	2022	39,991,131.55	39,991,131.55	2,999,335.00	2,999,335.00
USD	FIXED	0.75	—	1973	2022	3,600,000.00	3,600,000.00	288,000.00	288,000.00
USD	FIXED	0.75	—	1973	2022	5,000,000.00	5,000,000.00	450,000.00	450,000.00
USD	FIXED	0.75	—	1973	2023	13,500,000.00	13,500,000.00	1,417,500.00	1,417,500.00
USD	FIXED	0.75	—	1973	2023	14,000,000.00	14,000,000.00	1,470,000.00	1,470,000.00
USD	FIXED	0.75	—	1973	2023	46,000,000.00	46,000,000.00	4,830,000.00	4,830,000.00
USD	FIXED	0.75	—	1973	2023	7,702,697.88	7,702,697.88	808,547.88	808,547.88
USD	FIXED	0.75	—	1973	2023	50,000,000.00	50,000,000.00	5,250,000.00	5,250,000.00
USD	FIXED	0.75	—	1973	2023	14,896,026.07	14,896,026.07	1,560,526.07	1,560,526.07
USD	FIXED	0.75	—	1973	2023	9,992,038.40	9,992,038.40	1,199,044.44	1,199,044.44
USD	FIXED	0.75	—	1974	2023	5,000,000.00	5,000,000.00	600,000.00	600,000.00
USD	FIXED	0.75	—	1974	2024	14,618,111.19	14,618,111.19	1,978,911.19	1,978,911.19
USD	FIXED	0.75	—	1974	2024	6,500,000.00	6,500,000.00	877,500.00	877,500.00
USD	FIXED	0.75	—	1974	2024	30,000,000.00	30,000,000.00	4,050,000.00	4,050,000.00
USD	FIXED	0.75	—	1978	2026	40,000,000.00	40,000,000.00	7,200,000.00	7,200,000.00
USD	FIXED	0.75	—	1978	2026	28,673,287.20	28,673,287.20	5,161,188.00	5,161,188.00
USD	FIXED	0.75	—	1978	2026	49,000,000.00	49,000,000.00	8,820,000.00	8,820,000.00
USD	FIXED	0.75	—	1979	2026	9,546,068.80	9,546,068.80	1,718,292.00	1,718,292.00
USD	FIXED	0.75	—	1979	2025	67,000,000.00	67,000,000.00	11,055,000.00	11,055,000.00
USD	FIXED	0.75	—	1979	2029	5,500,000.00	5,500,000.00	1,723,661.59	1,723,661.59
USD	FIXED	0.75	—	1979	2026	11,147,915.92	11,147,915.92	1,838,661.00	1,838,661.00
USD	FIXED	0.75	—	1980	2026	26,163,597.26	26,163,597.26	4,709,436.00	4,709,436.00
USD	FIXED	0.75	—	1980	2028	35,058,626.71	35,058,626.71	5,784,669.00	5,784,669.00
USD	FIXED	0.75	—	1980	2026	36,526,866.92	36,526,866.92	6,574,824.00	6,574,824.00
USD	FIXED	0.75	—	1980	2026	30,000,000.00	30,000,000.00	5,400,000.00	5,400,000.00
USD	FIXED	4.95	—	2000	2020	61,659,006.66	61,659,006.66	3,382,913.56	3,382,913.56
USD	FIXED	2.80	—	2008	2023	350,000,000.00	350,000,000.00	116,666,666.72	116,666,666.72
USD	FIXED	0.25	0.25	2011	2051	124,311,085.09	124,311,085.09	124,311,085.09	124,311,085.09
USD	LIBID 6 MONTHS	2.52	0.15	2017	2032	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS	5.05	0.25	2001	2021	10,293,124.91	10,293,124.91	1,452,924.91	1,452,924.91
USD	LIBOR 6 MONTHS	4.93	0.25	2001	2021	208,900,000.00	208,900,000.00	29,425,000.00	29,425,000.00
USD	LIBOR 6 MONTHS	4.93	0.25	2001	2021	12,476,343.76	12,476,343.76	1,313,334.94	1,313,334.94
USD	LIBOR 6 MONTHS	4.92	0.25	2002	2021	193,047,093.88	193,047,093.88	32,528,118.67	32,528,118.67
USD	LIBOR 6 MONTHS	3.21	0.25	2002	2022	8,577,862.47	8,577,862.47	6,919,470.68	6,919,470.68
USD	LIBOR 6 MONTHS	4.98	0.25	2002	2022	2,041,270.03	2,041,270.03	463,398.90	463,398.90
USD	LIBOR 6 MONTHS	2.80	0.75	2002	2020	3,658,269.53	3,658,269.53	2,569,589.70	2,569,589.70
USD	LIBOR 6 MONTHS	2.62	0.75	2002	2021	17,173,858.28	17,173,858.28	3,766,405.82	3,766,405.82
USD	LIBOR 6 MONTHS	2.64	0.75	2002	2021	21,710.72	21,710.72	1,644,917.41	1,644,917.41
USD	LIBOR 6 MONTHS	2.57	0.75	2002	2022	1,855,646.55	1,855,646.55	17,508,258.02	17,508,258.02
USD	LIBOR 6 MONTHS	2.80	0.75	2002	2022	3,089,184.57	3,089,184.57	3,455,986.29	3,455,986.29
USD	LIBOR 6 MONTHS	2.62	0.75	2002	2022	33,707,580.57	33,707,580.57	8,813,170.47	8,813,170.47
USD	LIBOR 6 MONTHS	2.91	0.75	2002	2022	5,572,280.54	5,572,280.54	6,577,664.40	6,577,664.40
USD	LIBOR 6 MONTHS	3.18	0.75	2002	2023	61,588,530.21	61,588,530.21	23,609,030.31	23,609,030.31
USD	LIBOR 6 MONTHS	3.18	0.75	2002	2022	13,084,300.82	13,084,300.82	4,040,181.21	4,040,181.21
USD	LIBOR 6 MONTHS	2.62	0.75	2002	2022	8,131,097.74	8,131,097.74	2,483,015.71	2,483,015.71
USD	LIBOR 6 MONTHS	3.20	0.75	2002	2022	4,456,003.21	4,456,003.21	20,007,516.26	20,007,516.26
USD	LIBOR 6 MONTHS	3.18	0.75	2002	2022	15,868,761.92	15,868,761.92	4,914,981.56	4,914,981.56
USD	LIBOR 6 MONTHS	2.57	0.75	2002	2022	114,207.93	114,207.93	34,107.93	34,107.93

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	LIBOR 6 MONTHS	2.91	—	2002	2021	6,165,220.16	6,165,220.16	4,679,075.67	4,679,075.67
USD	LIBOR 6 MONTHS	2.91	0.75	2002	2022	9,668,950.68	9,668,950.68	15,964,544.18	15,964,544.18
USD	LIBOR 6 MONTHS	2.57	0.75	2002	2025	963,782.87	963,782.87	15,577,798.78	15,577,798.78
USD	LIBOR 6 MONTHS	2.57	0.75	2002	2025	1,338,063.59	1,338,063.59	68,056,679.32	68,056,679.32
USD	LIBOR 6 MONTHS	3.18	0.75	2002	2024	176,882,876.15	176,882,876.15	81,415,651.33	81,415,651.33
USD	LIBOR 6 MONTHS	4.98	0.25	2003	2023	12,742,289.93	12,742,289.93	3,256,267.96	3,256,267.96
USD	LIBOR 6 MONTHS	3.07	0.25	2003	2023	46,318,533.10	46,318,533.10	34,883,657.50	34,883,657.50
USD	LIBOR 6 MONTHS	2.65	0.75	2003	2027	101,942,064.03	101,942,064.03	69,235,469.43	69,235,469.43
USD	LIBOR 6 MONTHS	3.21	0.25	2004	2024	4,567,610.43	4,567,610.43	2,867,962.14	2,867,962.14
USD	LIBOR 6 MONTHS	2.76	0.25	2004	2024	29,978,870.93	29,978,870.93	10,734,745.97	10,734,745.97
USD	LIBOR 6 MONTHS	3.08	0.30	2004	2024	1,345,000.00	1,345,000.00	13,100,852.18	13,100,852.18
USD	LIBOR 6 MONTHS	3.10	0.25	2004	2024	81,160,847.08	81,160,847.08	62,571,565.13	62,571,565.13
USD	LIBOR 6 MONTHS	5.22	—	2004	2024	300,000,000.00	300,000,000.00	111,815,000.00	111,815,000.00
USD	LIBOR 6 MONTHS	2.65	0.25	2004	2024	54,410,915.71	54,410,915.71	19,979,849.24	19,979,849.24
USD	LIBOR 6 MONTHS	3.13	0.75	2004	2028	51,938,068.39	51,938,068.39	36,078,197.20	36,078,197.20
USD	LIBOR 6 MONTHS	3.13	0.64	2004	2028	46,372,873.95	46,372,873.95	32,547,828.04	32,547,828.04
USD	LIBOR 6 MONTHS	4.58	—	2005	2025	400,000,000.00	400,000,000.00	210,880,000.00	210,880,000.00
USD	LIBOR 6 MONTHS	3.10	0.25	2005	2025	17,509,363.07	17,509,363.07	28,126,642.18	28,126,642.18
USD	LIBOR 6 MONTHS	3.21	0.25	2005	2023	36,322,917.65	36,322,917.65	13,935,815.20	13,935,815.20
USD	LIBOR 6 MONTHS	3.07	0.25	2005	2025	11,158.73	11,158.73	33,251,185.77	33,251,185.77
USD	LIBOR 6 MONTHS	2.65	0.25	2005	2025	39,549,612.47	39,549,612.47	16,067,586.69	16,067,586.69
USD	LIBOR 6 MONTHS	3.10	0.25	2005	2025	23,342,873.18	23,342,873.18	15,932,392.09	15,932,392.09
USD	LIBOR 6 MONTHS	2.65	0.25	2005	2025	14,500,000.00	14,500,000.00	6,180,000.00	6,180,000.00
USD	LIBOR 6 MONTHS	3.10	0.25	2005	2025	33,294,964.66	33,294,964.66	29,311,995.31	29,311,995.31
USD	LIBOR 6 MONTHS	3.13	0.75	2005	2025	53,986,552.56	53,986,552.56	31,376,491.68	31,376,491.68
USD	LIBOR 6 MONTHS	2.78	0.75	2005	2030	17,547,670.21	17,547,670.21	13,439,927.66	13,439,927.66
USD	LIBOR 6 MONTHS	3.20	—	2005	2020	200,000,000.00	200,000,000.00	26,920,000.00	26,920,000.00
USD	LIBOR 6 MONTHS	3.20	0.75	2005	2020	300,000,000.00	300,000,000.00	40,380,000.00	40,380,000.00
USD	LIBOR 6 MONTHS	3.46	0.25	2006	2026	20,055,982.73	20,055,982.73	31,848,896.46	31,848,896.46
USD	LIBOR 6 MONTHS	2.64	0.75	2006	2030	143,052,258.39	143,052,258.39	107,164,087.42	107,164,087.42
USD	LIBOR 6 MONTHS	2.64	—	2006	2021	400,000,000.00	400,000,000.00	102,720,000.00	102,720,000.00
USD	LIBOR 6 MONTHS	2.57	—	2006	2021	200,000,000.00	200,000,000.00	51,360,000.00	51,360,000.00
USD	LIBOR 6 MONTHS	4.73	—	2006	2026	530,000,000.00	530,000,000.00	315,509,000.00	315,509,000.00
USD	LIBOR 6 MONTHS	2.55	0.25	2007	2026	25,729,879.62	25,729,879.62	15,337,385.09	15,337,385.09
USD	LIBOR 6 MONTHS	3.02	—	2007	2026	95,245,696.96	95,245,696.96	95,245,696.96	95,245,696.96
USD	LIBOR 6 MONTHS	2.10	—	2007	2027	18,060,077.89	18,060,077.89	11,435,758.66	11,435,758.66
USD	LIBOR 6 MONTHS	4.22	—	2007	2027	600,000,000.00	600,000,000.00	395,280,000.00	395,280,000.00
USD	LIBOR 6 MONTHS	2.65	0.75	2007	2022	400,000,000.00	400,000,000.00	147,080,000.00	147,080,000.00
USD	LIBOR 6 MONTHS	2.80	—	2007	2022	300,000,000.00	300,000,000.00	75,000,000.00	75,000,000.00
USD	LIBOR 6 MONTHS	2.78	0.75	2007	2022	200,000,000.00	200,000,000.00	73,540,000.00	73,540,000.00
USD	LIBOR 6 MONTHS	4.25	—	2008	2027	200,000,000.00	200,000,000.00	131,760,000.00	131,760,000.00
USD	LIBOR 6 MONTHS	2.11	—	2008	2030	44,836,455.25	44,836,455.25	51,965,239.80	51,965,239.80
USD	LIBOR 6 MONTHS	2.11	—	2008	2030	41,190,000.00	41,190,000.00	41,190,000.00	41,190,000.00
USD	LIBOR 6 MONTHS	4.41	—	2008	2033	183,106,411.31	183,106,411.31	527,100,000.00	527,100,000.00
USD	LIBOR 6 MONTHS	4.69	—	2008	2033	200,000,000.00	200,000,000.00	181,980,000.00	181,980,000.00
USD	LIBOR 6 MONTHS	4.69	—	2008	2033	750,000,000.00	750,000,000.00	682,425,000.00	682,425,000.00
USD	LIBOR 6 MONTHS	2.17	0.15	2008	2023	280,000,000.00	280,000,000.00	93,333,333.28	93,333,333.28
USD	LIBOR 6 MONTHS	2.25	0.15	2008	2023	200,000,000.00	200,000,000.00	93,678,970.00	93,678,970.00
USD	LIBOR 6 MONTHS	3.43	—	2009	2034	5,000,000.00	5,000,000.00	5,000,000.00	5,000,000.00
USD	LIBOR 6 MONTHS	2.94	—	2009	2033	47,365,384.55	47,365,384.55	44,052,379.36	44,052,379.36
USD	LIBOR 6 MONTHS	3.43	—	2009	2033	114,946,689.77	114,946,689.77	104,589,993.01	104,589,993.01
USD	LIBOR 6 MONTHS	3.43	—	2009	2033	296,075,410.72	296,075,410.72	269,399,016.21	269,399,016.21
USD	LIBOR 6 MONTHS	2.21	—	2009	2033	20,487,155.57	20,487,155.57	19,120,662.30	19,120,662.30
USD	LIBOR 6 MONTHS	2.52	—	2009	2034	66,954,247.18	66,954,247.18	63,964,469.83	63,964,469.83
USD	LIBOR 6 MONTHS	2.52	—	2009	2034	750,000,000.00	750,000,000.00	717,075,000.00	717,075,000.00
USD	LIBOR 6 MONTHS	2.52	—	2009	2034	250,000,000.00	250,000,000.00	239,025,000.00	239,025,000.00
USD	LIBOR 6 MONTHS	2.87	—	2009	2024	300,000,000.00	300,000,000.00	167,880,327.00	167,880,327.00
USD	LIBOR 6 MONTHS	2.25	—	2009	2024	200,000,000.00	200,000,000.00	111,920,218.00	111,920,218.00
USD	LIBOR 6 MONTHS	2.78	0.15	2009	2033	17,232,130.44	17,232,130.44	15,407,336.55	15,407,336.55
USD	LIBOR 6 MONTHS	2.24	0.15	2009	2034	83,134,598.43	83,134,598.43	74,478,473.58	74,478,473.58
USD	LIBOR 6 MONTHS	2.52	—	2010	2034	205,000,000.00	205,000,000.00	177,768,721.49	177,768,721.49
USD	LIBOR 6 MONTHS	2.75	—	2010	2035	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
USD	LIBOR 6 MONTHS	2.75	—	2010	2035	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
USD	LIBOR 6 MONTHS	2.22	0.15	2010	2034	99,481,861.00	99,481,861.00	87,818,113.18	87,818,113.18
USD	LIBOR 6 MONTHS	2.38	0.15	2010	2035	33,673,447.58	33,673,447.58	26,214,803.30	26,214,803.30
USD	LIBOR 6 MONTHS	2.88	0.15	2010	2025	200,000,000.00	200,000,000.00	128,465,566.00	128,465,566.00
USD	LIBOR 6 MONTHS	2.38	0.15	2010	2035	39,126,659.64	39,126,659.64	35,707,803.94	35,707,803.94
USD	LIBOR 6 MONTHS	2.75	—	2011	2035	110,618,216.29	110,618,216.29	110,618,216.29	110,618,216.29
USD	LIBOR 6 MONTHS	2.75	—	2011	2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS	2.74	—	2011	2035	250,000,000.00	250,000,000.00	206,615,770.03	206,615,770.03
USD	LIBOR 6 MONTHS	2.34	0.15	2011	2036	95,554,169.88	95,554,169.88	89,098,788.89	89,098,788.89
USD	LIBOR 6 MONTHS	2.74	—	2012	2034	4,114,071.75	4,114,071.75	4,114,071.75	4,114,071.75
USD	LIBOR 6 MONTHS	2.88	—	2012	2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
USD	LIBOR 6 MONTHS	2.88	—	2012	2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
USD	LIBOR 6 MONTHS	2.67	—	2012	2037	260,609,548.19	260,609,548.19	260,609,548.19	260,609,548.19
USD	LIBOR 6 MONTHS	2.34	0.15	2012	2036	159,964,339.30	159,964,339.30	151,569,354.27	151,569,354.27
USD	LIBOR 6 MONTHS	4.56	0.75	2012	2020	500,000,000.00	500,000,000.00	262,187,875.00	262,187,875.00
USD	LIBOR 6 MONTHS	2.98	0.15	2012	2027	300,000,000.00	300,000,000.00	187,500,000.00	187,500,000.00
USD	LIBOR 6 MONTHS	2.37	0.15	2012	2030	75,000,000.00	75,000,000.00	67,657,657.97	67,657,657.97
USD	LIBOR 6 MONTHS	2.37	0.15	2012	2027	300,000,000.00	300,000,000.00	200,000,000.00	200,000,000.00
USD	LIBOR 6 MONTHS	2.37	0.15	2012	2030	57,750,000.00	57,750,000.00	53,548,115.41	53,548,115.41
USD	LIBOR 6 MONTHS	2.59	—	2013	2037	650,000,000.00	650,000,000.00	640,327,744.33	640,327,744.33
USD	LIBOR 6 MONTHS	2.75	—	2013	2037	80,000,000.00	80,000,000.00	66,454,464.12	66,454,464.12
USD	LIBOR 6 MONTHS	2.70	—	2013	2029	95,436,890.43	95,436,890.43	95,436,890.43	95,436,890.43
USD	LIBOR 6 MONTHS	2.64	—	2013	2034	137,600,000.00	137,600,000.00	91,143,981.89	91,143,981.89
USD	LIBOR 6 MONTHS	2.80	—	2013	2033	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS	2.80	—	2013	2033	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
USD	LIBOR 6 MONTHS	2.98	0.15	2013	2033	48,757,919.13	48,757,919.13	43,924,232.11	43,924,232.11
USD	LIBOR 6 MONTHS	2.98	0.15	2013	2028	400,000,000.00	400,000,000.00	299,999,999.98	299,999,999.98
USD	LIBOR 6 MONTHS	2.93	0.15	2013	2031	11,727,165.97	11,727,165.97	11,727,165.97	11,727,165.97
USD	LIBOR 6 MONTHS	2.54	0.15	2013	2033	17,344,813.15	17,344,813.15	16,639,899.25	16,639,899.25
USD	LIBOR 6 MONTHS	3.55	—	2013	2033	1,920,255.46	1,920,255.46	1,842,208.81	1,842,208.81
USD	LIBOR 6 MONTHS	2.49	—	2014	2033	47,380,000.00	47,380,000.00	27,958,147.04	27,958,147.04
USD	LIBOR 6 MONTHS	1.35	—	2014	2030	100,000,000.00	100,000,000.00	70,710,966.00	70,710,966.00
USD	LIBOR 6 MONTHS	2.52	0.15	2014	2032	72,320,205.52	72,320,205.52	72,320,204.52	72,320,204.52
USD	LIBOR 6 MONTHS	2.68	0.15	2014	2031	80,000,000.00	80,000,000.00	6,912,861.90	6,912,861.90
USD	LIBOR 6 MONTHS	2.54	—	2014	2029	400,000,000.00	400,000,000.00	333,333,333.32	333,333,333.32
USD	LIBOR 6 MONTHS	2.69	0.25	2015	2035	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS	2.54	0.15	2015	2030	400,000,000.00	400,000,000.00	366,666,666.66	366,666,666.66
USD	LIBOR 6 MONTHS	2.54	0.15	2015	2030	400,000,000.00	400,000,000.00	366,666,666.66	366,666,666.66
USD	LIBOR 6 MONTHS	3.45	0.15	2015	2030	100,000,000.00	100,000,000.00	91,666,666.66	91,666,666.66
USD	LIBOR 6 MONTHS	3.00	0.25	2016	2036	300,000,000.00	300,000,000.00	195,250,000.00	195,250,000.00
USD	LIBOR 6 MONTHS	3.41	0.25	2016	2032	216,500,000.00	216,500,000.00	100,450,000.00	100,450,000.00
USD	LIBOR 6 MONTHS	3.21	0.25	2016	2032	216,500,000.00	216,500,000.00	82,850,000.00	82,850,000.00
USD	LIBOR 6 MONTHS	2.81	0.15	2016	2031	500,000,000.00	500,000,000.00	479,166,666.67	479,166,666.67
USD	LIBOR 6 MONTHS	2.68	0.15	2016	2033	108,700,000.00	108,700,000.00	19,839,852.64	19,839,852.64
USD	LIBOR 6 MONTHS	3.10	0.15	2016	2020	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS	3.10	—	2016	2031	148,200,000.00	148,200,000.00	14,910,774.34	14,910,774.34
USD	LIBOR 6 MONTHS	3.15	0.25	2017	2032	125,000,000.00	125,000,000.00	19,876,747.39	19,876,747.39
USD	LIBOR 6 MONTHS	2.80	0.25	2017	2026	100,000,000.00	100,000,000.00	33,111,377.59	33,111,377.59
USD	LIBOR 6 MONTHS	3.36	0.25	2017	2036	200,000,000.00	200,000,000.00	41,662,457.46	41,662,457.46
USD	LIBOR 6 MONTHS	2.92	0.25	2017	2030	200,000,000.00	200,000,000.00	120,800,000.00	120,800,000.00
USD	LIBOR 6 MONTHS	2.95	0.25	2017	2031	450,000,000.00	450,000,000.00	131,310,800.00	131,310,800.00
USD	LIBOR 6 MONTHS	3.59	0.25	2017	2032	125,000,000.00	125,000,000.00	16,876,747.39	16,876,747.39
USD	LIBOR 6 MONTHS	2.80	0.25	2017	2027	100,000,000.00	100,000,000.00	11,571,675.30	11,571,675.30

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	LIBOR 6 MONTHS	2.81	—	2017	2032	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS	3.94	0.15	2017	2034	100,000,000.00	100,000,000.00	11,356,000.00	11,356,000.00
USD	LIBOR 6 MONTHS	3.43	0.15	2017	2032	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
USD	LIBOR 6 MONTHS	2.80	0.25	2018	2031	150,000,000.00	150,000,000.00	37,500,000.00	37,500,000.00
USD	LIBOR 6 MONTHS	2.90	0.25	2018	2034	250,000,000.00	250,000,000.00	5,988,873.42	5,988,873.42
USD	LIBOR 6 MONTHS	2.80	0.25	2018	2032	400,000,000.00	400,000,000.00	32,400,000.00	32,400,000.00
USD	LIBOR 6 MONTHS	2.80	0.25	2018	2031	100,000,000.00	100,000,000.00	2,500,000.00	2,500,000.00
USD	LIBOR 6 MONTHS	2.80	0.25	2018	2031	300,000,000.00	300,000,000.00	5,250,812.26	5,250,812.26
USD	LIBOR 6 MONTHS	2.78	0.25	2018	2031	200,000,000.00	200,000,000.00	3,884,948.13	3,884,948.13
USD	LIBOR 6 MONTHS	2.90	—	2018	2036	39,885,000.00	39,885,000.00	2,500,000.00	2,500,000.00
USD	LIBOR 6 MONTHS	3.03	0.15	2018	2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS	2.81	0.15	2018	2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS	3.08	0.15	2018	2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS	3.08	0.15	2018	2037	200,000,000.00	200,000,000.00	2,142,000.00	2,142,000.00
USD	LIBOR 6 MONTHS	2.54	0.15	2019	2034	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.65	0.75	2003	2027	152,506,250.43	152,506,250.43	102,014,160.31	102,014,160.31
USD	LIBOR 6 MONTHS DEPOSIT	2.81	—	2009	2033	275,000.00	275,000.00	250,222.50	250,222.50
USD	LIBOR 6 MONTHS DEPOSIT	2.21	—	2010	2033	99,880,000.00	99,880,000.00	93,218,004.00	93,218,004.00
USD	LIBOR 6 MONTHS DEPOSIT	2.55	—	2010	2034	149,980,000.00	149,980,000.00	143,249,206.81	143,249,206.81
USD	LIBOR 6 MONTHS DEPOSIT	2.55	—	2010	2034	779,674,925.30	779,674,925.30	745,447,196.07	745,447,196.07
USD	LIBOR 6 MONTHS DEPOSIT	2.55	—	2010	2034	200,000,000.00	200,000,000.00	195,660,000.00	195,660,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.55	—	2010	2034	500,000,000.00	500,000,000.00	489,150,000.00	489,150,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.55	—	2010	2034	219,770,854.89	219,770,854.89	215,001,827.36	215,001,827.36
USD	LIBOR 6 MONTHS DEPOSIT	2.68	—	2010	2034	18,718,505.27	18,718,505.27	18,312,313.71	18,312,313.71
USD	LIBOR 6 MONTHS DEPOSIT	2.72	—	2011	2035	8,455,447.92	8,455,447.92	8,455,447.92	8,455,447.92
USD	LIBOR 6 MONTHS DEPOSIT	2.90	—	2011	2035	525,373,015.50	525,373,015.50	525,373,015.50	525,373,015.50
USD	LIBOR 6 MONTHS DEPOSIT	2.61	—	2011	2035	150,000,000.00	150,000,000.00	119,262,204.69	119,262,204.69
USD	LIBOR 6 MONTHS DEPOSIT	2.74	—	2011	2035	44,000,000.00	44,000,000.00	35,782,322.54	35,782,322.54
USD	LIBOR 6 MONTHS DEPOSIT	2.67	—	2011	2035	129,044,475.72	129,044,475.72	129,044,475.72	129,044,475.72
USD	LIBOR 6 MONTHS DEPOSIT	2.32	—	2011	2025	200,000,000.00	200,000,000.00	128,465,566.00	128,465,566.00
USD	LIBOR 6 MONTHS DEPOSIT	2.42	—	2011	2026	200,000,000.00	200,000,000.00	143,472,684.00	143,472,684.00
USD	LIBOR 6 MONTHS DEPOSIT	2.72	—	2012	2036	139,640,000.00	139,640,000.00	91,072,221.62	91,072,221.62
USD	LIBOR 6 MONTHS DEPOSIT	2.62	0.50	2012	2023	2,000,000,000.00	2,000,000,000.00	1,400,000,000.00	1,400,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.72	—	2012	2036	80,000,000.00	80,000,000.00	77,094,925.25	77,094,925.25
USD	LIBOR 6 MONTHS DEPOSIT	2.88	—	2012	2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.70	—	2014	2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.39	—	2014	2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.69	0.25	2016	2037	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.71	0.25	2016	2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	3.25	0.25	2017	2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	3.03	0.15	2017	2034	500,000,000.00	500,000,000.00	56,644,000.00	56,644,000.00
USD	LIBOR 6 MTH	3.41	0.25	2018	2038	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
USD	LIBOR 6 MTH	3.21	0.25	2018	2034	250,000,000.00	250,000,000.00	5,988,873.41	5,988,873.41
USD	LIBOR 6 MTH	2.41	0.15	2019	2034	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
USD	NO INTEREST RATE	—	0.75	2002	2022	3,077,373.89	3,077,373.89	3,077,373.89	3,077,373.89
USD	NO INTEREST RATE	—	0.75	2002	2022	13,674,760.56	13,674,760.56	13,674,760.56	13,674,760.56
USD	NO INTEREST RATE	—	—	2008	2026	13,585,520.70	13,585,520.70	8,086,774.97	8,086,774.97
USD	NO INTEREST RATE	—	—	2008	2027	4,584,235.51	4,584,235.51	3,121,676.55	3,121,676.55
USD	NO INTEREST RATE	—	—	2011	2028	19,632,981.35	19,632,981.35	15,170,952.37	15,170,952.37
USD	NO INTEREST RATE	—	—	2011	2028	28,794,548.12	28,794,548.12	28,794,548.12	28,794,548.12
USD	NO INTEREST RATE	—	—	2011	2030	26,998,000.00	26,998,000.00	19,664,066.96	19,664,066.96
USD	NO INTEREST RATE	—	—	2011	2027	7,304,211.76	7,304,211.76	5,312,154.00	5,312,154.00
USD	NO INTEREST RATE	—	—	2011	2026	133,605,199.60	133,605,199.60	83,512,423.84	83,512,423.84
USD	NO INTEREST RATE	—	—	2011	2030	9,000,832.00	9,000,832.00	6,438,804.78	6,438,804.78
USD	NO INTEREST RATE	—	—	2011	2030	6,071,773.35	6,071,773.35	4,810,591.54	4,810,591.54
USD	NO INTEREST RATE	—	—	2011	2028	21,198,321.63	21,198,321.63	16,320,094.88	16,320,094.88
USD	NO INTEREST RATE	—	—	2011	2027	5,621,265.85	5,621,265.85	4,088,193.36	4,088,193.36
USD	NO INTEREST RATE	—	—	2011	2032	20,359,477.28	20,359,477.28	17,644,880.32	17,644,880.32
USD	NO INTEREST RATE	—	—	2011	2027	22,919,454.83	22,919,454.83	15,626,901.02	15,626,901.02
USD	NO INTEREST RATE	—	—	2011	2027	3,997,338.06	3,997,338.06	2,907,154.97	2,907,154.97
USD	NO INTEREST RATE	—	—	2012	2029	65,000,000.00	65,000,000.00	36,477,534.49	36,477,534.49
USD	NO INTEREST RATE	—	—	2013	2032	2,009,408.05	2,009,408.05	2,003,884.36	2,003,884.36
USD	NO INTEREST RATE	—	—	2013	2028	3,705,946.21	3,705,946.21	26,294,053.79	26,294,053.79
USD	NO INTEREST RATE	—	—	2013	2028	161,565,869.00	161,565,869.00	145,409,282.10	145,409,282.10
USD	NO INTEREST RATE	—	—	2013	2033	8,302,857.00	8,302,857.00	7,472,571.30	7,472,571.30
USD	NO INTEREST RATE	—	—	2014	2023	174,010,000.00	174,010,000.00	148,590,344.64	148,590,344.64
USD	NO INTEREST RATE	—	—	2016	2030	5,056,332.17	5,056,332.17	2,943,667.83	2,943,667.83
USD	NO INTEREST RATE	—	—	2016	2030	119,201,736.51	119,201,736.51	192,558,263.49	192,558,263.49
USD	NO INTEREST RATE	—	—	2016	2030	7,310,448.00	7,310,448.00	689,552.00	689,552.00
USD	NO INTEREST RATE	—	—	2016	2030	5,941,184.67	5,941,184.67	7,923,519.18	7,923,519.18
USD	NO INTEREST RATE	—	—	2016	2030	85,873,170.19	85,873,170.19	72,795,092.48	72,795,092.48
USD	NO INTEREST RATE	—	—	2017	2032	15,000,000.00	15,000,000.00	1,748,489.00	1,748,489.00
USD	NO INTEREST RATE	—	—	2017	2031	235,000,000.00	235,000,000.00	8,584,698.18	8,584,698.18
USD	SIBOR 6 MONTHS	2.57	0.75	2002	2022	951,111.72	951,111.72	6,887,491.67	6,887,491.67
BILATERAL
AUD	NO INTEREST RATE	0	0	2007	2047	290,024,929.00	203,191,452.74	275,523,682.55	193,031,880.10
CAD	NO INTEREST RATE	0	0	1971	2021	4,000,000.00	3,065,721.89	150,000.00	114,964.57
CAD	NO INTEREST RATE	0	0	1972	2022	6,000,000.00	4,598,582.84	375,000.00	287,411.43
CAD	NO INTEREST RATE	0	0	1972	2021	1,306,665.45	1,001,468.22	47,915.45	36,723.86
CAD	NO INTEREST RATE	0	0	1973	2023	22,191,471.21	17,008,219.77	2,219,175.21	1,700,843.51
CAD	NO INTEREST RATE	0	0	1973	2023	7,023,677.48	5,383,160.45	609,848.66	467,406.60
CAD	NO INTEREST RATE	0	0	1973	2023	27,007,701.72	20,699,525.59	2,347,701.72	1,799,350.14
CAD	NO INTEREST RATE	0	0	1973	2024	11,114,463.50	8,518,463.51	1,374,692.97	1,053,606.58
CAD	NO INTEREST RATE	0	0	1975	2024	12,417,888.39	9,517,448.07	1,550,388.39	1,188,264.91
CAD	NO INTEREST RATE	0	0	1975	2024	1,930,011.01	1,479,219.25	204,591.37	156,805.06
CAD	NO INTEREST RATE	0	0	1976	2024	9,399,999.29	7,204,445.90	1,045,999.89	801,686.19
CAD	NO INTEREST RATE	0	0	1976	2026	9,951,251.60	7,626,942.47	1,616,112.45	1,238,637.83
CAD	NO INTEREST RATE	0	0	1977	2027	3,797,863.76	2,910,798.52	757,863.76	580,849.88
CAD	NO INTEREST RATE	0	0	1978	2027	18,482,976.01	14,165,916.04	3,665,132.41	2,809,069.17
CAD	NO INTEREST RATE	0	0	1978	2027	19,479,946.48	14,930,024.59	3,729,946.48	2,858,744.64
CAD	NO INTEREST RATE	0	0	1979	2029	12,847,053.89	9,846,373.58	3,211,763.69	2,461,593.56
CAD	NO INTEREST RATE	0	0	1981	2030	21,059,866.01	16,140,923.06	5,791,463.45	4,438,754.07
CAD	NO INTEREST RATE	0	0	1982	2024	1,480,843.82	1,134,963.83	187,093.82	143,394.40
CAD	NO INTEREST RATE	0	0	1982	2030	31,544,124.46	24,176,378.22	8,674,634.56	6,648,504.27
CAD	NO INTEREST RATE	0	0	1983	2033	14,999,731.83	11,496,251.56	5,027,556.89	3,853,272.80
CAD	NO INTEREST RATE	0	0	1984	2034	855,778.37	655,894.62	310,220.15	237,762.18
CAD	NO INTEREST RATE	0	0	1984	2034	19,977,500.00	15,311,364.77	19,227,499.08	14,736,541.21
CNY	FIXED	2.5	0.35	2008	2025	1,550,083,479.73	221,995,014.31	852,545,913.91	122,097,257.88
EUR	EURIBOR 6 MONTHS	0.15	0	2013	2051	12,430,000.55	13,939,001.36	12,430,000.54	13,939,001.35
EUR	EURIBOR 6 MONTHS	0.125	0.25	2018	2029	300,000,000.00	336,419,969.79	300,000,000.00	336,419,969.79
EUR	EURIBOR 6 MTH	0.175	0.25	2018	2029	200,000,000.00	224,279,979.86	200,000,000.00	224,279,979.86
EUR	EURIBOR 6 MTH	0.175	0.25	2018	2029	200,000,000.00	224,279,979.86	200,000,000.00	224,279,979.86
EUR	FIXED	3	0	1980	2020	2,694,165.93	3,021,237.40	22,102.35	24,785.57
EUR	FIXED	3	0	1981	2021	2,689,091.73	3,015,547.20	76,188.68	85,437.98
EUR	FIXED	2	0	1982	2022	3,988,076.67	4,472,228.78	269,962.03	302,735.39
EUR	FIXED	2	0	1982	2022	280,678.46	314,752.80	163,252.19	183,070.99
EUR	FIXED	2	0	1982	2020	3,895,780.91	4,368,728.32	837,944.19	939,670.53
EUR	FIXED	1.5	0	1983	2020	6,639,459.60	7,445,489.33	10,993.23	12,327.81
EUR	FIXED	1.5	0	1983	2023	4,789,011.78	5,370,397.33	89,602.79	100,480.56
EUR	FIXED	1.5	0	1983	2020	1,796,550.69	2,014,651.76	124,050.32	139,110.02
EUR	FIXED	1.5	0	1983	2023	7,568,454.94	8,487,264.61	956,589.95	1,072,719.87
EUR	FIXED	2	0	1984	2024	24,695,397.86	27,693,416.67	951,002.83	1,066,454.48
EUR	FIXED	0.75	0	1984	2034	2,556,459.41	2,866,813.32	951,002.83	1,066,454.48
EUR	FIXED	1.5	0	1984	2024	2,621,226.70	2,939,443.36	1,006,710.26	1,128,924.78
EUR	FIXED	1.5	0	1984	2020	2,957,795.89	3,316,872.01	663,486.26	744,033.43

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EUR	FIXED	1.5	0	1985	2020	1,045,718.11	1,172,668.18	1,961,944.22	2,200,124.05
EUR	FIXED	1.5	0	1987	2021	5,874,296.76	6,587,435.80	5,969,777.68	6,694,508.09
EUR	FIXED	2	0	1988	2022	918,209.04	1,029,679.52	1,091,128.73	1,223,591.65
EUR	FIXED	1.5	0	1988	2021	2,367,220.08	2,654,600.36	1,181,002.48	1,324,376.06
EUR	FIXED	1.5	0	1988	2022	2,705,131.29	3,033,533.96	1,230,051.52	1,379,379.65
EUR	FIXED	0.75	0	1989	2029	20,451,675.25	22,934,506.57	6,708,149.61	7,522,518.30
EUR	FIXED	2	0	1989	2023	3,184,451.76	3,571,043.88	8,695,085.07	9,750,667.52
EUR	FIXED	2	0	1989	2022	4,755,678.04	5,333,016.88	5,520,960.13	6,191,204.13
EUR	FIXED	2	0	1989	2024	7,870,829.91	8,826,347.87	10,611,894.81	11,900,177.77
EUR	FIXED	2.5	0	1989	2020	22,689,010.80	25,443,454.43	986,971.97	1,106,790.27
EUR	FIXED	2	0	1990	2020	5,828,727.44	6,536,334.36	139,582.70	156,528.03
EUR	FIXED	2	0	1990	2020	15,653,712.23	17,554,071.32	763,869.96	856,603.70
EUR	FIXED	2	0	1990	2020	5,675,339.88	6,364,325.57	82,829.20	92,884.66
EUR	FIXED	2	0	1990	2020	6,074,147.55	6,811,548.45	303,707.33	340,577.37
EUR	FIXED	2	0	1990	2020	16,361,340.20	18,347,605.25	818,067.19	917,380.46
EUR	FIXED	2	0	1990	2025	885,727.66	993,254.91	12,380,077.54	13,883,017.71
EUR	FIXED	2.5	0	1990	2020	63,635,189.45	71,360,495.04	2,768,059.28	3,104,101.40
EUR	FIXED	2.5	0	1990	2020	10,890,725.19	12,212,858.13	474,200.25	531,768.11
EUR	FIXED	0.75	0	1991	2031	79,311,596.61	88,940,016.45	33,785,656.32	37,887,231.59
EUR	FIXED	2	0	1991	2021	13,804,880.79	15,480,791.93	2,411,252.47	2,703,978.28
EUR	FIXED	0.75	0	1991	2033	58,747,437.15	65,879,370.10	26,065,659.99	29,230,028.49
EUR	FIXED	2	0	1991	2022	1,530,185.67	1,715,950.06	4,050,893.40	4,542,671.45
EUR	FIXED	2	0	1991	2025	3,114,920.99	3,493,072.08	2,479,159.38	2,780,129.08
EUR	FIXED	3.6	0	1991	2022	771,416.42	865,066.30	204,214.47	229,006.09
EUR	FIXED	0.75	0	1992	2032	15,850,048.32	17,774,242.59	7,137,634.76	8,004,142.90
EUR	FIXED	2	0	1992	2022	613,550.26	688,035.20	3,911,382.92	4,386,224.41
EUR	FIXED	3.5	0	1992	2022	27,486.56	30,823.43	3,916.45	4,391.91
EUR	FIXED	3.5	0	1992	2022	2,592,715.92	2,907,471.37	105,194.01	117,964.55
EUR	FIXED	3.5	0	1992	2022	3,861,277.03	4,330,035.67	82,168.85	92,144.14
EUR	FIXED	3.5	0	1992	2022	581,653.98	652,266.71	67,556.43	75,757.77
EUR	FIXED	3.5	0	1992	2022	5,337,906.33	5,985,927.62	49,801.78	55,847.71
EUR	FIXED	2	0	1993	2023	11,043,904.63	12,384,633.54	2,155,606.60	2,417,297.02
EUR	FIXED	2	0	1993	2023	23,519,426.54	26,374,682.55	4,115,899.76	4,615,569.58
EUR	FIXED	0.75	0	1993	2033	10,839,387.88	12,155,288.48	5,063,834.92	5,678,583.97
EUR	FIXED	2	0	1993	2023	34,256,556.04	38,415,298.49	7,790,554.68	8,736,327.23
EUR	FIXED	2	0	1993	2023	20,298,287.68	22,762,497.76	5,268,351.61	5,907,928.96
EUR	FIXED	3.5	0	1993	2023	2,688,648.34	3,015,049.98	399,360.29	447,842.59
EUR	FIXED	3.5	0	1993	2023	1,176,849.85	1,319,719.30	74,430.36	83,466.20
EUR	FIXED	3.5	0	1993	2020	1,065,358.31	1,194,692.70	165,733.13	185,853.12
EUR	FIXED	3.5	0	1993	2020	723,613.90	811,460.55	221,486.93	248,375.42
EUR	FIXED	3.5	0	1993	2020	533,142.95	597,866.45	6,582.01	7,381.07
EUR	FIXED	3.5	0	1993	2020	38,762.17	43,467.89	15,490.69	17,371.26
EUR	FIXED	3.5	0	1993	2020	176,198.98	197,589.52	2,936.26	3,292.72
EUR	FIXED	0.5	0	1993	2033	1,033,476.43	1,158,940.36	34,019,497.93	38,149,461.55
EUR	FIXED	0.5	0	1993	2034	1,860,060.95	2,085,872.16	28,034,607.94	31,438,006.52
EUR	FIXED	0.5	0	1993	2034	5,823,552.46	6,530,531.14	6,814,406.38	7,641,674.63
EUR	FIXED	0.75	0.25	1994	2034	4,644,846.98	5,208,730.94	3,485,253.81	3,908,363.27
EUR	FIXED	2	0.25	1995	2025	6,902,440.40	7,740,395.97	3,644,488.49	4,086,929.03
EUR	FIXED	0.75	0.25	1995	2035	8,513,009.04	9,546,487.48	4,402,009.83	4,936,413.38
EUR	FIXED	0.75	0.25	1995	2035	14,902,735.11	16,711,925.65	7,958,735.11	8,924,924.75
EUR	FIXED	0.75	0	1995	2035	11,654,155.01	13,068,968.25	6,220,992.00	6,976,219.80
EUR	FIXED	0.75	0.25	1995	2035	20,721,223.60	23,236,778.06	11,333,068.50	12,708,901.87
EUR	FIXED	0.25	0	1995	2035	881,937.38	989,004.49	20,633,392.22	23,138,283.96
EUR	FIXED	3.5	0	1995	2021	2,119,489.64	2,376,795.47	235,498.92	264,088.47
EUR	FIXED	3.5	0	1995	2020	17,353,303.00	19,459,992.24	482,036.33	540,555.49
EUR	FIXED	3.5	0	1995	2020	2,324,306.37	2,606,476.93	64,563.92	72,401.97
EUR	FIXED	3.5	0	1995	2020	40,900,997.80	45,866,374.81	2,272,277.58	2,548,131.85
EUR	FIXED	3.5	0	1995	2020	33,066,866.27	37,081,180.50	1,837,048.23	2,060,065.70
EUR	FIXED	3.5	0	1996	2021	52,160,219.17	58,492,464.52	5,795,579.81	6,499,162.62
EUR	FIXED	0.25	0	1996	2025	1,373,193.06	1,539,898.56	21,121,538.87	23,685,691.56
EUR	FIXED	3.5	0	1996	2020	11,114,110.89	12,463,362.83	617,450.68	692,409.13
EUR	FIXED	3.5	0	1996	2021	15,966,578.92	17,904,919.99	1,330,548.22	1,492,076.64
EUR	FIXED	3.5	0	1997	2024	39,703,257.13	44,523,228.55	11,028,682.62	12,367,563.58
EUR	FIXED	0.25	0	1997	2028	1,256,051.24	1,408,535.73	8,761,725.46	9,825,398.05
EUR	FIXED	0.25	0	1997	2029	1,045,190.46	1,172,076.48	7,257,109.89	8,138,122.30
EUR	FIXED	3.5	0	1997	2026	29,601,111.93	33,194,683.94	11,511,543.51	12,909,043.73
EUR	FIXED	3.5	0	1997	2024	26,162,220.30	29,338,311.21	6,540,555.12	7,334,577.85
EUR	FIXED	3.5	0	1997	2024	10,896,066.51	12,218,847.89	3,026,685.25	3,394,124.53
EUR	FIXED	0.75	0.24	1998	2038	12,271,005.15	13,760,703.94	7,771,636.65	8,715,112.56
EUR	FIXED	0.75	0.25	1998	2038	10,946,905.65	12,275,858.89	6,897,473.89	7,734,826.53
EUR	FIXED	3.5	0	1998	2026	20,481,742.00	22,968,223.42	7,965,121.84	8,932,086.83
EUR	FIXED	3.5	0	1998	2026	15,647,789.02	17,547,429.03	5,650,590.39	6,336,571.49
EUR	FIXED	3.5	0	1998	2026	34,193,032.06	38,344,062.71	13,297,290.16	14,911,579.85
EUR	FIXED	3.5	0	1998	2023	32,681,718.35	36,649,275.67	7,262,604.07	8,144,283.47
EUR	FIXED	3.5	0	1998	2029	24,898,895.81	27,921,619.25	13,141,083.98	14,736,410.25
EUR	FIXED	0.63	0	1998	2030	899,449.20	1,008,642.24	1,277,883.00	1,433,017.87
EUR	FIXED	3.5	0	1998	2027	11,118,943.64	12,468,782.28	4,941,752.62	5,541,680.89
EUR	FIXED	3.5	0	1998	2024	2,172,917.74	2,436,709.73	603,588.16	676,863.70
EUR	FIXED	3.5	0	1998	2024	2,165,651.00	2,428,560.81	601,569.78	674,600.29
EUR	FIXED	0.75	0.25	1999	2039	76,609,991.67	85,910,436.94	48,980,147.67	54,926,332.66
EUR	FIXED	0.75	0.25	1999	2039	11,759,713.27	13,187,341.28	7,711,815.43	8,648,029.05
EUR	FIXED	3.5	0	1999	2027	68,632,224.56	76,964,169.71	28,596,760.28	32,068,404.10
EUR	FIXED	3.5	0	1999	2026	21,667,405.42	24,297,826.26	8,426,213.28	9,449,154.72
EUR	FIXED	3.5	0	1999	2024	22,262,341.12	24,964,987.09	6,183,983.76	6,934,718.77
EUR	FIXED	2.2	0	1999	2025	764,997.07	857,867.64	5,939,905.00	6,661,008.87
EUR	FIXED	3.5	0	1999	2024	28,509,805.56	31,970,893.08	7,127,451.43	7,992,723.32
EUR	FIXED	3.5	0	1999	2024	28,649,482.83	32,127,527.16	7,162,370.64	8,031,881.71
EUR	FIXED	3.5	0	1999	2024	28,814,782.89	32,312,894.63	7,203,695.68	8,078,223.61
EUR	FIXED	3.5	0	1999	2024	22,435,697.07	25,159,388.43	5,608,924.20	6,289,847.03
EUR	FIXED	0.75	0.25	2000	2040	14,622,947.80	16,398,172.19	9,998,823.94	11,212,680.16
EUR	FIXED	0.75	0.25	2000	2040	8,087,557.32	9,069,385.96	5,535,557.32	6,207,573.42
EUR	FIXED	0.75	0.25	2001	2041	19,186,858.51	21,516,141.20	13,525,229.92	15,167,191.47
EUR	FIXED	2	0.25	2001	2031	9,428,222.29	10,572,807.53	5,291,870.99	5,934,303.60
EUR	FIXED	0.75	0.25	2001	2041	20,221,794.79	22,676,718.64	14,828,889.51	16,629,115.20
EUR	FIXED	0.75	0.25	2001	2035	2,652,707.18	2,974,745.56	1,698,707.18	1,904,930.06
EUR	FIXED	0.75	0.25	2002	2042	37,349,000.00	41,883,164.84	27,557,000.00	30,902,417.02
EUR	FIXED	0.75	0.25	2002	2042	7,500,000.00	8,410,499.24	5,750,000.00	6,448,049.42
EUR	FIXED	2.35	0	2002	2023	1,073,709.60	1,204,057.84	2,875,074.00	3,224,107.69
EUR	FIXED	0.75	0.25	2003	2043	10,500,383.02	11,775,128.46	8,157,742.32	9,148,091.42
EUR	FIXED	0.2	0	2003	2038	10,840,484.34	12,156,518.05	8,185,671.90	9,179,411.64
EUR	FIXED	0.75	0.25	2004	2044	9,000,000.00	10,092,599.09	7,236,000.00	8,114,449.67
EUR	FIXED	0.75	0	2004	2044	39,000,000.00	43,734,596.07	34,212,000.00	38,365,333.35
EUR	FIXED	2.35	0	2004	2025	627,096.57	703,226.03	1,059,158.00	1,187,739.67
EUR	FIXED	0.75	0.25	2005	2044	26,497,260.86	29,714,025.66	24,354,610.31	27,311,257.55
EUR	FIXED	0.75	0.25	2006	2045	6,000,000.00	6,728,399.40	5,200,000.00	5,831,279.48
EUR	FIXED	0.75	0.25	2006	2046	8,821,144.12	9,892,030.13	7,939,144.12	8,902,955.42
EUR	FIXED	0.15	0	2007	2037	13,594,264.00	15,244,606.28	13,594,264.00	15,244,606.28
EUR	FIXED	1	0	2008	2028	36,800,000.00	41,267,516.29	30,865,440.15	34,612,501.48
EUR	FIXED	0.15	0	2008	2038	10,198,683.34	11,436,802.47	10,198,683.34	11,436,802.47
EUR	FIXED	0.15	0	2008	2038	8,554,232.85	9,592,715.86	8,554,232.85	9,592,715.86
EUR	FIXED	0.15	0	2008	2039	6,888,831.50	7,725,134.95	6,888,831.50	7,725,134.95
EUR	FIXED	0.75	0.25	2009	2049	17,887,392.01	20,058,919.60	24,387,392.01	27,348,018.94
EUR	FIXED	0.15	0	2010	2040	3,695,046.00	4,143,624.21	3,695,046.00	4,143,624.21
EUR	FIXED	0.75	0.25	2011	2051	19,000,000.00	21,306,598.09	18,817,730.81	21,102,201.44
EUR	FIXED	1	0	2011	2031	5,739,874.60	6,436,694.80	27,242,503.13	30,549,740.27

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EUR	FIXED	0.15	0	2011	2046	7,349,158.79	8,241,345.93	7,349,158.79	8,241,345.93
EUR	FIXED	2.3	0.25	2013	2028	75,000,000.00	84,104,992.45	18,992,328.20	21,297,994.93
EUR	FIXED	3.09	0	2013	2031	74,700,000.00	83,768,572.48	64,028,571.44	71,801,633.56
EUR	FIXED	2.27	0.6	2013	2022	189,512,795.50	212,519,629.79	118,445,497.16	132,824,768.59
EUR	FIXED	2	0.4	2014	2029	16,299,910.19	18,278,717.65	12,044,494.78	13,506,695.23
EUR	FIXED	0.22	0	2014	2035	8,989,825.00	10,081,188.85	47,677,098.00	53,465,092.90
EUR	FIXED	0.4	0.4	2014	2034	11,523,700.00	12,922,676.02	11,523,700.00	12,922,676.02
EUR	FIXED	2.06	0	2015	2033	140,000,000.00	156,995,985.90	140,000,000.00	156,995,985.90
EUR	FIXED	0.4	0.4	2015	2034	7,730,000.00	8,668,421.22	7,730,000.00	8,668,421.22
EUR	FIXED	2.08	0	2016	2034	100,000,000.00	112,139,989.93	100,000,000.00	112,139,989.93
EUR	FIXED	0.15	0	2016	2054	6,979,739.37	7,827,079.03	6,979,739.37	7,827,079.03
EUR	FIXED	1.3	0.25	2017	2028	200,000,000.00	224,279,979.86	200,000,000.00	224,279,979.86
EUR	FIXED	1.41	0.5	2017	2032	150,000,000.00	168,209,984.89	150,000,000.00	168,209,984.89
EUR	FIXED	1.9	0	2017	2032	100,000,000.00	112,139,989.93	100,000,000.00	112,139,989.93
EUR	FIXED	1.25	0	2017	2028	200,000,000.00	224,279,979.86	200,000,000.00	224,279,979.86
EUR	FIXED	2.55	0.25	2017	2032	30,000,000.00	33,641,996.98	1,871,283.64	2,098,457.29
EUR	FIXED	1.62	0	2018	2028	150,000,000.00	168,209,984.89	150,000,000.00	168,209,984.89
EUR	FIXED	1.62	0	2018	2028	150,000,000.00	168,209,984.89	150,000,000.00	168,209,984.89
EUR	LIBOR 6 MONTHS	0.413	0	2002	2021	25,642,468.30	28,755,461.37	4,797,705.82	5,380,146.82
EUR	NO INTEREST RATE	0	0	1989	2023	9,419,953.94	10,563,535.40	1,570,648.33	1,761,324.88
EUR	NO INTEREST RATE	0	0	1991	2021	14,668,834.26	16,449,629.26	1,617,248.01	1,813,581.76
EUR	NO INTEREST RATE	0	0	1991	2021	11,527,048.90	12,926,431.48	1,152,711.09	1,292,650.10
EUR	NO INTEREST RATE	0	0	1993	2023	6,197,338.07	6,949,694.29	1,239,467.51	1,389,938.74
EUR	NO INTEREST RATE	0	0	1994	2024	4,957,713.28	5,559,579.17	1,242,675.49	1,393,536.17
EUR	NO INTEREST RATE	0	0	1996	2033	1,801,798.89	2,020,537.09	1,261,259.25	1,414,376.00
EUR	NO INTEREST RATE	0	0.15	2008	2023	6,102,500.00	6,843,342.89	2,847,833.36	3,193,560.04
EUR	NO INTEREST RATE	0	0	2011	2020	18,768,936.24	21,047,483.21	18,768,936.24	21,047,483.21
EUR	NO INTEREST RATE	0	0.25	2012	2027	8,000,000.00	8,971,199.19	6,400,000.00	7,176,959.36
EUR	NO INTEREST RATE	0	0.25	2012	2027	7,999,999.99	8,971,199.18	6,399,999.99	7,176,959.34
EUR	NO INTEREST RATE	0	0.4	2018	2043	12,500,000.00	14,017,498.74	10,834,340.50	12,149,628.35
EUR	NO INTEREST RATE	0	0.4	2018	2043	12,000,000.00	13,456,798.79	2,735,258.91	3,067,319.07
GBP	FIXED	3.343	0	1997	2022	18,955,087.60	24,885,189.69	3,159,181.30	4,147,531.66
JPY	LIBOR JPY 6 MONTHS	0.1	0	2017	2042	7,611,000,000.00	70,063,522.88	1,122,294,873.00	10,331,353.63
JPY	COMMERCIAL INTEREST REFERENCE RATE	2.2	0.2	2012	2025	1,412,670,247.00	13,004,421.78	583,853,635.00	5,374,700.11
JPY	FIXED	2.5	0	1990	2020	15,865,951,772.00	146,054,982.91	773,820,000.00	7,123,447.02
JPY	FIXED	2.5	0	1990	2020	3,183,774,639.00	29,308,430.86	155,304,000.00	1,429,660.41
JPY	FIXED	2.5	0	1990	2020	5,038,015,667.00	46,377,759.29	245,756,000.00	2,262,321.79
JPY	FIXED	2.5	0	1990	2020	7,324,427,534.00	67,425,462.63	357,288,000.00	3,289,036.39
JPY	FIXED	2.5	0	1990	2020	5,169,088,886.00	47,584,361.77	252,150,000.00	2,321,182.14
JPY	FIXED	2.5	0	1990	2020	10,669,485,788.00	98,218,599.60	520,462,000.00	4,791,144.56
JPY	FIXED	2.5	0	1990	2020	6,150,050,482.00	56,614,663.33	300,000,000.00	2,761,668.23
JPY	FIXED	2.5	0	1990	2020	7,629,785,467.00	70,236,453.63	372,182,000.00	3,426,144.01
JPY	FIXED	2.5	0	1990	2020	262,511,572.00	2,416,566.22	12,802,000.00	117,849.59
JPY	FIXED	2.5	0	1990	2020	3,563,807,735.00	32,806,848.61	173,842,000.00	1,600,313.09
JPY	FIXED	2.5	0	1990	2020	5,804,927,440.00	53,437,612.20	283,166,000.00	2,606,701.82
JPY	FIXED	2.5	0	1990	2020	6,072,912,334.00	55,904,563.43	296,236,000.00	2,727,018.49
JPY	FIXED	2.5	0	1990	2020	5,798,781,903.00	53,381,039.09	282,866,000.00	2,603,940.15
JPY	FIXED	2.5	0	1990	2020	235,014,453.00	2,163,439.82	11,462,000.00	105,514.14
JPY	FIXED	2.5	0	1990	2020	12,351,246,399.00	113,700,149.08	602,498,000.00	5,546,331.94
JPY	FIXED	2.5	0	1990	2020	38,122,500,000.00	350,938,989.73	1,859,634,000.00	17,118,973.76
JPY	FIXED	2.5	0	1990	2020	38,122,500,000.00	350,938,989.73	1,859,634,000.00	17,118,973.76
JPY	FIXED	2.6	0	1991	2021	1,399,761,668.00	12,885,591.07	136,556,000.00	1,257,074.55
JPY	FIXED	2.6	0	1991	2021	1,557,812,516.00	14,340,537.75	151,980,000.00	1,399,061.12
JPY	FIXED	2.6	0	1991	2021	200,178,233.00	1,842,752.88	19,528,000.00	179,766.19
JPY	FIXED	2.6	0	1991	2021	3,234,643,273.00	29,776,705.16	315,572,000.00	2,905,017.22
JPY	FIXED	2.6	0	1991	2021	651,445,609.00	5,996,922.13	63,552,000.00	585,031.80
JPY	FIXED	2.6	0	1991	2021	2,378,518,888.00	21,895,600.12	232,044,000.00	2,136,095.14
JPY	FIXED	2.6	0	1991	2021	12,303,062,863.00	113,256,592.61	1,200,296,000.00	11,049,397.75
JPY	FIXED	2.6	0	1991	2021	3,222,570,056.00	29,665,564.42	314,392,000.00	2,894,154.66
JPY	FIXED	2.6	0	1991	2021	5,438,475,879.00	50,064,220.10	533,056,000.00	4,907,079.39
JPY	FIXED	2.6	0	1991	2021	6,414,874,621.00	59,052,518.03	625,836,000.00	5,761,171.32
JPY	FIXED	2.6	0	1991	2021	4,279,485,327.00	39,395,062.16	417,508,000.00	3,843,395.26
JPY	FIXED	2.6	0	1991	2021	4,917,735,157.00	45,270,509.75	479,776,000.00	4,416,607.11
JPY	FIXED	2.6	0	1991	2021	6,808,900,693.00	62,679,748.98	664,280,000.00	6,115,069.90
JPY	FIXED	2.6	0	1991	2021	4,001,649,299.00	36,837,425.73	390,400,000.00	3,593,850.92
JPY	FIXED	2.6	0	1991	2021	2,845,039,950.00	26,190,188.10	277,560,000.00	2,555,095.44
JPY	FIXED	2.6	0	1991	2021	11,882,285,431.00	109,383,100.40	1,159,244,000.00	10,671,491.07
JPY	FIXED	2.6	0	1991	2021	2,449,654,289.00	22,550,441.38	238,984,000.00	2,199,981.73
JPY	FIXED	2.6	0	1991	2021	1,037,969,432.00	9,555,090.66	101,260,000.00	932,155.08
JPY	FIXED	2.6	0	1991	2021	194,631,018.00	1,791,687.66	18,984,000.00	174,758.37
JPY	FIXED	2.6	0	1991	2021	67,520,000,000.00	621,559,461.91	6,587,316,000.00	60,639,937.62
JPY	FIXED	2.6	0	1992	2022	7,467,391,930.00	68,741,530.06	1,090,638,000.00	10,039,934.37
JPY	FIXED	2.6	0	1992	2022	2,897,870,095.00	26,676,519.21	424,074,000.00	3,903,838.97
JPY	FIXED	2.6	0	1992	2022	4,425,641,115.00	40,740,508.15	647,652,000.00	5,961,999.83
JPY	FIXED	2.6	0	1992	2022	15,575,368,644.00	143,380,002.27	2,279,316,000.00	20,982,381.91
JPY	FIXED	2.6	0	1992	2022	9,906,513,776.00	91,195,014.40	1,449,732,000.00	13,345,596.00
JPY	FIXED	2.6	0	1992	2022	3,056,748,027.00	28,139,079.66	447,324,000.00	4,117,868.26
JPY	FIXED	2.6	0	1992	2022	1,703,332,270.00	15,680,128.69	249,258,000.00	2,294,559.66
JPY	FIXED	2.6	0	1992	2022	3,928,065,926.00	36,160,049.52	574,836,000.00	5,291,687.72
JPY	FIXED	2.6	0	1992	2022	436,534,443.00	4,018,544.33	63,876,000.00	588,014.40
JPY	FIXED	2.6	0	1992	2022	3,236,198,575.00	29,791,022.58	473,580,000.00	4,359,569.46
JPY	FIXED	2.6	0	1992	2022	580,619,754.00	5,344,930.42	84,966,000.00	782,159.67
JPY	FIXED	2.6	0	1992	2022	2,816,681,234.00	25,929,130.22	412,188,000.00	3,794,421.67
JPY	FIXED	2.6	0	1992	2022	1,033,537,194.00	9,514,289.43	151,242,000.00	1,392,267.42
JPY	FIXED	2.6	0	1992	2022	1,580,332,873.00	14,547,850.27	231,258,000.00	2,128,859.57
JPY	FIXED	2.6	0	1992	2022	424,812,454.00	3,910,636.85	62,166,000.00	572,272.89
JPY	FIXED	2.6	0	1992	2022	66,170,000,000.00	609,131,954.90	9,683,412,000.00	89,141,237.44
JPY	FIXED	2.5	0	1992	2022	15,891,138,604.00	146,286,841.82	2,325,528,000.00	21,407,789.28
JPY	FIXED	2.6	0	1993	2023	10,893,524,544.00	100,281,001.98	1,855,042,000.00	17,076,701.83
JPY	FIXED	2.6	0	1993	2023	3,960,752,566.00	36,460,948.37	772,824,000.00	7,114,278.28
JPY	FIXED	2.6	0	1993	2023	6,397,467,654.00	58,892,277.14	1,099,864,000.00	10,124,864.87
JPY	FIXED	2.6	0	1993	2023	2,639,825,048.00	24,301,069.85	515,080,000.00	4,741,600.23
JPY	FIXED	2.6	0	1993	2023	14,436,128,844.00	132,892,661.08	2,816,800,000.00	25,930,223.52
JPY	FIXED	2.6	0	1993	2023	15,642,355,559.00	143,996,654.39	3,051,464,000.00	28,090,437.23
JPY	FIXED	2.6	0	1993	2023	7,883,982,207.00	72,576,477.17	1,538,328,000.00	14,161,171.86
JPY	FIXED	2.6	0	1993	2023	18,829,628,283.00	173,337,287.08	3,674,064,000.00	33,821,819.36
JPY	FIXED	2.6	0	1993	2023	3,233,664,341.00	29,767,693.54	630,952,000.00	5,808,266.97
JPY	FIXED	2.6	0	1993	2023	5,949,463,489.00	54,768,147.58	1,160,864,000.00	10,686,404.08
JPY	FIXED	2.6	0	1993	2023	7,863,978,067.00	72,392,327.84	1,534,424,000.00	14,125,233.35
JPY	FIXED	2.6	0	1993	2023	3,366,260,156.00	30,988,312.37	656,824,000.00	6,046,433.23
JPY	FIXED	2.6	0	1993	2023	2,756,901,453.00	25,378,823.81	537,920,000.00	4,951,855.24
JPY	FIXED	2.6	0	1993	2023	6,850,333,594.00	63,061,162.06	1,336,640,000.00	12,304,520.72
JPY	FIXED	2.6	0	1993	2023	7,673,368,311.00	70,637,658.15	1,471,072,000.00	13,542,042.67
JPY	FIXED	2.6	0	1993	2023	707,632,393.00	6,514,152.98	138,072,000.00	1,271,030.18
JPY	FIXED	2.6	0	1993	2023	5,463,929,142.00	50,298,531.66	1,066,080,000.00	9,813,864.21
JPY	FIXED	2.6	0	1993	2023	483,543,684.00	4,451,290.76	94,336,000.00	868,415.78
JPY	FIXED	2.6	0	1993	2023	444,688,561.00	4,093,607.56	86,760,000.00	798,674.45
JPY	FIXED	2.6	0	1993	2023	34,056,000,000.00	313,504,576.94	6,645,072,000.00	61,171,613.99
JPY	FIXED	2.6	0	1994	2024	3,449,912,720.00	31,758,381.13	841,440,000.00	7,745,927.04
JPY	FIXED	2.6	0	1994	2024	8,076,289,375.00	74,346,772.48	1,969,820,000.00	18,133,297.68
JPY	FIXED	2.6	0	1994	2024	11,451,116,629.00	105,413,949.80	2,792,940,000.00	25,710,578.84
JPY	FIXED	2.6	0	1994	2024	3,219,283,472.00	29,635,309.58	741,670,000.00	6,827,488.24
JPY	FIXED	2.6	0	1994	2024	6,440,775,079.00	59,290,946.27	1,570,910,000.00	14,461,107.44
JPY	FIXED	2.6	0	1994	2024	7,038,459,499.00	64,792,966.51	1,716,690,000.00	15,803,094.09
JPY	FIXED	2.6	0	1994	2024	7,206,296,453.00	66,337,999.79	1,756,470,000.00	16,169,291.29

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
JPY	FIXED	2.6	0	1994	2024	10,840,293,972.00	99,790,984.72	2,643,970,000.00	24,339,226.46
JPY	FIXED	2.6	0	1994	2024	13,290,116,692.00	122,342,976.60	3,241,490,000.00	29,839,733.12
JPY	FIXED	2.6	0	1994	2024	2,451,784,586.00	22,570,051.95	597,990,000.00	5,504,833.27
JPY	FIXED	2.6	0	1994	2024	5,231,165,396.00	48,155,810.85	1,265,900,000.00	11,653,319.35
JPY	FIXED	2.6	0	1994	2024	2,743,422,667.00	25,254,744.03	669,120,000.00	6,159,624.81
JPY	FIXED	2.6	0	1994	2024	6,935,362,586.00	63,843,901.62	1,691,550,000.00	15,571,666.29
JPY	FIXED	2.6	0	1994	2024	7,180,165,620.00	66,097,450.82	1,751,250,000.00	16,121,238.27
JPY	FIXED	2.6	0	1994	2024	2,074,509,829.00	19,097,026.26	505,970,000.00	4,657,737.57
JPY	FIXED	2.6	0	1994	2024	781,595,670.00	7,195,026.42	190,620,000.00	1,754,763.99
JPY	FIXED	2.6	0	1994	2024	20,998,735,857.00	193,305,138.63	5,121,640,000.00	47,147,568.16
JPY	FIXED	2.6	0	1994	2024	29,171,489.00	268,539.91	7,110,000.00	65,451.54
JPY	FIXED	2.6	0	1994	2024	326,320,694.00	3,003,964.97	79,580,000.00	732,578.52
JPY	FIXED	2.6	0	1994	2024	288,078,933.00	2,651,928.12	70,250,000.00	646,690.64
JPY	FIXED	2.6	0	1994	2024	20,844,000,000.00	191,880,708.29	5,083,900,000.00	46,800,150.30
JPY	FIXED	2.3	0	1995	2025	934,666,009.00	8,604,124.73	273,552,000.00	2,518,199.55
JPY	FIXED	2.5	0	1995	2025	15,844,002,869.00	145,852,930.95	4,751,016,000.00	43,735,766.42
JPY	FIXED	2.5	0	1995	2025	356,898,635.00	3,285,452.07	790,080,000.00	7,273,129.44
JPY	FIXED	2.5	0	1995	2025	10,211,186,833.00	93,999,700.73	3,341,280,000.00	30,758,356.03
JPY	FIXED	2.5	0	1995	2025	5,163,381,995.00	47,531,826.64	1,713,612,000.00	15,774,759.37
JPY	FIXED	2.5	0	1995	2025	2,223,766,149.00	20,471,014.38	816,240,000.00	7,513,946.91
JPY	FIXED	2.3	0	1995	2025	2,980,851,198.00	27,440,406.79	908,640,000.00	8,364,540.72
JPY	FIXED	2.5	0	1995	2025	2,490,319,931.00	22,924,791.41	790,440,000.00	7,276,443.44
JPY	FIXED	2.5	0	1995	2025	4,986,729,172.00	45,905,638.34	1,555,164,000.00	14,316,156.68
JPY	FIXED	2.3	0	1995	2025	8,384,236,208.00	77,181,595.76	3,155,256,000.00	29,045,900.79
JPY	FIXED	2.3	0	1995	2025	4,301,439,397.00	39,597,161.69	1,408,008,000.00	12,961,503.18
JPY	FIXED	2.3	0	1995	2025	3,346,013,805.00	30,801,933.36	1,287,540,000.00	11,852,527.69
JPY	FIXED	2.5	0	1995	2025	5,335,147,602.00	49,113,025.37	1,768,764,000.00	16,282,464.46
JPY	FIXED	2.5	0	1995	2025	3,858,855,000.00	35,522,924.13	1,104,564,000.00	10,168,131.01
JPY	FIXED	2.3	0	1995	2025	2,804,627,938.00	25,818,172.87	1,116,996,000.00	10,282,574.54
JPY	FIXED	2.3	0	1995	2025	11,667,655,999.00	107,407,316.12	2,910,348,000.00	26,791,385.32
JPY	FIXED	2.5	0	1995	2025	11,811,800,000.00	108,734,242.48	3,491,976,000.00	32,145,597.21
JPY	FIXED	2.5	0	1995	2025	5,765,155,562.00	53,071,489.77	1,980,600,000.00	18,232,533.62
JPY	FIXED	2.5	0	1995	2025	2,331,446,758.00	21,462,274.77	818,388,000.00	7,533,720.45
JPY	FIXED	2.3	0	1995	2025	351,467,896.00	3,235,459.07	102,852,000.00	946,810.33
JPY	FIXED	2.3	0	1995	2025	194,000,000.00	1,785,878.79	56,772,000.00	522,618.09
JPY	FIXED	2.5	0	1995	2025	17,312,000,000.00	159,366,667.72	5,066,916,000.00	46,643,803.06
JPY	FIXED	2.7	0	1996	2026	1,609,436,167.00	14,815,762.41	559,580,000.00	5,151,247.69
JPY	FIXED	2.7	0	1996	2026	6,760,714,022.00	62,236,163.65	2,308,530,000.00	21,251,313.16
JPY	FIXED	2.7	0	1996	2026	3,516,933,637.00	32,375,346.25	1,361,808,000.00	12,536,206.28
JPY	FIXED	2.7	0	1996	2026	4,897,893,000.00	45,087,851.56	1,452,038,000.00	13,366,824.02
JPY	FIXED	2.7	0	1996	2026	8,795,749,654.00	80,969,807.79	3,475,472,000.00	31,993,668.63
JPY	FIXED	2.7	0	1996	2026	5,198,504,068.00	47,855,145.01	1,925,378,000.00	17,724,184.15
JPY	FIXED	2.7	0	1996	2026	12,503,243,247.00	115,099,365.30	3,997,098,000.00	36,795,528.47
JPY	FIXED	2.7	0	1996	2026	4,226,153,944.00	38,904,116.87	2,044,966,000.00	18,825,058.75
JPY	FIXED	2.7	0	1996	2026	826,743,670.00	7,610,639.08	331,702,000.00	3,053,502.91
JPY	FIXED	2.7	0	1996	2026	4,242,645,996.00	39,055,935.46	1,706,376,000.00	15,708,147.93
JPY	FIXED	2.7	0	1996	2026	11,467,999,512.00	105,569,366.20	4,393,536,000.00	40,444,962.56
JPY	FIXED	2.7	0	1996	2026	8,949,878,147.00	82,388,647.00	3,478,090,000.00	32,017,768.79
JPY	FIXED	2.5	0	1996	2026	2,810,949,132.00	25,876,363.00	959,812,000.00	8,835,607.68
JPY	FIXED	2.5	0	1996	2026	7,407,014,010.00	68,185,717.45	2,959,362,000.00	27,242,586.68
JPY	FIXED	2.7	0	1996	2026	9,247,387,960.00	85,127,391.65	3,280,368,000.00	30,197,626.91
JPY	FIXED	2.7	0	1996	2026	3,612,654,889.00	33,256,514.05	1,488,326,000.00	13,700,875.41
JPY	FIXED	2.7	0	1996	2026	5,168,573,200.00	47,579,614.59	2,056,880,000.00	18,934,733.80
JPY	FIXED	2.7	0	1996	2026	3,888,995,861.00	35,800,387.66	1,845,200,000.00	16,986,100.70
JPY	FIXED	2.7	0	1996	2026	1,222,204.00	11,251.07	147,294,000.00	1,355,923.87
JPY	FIXED	2.7	0	1996	2026	705,870,681.00	6,497,935.44	434,140,000.00	3,996,502.14
JPY	FIXED	2.7	0	1996	2026	4,104,340,742.00	37,782,758.04	1,577,072,000.00	14,517,832.10
JPY	FIXED	2.7	0	1996	2026	16,005,000,000.00	147,334,999.82	5,465,110,000.00	50,309,402.12
JPY	FIXED	2.7	0	1998	2028	1,866,014,417.00	17,177,709.08	1,105,170,000.00	10,173,709.58
JPY	FIXED	2.7	0	1998	2028	25,682,112,519.00	236,418,247.01	10,951,247,000.00	100,812,369.56
JPY	FIXED	2.7	0	1998	2028	4,052,359,893.00	37,304,245.18	1,974,822,000.00	18,179,343.89
JPY	FIXED	2.7	0	1998	2028	6,658,300,059.00	61,293,385.69	3,229,915,000.00	29,733,178.75
JPY	FIXED	2.7	0	1998	2028	7,771,763,938.00	71,543,445.07	3,623,907,000.00	33,360,096.04
JPY	FIXED	2.7	0	1998	2028	6,251,618,249.00	57,549,651.58	2,884,407,000.00	26,552,583.87
JPY	FIXED	2.7	0	1998	2028	7,000,375,811.00	64,442,384.81	3,355,902,000.00	30,892,959.74
JPY	FIXED	2.7	0	1998	2028	1,803,664,267.00	16,603,740.98	1,040,468,000.00	9,578,091.38
JPY	FIXED	2.7	0	1998	2028	2,267,637,114.00	20,874,871.21	1,180,599,000.00	10,868,075.82
JPY	FIXED	2.7	0	1998	2028	5,583,687,451.00	51,400,974.04	2,653,275,000.00	24,424,884.20
JPY	FIXED	2.5	0	1998	2028	7,923,532,474.00	72,940,559.55	3,853,509,000.00	35,473,711.20
JPY	FIXED	2.1	0	1998	2028	411,741,033.00	3,790,307.09	170,714,000.00	1,571,518.10
JPY	FIXED	2.5	0	1998	2028	3,853,515,605.00	35,473,772.01	1,892,185,000.00	17,418,623.97
JPY	FIXED	2.7	0	1998	2028	8,063,156,977.00	74,225,881.40	3,793,091,000.00	34,917,529.63
JPY	FIXED	2.7	0	1998	2028	12,795,198,345.00	117,786,975.69	6,637,650,000.00	61,103,290.32
JPY	FIXED	2.7	0	1998	2028	27,687,999,999.00	254,883,566.07	10,440,312,000.00	96,108,926.38
JPY	FIXED	2.3	0	1998	2028	902,092,741.00	8,304,269.53	374,017,000.00	3,443,036.22
JPY	FIXED	2.3	0	1998	2028	428,467,622.00	3,944,284.72	177,633,000.00	1,635,211.37
JPY	FIXED	2.2	0	1998	2028	20,000,000,000.00	184,111,215.02	8,292,668,000.00	76,338,659.06
JPY	FIXED	1	0	1998	2028	48,500,000,000.00	446,469,696.42	21,292,668,000.00	196,010,948.83
JPY	FIXED	1	0	1998	2028	98,524,758,827.00	906,975,652.86	43,254,756,000.00	398,184,284.13
JPY	FIXED	0.509	0	1998	2028	15,171,500,000.00	139,662,164.93	3,907,725,000.00	35,972,799.89
JPY	FIXED	3	0	1998	2028	6,068,600,000.00	55,864,865.97	1,599,225,000.00	14,721,762.89
JPY	FIXED	1	0	1999	2029	45,200,000,000.00	416,091,345.95	20,946,341,000.00	192,822,814.59
JPY	FIXED	1	0	1999	2029	35,280,000,000.00	324,772,183.30	16,349,253,000.00	150,504,041.73
JPY	FIXED	1	0	2000	2030	35,964,000,000.00	331,068,786.85	18,420,570,000.00	169,571,676.20
JPY	FIXED	1.8	0	2001	2031	5,032,553,649.00	46,327,478.35	3,896,740,000.00	35,871,676.80
JPY	FIXED	1.8	0	2001	2031	15,478,418,867.00	142,487,525.21	11,214,560,000.00	103,236,313.38
JPY	FIXED	1.8	0	2001	2031	18,664,464,188.00	171,816,858.97	11,821,580,000.00	108,824,272.86
JPY	FIXED	0.75	0	2001	2041	5,705,511,965.00	52,522,437.01	4,115,408,000.00	37,884,638.36
JPY	FIXED	0.95	0	2001	2041	21,556,651,657.00	198,441,066.42	15,735,104,000.00	144,850,455.80
JPY	FIXED	1.8	0	2002	2032	20,205,166,776.00	185,999,890.24	16,837,318,000.00	154,996,953.73
JPY	FIXED	1.8	0	2002	2032	10,985,231,568.00	101,125,216.56	9,077,080,000.00	83,559,611.38
JPY	FIXED	0.95	0	2003	2043	45,335,142,633.00	417,335,409.66	37,391,273,000.00	344,207,635.16
JPY	FIXED	1.8	0	2003	2033	54,150,511,998.00	498,485,827.90	36,980,832,000.00	340,429,295.60
JPY	FIXED	1.8	0	2003	2033	16,526,621,188.00	152,136,815.36	11,286,436,000.00	103,897,972.26
JPY	FIXED	1.8	0	2004	2034	14,542,600,396.00	133,872,791.42	10,286,213,000.00	94,690,358.67
JPY	FIXED	1.3	0	2004	2034	56,647,456,984.00	521,471,606.66	40,031,774,000.00	368,514,927.53
JPY	FIXED	0.75	0	2004	2044	558,369,285.00	5,140,102.37	448,497,000.00	4,128,666.38
JPY	FIXED	0.75	0	2004	2044	4,517,356,107.00	41,584,796.08	3,883,299,000.00	35,747,944.86
JPY	FIXED	1.3	0	2004	2034	9,093,144,720.00	83,707,496.14	6,431,707,000.00	59,207,469.52
JPY	FIXED	1.3	0	2004	2034	3,382,052,096.00	31,133,686.03	2,392,152,000.00	22,021,100.56
JPY	FIXED	1.3	0	2004	2034	5,382,263,817.00	49,546,756.55	3,806,946,000.00	35,045,072.68
JPY	FIXED	1.3	0	2004	2034	10,551,284,688.00	97,130,492.20	7,315,656,000.00	67,344,715.74
JPY	FIXED	1.3	0	2005	2035	10,794,000,000.00	99,364,822.75	8,161,308,000.00	75,129,416.60
JPY	FIXED	1.3	0	2005	2035	8,515,235,486.00	78,387,517.58	6,330,758,000.00	58,278,177.37
JPY	FIXED	1.3	0	2005	2035	13,690,981,879.00	126,033,165.43	10,347,862,000.00	95,257,872.28
JPY	FIXED	1.3	0	2005	2035	16,401,023,543.00	150,980,618.60	12,400,744,000.00	114,155,802.25
JPY	FIXED	0.75	0	2005	2045	16,068,683,783.00	147,921,244.75	13,434,420,000.00	123,671,369.46
JPY	FIXED	0.75	0	2005	2045	677,399,208.00	6,235,839.56	566,253,000.00	5,212,676.39
JPY	FIXED	1.3	0	2005	2035	9,677,262,639.00	89,084,629.13	7,314,636,000.00	67,335,326.07
JPY	FIXED	0.4	0	2005	2045	2,880,815,148.00	26,519,518.86	2,408,475,000.00	22,171,362.93
JPY	FIXED	0.4	0	2005	2045	17,911,070,347.00	164,881,446.20	14,209,059,000.00	130,802,355.84
JPY	FIXED	1.3	0	2005	2035	2,098,768,755.00	19,320,343.28	2,002,478,000.00	18,433,932.88
JPY	FIXED	1.5	0	2006	2036	11,729,000,000.00	107,972,022.05	9,440,409,000.00	86,904,258.56
JPY	FIXED	0.4	0	2006	2046	23,125,703,144.00	212,885,065.20	19,989,851,000.00	184,017,787.78
JPY	FIXED	0.75	0	2006	2046	27,642,000,000.00	254,460,110.28	4,288,559,651.00	39,478,596.40

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
JPY	FIXED	1.5	0	2006	2036	15,671,499,292.00	144,264,938.79	12,600,918,000.00	115,998,516.17
JPY	FIXED	0.75	0	2006	2046	8,040,654,742.00	74,018,735.71	6,986,089,000.00	64,310,866.70
JPY	FIXED	0.4	0	2006	2046	1,550,354,185.00	14,271,879.64	1,372,410,000.00	12,633,803.63
JPY	FIXED	1.5	0	2007	2037	11,777,000,000.00	108,413,888.96	10,053,505,000.00	92,548,151.04
JPY	FIXED	1.5	0	2007	2037	11,777,000,000.00	108,413,888.96	10,053,505,000.00	92,548,151.04
JPY	FIXED	0.7	0.1	2007	2022	23,182,000,000.00	213,403,309.33	6,623,424,000.00	60,972,332.01
JPY	FIXED	1.5	0	2007	2037	284,232,810.00	2,616,522.40	58,135,000.00	535,165.27
JPY	FIXED	0.75	0	2007	2047	26,016,000,000.00	239,491,868.50	20,493,142,435.00	188,650,867.66
JPY	FIXED	1.5	0	2007	2037	10,046,900,990.00	92,487,357.42	8,576,610,000.00	78,952,504.39
JPY	FIXED	1.5	0	2007	2037	833,233,056.00	7,670,377.52	711,235,000.00	6,547,317.00
JPY	FIXED	1.5	0	2007	2037	7,214,477,269.00	66,413,308.79	6,639,687,908.00	61,122,050.40
JPY	FIXED	1.5	0	2007	2037	1,520,108,426.00	13,993,450.46	1,297,625,000.00	11,945,365.77
JPY	FIXED	1.5	0	2007	2037	23,210,292,485.00	213,663,757.52	19,790,820,000.00	182,185,595.82
JPY	FIXED	0.4	0	2007	2047	6,210,886,208.00	57,174,690.31	5,597,515,000.00	51,528,264.39
JPY	FIXED	0.75	0	2007	2047	8,619,294,974.00	79,345,443.51	7,726,785,000.00	71,129,388.73
JPY	FIXED	0.7	0.1	2008	2023	22,080,000,000.00	203,258,781.38	7,359,996,000.00	67,752,890.31
JPY	FIXED	0.15	0.1	2008	2023	30,768,000,000.00	283,236,693.19	11,721,136,000.00	107,899,629.52
JPY	FIXED	1.4	0.1	2008	2038	9,067,000,000.00	83,466,819.33	11,063,962,000.00	101,849,974.34
JPY	FIXED	1.4	0.1	2008	2038	6,755,903,896.00	62,191,883.74	7,753,535,000.00	71,375,637.48
JPY	FIXED	0.01	0.1	2008	2038	646,301,237.00	5,949,565.30	583,231,000.00	5,368,968.40
JPY	FIXED	1.4	0.1	2008	2038	12,711,427,167.00	117,015,815.02	12,775,027,000.00	117,601,287.14
JPY	FIXED	0.65	0.1	2008	2048	5,015,741,090.00	46,172,709.32	5,463,108,000.00	50,290,972.58
JPY	FIXED	0.7	0.1	2009	2024	9,293,000,000.00	85,547,276.06	3,982,707,000.00	36,663,051.24
JPY	FIXED	0.7	0.1	2009	2024	9,293,000,000.00	85,547,276.06	3,982,707,000.00	36,663,051.24
JPY	FIXED	0.15	0.15	2009	2024	28,083,000,000.00	258,519,762.57	13,372,850,000.00	123,104,583.09
JPY	FIXED	1.4	0.1	2009	2039	4,777,890,048.00	43,983,157.10	6,095,310,000.00	56,110,746.50
JPY	FIXED	1.4	0.1	2009	2039	4,556,211,292.00	41,942,479.84	5,150,262,000.00	47,411,049.72
JPY	FIXED	1.4	0.1	2009	2039	4,158,057,169.00	38,277,247.88	4,578,132,000.00	42,144,272.25
JPY	FIXED	0.2	0.1	2009	2049	46,323,768,359.00	426,436,263.85	46,552,770,000.00	428,544,352.36
JPY	FIXED	0.01	0.1	2009	2039	1,572,911,089.00	14,479,528.59	1,383,331,089.00	12,734,338.38
JPY	FIXED	0.7	0.1	2010	2025	8,997,000,000.00	82,822,430.08	4,712,708,000.00	43,383,119.80
JPY	FIXED	0.15	0.1	2010	2025	27,195,000,000.00	250,345,224.62	14,245,000,000.00	131,133,212.90
JPY	FIXED	0.8	0.1	2010	2025	8,391,000,000.00	77,243,860.26	4,794,852,000.00	44,139,301.38
JPY	FIXED	1.4	0.1	2010	2040	36,994,000,000.00	340,550,514.42	1,706,628,617.00	15,710,473.41
JPY	FIXED	0.8	0.1	2011	2026	8,291,000,000.00	76,323,304.19	5,132,517,000.00	47,247,697.05
JPY	FIXED	0.3	0.1	2011	2051	25,834,000,000.00	237,816,456.44	11,169,782,166.00	102,824,108.30
JPY	FIXED	2.86	0.2	2011	2022	3,286,537,998.00	30,254,425.20	1,087,439,998.00	10,010,494.96
JPY	FIXED	0.8	0.1	2013	2028	15,490,000,000.00	142,594,136.03	12,539,523,000.00	115,433,340.77
JPY	FIXED	0.8	0	2013	2028	19,848,000,000.00	182,711,969.79	17,012,556,000.00	156,610,117.79
JPY	FIXED	1.4	0.1	2013	2038	2,815,000,000.00	25,913,653.51	2,002,202,245.00	18,431,394.40
JPY	FIXED	0.3	0.1	2013	2053	4,104,000,000.00	37,779,621.32	3,617,210,597.00	33,298,451.90
JPY	FIXED	0.01	0.1	2013	2053	1,727,000,000.00	15,898,003.42	700,020,682.00	6,444,082.92
JPY	FIXED	1.4	0	2014	2039	9,046,000,000.00	83,273,502.55	9,544,329,849.00	87,860,908.25
JPY	FIXED	0.01	0	2014	2054	1,968,000,000.00	18,116,543.56	983,478,679.00	9,053,472.73
JPY	FIXED	0.01	0	2014	2054	5,111,000,000.00	47,049,621.00	4,603,732,342.00	42,379,937.76
JPY	FIXED	1.4	0	2014	2039	4,394,000,000.00	40,449,233.94	2,374,432,704.00	21,857,984.51
JPY	FIXED	0.3	0	2014	2054	6,170,000,000.00	56,798,309.83	4,916,722,295.00	45,261,185.78
JPY	FIXED	0.1	0	2015	2055	70,799,446,509.00	651,748,605.98	62,950,310,837.00	579,492,910.71
JPY	FIXED	0.01	0.1	2015	2055	657,000,000.00	6,048,053.41	225,060,444.00	2,071,807.59
JPY	FIXED	0.1	0	2017	2057	113,102,000,000.00	1,041,167,332.06	37,369,061,798.00	344,003,168.59
JPY	FIXED	0.1	0	2018	2058	63,710,000,000.00	586,486,275.45	12,389,199,552.00	114,049,529.13
JPY	LIBOR 6 MONTHS DEPOSIT	0.01	0.1	2009	2024	9,361,000,000.00	86,173,254.19	3,744,400,000.00	34,469,301.68
KRW	FIXED	3.5	0	1995	2020	7,097,568,890.00	6,132,062.61	394,309,380.00	340,670.14
KRW	FIXED	2.5	0	1998	2027	27,366,962,730.00	23,644,142.32	10,946,784,000.00	9,457,655.98
KRW	FIXED	2.5	0	2000	2030	44,912,981,250.00	38,803,316.65	24,702,128,000.00	21,341,814.06
KRW	FIXED	2	0	2000	2030	32,899,947,110.00	28,424,456.14	18,094,956,000.00	15,633,437.99
KRW	FIXED	3.5	0	2000	2021	1,056,676,000.00	912,932.79	333,903,000.00	288,481.05
KRW	FIXED	3	0	2001	2025	13,203,435,770.00	11,407,327.79	4,401,144,000.00	3,802,441.51
KRW	FIXED	3.5	0	2002	2023	792,507,000.00	684,699.59	1,474,942,000.00	1,274,300.66
KRW	FIXED	2	0	2005	2035	19,312,358,510.00	16,685,233.13	15,449,856,000.00	13,348,159.88
KRW	FIXED	1.5	0	2007	2037	14,124,233,500.00	12,202,866.29	12,711,780,000.00	10,982,553.61
KRW	FIXED	1.5	0	2007	2037	19,102,895,130.00	16,504,263.76	17,192,592,000.00	14,853,825.62
KRW	FIXED	1.5	0	2007	2037	23,717,066,770.00	20,490,754.04	21,345,336,000.00	18,441,657.82
KRW	FIXED	1.5	0	2009	2039	32,354,707,860.00	27,953,387.63	31,545,813,000.00	27,254,529.47
KRW	FIXED	0.2	0	2011	2041	39,845,706,280.00	34,425,360.22	39,845,706,280.00	34,425,360.22
KRW	FIXED	0.15	0	2011	2051	109,426,000,000.00	94,540,411.48	69,365,516,910.00	59,929,491.27
KRW	FIXED	0.15	0	2014	2054	57,397,000,000.00	49,589,092.15	31,906,667,090.00	27,566,295.36
KRW	FIXED	0.15	0	2014	2054	40,720,146,500.00	35,180,847.38	40,720,146,500.00	35,180,847.38
KWD	FIXED	4	0	1998	2022	186,000.00	613,537.34	443,400.00	1,462,593.86
SAR	FIXED	3	0	2002	2020	7,777,400.00	2,073,255.33	16,698,371.60	4,451,357.51
SAR	FIXED	2	0	2010	2035	107,294,934.22	28,602,077.04	76,919,934.22	20,504,881.25
SAR	FIXED	2	0	2014	2038	131,250,000.00	34,987,883.07	92,892,421.87	24,762,736.72
USD	COMMERCIAL INTEREST REFERENCE RATE	2.35	0.2	2014	2020	12,750,000.00	12,750,000.00	2,550,000.00	2,550,000.00
USD	FIXED	3	0	1978	2020	4,682,116.54	4,682,116.54	230,187.98	230,187.98
USD	FIXED	3	0	1978	2020	4,374,934.36	4,374,934.36	108,343.46	108,343.46
USD	FIXED	3	0	1978	2020	13,000,000.00	13,000,000.00	562,993.45	562,993.45
USD	FIXED	3	0	1979	2021	7,436,058.97	7,436,058.97	720,434.63	720,434.63
USD	FIXED	3	0	1979	2020	3,726,929.58	3,726,929.58	92,295.51	92,295.51
USD	FIXED	3	0	1979	2025	1,936,695.95	1,936,695.95	685,451.11	685,451.11
USD	FIXED	3	0	1980	2021	12,666,627.79	12,666,627.79	1,227,192.86	1,227,192.86
USD	FIXED	3	0	1980	2020	472,380.17	472,380.17	25,086.21	25,086.21
USD	FIXED	3	0	1980	2021	3,447,842.77	3,447,842.77	252,385.85	252,385.85
USD	FIXED	3	0	1980	2023	1,484,683.42	1,484,683.42	247,738.50	247,738.50
USD	FIXED	3	0	1980	2021	8,204,264.63	8,204,264.63	794,861.90	794,861.90
USD	FIXED	3	0	1980	2023	2,202,200.70	2,202,200.70	414,380.58	414,380.58
USD	FIXED	3	0	1980	2021	5,000,000.00	5,000,000.00	488,569.74	488,569.74
USD	FIXED	3	0	1980	2024	6,544,886.74	6,544,886.74	1,375,409.78	1,375,409.78
USD	FIXED	3	0	1980	2021	3,055,582.97	3,055,582.97	223,672.60	223,672.60
USD	FIXED	3	0	1981	2024	531,110.00	531,110.00	123,116.29	123,116.29
USD	FIXED	3	0	1981	2022	11,549,008.34	11,549,008.34	1,653,872.54	1,653,872.54
USD	FIXED	3	0	1981	2028	286,567.60	286,567.60	107,382.72	107,382.72
USD	FIXED	3	0	1981	2021	5,891,944.06	5,891,944.06	570,821.44	570,821.44
USD	FIXED	3	0	1981	2025	25,959.68	25,959.68	6,571.93	6,571.93
USD	FIXED	3	0	1981	2022	3,944,534.89	3,944,534.89	564,876.26	564,876.26
USD	FIXED	3	0	1982	2020	2,989,279.25	2,989,279.25	156,867.33	156,867.33
USD	FIXED	3	0	1982	2023	10,032,171.27	10,032,171.27	1,887,718.43	1,887,718.43
USD	FIXED	3	0	1982	2023	432,142.26	432,142.26	76,502.83	76,502.83
USD	FIXED	3	0	1982	2026	1,175,983.03	1,175,983.03	370,777.10	370,777.10
USD	FIXED	3	0	1982	2027	1,477,873.60	1,477,873.60	524,946.51	524,946.51
USD	FIXED	3	0	1982	2023	2,562,415.83	2,562,415.83	424,984.56	424,984.56
USD	FIXED	3	0	1982	2023	1,992,780.74	1,992,780.74	330,509.05	330,509.05
USD	FIXED	3	0	1982	2025	1,500,000.00	1,500,000.00	411,257.08	411,257.08
USD	FIXED	3	0	1982	2024	843,707.62	843,707.62	195,579.10	195,579.10
USD	FIXED	3	0	1982	2023	638,194.40	638,194.40	120,086.88	120,086.88
USD	FIXED	3	0	1982	2023	1,499,827.39	1,499,827.39	282,217.31	282,217.31
USD	FIXED	3	0	1982	2024	961,572.11	961,572.11	202,075.14	202,075.14
USD	FIXED	3	0	1982	2024	2,777,890.23	2,777,890.23	643,940.34	643,940.34
USD	FIXED	3	0	1983	2020	1,241,416.94	1,241,416.94	66,736.39	66,736.39
USD	FIXED	3	0	1983	2024	9,891,529.89	9,891,529.89	2,292,947.34	2,292,947.34
USD	FIXED	3	0	1983	2023	2,813,520.54	2,813,520.54	481,492.79	481,492.79
USD	FIXED	3	0	1983	2026	194,518.25	194,518.25	61,329.74	61,329.74
USD	FIXED	3	0	1983	2025	3,494,360.09	3,494,360.09	958,053.93	958,053.93
USD	FIXED	3	0	1983	2026	2,254,774.76	2,254,774.76	710,909.82	710,909.82
USD	FIXED	3	0	1983	2024	3,236,313.66	3,236,313.66	680,112.03	680,112.03
USD	FIXED	3	0	1983	2024	2,944,145.46	2,944,145.46	682,480.40	682,480.40

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	FIXED	3	0	1983	2025	3,888,752.52	3,888,752.52	984,430.22	984,430.22
USD	FIXED	3	0	1983	2024	2,454,752.10	2,454,752.10	515,867.18	515,867.18
USD	FIXED	3	0	1983	2024	6,300,771.48	6,300,771.48	1,460,576.37	1,460,576.37
USD	FIXED	3	0	1983	2024	5,150,000.00	5,150,000.00	1,193,817.24	1,193,817.24
USD	FIXED	3	0	1983	2024	4,000,000.00	4,000,000.00	840,601.53	840,601.53
USD	FIXED	3	0	1983	2024	1,308,344.76	1,308,344.76	303,286.87	303,286.87
USD	FIXED	3	0	1984	2026	2,100,000.00	2,100,000.00	619,257.08	619,257.08
USD	FIXED	3	0	1984	2028	1,170,000.00	1,170,000.00	438,421.37	438,421.37
USD	FIXED	3	0	1984	2027	1,000,000.00	1,000,000.00	355,203.92	355,203.92
USD	FIXED	3	0	1984	2026	1,200,000.00	1,200,000.00	378,349.04	378,349.04
USD	FIXED	3	0	1984	2025	3,936,113.36	3,936,113.36	996,419.25	996,419.25
USD	FIXED	3	0	1984	2026	70,000.00	70,000.00	22,070.60	22,070.60
USD	FIXED	3	0	1984	2025	5,382,648.18	5,382,648.18	1,475,768.98	1,475,768.98
USD	FIXED	3	0	1984	2027	1,832,922.00	1,832,922.00	614,754.67	614,754.67
USD	FIXED	3	0	1984	2025	14,211,986.92	14,211,986.92	3,896,521.66	3,896,521.66
USD	FIXED	3	0	1984	2025	4,244,083.29	4,244,083.29	1,074,381.35	1,074,381.35
USD	FIXED	3	0	1984	2025	4,371,308.92	4,371,308.92	1,106,588.18	1,106,588.18
USD	FIXED	3	0	1984	2025	190,000.00	190,000.00	48,098.10	48,098.10
USD	FIXED	3	0	1985	2027	2,368,361.35	2,368,361.35	841,251.69	841,251.69
USD	FIXED	3	0	1985	2027	4,075,000.00	4,075,000.00	1,366,738.64	1,366,738.64
USD	FIXED	3	0	1985	2027	31,812.36	31,812.36	11,299.74	11,299.74
USD	FIXED	3	0	1985	2028	1,959,000.00	1,959,000.00	771,740.49	771,740.49
USD	FIXED	3	0	1985	2029	41,000.00	41,000.00	16,928.36	16,928.36
USD	FIXED	3	0	1985	2026	236,726.33	236,726.33	69,807.14	69,807.14
USD	FIXED	3	0	1985	2026	4,171,491.72	4,171,491.72	1,230,106.99	1,230,106.99
USD	FIXED	3	0	1985	2026	3,364,173.60	3,364,173.60	1,060,693.31	1,060,693.31
USD	FIXED	3	0	1986	2028	100,000.00	100,000.00	37,472.23	37,472.23
USD	FIXED	3	0	1986	2026	980,434.21	980,434.21	309,122.32	309,122.32
USD	FIXED	3	0	1986	2028	2,125,851.34	2,125,851.34	796,597.58	796,597.58
USD	FIXED	3	0	1986	2028	696,000.00	696,000.00	274,186.68	274,186.68
USD	FIXED	3	0	1986	2026	1,751,927.71	1,751,927.71	552,367.27	552,367.27
USD	FIXED	3	0	1986	2030	530,451.46	530,451.46	238,670.52	238,670.52
USD	FIXED	3	0	1986	2027	196,750.33	196,750.33	69,886.72	69,886.72
USD	FIXED	3	0	1986	2027	3,322,901.37	3,322,901.37	1,114,487.76	1,114,487.76
USD	FIXED	3	0	1986	2030	1,717,011.62	1,717,011.62	803,653.80	803,653.80
USD	FIXED	3	0	1987	2029	602,842.71	602,842.71	248,906.98	248,906.98
USD	FIXED	3	0	1987	2028	51,760.06	51,760.06	20,390.94	20,390.94
USD	FIXED	3	0	1987	2029	585,448.98	585,448.98	241,725.27	241,725.27
USD	FIXED	3	0	1987	2031	1,215,946.77	1,215,946.77	590,829.87	590,829.87
USD	FIXED	3	0	1987	2027	1,775,032.25	1,775,032.25	595,339.58	595,339.58
USD	FIXED	3	0	1987	2028	1,229,291.00	1,229,291.00	458,370.58	458,370.58
USD	FIXED	3	0	1987	2028	7,967,453.98	7,967,453.98	3,138,747.47	3,138,747.47
USD	FIXED	3	0	1987	2030	1,772,055.62	1,772,055.62	829,417.24	829,417.24
USD	FIXED	3	0	1988	2020	13,440,456.60	13,440,456.60	516,940.54	516,940.54
USD	FIXED	3	0	1988	2020	8,728,471.35	8,728,471.35	702,650.23	702,650.23
USD	FIXED	3	0	1988	2021	320,000.00	320,000.00	31,649.27	31,649.27
USD	FIXED	9.3	0	1990	2020	25,000,000.00	25,000,000.00	625,000.00	625,000.00
USD	FIXED	8.9	0	1991	2021	25,000,000.00	25,000,000.00	1,875,000.00	1,875,000.00
USD	FIXED	1.25	0	1991	2021	21,429,286.50	21,429,286.50	2,090,662.26	2,090,662.26
USD	FIXED	7.8	0	1992	2022	12,300,000.00	12,300,000.00	6,544,358.08	6,544,358.08
USD	FIXED	7.21	0	1993	2023	20,000,000.00	20,000,000.00	5,797,433.39	5,797,433.39
USD	FIXED	8.38	0	1994	2024	25,000,000.00	25,000,000.00	10,437,271.78	10,437,271.78
USD	FIXED	7.44	0	1994	2026	15,000,000.00	15,000,000.00	7,818,670.04	7,818,670.04
USD	FIXED	7.44	0	1994	2026	10,000,000.00	10,000,000.00	5,212,446.68	5,212,446.68
USD	FIXED	1.25	0	1994	2025	100,000,000.00	100,000,000.00	26,829,267.90	26,829,267.90
USD	FIXED	7.31	0	1995	2025	20,000,000.00	20,000,000.00	9,184,975.10	9,184,975.10
USD	FIXED	7.31	0	1995	2025	5,000,000.00	5,000,000.00	2,296,243.79	2,296,243.79
USD	FIXED	1.25	0	1995	2025	10,803,940.50	10,803,940.50	2,898,618.30	2,898,618.30
USD	FIXED	0.3	0	1995	2026	7,138,645.00	7,138,645.00	2,263,472.88	2,263,472.88
USD	FIXED	1.25	0	1996	2027	8,000,000.00	8,000,000.00	2,926,829.30	2,926,829.30
USD	FIXED	3	0	1998	2028	23,144,879.93	23,144,879.93	8,011,689.20	8,011,689.20
USD	FIXED	6.65	0	1999	2029	11,000,000.00	11,000,000.00	7,237,478.46	7,237,478.46
USD	FIXED	6.65	0	1999	2029	14,000,000.00	14,000,000.00	9,211,336.08	9,211,336.08
USD	FIXED	1	0	1999	2029	40,476,113.17	40,476,113.17	15,567,735.89	15,567,735.89
USD	FIXED	3.5	0	1999	2024	29,997,556.36	29,997,556.36	7,296,703.08	7,296,703.08
USD	FIXED	3.5	0	1999	2024	36,862,932.00	36,862,932.00	8,966,659.40	8,966,659.40
USD	FIXED	3.5	0	1999	2024	16,367,091.06	16,367,091.06	4,423,538.19	4,423,538.19
USD	FIXED	3.5	0	2000	2025	18,000,000.00	18,000,000.00	5,837,838.00	5,837,838.00
USD	FIXED	3.5	0	2000	2025	25,801,356.59	25,801,356.59	8,368,007.59	8,368,007.59
USD	FIXED	1	0	2002	2032	14,401,696.49	14,401,696.49	9,674,297.71	9,674,297.71
USD	FIXED	3.5	0	2003	2028	10,199,208.00	10,199,208.00	4,961,776.87	4,961,776.87
USD	FIXED	0.7	0	2003	2034	9,189,324.98	9,189,324.98	6,499,766.54	6,499,766.54
USD	FIXED	3	0	2003	2020	183,544,240.26	183,544,240.26	9,660,223.20	9,660,223.20
USD	FIXED	0.7	0	2004	2034	9,996,353.40	9,996,353.40	7,314,405.01	7,314,405.01
USD	FIXED	3	0	2004	2020	221,778,501.80	221,778,501.80	20,161,681.80	20,161,681.80
USD	FIXED	3	0	2007	2022	215,591,695.42	215,591,695.42	71,863,898.49	71,863,898.49
USD	FIXED	2.41	0	2008	2023	200,000,000.00	200,000,000.00	70,000,000.00	70,000,000.00
USD	FIXED	3.77	0	2009	2024	300,000,000.00	300,000,000.00	135,000,000.00	135,000,000.00
USD	FIXED	5.3	0	2009	2024	42,500,000.00	42,500,000.00	19,125,000.00	19,125,000.00
USD	FIXED	5.3	0	2009	2024	47,685,000.00	47,685,000.00	23,842,500.00	23,842,500.00
USD	FIXED	3.71	0	2010	2025	300,000,000.00	300,000,000.00	165,000,000.00	165,000,000.00
USD	FIXED	5.3	0	2010	2025	47,600,000.00	47,600,000.00	26,180,000.00	26,180,000.00
USD	FIXED	5.3	0	2010	2025	2,550,000.00	2,550,000.00	1,402,500.00	1,402,500.00
USD	FIXED	0.15	0	2011	2051	40,000,000.00	40,000,000.00	864,482.57	864,482.57
USD	FIXED	5.3	0	2011	2026	45,900,000.00	45,900,000.00	29,835,000.00	29,835,000.00
USD	FIXED	3	0	2011	2027	68,724,795.00	68,724,795.00	39,648,924.00	39,648,924.00
USD	FIXED	3.24	0	2012	2032	4,365,000.00	4,365,000.00	24,999,273.35	24,999,273.35
USD	FIXED	5.3	0	2012	2027	96,900,000.00	96,900,000.00	77,520,000.00	77,520,000.00
USD	FIXED	3	0	2012	2027	56,251,831.86	56,251,831.86	39,845,047.55	39,845,047.55
USD	FIXED	3	0.2	2012	2028	101,793,290.88	101,793,290.88	86,524,297.26	86,524,297.26
USD	FIXED	3	0	2012	2028	99,531,601.90	99,531,601.90	84,601,861.60	84,601,861.60
USD	FIXED	3	0	2012	2028	92,761,947.36	92,761,947.36	75,093,005.00	75,093,005.00
USD	FIXED	3	0.2	2013	2026	116,999,053.39	116,999,053.39	81,899,337.37	81,899,337.37
USD	FIXED	3.9	0.25	2014	2025	200,000,000.00	200,000,000.00	141,180,000.00	141,180,000.00
USD	FIXED	5	0.3	2014	2028	1,082,318.92	1,082,318.92	8,059,079.68	8,059,079.68
USD	FIXED	3	0.2	2014	2030	230,300,259.51	230,300,259.51	230,300,259.51	230,300,259.51
USD	FIXED	3	0.2	2014	2030	373,009,532.12	373,009,532.12	248,751,796.61	248,751,796.61
USD	FIXED	2.23	0.5	2014	2022	61,370,000.00	61,370,000.00	30,685,000.00	30,685,000.00
USD	FIXED	2.35	0.5	2014	2021	28,899,916.70	28,899,916.70	11,559,966.68	11,559,966.68
USD	FIXED	3.4	0.25	2015	2026	45,000,000.00	45,000,000.00	34,411,764.72	34,411,764.72
USD	FIXED	3.4	0.25	2015	2026	200,000,000.00	200,000,000.00	164,708,000.00	164,708,000.00
USD	FIXED	2.85	0.25	2016	2027	220,000,000.00	220,000,000.00	207,059,000.00	207,059,000.00
USD	FIXED	3.47	0.25	2016	2028	220,000,000.00	220,000,000.00	220,000,000.00	220,000,000.00
USD	FIXED	3	0.2	2016	2032	219,398,580.06	219,398,580.06	138,555,739.42	138,555,739.42
USD	FIXED	3	0.2	2016	2032	78,099,963.04	78,099,963.04	70,423,132.37	70,423,132.37
USD	FIXED	3	0	2018	2033	130,387,425.76	130,387,425.76	47,554,802.63	47,554,802.63
USD	LIBOR 6 MONTHS	2.43	0	2010	2025	31,621,674.97	31,621,674.97	17,391,921.12	17,391,921.12
USD	LIBOR 6 MONTHS	3.85	0	2013	2028	38,758,055.18	38,758,055.18	32,944,346.90	32,944,346.90
USD	LIBOR 6 MONTHS	3	0.2	2015	2031	198,772,234.89	198,772,234.89	175,467,167.08	175,467,167.08
USD	LIBOR 6 MONTHS	3	0.2	2015	2031	53,405,755.75	53,405,755.75	37,072,647.25	37,072,647.25
USD	LIBOR 6 MONTHS	3	0.25	2016	2032	175,056,055.00	175,056,055.00	175,056,017.62	175,056,017.62
USD	NO INTEREST RATE	0	0	1988	2020	100,000,000.00	100,000,000.00	990,098.97	990,098.97
USD	NO INTEREST RATE	0	0	1998	2020	6,930,693.07	6,930,693.07	62,706.27	62,706.27
USD	NO INTEREST RATE	0	0.25	2011	2022	15,863,433.84	15,863,433.84	4,759,030.05	4,759,030.05
USD	NO INTEREST RATE	0	0	2014	2020	842,820.84	842,820.84	2,544,929.34	2,544,929.34

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
COMMERCIAL CREDIT
CHF	LIBOR 6 MONTHS	0.85	0.25	2019	2029	25,390,380.60	26,239,216.77	11,584,814.40	11,972,111.05
CHF	LIBOR 6 MONTHS DEPOSIT	0.85	0.35	2017	2025	101,946,786.00	105,355,010.58	59,968,698.00	61,973,536.00
EUR	EURIBOR 6 MONTHS	2.983	1.3	2013	2023	756,357.50	848,179.22	4,552,241.44	5,104,883.09
EUR	EURIBOR 6 MONTHS	3.123	0	2013	2020	4,126,080.05	4,626,985.75	2,484,586.71	2,786,215.29
EUR	EURIBOR 6 MONTHS	2.973	1.35	2014	2021	13,623,393.79	15,277,272.42	7,602,741.69	8,525,713.77
EUR	EURIBOR 6 MONTHS	1.15	0.3	2017	2024	19,346,850.00	21,695,555.64	8,819,887.50	9,890,620.95
EUR	EURIBOR 6 MONTHS	1.15	0.5	2017	2024	18,893,927.27	21,187,648.14	7,779,852.41	8,724,325.71
EUR	EURIBOR 6 MTH	1.273	0.5	2011	2021	958,101.44	1,074,414.86	1,983,729.36	2,224,553.90
EUR	EURIBOR 6 MTH	2.559	0.9	2013	2023	72,061,911.80	80,810,220.64	35,700,396.65	40,034,421.21
EUR	EURIBOR 6 MTH	3.051	0	2013	2020	183,686,700.00	205,986,246.88	52,481,914.30	58,853,213.41
EUR	EURIBOR 6 MTH	2.9	0.5	2015	2023	6,433,650.00	7,214,694.46	5,808,460.00	6,513,606.46
EUR	EURIBOR 6 MTH	1.25	0.6	2015	2024	17,311,440.00	19,413,047.07	15,580,296.00	17,471,742.37
EUR	EURIBOR 6 MTH	0.75	0.3	2015	2022	5,725,000.00	6,420,014.42	3,578,125.00	4,012,509.01
EUR	EURIBOR 6 MTH	3.563	0.55	2015	2023	21,650,868.50	24,279,281.76	14,157,186.13	15,875,867.10
EUR	EURIBOR 6 MTH	3.551	0	2015	2021	16,198,195.00	18,164,654.24	10,798,796.66	12,109,769.49
EUR	EURIBOR 6 MTH	2.53	0.8	2016	2022	4,851,290.00	5,440,236.12	3,090,225.89	3,465,379.00
EUR	EURIBOR 6 MTH	2.95	0	2016	2027	6,979,739.37	7,827,079.03	5,620,087.48	6,302,365.53
EUR	EURIBOR 6 MTH	1	0.5	2017	2023	4,110,557.50	4,609,578.77	967,190.00	1,084,606.77
EUR	EURIBOR 6 MTH	1.15	0.5	2017	2024	24,184,200.00	27,120,159.44	9,958,200.00	11,167,124.48
EUR	FIXED	4.06	0.75	2010	2021	38,182,895.05	42,818,294.66	8,964,534.49	10,052,828.07
EUR	FIXED	2.45	0.65	2013	2023	61,348,280.32	68,795,955.37	21,742,403.61	24,381,929.22
EUR	FIXED	1.95	0.5	2014	2021	49,547,535.72	55,562,601.57	24,773,767.84	27,781,300.76
EUR	FIXED	0.99	0.3	2015	2023	91,036,314.00	102,088,113.35	91,036,314.00	102,088,113.35
EUR	FIXED	0.99	0.4	2016	2022	6,014,940.00	6,745,153.11	4,511,205.00	5,058,864.83
EUR	FIXED	0.59	0	2017	2024	100,533,750.00	112,738,537.13	24,300,117.32	27,250,149.12
EUR	LIBOR 6 MONTHS	0.875	0	2002	2020	405,190.75	454,380.87	32,415.21	36,350.41
GBP	LIBOR 6 MONTHS	3.506	0.5	2014	2020	2,724,288.25	3,576,582.25	340,535.91	447,072.62
USD	FIXED	2.63	0.5	2012	2023	38,250,000.00	38,250,000.00	22,957,487.75	22,957,487.75
USD	FIXED	2.576	0.2	2014	2020	21,250,000.00	21,250,000.00	9,444,432.00	9,444,432.00
USD	FIXED	1.87	0.5	2015	2022	51,000,000.00	51,000,000.00	38,250,000.00	38,250,000.00
USD	FIXED	0.05	0	2016	2041	36,443,330.00	36,443,330.00	36,440,994.45	36,440,994.45
USD	FIXED	2.04	0.2	2016	2022	38,336,105.00	38,336,105.00	28,752,078.74	28,752,078.74
USD	FIXED	4.597	0.25	2016	2022	2,049,875.00	2,049,875.00	2,986,960.71	2,986,960.71
USD	FIXED	2.5	0.5	2016	2022	8,500,000.00	8,500,000.00	5,312,500.00	5,312,500.00
USD	FIXED	2.22	0.5	2016	2022	2,870,124.13	2,870,124.13	2,870,124.13	2,870,124.13
USD	FIXED	2.29	0.5	2017	2024	8,498,000.00	8,498,000.00	7,648,200.00	7,648,200.00
USD	LIBID 6 MONTHS	4.475	0.5	2015	2021	2,549,966.00	2,549,966.00	1,274,983.00	1,274,983.00
USD	LIBOR 3 MONTHS	4.195	0.25	2013	2023	50,999,928.00	50,999,928.00	67,001,673.55	67,001,673.55
USD	LIBOR 3 MONTHS	3.809	0.5	2017	2031	130,474,830.00	130,474,830.00	56,499,105.94	56,499,105.94
USD	LIBOR 6 MONTHS	2.534	0.125	2008	2020	1,621,315.50	1,621,315.50	609,257.00	609,257.00
USD	LIBOR 6 MONTHS	2.73	0.5	2010	2020	11,441,362.42	11,441,362.42	2,860,340.62	2,860,340.62
USD	LIBOR 6 MONTHS	5.024	0.5	2012	2020	9,349,987.52	9,349,987.52	1,168,748.44	1,168,748.44
USD	LIBOR 6 MONTHS	3.988	0.5	2012	2024	54,162,498.25	54,162,498.25	52,483,593.58	52,483,593.58
USD	LIBOR 6 MONTHS	3.928	0.6	2013	2020	13,600,000.00	13,600,000.00	1,360,000.00	1,360,000.00
USD	LIBOR 6 MONTHS	4.814	0.5	2013	2020	53,007,081.00	53,007,081.00	6,625,885.09	6,625,885.09
USD	LIBOR 6 MONTHS	4.184	0	2013	2020	42,500,000.00	42,500,000.00	10,625,000.00	10,625,000.00
USD	LIBOR 6 MONTHS	4.701	0.9	2014	2020	12,605,457.50	12,605,457.50	3,151,364.36	3,151,364.36
USD	LIBOR 6 MONTHS	4.585	0	2014	2021	50,896,686.75	50,896,686.75	25,448,343.36	25,448,343.36
USD	LIBOR 6 MONTHS	5.974	0.75	2014	2020	15,966,400.00	15,966,400.00	5,987,400.00	5,987,400.00
USD	LIBOR 6 MONTHS	3.378	0.4	2015	2020	8,060,713.20	8,060,713.20	2,015,178.30	2,015,178.30
USD	LIBOR 6 MONTHS	4.787	0.5	2015	2020	5,099,997.91	5,099,997.91	1,912,499.21	1,912,499.21
USD	LIBOR 6 MONTHS	4.002	0.5	2015	2022	38,867,100.00	38,867,100.00	29,150,325.00	29,150,325.00
USD	LIBOR 6 MONTHS	3.958	0.5	2015	2021	5,950,000.00	5,950,000.00	2,231,250.00	2,231,250.00
USD	LIBOR 6 MONTHS	3.958	0.5	2015	2021	7,649,872.50	7,649,872.50	2,868,702.20	2,868,702.20
USD	LIBOR 6 MONTHS	4.722	0.5	2015	2020	5,081,832.95	5,081,832.95	635,229.11	635,229.11
USD	LIBOR 6 MONTHS	4.688	0.5	2015	2021	15,253,990.45	15,253,990.45	5,720,246.40	5,720,246.40
USD	LIBOR 6 MONTHS	4.082	0.5	2015	2020	8,401,427.20	8,401,427.20	2,100,356.80	2,100,356.80
USD	LIBOR 6 MONTHS	3.476	0.5	2015	2021	8,499,684.92	8,499,684.92	4,249,842.44	4,249,842.44
USD	LIBOR 6 MONTHS	4.907	0	2015	2021	6,375,000.00	6,375,000.00	3,187,500.00	3,187,500.00
USD	LIBOR 6 MONTHS	4.907	0	2015	2021	12,069,150.00	12,069,150.00	6,034,575.00	6,034,575.00
USD	LIBOR 6 MONTHS	5.036	0	2015	2021	21,250,000.00	21,250,000.00	10,625,000.00	10,625,000.00
USD	LIBOR 6 MONTHS	4.633	0.25	2015	2022	4,498,546.40	4,498,546.40	13,656,301.58	13,656,301.58
USD	LIBOR 6 MONTHS	2.671	0.3	2016	2022	27,212,750.00	27,212,750.00	17,777,232.13	17,777,232.13
USD	LIBOR 6 MONTHS	4.25	0.5	2016	2022	13,982,500.00	13,982,500.00	10,486,875.00	10,486,875.00
USD	LIBOR 6 MONTHS	4.721	0.5	2016	2021	25,425,200.00	25,425,200.00	12,712,600.00	12,712,600.00
USD	LIBOR 6 MONTHS	4.707	0.5	2016	2022	12,716,963.90	12,716,963.90	7,948,102.43	7,948,102.43
USD	LIBOR 6 MONTHS	1.4	0.9	2016	2022	1,000,000.00	1,000,000.00	15,934,440.00	15,934,440.00
USD	LIBOR 6 MONTHS	4.014	1	2016	2022	2,549,999.49	2,549,999.49	1,798,196.01	1,798,196.01
USD	LIBOR 6 MONTHS	3.682	0.5	2016	2023	16,888,318.97	16,888,318.97	11,821,823.27	11,821,823.27
USD	LIBOR 6 MONTHS	4.865	1	2016	2022	3,258,373.92	3,258,373.92	2,036,483.70	2,036,483.70
USD	LIBOR 6 MONTHS	4.39	0.5	2016	2022	2,427,115.96	2,427,115.96	1,516,947.46	1,516,947.46
USD	LIBOR 6 MONTHS	4.127	0	2016	2023	11,473,645.10	11,473,645.10	10,039,439.46	10,039,439.46
USD	LIBOR 6 MONTHS	4.416	0	2016	2023	8,496,523.48	8,496,523.48	8,479,142.83	8,479,142.83
USD	LIBOR 6 MONTHS	4.137	0	2016	2022	25,436,250.00	25,436,250.00	19,077,187.50	19,077,187.50
USD	LIBOR 6 MONTHS	3.455	0.5	2017	2023	6,517,621.80	6,517,621.80	12,571,241.60	12,571,241.60
USD	LIBOR 6 MONTHS	4.721	0.5	2017	2023	11,024,767.75	11,024,767.75	9,646,671.78	9,646,671.78
USD	LIBOR 6 MONTHS	3.671	0	2017	2024	25,498,059.45	25,498,059.45	23,989,915.05	23,989,915.05
USD	LIBOR 6 MONTHS	3.435	0.5	2017	2024	8,000,000.00	8,000,000.00	24,000,000.00	24,000,000.00
USD	LIBOR 6 MONTHS	3.001	0	2018	2023	8,499,065.00	8,499,065.00	8,499,065.00	8,499,065.00
USD	LIBOR 6 MONTHS	3.04	0	2018	2024	12,725,959.06	12,725,959.06	6,612,048.49	6,612,048.49
USD	LIBOR 6 MONTHS	2.089	0.5	2018	2024	6,372,000.00	6,372,000.00	17,444,200.00	17,444,200.00
USD	LIBOR 6 MONTHS	2.628	0	2018	2024	12,748,725.00	12,748,725.00	8,170,769.50	8,170,769.50
USD	LIBOR 6 MONTHS	2.979	0	2018	2024	28,029,002.69	28,029,002.69	27,996,957.68	27,996,957.68
USD	LIBOR 6 MONTHS	3.007	0	2018	2023	8,493,030.00	8,493,030.00	8,493,030.00	8,493,030.00
USD	LIBOR 6 MONTHS	2.075	0	2018	2024	12,718,422.50	12,718,422.50	12,633,847.50	12,633,847.50
USD	LIBOR 6 MONTHS	2.116	0	2018	2024	22,082,701.65	22,082,701.65	5,092,827.46	5,092,827.46
USD	LIBOR 6 MONTHS DEPOSIT	5.182	0	2010	2020	120,699,998.73	120,699,998.73	30,654,998.72	30,654,998.72
USD	LIBOR 6 MONTHS DEPOSIT	4.701	0.5	2012	2021	5,948,900.35	5,948,900.35	1,784,670.07	1,784,670.07
USD	LIBOR 6 MONTHS DEPOSIT	5.527	0	2012	2021	121,549,234.57	121,549,234.57	54,021,884.57	54,021,884.57
USD	LIBOR 6 MONTHS DEPOSIT	4.965	0	2012	2020	55,233,000.00	55,233,000.00	9,233,000.00	9,233,000.00
USD	LIBOR 6 MONTHS DEPOSIT	5.334	0	2013	2020	344,228,631.00	344,228,631.00	86,056,998.36	86,056,998.36
USD	LIBOR 6 MONTHS DEPOSIT	4.248	0.5	2014	2023	29,750,000.00	29,750,000.00	17,000,000.00	17,000,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.509	0.35	2014	2024	119,000,000.00	119,000,000.00	87,533,180.92	87,533,180.92
USD	LIBOR 6 MONTHS DEPOSIT	3.664	0.9	2015	2021	2,111,627.00	2,111,627.00	6,374,529.85	6,374,529.85
USD	LIBOR 6 MONTHS DEPOSIT	3.438	0.6	2016	2021	4,152,250.00	4,152,250.00	510,118.77	510,118.77
USD	LIBOR 6 MONTHS DEPOSIT	3.709	0.9	2016	2022	4,727,305.89	4,727,305.89	10,611,718.72	10,611,718.72
USD	LIBOR 6 MONTHS DEPOSIT	4.721	0.5	2016	2023	2,549,299.44	2,549,299.44	2,230,637.01	2,230,637.01
USD	LIBOR 6 MONTHS DEPOSIT	3.583	0.9	2016	2022	10,426,580.50	10,426,580.50	25,492,786.04	25,492,786.04
USD	LIBOR 6 MONTHS DEPOSIT	3.377	0.5	2016	2022	8,499,445.38	8,499,445.38	5,312,153.37	5,312,153.37
USD	LIBOR 6 MONTHS DEPOSIT	2.677	0.35	2017	2026	170,000,000.00	170,000,000.00	81,033,512.02	81,033,512.02
USD	LIBOR 6 MONTHS DEPOSIT	6.524	0	2017	2024	38,160,750.00	38,160,750.00	17,120,000.00	17,120,000.00
USD	LIBOR 6 MONTHS DEPOSIT	3.615	0	2017	2024	321,300,000.00	321,300,000.00	216,909,482.26	216,909,482.26
USD	LIBOR 6 MONTHS DEPOSIT	3.693	0.5	2017	2022	570,462.60	570,462.60	4,080,000.00	4,080,000.00
USD	LIBOR 6 MONTHS DEPOSIT	4.695	0.5	2017	2023	5,099,984.14	5,099,984.14	5,099,984.14	5,099,984.14
USD	LIBOR 6 MONTHS DEPOSIT	4.695	0.5	2017	2023	5,099,947.36	5,099,947.36	5,099,947.36	5,099,947.36
USD	LIBOR 6 MONTHS DEPOSIT	4.479	0.5	2017	2023	9,350,000.00	9,350,000.00	9,350,000.00	9,350,000.00
USD	LIBOR 6 MONTHS DEPOSIT	2.934	0	2018	2025	59,498,368.00	59,498,368.00	34,124,912.60	34,124,912.60
USD	LIBOR 6 MONTHS DEPOSIT	2.834	0	2018	2025	42,313,476.85	42,313,476.85	34,698,913.41	34,698,913.41
USD	LIBOR 6 MONTHS DEPOSIT	2.934	0	2018	2024	8,498,432.60	8,498,432.60	7,933,837.95	7,933,837.95
USD	LIBOR 6 MONTHS DEPOSIT	3.034	0	2018	2024	16,999,111.27	16,999,111.27	16,940,319.11	16,940,319.11
USD	LIBOR 6 MTH	4.067	0.2	2017	2022	12,657,095.00	12,657,095.00	9,714,655.18	9,714,655.18
USD	LIBOR 6 MTH	3.12	0	2018	2024	12,725,945.00	12,725,945.00	12,166,490.30	12,166,490.30
USD	LIBOR 6 MTH	3.021	0	2019	2026	104,296,971.15	104,296,971.15	36,810,695.70	36,810,695.70
USD	SIBOR 6 MONTHS	3.83	0.5	2012	2020	12,324,003.63	12,324,003.63	3,081,000.93	3,081,000.93
USD	SIBOR 6 MONTHS	4.827	0.5	2012	2020	3,399,695.10	3,399,695.10	424,961.86	424,961.86

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EXPORT CREDIT
AUD	NO INTEREST RATE	0	0	2006	2046	197,505,718.83	138,372,498.09	183,680,318.50	128,686,423.21
CHF	LIBOR 6 MONTHS	0.5	0	2002	2021	45,783,481.97	47,314,088.23	8,566,089.39	8,852,465.82
CHF	LIBOR 6 MONTHS	0.5	0	2002	2021	8,378,031.74	8,658,121.14	1,567,529.74	1,619,934.47
CHF	LIBOR 6 MONTHS	0.5	0	2002	2021	78,691,638.63	81,322,410.89	14,723,205.59	15,215,423.08
CHF	LIBOR 6 MONTHS	0.5	0	2002	2021	4,172,638.94	4,312,136.13	780,700.78	806,800.71
CHF	LIBOR 6 MONTHS	0.85	0.25	2012	2021	11,139,490.55	11,511,899.40	2,784,872.63	2,877,974.84
EUR	COMMERCIAL INTEREST REFERENCE RATE	5.23	0	2007	2020	9,736,746.61	10,918,786.67	511,149.81	573,203.35
EUR	EURIBOR 6 MONTHS	1.947	1	2012	2025	148,802,418.65	166,867,017.29	102,301,662.80	114,721,074.36
EUR	EURIBOR 6 MONTHS	1.963	1	2013	2025	147,441,457.30	165,340,835.37	110,581,092.98	124,005,626.53
EUR	EURIBOR 6 MONTHS	0.9	0.15	2016	2023	19,141,207.77	21,464,948.47	14,273,154.66	16,005,914.20
EUR	EURIBOR 6 MTH	0.75	0.5	2017	2027	21,335,000.00	23,925,066.85	20,080,000.00	22,517,709.98
EUR	FIXED	3.5	0	1995	2020	19,820,700.01	22,226,931.00	5,472,483.63	6,136,842.59
EUR	FIXED	5.89	0.7	2000	2025	3,252,372.16	3,647,209.81	1,873,987.34	2,101,489.21
EUR	FIXED	4.46	0.25	2006	2021	49,647,013.20	55,674,155.60	7,383,659.70	8,280,035.24
EUR	FIXED	0.2	0	2007	2020	260,000.00	291,563.97	269,450.00	302,161.20
EUR	SIBOR 6 MONTHS	0.775	0.271	2016	2028	166,961,250.00	187,230,328.93	137,497,500.00	154,189,682.65
GBP	FIXED	3.343	0	1995	2020	4,239,200.23	5,565,434.68	114,520.23	150,347.90
GBP	FIXED	3.343	0	1995	2020	14,764,600.00	19,383,707.39	820,253.00	1,076,869.28
GBP	FIXED	3.343	0	1996	2021	10,550,477.98	13,851,196.65	723,808.98	950,252.73
JPY	FIXED	3.96	0.2	2008	2020	10,335,280,524.00	95,142,052.74	308,733,524.00	2,842,065.21
JPY	FIXED	3.53	0.2	2008	2020	7,262,816,318.00	66,858,296.84	695,462,318.00	6,402,120.62
JPY	FIXED	3.46	0.2	2010	2020	1,224,793,547.00	11,274,911.40	2,623,547.00	24,151.22
JPY	FIXED	3.29	0.2	2010	2020	3,890,538,100.00	35,814,584.83	238,605,100.00	2,196,493.74
USD	FIXED	3.5	0	1995	2020	13,287,957.55	13,287,957.55	738,219.93	738,219.93
USD	FIXED	3.5	0	1995	2021	3,533,941.43	3,533,941.43	294,495.11	294,495.11
USD	FIXED	3.5	0	1995	2020	48,142,346.06	48,142,346.06	2,674,574.46	2,674,574.46
USD	FIXED	3.3	0.5	1995	2020	14,342,316.62	14,342,316.62	546,528.33	546,528.33
USD	FIXED	2.75	0	1995	2020	15,997,162.41	15,997,162.41	444,365.71	444,365.71
USD	FIXED	3.5	0	1995	2020	59,280,827.40	59,280,827.40	1,646,689.65	1,646,689.65
USD	FIXED	3.5	0	1995	2020	50,487,396.45	50,487,396.45	1,402,427.65	1,402,427.65
USD	FIXED	3.5	0	1995	2020	20,120,470.33	20,120,470.33	558,902.08	558,902.08
USD	FIXED	3.5	0	1996	2021	22,901,055.96	22,901,055.96	2,544,561.88	2,544,561.88
USD	FIXED	3.5	0	1996	2022	35,929,415.00	35,929,415.00	4,990,196.39	4,990,196.39
USD	FIXED	3.5	0	1996	2020	18,442,939.82	18,442,939.82	1,024,607.56	1,024,607.56
USD	FIXED	3.5	0	1996	2021	27,832,921.35	27,832,921.35	2,319,410.25	2,319,410.25
USD	FIXED	3.5	0	1996	2021	15,909,792.29	15,909,792.29	1,325,816.18	1,325,816.18
USD	FIXED	3.5	0	1997	2022	17,998,085.00	17,998,085.00	2,999,680.83	2,999,680.83
USD	FIXED	3.5	0	1997	2022	30,370,120.17	30,370,120.17	4,218,072.53	4,218,072.53
USD	FIXED	3.5	0	1997	2022	20,107,934.10	20,107,934.10	2,792,768.78	2,792,768.78
USD	FIXED	3.5	0	1997	2022	26,000,234.77	26,000,234.77	3,611,143.83	3,611,143.83
USD	FIXED	3.94	0.5	1999	2023	20,134,101.99	20,134,101.99	3,914,964.30	3,914,964.30
USD	FIXED	2.95	0	1999	2024	4,757,040.00	4,757,040.00	1,189,260.00	1,189,260.00
USD	FIXED	3.47	0	2002	2028	49,578,503.73	49,578,503.73	23,412,071.19	23,412,071.19
USD	FIXED	3.47	0	2002	2032	4,221,496.00	4,221,496.00	2,565,145.09	2,565,145.09
USD	FIXED	3.625	0	2002	2021	3,069,893.30	3,069,893.30	574,377.06	574,377.06
USD	FIXED	5.86	0	2002	2021	1,670,681.03	1,670,681.03	312,584.42	312,584.42
USD	FIXED	5.86	0	2002	2021	1,612,031.35	1,612,031.35	301,611.06	301,611.06
USD	FIXED	5.86	0	2002	2021	12,143,884.77	12,143,884.77	2,272,120.85	2,272,120.85
USD	FIXED	5.86	0	2002	2021	3,186,723.90	3,186,723.90	596,236.03	596,236.03
USD	FIXED	3.1	0.5	2010	2022	85,000,000.00	85,000,000.00	25,500,000.00	25,500,000.00
USD	FIXED	5.3	0	2011	2026	4,242,605.00	4,242,605.00	2,757,693.25	2,757,693.25
USD	FIXED	3.58	0.5	2012	2024	339,999,999.15	339,999,999.15	152,999,999.15	152,999,999.15
USD	FIXED	3.98	0.5	2012	2023	297,500,000.00	297,500,000.00	664,999,163.33	664,999,163.33
USD	FIXED	2.09	0.5	2014	2020	15,300,000.00	15,300,000.00	1,912,500.00	1,912,500.00
USD	FIXED	2.09	0.5	2014	2020	9,775,000.00	9,775,000.00	1,221,875.00	1,221,875.00
USD	FIXED	2.93	0.6	2015	2021	60,826,000.00	60,826,000.00	23,147,250.00	23,147,250.00
USD	FIXED	1.98	0.5	2015	2020	5,100,000.00	5,100,000.00	850,000.00	850,000.00
USD	LIBOR 6 MONTHS	2.818	0.125	2007	2022	22,809,991.94	22,809,991.94	2,041,175.84	2,041,175.84
USD	LIBOR 6 MONTHS	2.671	0.3	2016	2022	15,287,250.00	15,287,250.00	11,240,625.00	11,240,625.00
USD	LIBOR 6 MONTHS	4.721	0.5	2017	2023	18,667,610.75	18,667,610.75	16,334,159.41	16,334,159.41
USD	LIBOR 6 MONTHS	5.049	0.25	2017	2024	2,100,929.75	2,100,929.75	19,392,240.99	19,392,240.99
USD	NO INTEREST RATE	0	0	2017	2047	9,610,065.00	9,610,065.00	92,049,935.00	92,049,935.00
TOTAL MULTILATERAL						USD	44,185,113,300.37	USD	30,468,410,121.81
TOTAL BILATERAL						USD	36,739,246,114.66	USD	18,752,824,771.33
TOTAL COMMERCIAL CREDIT						USD	3,764,546,888.40	USD	2,075,519,084.81
TOTAL EXPORT CREDIT						USD	2,624,246,906.75	USD	1,704,252,510.27

DOMESTIC LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
COMMERCIAL CREDIT
IDR	JIBOR 6 MONTHS	7.13	2012	2020	42,419,103,000.00	3,051,514.50	14,139,701,000.00	1,017,171.50
IDR	JIBOR 6 MONTHS	7.13	2012	2020	7,221,574,662.00	519,500.37	2,407,191,554.00	173,166.79
IDR	JIBOR 6 MONTHS	7.13	2012	2020	7,221,597,530.00	519,502.02	2,407,199,178.00	173,167.34
IDR	JIBOR 6 MONTHS	7.13	2012	2020	12,470,997,700.00	897,129.54	4,156,999,232.00	299,043.18
IDR	JIBOR 6 MONTHS	7.13	2012	2020	75,961,597,700.00	5,464,470.02	25,320,532,568.00	1,821,490.01
IDR	JIBOR 6 MONTHS	7.13	2012	2020	3,998,154,000.00	287,616.29	1,332,718,000.00	95,872.10
IDR	JIBOR 6 MONTHS	7.13	2012	2020	37,500,000,000.00	2,697,647.65	12,500,000,000.00	899,215.88
IDR	JIBOR 6 MONTHS	7.13	2012	2020	28,435,788,700.00	2,045,593.03	9,478,596,232.33	681,864.34
IDR	JIBOR 6 MONTHS	7.13	2012	2020	12,588,845,200.00	905,607.16	4,196,281,732.33	301,869.05
IDR	JIBOR 6 MONTHS	7.13	2012	2020	7,221,363,000.00	519,485.14	2,407,121,000.00	173,161.71
IDR	JIBOR 6 MONTHS	7.13	2012	2020	7,258,868,115.00	522,183.16	2,419,622,703.50	174,061.05
IDR	JIBOR 6 MONTHS	7.13	2012	2020	29,964,809,000.00	2,155,586.58	9,988,269,667.67	718,528.86
IDR	JIBOR 6 MONTHS	7.13	2012	2020	6,296,085,000.00	452,923.17	2,098,695,000.00	150,974.39
IDR	JIBOR 6 MONTHS	7.13	2012	2020	12,921,000,000.00	929,501.47	4,307,000,000.00	309,833.82
IDR	JIBOR 6 MONTHS	7.13	2012	2020	23,645,396,000.00	1,700,985.25	7,881,798,667.67	566,995.08
IDR	JIBOR 6 MONTHS	7.13	2012	2020	44,358,646,500.00	3,191,039.96	14,786,215,500.00	1,063,679.99
IDR	JIBOR 6 MONTHS	7.13	2012	2020	10,000,000,000.00	719,372.71	3,333,333,332.33	239,790.90
IDR	JIBOR 6 MONTHS	7.13	2012	2020	15,000,000,000.00	1,079,059.06	5,000,000,000.00	359,686.35
IDR	JIBOR 6 MONTHS	7.13	2012	2020	51,700,000,000.00	3,719,156.90	17,233,333,332.33	1,239,718.96
IDR	JIBOR 6 MONTHS	7.13	2012	2020	30,375,000,000.00	2,185,094.60	10,125,000,000.00	728,364.87
IDR	JIBOR 6 MONTHS	7.13	2012	2020	34,552,800,000.00	2,485,634.13	11,517,600,000.00	828,544.71
IDR	JIBOR 6 MONTHS	7.13	2012	2020	19,678,686,500.00	1,415,631.00	6,559,562,167.67	471,877.00
IDR	JIBOR 6 MONTHS	7.13	2012	2020	26,656,477,000.00	1,917,594.20	8,885,492,332.33	639,198.07
IDR	JIBOR 6 MONTHS	7.13	2012	2020	11,753,000,000.00	845,478.74	3,917,666,667.67	281,826.25
IDR	JIBOR 6 MONTHS	7.13	2012	2020	9,944,880,000.00	715,407.52	3,314,960,000.00	238,469.17
IDR	JIBOR 6 MONTHS	7.13	2012	2020	48,000,000,000.00	3,452,988.99	16,000,000,000.00	1,150,996.33
IDR	JIBOR 6 MONTHS	7.13	2013	2020	114,500,000,000.00	8,236,817.50	38,166,666,667.67	2,745,605.83
IDR	JIBOR 6 MONTHS	7.13	2013	2020	10,487,094,000.00	754,412.92	3,495,698,000.00	251,470.97
IDR	JIBOR 6 MONTHS	7.13	2013	2020	102,000,000,000.00	7,337,601.61	34,000,000,000.00	2,445,867.20
IDR	JIBOR 6 MONTHS	7.28	2013	2021	8,703,936,000.00	626,137.40	8,703,936,000.00	626,137.40
IDR	JIBOR 6 MONTHS	7.28	2013	2021	5,358,600,000.00	385,483.06	5,358,600,000.00	385,483.06
IDR	JIBOR 6 MONTHS	7.28	2013	2021	9,283,249,280.00	667,811.62	9,283,249,280.00	667,811.62
IDR	JIBOR 6 MONTHS	7.28	2013	2021	15,189,188,000.00	1,092,668.73	15,189,188,000.00	1,092,668.73
IDR	JIBOR 6 MONTHS	7.28	2013	2021	49,350,000,000.00	3,550,104.31	49,350,000,000.00	3,550,104.31
IDR	JIBOR 6 MONTHS	7.28	2013	2021	19,135,696,784.00	1,376,569.80	19,135,696,784.00	1,376,569.80
IDR	JIBOR 6 MONTHS	7.28	2013	2021	8,796,525,740.00	632,798.05	8,796,525,148.00	632,798.01
IDR	JIBOR 6 MONTHS	7.28	2013	2021	25,852,017,920.00	1,859,723.61	25,852,017,584.00	1,859,723.59
IDR	JIBOR 6 MONTHS	7.28	2013	2021	36,379,900,000.00	2,617,070.71	36,379,900,000.00	2,617,070.71
IDR	JIBOR 6 MONTHS	7.28	2013	2021	32,000,000,000.00	2,301,992.66	32,000,000,000.00	2,301,992.66
IDR	JIBOR 6 MONTHS	7.28	2013	2021	79,593,598,000.00	5,725,746.21	79,593,598,000.00	5,725,746.21
IDR	JIBOR 6 MONTHS	7.28	2013	2021	85,744,388,000.00	6,168,217.25	85,744,388,000.00	6,168,217.25
IDR	JIBOR 6 MONTHS	7.28	2013	2021	39,868,277,448.00	2,868,015.07	39,868,277,448.00	2,868,015.07
IDR	JIBOR 6 MONTHS	7.28	2013	2021	2,639,844,384.00	189,903.20	2,639,844,384.00	189,903.20
IDR	JIBOR 6 MONTHS	7.28	2013	2021	2,594,144,020.00	186,615.64	2,594,144,020.00	186,615.64
IDR	JIBOR 6 MONTHS	7.28	2013	2021	2,594,518,277.00	186,642.56	2,594,518,277.00	186,642.56
IDR	JIBOR 6 MONTHS	7.28	2013	2021	10,485,418,600.00	754,292.40	10,485,418,600.00	754,292.40
IDR	JIBOR 6 MONTHS	7.28	2013	2021	10,000,000,000.00	719,372.71	10,000,000,000.00	719,372.71
IDR	JIBOR 6 MONTHS	7.28	2013	2021	10,000,000,000.00	719,372.71	10,000,000,000.00	719,372.71
IDR	JIBOR 6 MONTHS	7.28	2013	2021	5,000,000,000.00	359,686.35	5,000,000,000.00	359,686.35
IDR	JIBOR 6 MONTHS	7.28	2013	2021	29,330,000,000.00	2,109,920.15	29,330,000,000.00	2,109,920.15
IDR	JIBOR 6 MONTHS	7.28	2013	2021	44,205,000,000.00	3,179,987.05	44,205,000,000.00	3,179,987.05
IDR	JIBOR 6 MONTHS	7.28	2014	2021	17,025,000,000.00	1,224,732.03	17,025,000,000.00	1,224,732.03
IDR	JIBOR 6 MONTHS	7.13	2014	2020	9,804,575,000.00	705,314.37	3,268,191,667.67	235,104.79
IDR	JIBOR 6 MONTHS	7.28	2014	2021	9,897,892,450.00	712,027.37	9,897,892,000.00	712,027.34
IDR	JIBOR 6 MONTHS	7.28	2014	2021	9,993,870,218.00	718,931.75	9,993,870,218.00	718,931.75
IDR	JIBOR 6 MONTHS	6.78	2014	2022	30,216,597,315.00	2,173,699.54	16,786,998,511.00	1,207,610.86
IDR	JIBOR 6 MONTHS	6.78	2014	2022	37,125,341,038.18	2,670,695.71	20,625,189,466.00	1,483,719.84
IDR	JIBOR 6 MONTHS	6.78	2014	2022	100,000,000,000.00	7,193,727.07	55,555,555,556.00	3,996,515.04
IDR	JIBOR 6 MONTHS	6.53	2014	2021	39,620,000,000.00	2,850,154.67	15,848,000,000.00	1,140,061.87
IDR	JIBOR 6 MONTHS	6.53	2014	2021	61,480,000,000.00	4,422,703.40	24,592,000,000.00	1,769,081.36
IDR	JIBOR 6 MONTHS	6.53	2014	2021	49,682,682,400.00	3,574,036.57	19,873,072,960.00	1,429,614.63
IDR	JIBOR 6 MONTHS	6.53	2014	2021	15,899,880,000.00	1,143,793.97	6,359,951,999.00	457,517.59
IDR	JIBOR 6 MONTHS	6.53	2014	2021	9,900,000,000.00	712,178.98	3,960,000,000.00	284,871.59

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	6.53	2014	2021	6,000,000,000.00	431,623.62	2,400,000,000.00	172,649.45
IDR	JIBOR 6 MONTHS	6.53	2014	2021	25,000,000,000.00	1,798,431.77	10,000,000,000.00	719,372.71
IDR	JIBOR 6 MONTHS	6.53	2014	2021	19,480,353,000.00	1,401,363.43	7,792,141,200.00	560,545.37
IDR	JIBOR 6 MONTHS	6.53	2014	2021	5,144,113,000.00	370,053.45	2,057,645,200.00	148,021.38
IDR	JIBOR 6 MONTHS	6.53	2014	2021	65,658,706,000.00	4,723,308.11	26,263,482,400.00	1,889,323.24
IDR	JIBOR 6 MONTHS	6.53	2014	2021	11,006,387,000.00	791,769.44	4,402,554,800.00	316,707.78
IDR	JIBOR 6 MONTHS	6.53	2014	2021	6,923,350,000.00	498,046.90	2,769,340,000.00	199,218.76
IDR	JIBOR 6 MONTHS	6.53	2014	2021	5,084,000,000.00	365,729.08	2,033,600,000.00	146,291.63
IDR	JIBOR 6 MONTHS	6.53	2014	2021	7,192,000,000.00	517,372.85	2,876,800,000.00	206,949.14
IDR	JIBOR 6 MONTHS	6.53	2014	2021	64,489,123,000.00	4,639,171.50	25,795,649,200.00	1,855,668.60
IDR	JIBOR 6 MONTHS	6.53	2014	2021	21,636,608,000.00	1,556,478.53	8,654,643,200.00	622,591.41
IDR	JIBOR 6 MONTHS	6.53	2014	2021	59,872,679,000.00	4,307,077.12	23,949,071,600.00	1,722,830.85
IDR	JIBOR 6 MONTHS	6.53	2014	2021	83,353,009,413.00	5,996,188.00	33,341,203,764.00	2,398,475.20
IDR	JIBOR 6 MONTHS	6.53	2014	2021	129,526,839,360.00	9,317,807.31	51,810,735,744.00	3,727,122.92
IDR	JIBOR 6 MONTHS	6.53	2014	2021	8,620,000,550.00	620,099.31	3,448,000,220.00	248,039.73
IDR	JIBOR 6 MONTHS	6.53	2014	2021	39,104,500,000.00	2,813,071.00	15,641,800,000.00	1,125,228.40
IDR	JIBOR 6 MONTHS	6.53	2014	2021	18,883,370,000.00	1,358,418.10	7,553,348,000.00	543,367.24
IDR	JIBOR 6 MONTHS	6.53	2014	2021	17,987,566,000.00	1,293,976.40	7,195,026,400.00	517,590.56
IDR	JIBOR 6 MONTHS	6.53	2014	2021	16,994,768,000.00	1,222,557.23	6,797,907,200.00	489,022.89
IDR	JIBOR 6 MONTHS	6.53	2014	2021	3,995,738,000.00	287,442.49	1,598,295,200.00	114,976.99
IDR	JIBOR 6 MONTHS	6.53	2014	2021	29,467,302,525.00	2,119,797.32	11,786,921,013.00	847,918.93
IDR	JIBOR 6 MONTHS	6.53	2014	2021	34,707,250,145.00	2,496,744.85	13,882,900,061.00	998,697.94
IDR	JIBOR 6 MONTHS	6.53	2014	2021	49,230,980,000.00	3,541,542.34	19,692,392,000.00	1,416,616.93
IDR	JIBOR 6 MONTHS	6.53	2014	2021	4,224,431,660.00	303,894.08	1,689,772,664.00	121,557.63
IDR	JIBOR 6 MONTHS	6.53	2014	2021	19,213,840,774.00	1,382,191.26	7,685,536,308.00	552,876.51
IDR	JIBOR 6 MONTHS	8.15	2015	2022	40,000,000,000.00	2,877,490.83	20,000,000,003.00	1,438,745.41
IDR	JIBOR 6 MONTHS	8.15	2015	2022	100,000,000,000.00	7,193,727.07	50,000,000,002.00	3,596,863.54
IDR	JIBOR 6 MONTHS	8.15	2015	2022	29,999,816,000.00	2,158,104.88	14,999,907,996.00	1,079,052.44
IDR	JIBOR 6 MONTHS	7.13	2015	2020	142,500,000,000.00	10,251,061.07	47,500,000,000.00	3,417,020.36
IDR	JIBOR 6 MONTHS	8.15	2015	2022	48,531,841,600.00	3,491,248.23	24,265,920,800.00	1,745,624.11
IDR	JIBOR 6 MONTHS	6.53	2015	2021	21,984,199,600.00	1,581,483.32	8,793,679,840.00	632,593.33
IDR	JIBOR 6 MONTHS	8.15	2015	2022	29,858,950,000.00	2,147,971.37	14,929,475,001.00	1,073,985.68
IDR	JIBOR 6 MONTHS	7.90	2015	2023	19,842,749,300.00	1,427,433.23	13,889,924,510.00	999,203.26
IDR	JIBOR 6 MONTHS	7.90	2015	2023	19,777,985,000.00	1,422,774.26	13,844,589,500.00	995,941.98
IDR	JIBOR 6 MONTHS	7.90	2015	2023	49,783,625,450.00	3,581,298.14	34,848,537,815.00	2,506,908.70
IDR	JIBOR 6 MONTHS	7.90	2015	2023	34,875,000,000.00	2,508,812.32	24,412,500,000.00	1,756,168.62
IDR	JIBOR 6 MONTHS	7.90	2015	2023	29,627,645,000.00	2,131,331.92	20,739,351,500.00	1,491,932.34
IDR	JIBOR 6 MONTHS	7.90	2015	2023	24,955,605,500.00	1,795,238.15	17,468,923,850.00	1,256,666.70
IDR	JIBOR 6 MONTHS	7.90	2015	2023	29,857,150,320.00	2,147,841.90	20,900,005,224.00	1,503,489.33
IDR	JIBOR 6 MONTHS	7.90	2015	2023	19,393,500,500.00	1,395,115.50	13,575,450,350.00	976,580.85
IDR	JIBOR 6 MONTHS	7.90	2015	2023	24,870,275,000.00	1,789,099.71	17,409,192,500.00	1,252,369.79
IDR	JIBOR 6 MONTHS	7.90	2015	2023	23,669,057,000.00	1,702,687.36	16,568,339,900.00	1,191,881.15
IDR	JIBOR 6 MONTHS	7.85	2015	2023	31,999,324,400.00	2,301,944.06	25,599,459,520.00	1,841,555.25
IDR	JIBOR 6 MONTHS	7.85	2015	2023	4,789,300,000.00	344,529.17	3,831,440,000.00	275,623.34
IDR	JIBOR 6 MONTHS	7.85	2015	2023	8,984,600,000.00	646,327.60	7,187,680,000.00	517,062.08
IDR	JIBOR 6 MONTHS	7.85	2015	2023	59,920,000,000.00	4,310,481.26	47,936,000,000.00	3,448,385.01
IDR	JIBOR 6 MONTHS	7.85	2015	2023	4,694,800,000.00	337,731.10	3,755,840,000.00	270,184.88
IDR	JIBOR 6 MONTHS	7.85	2015	2023	16,960,998,650.00	1,220,127.95	13,568,798,920.00	976,102.36
IDR	JIBOR 6 MONTHS	7.85	2015	2023	31,724,998,000.00	2,282,209.77	25,379,998,400.00	1,825,767.82
IDR	JIBOR 6 MONTHS	7.85	2015	2023	119,999,993,200.00	8,632,471.99	95,999,994,560.00	6,905,977.60
IDR	JIBOR 6 MONTHS	7.85	2015	2023	10,382,948,000.00	746,920.94	8,306,358,400.00	597,536.75
IDR	JIBOR 6 MONTHS	7.85	2015	2023	2,274,745,000.00	163,638.95	1,819,796,000.00	130,911.16
IDR	JIBOR 6 MONTHS	7.85	2015	2023	129,999,984,000.00	9,351,844.04	103,999,987,200.00	7,481,475.23
IDR	JIBOR 6 MONTHS	7.85	2015	2023	24,999,899,000.00	1,798,424.50	19,999,919,200.00	1,438,739.60
IDR	JIBOR 6 MONTHS	7.85	2015	2023	16,994,824,000.00	1,222,561.25	13,595,859,200.00	978,049.00
IDR	JIBOR 6 MONTHS	7.85	2015	2023	32,939,895,000.00	2,369,606.14	26,351,916,000.00	1,895,684.91
IDR	JIBOR 6 MONTHS	7.85	2015	2023	88,999,094,100.00	6,402,351.92	71,199,275,280.00	5,121,881.54
IDR	JIBOR 6 MONTHS	7.85	2015	2023	19,989,800,000.00	1,438,011.65	15,991,840,000.00	1,150,409.32
IDR	JIBOR 6 MONTHS	7.85	2015	2023	7,124,208,000.00	512,496.08	5,699,366,400.00	409,996.86
IDR	JIBOR 6 MONTHS	7.90	2015	2023	18,572,804,199.00	1,336,076.84	13,000,962,939.00	935,253.79
IDR	JIBOR 6 MONTHS	7.85	2015	2023	17,490,000,000.00	1,258,182.86	13,992,000,000.00	1,006,546.29
IDR	JIBOR 6 MONTHS	7.85	2015	2023	18,622,233,744.00	1,339,632.67	14,897,786,996.00	1,071,706.14
IDR	JIBOR 6 MONTHS	7.85	2016	2023	220,000,000,000.00	15,826,199.55	176,000,000,000.00	12,660,959.64
IDR	JIBOR 6 MONTHS	7.90	2016	2023	199,500,000,000.00	14,351,485.50	139,650,000,000.00	10,046,039.85
IDR	JIBOR 6 MONTHS	7.85	2016	2024	59,997,588,000.00	4,316,062.73	53,997,829,200.00	3,884,456.46
IDR	JIBOR 6 MONTHS	7.85	2016	2024	50,000,000,000.00	3,596,863.53	45,000,000,000.00	3,237,177.18
IDR	JIBOR 6 MONTHS	7.85	2016	2024	179,988,181,974.00	12,947,858.57	161,989,363,777.00	11,653,072.71
IDR	JIBOR 6 MONTHS	7.85	2016	2024	17,598,620,000.00	1,265,996.69	15,838,758,000.00	1,139,397.02
IDR	JIBOR 6 MONTHS	7.85	2016	2024	150,000,000,000.00	10,790,590.60	135,000,000,000.00	9,711,531.54
IDR	JIBOR 6 MONTHS	7.85	2016	2024	59,390,001,000.00	4,272,354.58	53,451,000,900.00	3,845,119.12
IDR	JIBOR 6 MONTHS	7.00	2016	2024	19,999,980,000.00	1,438,743.98	19,999,980,000.00	1,438,743.98
IDR	JIBOR 6 MONTHS	7.00	2016	2024	27,975,075,000.00	2,012,450.54	27,975,075,000.00	2,012,450.54
IDR	JIBOR 6 MONTHS	7.00	2016	2024	88,000,000,000.00	6,330,479.82	88,000,000,000.00	6,330,479.82
IDR	JIBOR 6 MONTHS	7.00	2016	2024	59,000,000,000.00	4,244,298.97	59,000,000,000.00	4,244,298.97
IDR	JIBOR 6 MONTHS	7.00	2016	2024	49,000,000,000.00	3,524,926.26	49,000,000,000.00	3,524,926.26
IDR	JIBOR 6 MONTHS	7.00	2016	2024	30,000,000,000.00	2,158,118.12	30,000,000,000.00	2,158,118.12
IDR	JIBOR 6 MONTHS	7.00	2016	2024	10,100,000,000.00	726,566.43	10,100,000,000.00	726,566.43
IDR	JIBOR 6 MONTHS	7.00	2016	2024	20,000,000,000.00	1,438,745.41	20,000,000,000.00	1,438,745.41
IDR	JIBOR 6 MONTHS	7.00	2016	2024	10,000,000,000.00	719,372.71	10,000,000,000.00	719,372.71
IDR	JIBOR 6 MONTHS	7.00	2016	2024	9,986,250,000.00	718,383.57	9,986,250,000.00	718,383.57
IDR	JIBOR 6 MONTHS	7.00	2016	2024	9,000,000,000.00	647,435.44	9,000,000,000.00	647,435.44
IDR	JIBOR 6 MONTHS	7.00	2016	2024	14,991,429,600.00	1,078,442.53	14,991,429,600.00	1,078,442.53
IDR	JIBOR 6 MONTHS	7.00	2016	2024	379,986,300,000.00	27,335,177.33	322,988,355,000.00	23,234,900.73
IDR	JIBOR 6 MONTHS	7.00	2016	2024	29,876,750,000.00	2,149,251.85	29,876,750,000.00	2,149,251.85
IDR	JIBOR 6 MONTHS	7.00	2016	2024	24,824,385,366.00	1,785,798.53	24,824,385,366.00	1,785,798.53
IDR	JIBOR 6 MONTHS	7.00	2016	2024	14,999,996,280.00	1,079,058.79	14,999,996,280.00	1,079,058.79
IDR	JIBOR 6 MONTHS	7.00	2016	2024	20,000,000,000.00	1,438,745.41	20,000,000,000.00	1,438,745.41

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	7.00	2016	2024	20,000,000,000.00	1,438,745.41	20,000,000,000.00	1,438,745.41
IDR	JIBOR 6 MONTHS	7.00	2016	2024	39,735,716,500.00	2,858,478.99	39,735,716,500.00	2,858,478.99
IDR	JIBOR 6 MONTHS	7.00	2016	2024	59,801,731,000.00	4,301,973.31	59,801,731,000.00	4,301,973.31
IDR	JIBOR 6 MONTHS	7.00	2016	2024	30,000,000,000.00	2,158,118.12	30,000,000,000.00	2,158,118.12
IDR	JIBOR 6 MONTHS	7.00	2016	2024	19,988,798,000.00	1,437,939.57	19,988,798,000.00	1,437,939.57
IDR	JIBOR 6 MONTHS	7.00	2016	2024	19,889,625,000.00	1,430,805.34	19,889,625,000.00	1,430,805.34
IDR	JIBOR 6 MONTHS	7.00	2016	2024	39,593,750,000.00	2,848,266.31	39,593,750,000.00	2,848,266.31
IDR	JIBOR 6 MONTHS	7.00	2017	2024	125,000,000,000.00	8,992,158.84	125,000,000,000.00	8,992,158.84
IDR	JIBOR 6 MONTHS	7.00	2017	2024	25,000,000,000.00	1,798,431.77	25,000,000,000.00	1,798,431.77
IDR	JIBOR 6 MONTHS	7.00	2017	2024	65,000,000,000.00	4,675,922.60	65,000,000,000.00	4,675,922.60
IDR	JIBOR 6 MONTHS	7.00	2017	2024	95,000,000,000.00	6,834,040.72	66,815,927,000.00	4,806,555.43
IDR	JIBOR 6 MONTHS	6.46	2017	2025	29,921,000,000.00	2,152,435.08	29,921,000,000.00	2,152,435.08
IDR	JIBOR 6 MONTHS	6.46	2017	2025	59,857,402,000.00	4,305,978.13	59,857,402,000.00	4,305,978.13
IDR	JIBOR 6 MONTHS	6.46	2017	2025	35,000,000,000.00	2,517,804.47	35,000,000,000.00	2,517,804.47
IDR	JIBOR 6 MONTHS	6.46	2017	2025	79,880,000,000.00	5,746,349.18	79,880,000,000.00	5,746,349.18
IDR	JIBOR 6 MONTHS	6.46	2017	2025	29,841,273,000.00	2,146,699.73	29,841,273,000.00	2,146,699.73
IDR	JIBOR 6 MONTHS	6.46	2017	2025	39,853,350,000.00	2,866,941.23	39,853,350,000.00	2,866,941.23
IDR	JIBOR 6 MONTHS	6.43	2017	2025	60,000,000,000.00	4,316,236.24	60,000,000,000.00	4,316,236.24
IDR	JIBOR 6 MONTHS	6.43	2017	2025	20,000,000,000.00	1,438,745.41	20,000,000,000.00	1,438,745.41
IDR	JIBOR 6 MONTHS	6.43	2017	2025	49,106,000,000.00	3,532,551.61	49,106,000,000.00	3,532,551.61
IDR	JIBOR 6 MONTHS	6.43	2017	2025	105,894,000,000.00	7,617,725.34	105,894,000,000.00	7,617,725.34
IDR	JIBOR 6 MONTHS	6.43	2017	2025	42,000,000,000.00	3,021,365.37	42,000,000,000.00	3,021,365.37
IDR	JIBOR 6 MONTHS	6.43	2017	2025	22,500,000,000.00	1,618,588.59	22,500,000,000.00	1,618,588.59
IDR	JIBOR 6 MONTHS	6.43	2017	2025	383,000,000,000.00	27,551,974.68	383,000,000,000.00	27,551,974.68
IDR	JIBOR 6 MONTHS	6.43	2017	2025	110,000,000,000.00	7,913,099.78	110,000,000,000.00	7,913,099.78
IDR	JIBOR 6 MONTHS	6.43	2017	2025	69,998,560,000.00	5,035,505.36	69,998,560,000.00	5,035,505.36
IDR	JIBOR 6 MONTHS	6.43	2017	2025	147,000,000,000.00	10,574,778.79	147,000,000,000.00	10,574,778.79
IDR	JIBOR 6 MONTHS	6.43	2017	2025	19,998,090,000.00	1,438,608.01	19,998,090,000.00	1,438,608.01
IDR	JIBOR 6 MONTHS	6.43	2017	2025	19,903,690,000.00	1,431,817.14	17,913,321,000.00	1,288,635.42
IDR	JIBOR 6 MONTHS	6.43	2017	2025	27,800,000,000.00	1,999,856.13	27,800,000,000.00	1,999,856.13
IDR	JIBOR 6 MONTHS	6.43	2017	2025	44,978,780,000.00	3,235,650.67	38,231,963,000.00	2,750,303.07
IDR	JIBOR 6 MONTHS	6.46	2017	2025	34,867,909,600.00	2,508,302.25	34,867,909,600.00	2,508,302.25
IDR	JIBOR 6 MONTHS	7.00	2018	2024	147,000,000,000.00	10,574,778.79	147,000,000,000.00	10,574,778.79
IDR	JIBOR 6 MONTHS	6.46	2018	2025	249,975,000,000.00	17,982,519.24	149,985,000,000.00	10,789,511.55
IDR	JIBOR 6 MONTHS	6.46	2018	2025	199,975,000,000.00	14,385,655.71	119,985,000,000.00	8,631,393.42
IDR	JIBOR 6 MONTHS	6.46	2018	2025	29,895,817,500.00	2,150,623.52	29,895,817,500.00	2,150,623.52
IDR	JIBOR 6 MONTHS	6.46	2018	2025	24,891,350,000.00	1,790,615.78	24,891,350,000.00	1,790,615.78
IDR	JIBOR 6 MONTHS	6.43	2018	2025	271,093,250,000.00	19,501,708.51	271,093,250,000.00	19,501,708.51
IDR	JIBOR 6 MONTHS	6.43	2018	2025	20,000,000,000.00	1,438,745.41	20,000,000,000.00	1,438,745.41
IDR	JIBOR 6 MONTHS	6.46	2018	2025	64,854,466,000.00	4,665,453.28	64,854,466,000.00	4,665,453.28
IDR	JIBOR 6 MONTHS	6.46	2018	2025	19,826,481,400.00	1,426,262.96	19,826,481,400.00	1,426,262.96
IDR	JIBOR 6 MONTHS	6.46	2018	2025	49,832,733,100.00	3,584,830.81	49,832,733,100.00	3,584,830.81
IDR	JIBOR 6 MONTHS	6.46	2018	2025	59,978,492,000.00	4,314,689.02	59,978,492,000.00	4,314,689.02
IDR	JIBOR 6 MONTHS	6.43	2018	2025	40,000,000,000.00	2,877,490.83	40,000,000,000.00	2,877,490.83
IDR	JIBOR 6 MONTHS	6.55	2018	2025	185,500,000,000.00	13,344,363.71	185,500,000,000.00	13,344,363.71
IDR	JIBOR 6 MONTHS	6.25	2018	2026	249,950,000,000.00	17,980,720.81	137,472,500,000.00	9,889,396.45
IDR	JIBOR 6 MONTHS	6.25	2018	2026	29,828,780,000.00	2,145,801.02	29,828,780,000.00	2,145,801.02
IDR	JIBOR 6 MONTHS	6.25	2018	2026	50,000,000,000.00	3,596,863.53	7,500,000,000.00	539,529.53
IDR	JIBOR 6 MONTHS	6.25	2018	2026	19,896,283,000.00	1,431,284.30	2,984,442,450.00	214,692.64
IDR	JIBOR 6 MONTHS	6.25	2018	2026	99,803,391,600.00	7,179,583.60	89,823,052,440.00	6,461,625.24
IDR	JIBOR 6 MONTHS	6.25	2018	2026	19,906,920,000.00	1,432,049.49	19,906,920,000.00	1,432,049.49
IDR	JIBOR 6 MONTHS	6.25	2019	2026	536,084,300.00	38,564.44	107,216,860.00	7,712.89

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	6.25	2019	2026	131,155,000,000.00	9,434,932.74	26,231,000,000.00	1,886,986.55
IDR	JIBOR 6 MONTHS	6.25	2019	2026	23,808,895,000.00	1,712,746.92	4,761,779,000.00	342,549.38
IDR	JIBOR 6 MONTHS	6.25	2019	2026	147,500,000,000.00	10,610,747.43	29,500,000,000.00	2,122,149.49
IDR	JIBOR 6 MONTHS	6.01	2019	2026	158,460,004,000.00	11,399,180.20	119,732,341,300.00	8,613,217.85
IDR	JIBOR 6 MONTHS	6.25	2019	2026	115,000,000,000.00	8,272,786.13	23,000,000,000.00	1,654,557.23
IDR	JIBOR 6 MONTHS	6.25	2019	2026	383,500,000,000.00	27,587,943.31	76,700,000,000.00	5,517,588.66
IDR	JIBOR 6 MONTHS	6.25	2019	2026	40,768,100,000.00	2,932,745.85	8,153,620,000.00	586,549.17
IDR	JIBOR 6 MONTHS	6.25	2019	2026	1,662,500,000,000.00	119,595,712.54	332,500,000,000.00	23,919,142.51
IDR	JIBOR 6 MONTHS	6.25	2019	2026	24,984,320,000.00	1,797,303.79	24,984,320,000.00	1,797,303.79
IDR	JIBOR 6 MONTHS	6.25	2019	2026	59,962,260,000.00	4,313,521.33	38,975,469,000.00	2,803,788.86
IDR	JIBOR 6 MONTHS	6.25	2019	2026	19,996,367,000.00	1,438,484.07	19,996,367,000.00	1,438,484.07
IDR	JIBOR 6 MONTHS	6.25	2019	2026	19,000,440,000.00	1,366,839.80	17,100,396,000.00	1,230,155.82
IDR	JIBOR 6 MONTHS	6.00	2019	2026	60,000,000,000.00	4,316,236.24	12,000,000,000.00	863,247.25
IDR	JIBOR 6 MONTHS	6.00	2019	2026	20,000,000,000.00	1,438,745.41	8,000,000,000.00	575,498.17
IDR	JIBOR 6 MONTHS	6.00	2019	2026	49,998,833,220.00	3,596,779.60	49,998,833,220.00	3,596,779.60
IDR	JIBOR 6 MONTHS	5.75	2019	2026	29,989,014,000.00	2,157,327.82	4,498,352,100.00	323,599.17
IDR	JIBOR 6 MONTHS	6.43	2019	2025	180,000,000,000.00	12,948,708.73	90,000,000,000.00	6,474,354.36
IDR	JIBOR 6 MONTHS	6.25	2019	2026	17,998,251,200.00	1,294,745.07	3,599,650,240.00	258,949.01
IDR	JIBOR 6 MONTHS	5.73	2019	2026	49,999,985,750.00	3,596,862.51	9,999,997,150.00	719,372.50
IDR	JIBOR 6 MONTHS	6.25	2019	2026	170,000,000,000.00	12,229,336.02	63,750,000,000.00	4,586,001.01
IDR	JIBOR 6 MONTHS	5.73	2019	2026	185,000,000,000.00	13,308,395.08	37,000,000,000.00	2,661,679.02
IDR	JIBOR 6 MONTHS	6.25	2019	2026	35,000,000,000.00	2,517,804.47	35,000,000,000.00	2,517,804.47
IDR	JIBOR 6 MONTHS	6.25	2019	2026	175,000,000,000.00	12,589,022.37	43,736,883,400.00	3,146,312.02
IDR	JIBOR 6 MONTHS	0.50	2019	2028	61,512,638,850.00	4,425,051.35	43,058,847,194.00	3,097,535.95
IDR	JIBOR 6 MONTHS	0.50	2019	2028	54,100,000,000.00	3,891,806.34	10,820,000,000.00	778,361.27
IDR	JIBOR 6 MONTHS	0.50	2019	2028	339,999,200,000.00	24,458,614.49	118,999,720,000.00	8,560,515.07
IDR	JIBOR 6 MONTHS	0.50	2019	2028	236,987,660,000.00	17,048,245.45	47,397,532,000.00	3,409,649.09
IDR	JIBOR 6 MONTHS	0.50	2019	2028	38,999,348,873.00	2,805,506.72	7,799,869,775.00	561,101.34
IDR	JIBOR 6 MONTHS	0.50	2019	2028	147,500,000,000.00	10,610,747.43	29,500,000,000.00	2,122,149.49
IDR	JIBOR 6 MONTHS	0.50	2019	2028	35,000,000,000.00	2,517,804.47	35,000,000,000.00	2,517,804.47
IDR	JIBOR 6 MONTHS	0.50	2019	2027	34,994,895,000.00	2,517,437.23	5,249,234,250.00	377,615.59
IDR	JIBOR 6 MONTHS	0.50	2019	2027	29,968,673,600.00	2,155,864.59	4,495,301,040.00	323,379.69
IDR	JIBOR 6 MONTHS	0.50	2019	2028	13,749,835,000.00	989,125.60	13,749,835,000.00	989,125.60
IDR	JIBOR 6 MONTHS	0.50	2019	2028	27,600,000,000.00	1,985,468.67	11,040,000,000.00	794,187.47
IDR	JIBOR 6 MONTHS	0.50	2019	2027	9,999,998,800.00	719,372.62	1,999,999,760.00	143,874.52
IDR	JIBOR 6 MONTHS	0.50	2019	2028	8,595,966,812.58	618,370.39	1,719,193,362.00	123,674.08
IDR	JIBOR 6 MONTHS	0.50	2019	2028	104,727,986,160.00	7,533,845.49	47,127,593,772.00	3,390,230.47
IDR	JIBOR 6 MONTHS	0.50	2019	2028	49,998,866,500.00	3,596,781.99	9,999,773,300.00	719,356.40
IDR	JIBOR 6 MONTHS	0.50	2019	2028	13,717,000,000.00	986,763.54	13,717,000,000.00	986,763.54

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	0.50	2019	2028	1,222,500,000,000.00	87,943,313.43	244,500,000,000.00	17,588,662.69
IDR	JIBOR 6 MONTHS	0.50	2019	2028	99,795,000,000.00	7,178,979.93	19,959,000,000.00	1,435,795.99
IDR	JIBOR 6 MONTHS	0.50	2019	2028	28,786,100,000.00	2,070,793.47	5,757,220,000.00	414,158.69
IDR	JIBOR 6 MONTHS	0.50	2019	2028	77,998,697,749.00	5,611,013.43	15,599,739,549.00	1,122,202.69
IDR	JIBOR 6 MONTHS	0.50	2019	2028	17,000,000,000.00	1,222,933.60	3,400,000,000.00	244,586.72
IDR	JIBOR 6 MONTHS	0.50	2019	2028	115,000,000,000.00	8,272,786.13	23,000,000,000.00	1,654,557.23
IDR	JIBOR 6 MONTHS	0.50	2019	2028	185,000,000,000.00	13,308,395.08	37,000,000,000.00	2,661,679.02
IDR	JIBOR 6 MONTHS	0.50	2019	2028	294,000,000,000.00	21,149,557.59	294,000,000,000.00	21,149,557.59
IDR	JIBOR 6 MONTHS	0.50	2019	2028	59,994,270,000.00	4,315,824.04	11,998,854,000.00	863,164.81
IDR	JIBOR 6 MONTHS	0.50	2019	2027	30,000,000,000.00	2,158,118.12	4,500,000,000.00	323,717.72
IDR	JIBOR 6 MONTHS	0.50	2019	2027	30,000,000,000.00	2,158,118.12	4,500,000,000.00	323,717.72
IDR	JIBOR 6 MONTHS	0.50	2019	2027	30,000,000,000.00	2,158,118.12	4,500,000,000.00	323,717.72
IDR	JIBOR 6 MONTHS	0.50	2019	2027	39,883,379,000.00	2,869,101.43	5,982,506,850.00	430,365.21
IDR	JIBOR 6 MONTHS	0.50	2019	2027	59,936,800,000.00	4,311,689.81	59,936,800,000.00	4,311,689.81
IDR	JIBOR 6 MONTHS	0.50	2019	2027	24,969,500,000.00	1,796,237.68	3,745,425,000.00	269,435.65
IDR	JIBOR 6 MONTHS	0.50	2019	2027	39,917,980,000.00	2,871,590.53	5,987,697,000.00	430,738.58
IDR	JIBOR 6 MONTHS	0.50	2019	2028	40,768,100,000.00	2,932,745.85	8,153,620,000.00	586,549.17
IDR	JIBOR 6 MONTHS	0.50	2019	2028	185,499,994,438.00	13,344,363.31	37,099,998,887.00	2,668,872.66
IDR	JIBOR 6 MONTHS	0.50	2019	2028	374,999,960,000.00	26,976,473.63	74,999,992,000.00	5,395,294.73
IDR	JIBOR 6 MONTHS	0.50	2019	2027	29,922,220,800.00	2,152,522.90	4,488,333,120.00	322,878.43
IDR	JIBOR 6 MONTHS	0.50	2019	2028	131,000,000,000.00	9,423,782.46	26,200,000,000.00	1,884,756.49
IDR	JIBOR 6 MONTHS	0.50	2019	2028	41,400,000,000.00	2,978,203.01	8,280,000,000.00	595,640.60

TOTAL COMMERCIAL CREDIT					USD	1,263,181,389.28	USD	687,342,731.29

GUARANTEED DOMESTIC LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	YEAR OF CONTRACT	YEAR OF MATURITY	ORIGINAL AMOUNT		OUTSTANDING BALANCE Q4 2019
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
DOMESTIC CREDIT
IDR	BI Rate	2.00	2016	2041	481,000,000,000.00	34,601,814.76	450,867,651,434.00	32,434,176.62
IDR	BI Rate	2.00	2016	2041	1,240,335,000,000.00	89,226,282.56	978,184,003,018.00	70,367,862.11
IDR	Fixed	7.80	2017	2022	3,532,000,000,000.00	254,082,348.72	3,532,000,000,000.00	254,082,348.72
IDR	Fixed	8.55	2016	2026	1,000,000,000,000.00	71,937,244.83	1,000,000,000,000.00	71,937,244.83
IDR	Fixed	8.55	2017	2027	1,968,000,000,000.00	141,572,497.82	1,968,000,000,000.00	141,572,497.82
IDR	JIBOR 3 Bulan	2.50	2017	2032	19,250,000,000,000.00	1,384,791,962.88	3,098,709,593,643.00	222,912,630.68
IDR	JIBOR 3 MONTHS	1.05	2010	2020	1,067,683,579,600.00	76,806,215.06	149,546,758,996.84	10,757,981.81
IDR	JIBOR 3 MONTHS	1.20	2015	2025	2,449,962,746,818.00	176,243,569.93	2,099,968,066,818.00	151,065,916.95
IDR	JIBOR 3 MONTHS	1.50	2015	2025	2,225,000,000,000.00	160,060,369.74	1,827,678,571,426.00	131,478,160.85
IDR	JIBOR 6 MONTHS	0.71	2008	2021	1,045,924,241,800.00	75,240,908.25	261,481,060,456.00	18,810,227.06
IDR	JIBOR 6 MONTHS	0.71	2008	2021	1,606,612,307,950.00	115,575,262.94	346,788,706,530.00	24,947,024.08
IDR	JIBOR 6M	1.25	2019	2029	4,506,787,490,000.00	324,205,875.04	1,318,079,026,870.00	94,818,973.65
IDR	SBI 12 Bulan	4.50	2012	2021	44,974,000,000.00	3,235,305.65	—	—
IDR	SBI 12 Bulan	4.50	2012	2022	110,000,000,000.00	7,913,096.93	38,823,529,403.78	2,792,857.74
IDR	SBI 12 Bulan	4.50	2014	2023	45,000,000,000.00	3,237,176.02	22,842,375,195.43	1,643,217.54
IDR	SBI 12 Bulan	4.50	2011	2024	11,175,000,000.00	803,898.71	—	—
IDR	SBI 12 Bulan	4.50	2014	2024	32,350,000,000.00	2,327,169.87	11,660,074,444.44	838,793.63
IDR	SBI 12 Bulan	4.50	2014	2024	7,984,000,000.00	574,346.96	5,221,743,897.10	375,637.87
IDR	SBI 12 Bulan	4.50	2014	2024	17,294,000,000.00	1,244,082.71	10,397,690,680.13	747,981.22
IDR	SBI 12 Bulan	4.50	2014	2026	16,870,000,000.00	1,213,581.32	9,138,125,000.00	657,371.54
IDR	SUN Y10	0.75	2018	2028	4,500,000,000,000.00	323,717,601.71	2,500,000,000,000.00	179,843,112.06
IDR	SUN Y15	1.00	2018	2033	12,264,000,000,000.00	882,238,370.54	6,456,946,433,974.00	464,494,936.44
IDR	SUN Y15	1.25	2018	2033	14,366,000,000,000.00	1,033,450,459.16	7,687,974,175,242.00	553,051,680.45

TOTAL					71,788,952,366,168.00	5,164,299,442.10	33,774,307,587,028.70	2,429,630,633.69

Kurs
USD	13,901.01
EUR	15,588.60
Kurs tengah BI 31 Desember 2019

GUARANTEED EXTERNAL LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	YEAR OF CONTRACT	YEAR OF MATURITY	ORIGINAL AMOUNT		OUTSTANDING BALANCE Q4 2019
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EXTERNAL CREDIT
USD	LIBOR 6 MONTHS	0.01	2008	2023	284,288,744.00	284,288,744.00	94,097,896.80	94,097,896.80
USD	LIBOR 6 MONTHS	0.01	2008	2023	330,825,515.00	330,825,515.00	96,441,005.23	96,441,005.23
USD	LIBOR 6 MONTHS	0.01	2008	2021	592,224,258.00	592,224,258.00	81,882,733.95	81,882,733.95
USD	LIBOR 6 MONTHS	0.03	2008	2021	261,800,000.00	261,800,000.00	39,270,000.00	39,270,000.00
USD	LIBOR 6 MONTHS	0.02	2009	2022	454,974,082.00	454,974,082.00	108,035,480.39	108,035,480.39
USD	LIBOR 6 MONTHS	0.03	2009	2024	124,339,936.00	124,339,936.00	53,717,805.96	53,717,805.96
USD	LIBOR 6 MONTHS	0.03	2009	2025	481,937,182.00	481,937,182.00	256,484,528.56	256,484,528.56
USD	LIBOR 6 MONTHS	0.03	2009	2025	293,226,064.00	293,226,064.00	138,353,926.42	138,353,926.42
USD	LIBOR 6 MONTHS	0.04	2009	2024	625,256,803.00	625,256,803.00	284,667,308.91	284,667,308.91
USD	LIBOR 6 MONTHS	0.04	2009	2023	138,336,845.00	138,336,845.00	42,808,015.55	42,808,015.55
USD	LIBOR 6 MONTHS	0.02	2009	2022	371,509,145.00	371,509,145.00	106,550,359.14	106,550,359.14
USD	LIBOR 6 MONTHS	0.6% - 0.1%	2015	2035	600,000,000.00	600,000,000.00	580,655,502.00	580,655,502.00
USD	Reference Rate for Loan Curr. + Var. Spread		2016	2036	500,000,000.00	500,000,000.00	462,368,828.00	462,368,828.00
USD	SWAP Rate (LIBOR-6mo)	0.01	2017	Tentative	330,000,000.00	330,000,000.00	105,375,701.01	105,375,701.01
USD	LIBOR 6 MONTHS	0.01	2017	2037	600,000,000.00	600,000,000.00	434,730,000.00	434,730,000.00
USD			2018	2053	248,400,000.00	248,400,000.00	—	—
EUR			2019	2034	294,700,000.00	330,476,749.45	—	—

Total						6,567,595,323.45		2,885,439,091.93

Kurs
USD	13,901.01
EUR	15,588.60
Kurs tengah BI 31 Desember 2019

FOREIGN CURRENCY-DENOMINATED BONDS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

CURRENCY	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
I. GOVERNMENT DEBT SECURITIES
US DOLLAR
RI0035	FIXED	8.50000%	12-Oct-2005	12-Oct-2035	1,600,000,000	1,600,000,000
RI0037	FIXED	6.62500%	14-Feb-2007	17-Feb-2037	1,500,000,000	1,500,000,000
RI0038	FIXED	7.75000%	17-Jan-2008	17-Jan-2038	2,000,000,000	2,000,000,000
RI0122	FIXED	3.70000%	8-Dec-2016	8-Jan-2022	750,000,000	750,000,000
RI0123	FIXED	2.95000%	11-Dec-2017	11-Jan-2023	1,000,000,000	1,000,000,000
RI0124	FIXED	5.87500%	15-Jan-2014	15-Jan-2024	2,000,000,000	2,000,000,000
RI0125	FIXED	4.12500%	15-Jan-2015	15-Jan-2025	2,000,000,000	2,000,000,000
RI0126	FIXED	4.75000%	8-Dec-2015	8-Jan-2026	2,250,000,000	2,250,000,000
RI0127	FIXED	4.35000%	8-Dec-2016	8-Jan-2027	1,250,000,000	1,250,000,000
RI0128	FIXED	3.50000%	11-Dec-2017	11-Jan-2028	1,250,000,000	1,250,000,000
RI0142	FIXED	5.25000%	17-Jan-2012	17-Jan-2042	2,250,000,000	2,250,000,000
RI0144	FIXED	6.75000%	15-Jan-2014	15-Jan-2044	2,000,000,000	2,000,000,000
RI0145	FIXED	5.12500%	15-Jan-2015	15-Jan-2045	2,000,000,000	2,000,000,000
RI0146	FIXED	5.95000%	8-Dec-2015	8-Jan-2046	1,250,000,000	1,250,000,000
RI0147	FIXED	5.25000%	8-Dec-2016	8-Jan-2047	1,500,000,000	1,500,000,000
RI0148	FIXED	4.35000%	11-Dec-2017	11-Jan-2048	1,750,000,000	1,750,000,000
RI0224	FIXED	4.45000%	11-Dec-2018	11-Feb-2024	750,000,000	750,000,000
RI0229	FIXED	4.75000%	11-Dec-2018	11-Feb-2029	1,250,000,000	1,250,000,000
RI0249	FIXED	5.35000%	11-Dec-2018	11-Feb-2049	1,000,000,000	1,000,000,000
RI0320	FIXED	5.87500%	19-Jan-2010	13-Mar-2020	2,000,000,000	2,000,000,000
RI0422	FIXED	3.75000%	25-Apr-2012	25-Apr-2022	2,000,000,000	2,000,000,000
RI0423	FIXED	3.37500%	15-Apr-2013	15-Apr-2023	1,500,000,000	1,500,000,000
RI0428	FIXED	4.10000%	24-Apr-2018	24-Apr-2028	1,000,000,000	1,000,000,000
RI0443	FIXED	4.62500%	15-Apr-2013	15-Apr-2043	1,500,000,000	1,500,000,000
RI0521	FIXED	4.87500%	5-May-2011	5-May-2021	2,500,000,000	2,500,000,000
RI0727	FIXED	3.85000%	18-Jul-2017	18-Jul-2027	1,000,000,000	1,000,000,000
RI0747	FIXED	4.75000%	18-Jul-2017	18-Jul-2047	1,000,000,000	1,000,000,000
RI0929	FIXED	3.40000%	18-Jun-2019	18-Sep-2029	750,000,000	750,000,000
RI1023	FIXED	5.37500%	17-Jul-2013	17-Oct-2023	1,000,000,000	1,000,000,000
RI1049	FIXED	3.70000%	30-Oct-2019	30-Oct-2049	1,000,000,000	1,000,000,000
USDFR0002	FIXED	4.05000%	24-Jun-2016	24-Jun-2026	200,000,000	200,000,000

TOTAL US DOLLAR DENOMINATED					44,800,000,000	44,800,000,000

JAPAN YEN
JBIC GUARANTEED SAMURAI BONDS
RIJPY0820	FIXED	1.380%	13-Aug-2015	13-Aug-2020	22,500,000,000	207,125,130
RIJPY0825	FIXED	0.910%	13-Aug-2015	13-Aug-2025	55,000,000,000	506,305,873
RIJPY1120	FIXED	1.600%	12-Nov-2010	12-Nov-2020	60,000,000,000	552,333,679
RIJPY1122	FIXED	1.130%	22-Nov-2012	22-Nov-2022	60,000,000,000	552,333,679

TOTAL JBIC GUARANTEED SAMURAI BONDS					197,500,000,000	1,818,098,361

NON JBIC GUARANTEED SAMURAI BONDS
RIJPY0521	FIXED	0.670%	31-May-2018	31-May-2021	49,000,000,000	451,072,505
RIJPY0522	FIXED	0.540%	22-May-2019	20-May-2022	75,700,000,000	696,860,992
RIJPY0523	FIXED	0.920%	31-May-2018	31-May-2023	39,000,000,000	359,016,892
RIJPY0524	FIXED	0.830%	22-May-2019	22-May-2024	80,200,000,000	738,286,018
RIJPY0525	FIXED	1.070%	31-May-2018	30-May-2025	3,500,000,000	32,219,465
RIJPY0526	FIXED	0.960%	22-May-2019	22-May-2026	4,500,000,000	41,425,026
RIJPY0528	FIXED	1.270%	31-May-2018	31-May-2028	8,500,000,000	78,247,271
RIJPY0529	FIXED	1.170%	22-May-2019	22-May-2029	7,600,000,000	69,962,266
RIJPY0534	FIXED	1.550%	22-May-2019	22-May-2034	4,000,000,000	36,822,245
RIJPY0539	FIXED	1.790%	22-May-2019	20-May-2039	5,000,000,000	46,027,807
RIJPY0620	FIXED	0.650%	8-Jun-2017	8-Jun-2020	40,000,000,000	368,222,453
RIJPY0621	FIXED	1.160%	21-Jun-2016	21-Jun-2021	38,000,000,000	349,811,330
RIJPY0622	FIXED	0.890%	8-Jun-2017	8-Jun-2022	50,000,000,000	460,278,066
RIJPY0624	FIXED	1.040%	8-Jun-2017	7-Jun-2024	10,000,000,000	92,055,613

TOTAL NON JBIC GUARANTEED SAMURAI BONDS					415,000,000,000	3,820,307,949

TOTAL JAPAN YEN DENOMINATED					612,500,000,000	5,638,406,310

EURO
RIEUR0425	FIXED	1.75000%	24-Apr-2018	24-Apr-2025	1,000,000,000	1,121,400,531
RIEUR0623	FIXED	2.62500%	14-Jun-2016	14-Jun-2023	1,500,000,000	1,682,100,797
RIEUR0628	FIXED	3.75000%	14-Jun-2016	14-Jun-2028	1,500,000,000	1,682,100,797
RIEUR0721	FIXED	2.87500%	8-Jul-2014	8-Jul-2021	1,000,000,000	1,121,400,531
RIEUR0724	FIXED	2.15000%	18-Jul-2017	18-Jul-2024	1,000,000,000	1,121,400,531
RIEUR0725	FIXED	3.37500%	30-Jul-2015	30-Jul-2025	1,250,000,000	1,401,750,664
RIEUR0926	FIXED	1.45000%	18-Jun-2019	18-Sep-2026	750,000,000	841,050,398
RIEUR1031	FIXED	1.40000%	30-Oct-2019	30-Oct-2031	1,000,000,000	1,121,400,531
EURFRNT0001	FIXED	0.90000%	26-Apr-2017	26-Apr-2020	50,000,000	56,070,027

TOTAL EURO DENOMINATED					9,050,000,000	10,148,674,809

II. GOVERNMENT ISLAMIC DEBT SECURITIES
US DOLLAR
SNI0229	FIXED	4.450%	20-Feb-2019	20-Feb-2029	1,250,000,000	1,250,000,000
SNI0322	FIXED	3.400%	29-Mar-2017	29-Mar-2022	1,000,000,000	1,000,000,000
SNI0323	FIXED	3.750%	1-Mar-2018	1-Mar-2023	1,250,000,000	1,250,000,000
SNI0327	FIXED	4.150%	29-Mar-2017	29-Mar-2027	2,000,000,000	2,000,000,000
SNI0328	FIXED	4.400%	1-Mar-2018	1-Mar-2028	1,750,000,000	1,750,000,000
SNI0824	FIXED	3.900%	20-Feb-2019	20-Aug-2024	750,000,000	750,000,000
SNI21	FIXED	3.400%	29-Mar-2016	29-Mar-2021	750,000,000	750,000,000
SNI22	FIXED	3.300%	21-Nov-2012	21-Nov-2022	1,000,000,000	1,000,000,000
SNI24	FIXED	4.350%	10-Sep-2014	10-Sep-2024	1,500,000,000	1,500,000,000
SNI25	FIXED	4.325%	28-May-2015	28-May-2025	2,000,000,000	2,000,000,000
SNI26	FIXED	4.550%	29-Mar-2016	29-Mar-2026	1,750,000,000	1,750,000,000
USDPBS001	FIXED	4.050%	15-Nov-2018	15-Nov-2021	100,000,000	100,000,000
USDPBS002	FIXED	4.000%	11-Jan-2019	11-Jan-2022	100,000,000	100,000,000

TOTAL US DOLLAR DENOMINATED					15,200,000,000	15,200,000,000

TOTAL FOREIGN CURRENCY DENOMINATED BONDS IN EQUIVALENT AMOUNT OF US DOLLAR						75,787,081,119

Assumed exchange rate for conversion as of December 31 2019 (Bank Indonesia Middle Exchange Rate)

IDR/USD	13,901.01
IDR/JPY	127.9666
IDR/EUR	15,588.60

DOMESTIC CURRENCY-DENOMINATED BONDS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2019

SERIES	INTEREST RATE BASIS	COUPON RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
I. TRADABLE SECURITIES
A. GOVERNMENT DEBT SECURITIES
1. TREASURY BILLS
SPN03200123	FIXED	ZERO COUPON	24-Oct-2019	23-Jan-2020	2,000,000,000,000	143,874,438
SPN03200206	FIXED	ZERO COUPON	7-Nov-2019	6-Feb-2020	2,000,000,000,000	143,874,438
SPN03200220	FIXED	ZERO COUPON	21-Nov-2019	20-Feb-2020	1,850,000,000,000	133,083,855
SPN12200106	FIXED	ZERO COUPON	7-Jan-2019	6-Jan-2020	10,000,000,000,000	719,372,190
SPN12200130	FIXED	ZERO COUPON	31-Jan-2019	30-Jan-2020	3,000,000,000,000	215,811,657
SPN12200213	FIXED	ZERO COUPON	14-Feb-2019	13-Feb-2020	7,200,000,000,000	517,947,976
SPN12200313	FIXED	ZERO COUPON	14-Mar-2019	13-Mar-2020	4,000,000,000,000	287,748,876
SPN12200410	FIXED	ZERO COUPON	11-Apr-2019	10-Apr-2020	3,950,000,000,000	284,152,015
SPN12200508	FIXED	ZERO COUPON	9-May-2019	8-May-2020	5,300,000,000,000	381,267,260
SPN12200619	FIXED	ZERO COUPON	20-Jun-2019	19-Jun-2020	4,100,000,000,000	294,942,598
SPN12200703	FIXED	ZERO COUPON	4-Jul-2019	3-Jul-2020	4,000,000,000,000	287,748,876
SPN12200814	FIXED	ZERO COUPON	15-Aug-2019	14-Aug-2020	3,950,000,000,000	284,152,015
SPN12200911	FIXED	ZERO COUPON	12-Sep-2019	11-Sep-2020	2,200,000,000,000	158,261,882
SPN12201009	FIXED	ZERO COUPON	10-Oct-2019	9-Oct-2020	2,000,000,000,000	143,874,438
SPN12201106	FIXED	ZERO COUPON	7-Nov-2019	6-Nov-2020	2,000,000,000,000	143,874,438

TOTAL TREASURY BILLS					57,550,000,000,000	4,139,986,951

2. TREASURY NOTES
FR0031	FIXED	11.000%	16-Jun-2005	15-Nov-2020	17,503,000,000,000	1,259,117,143
FR0034	FIXED	12.800%	26-Jan-2006	15-Jun-2021	15,729,400,000,000	1,131,529,292
FR0035	FIXED	12.900%	16-Feb-2006	15-Jun-2022	10,442,750,000,000	751,222,393
FR0037	FIXED	12.000%	18-May-2006	15-Sep-2026	2,450,000,000,000	176,246,186
FR0039	FIXED	11.750%	24-Aug-2006	15-Aug-2023	4,061,000,000,000	292,137,046
FR0040	FIXED	11.000%	21-Sep-2006	15-Sep-2025	26,002,090,000,000	1,870,518,041
FR0042	FIXED	10.250%	25-Jan-2007	15-Jul-2027	14,774,100,000,000	1,062,807,666
FR0043	FIXED	10.250%	22-Feb-2007	15-Jul-2022	13,542,000,000,000	974,173,819
FR0044	FIXED	10.000%	19-Apr-2007	15-Sep-2024	17,701,000,000,000	1,273,360,713
FR0045	FIXED	9.750%	24-May-2007	15-May-2037	9,624,304,000,000	692,345,664
FR0046	FIXED	9.500%	19-Jul-2007	15-Jul-2023	24,037,000,000,000	1,729,154,932
FR0047	FIXED	10.000%	30-Aug-2007	15-Feb-2028	20,385,000,000,000	1,466,440,208
FR0050	FIXED	10.500%	24-Jan-2008	15-Jul-2038	15,661,000,000,000	1,126,608,786
FR0052	FIXED	10.500%	20-Aug-2009	15-Aug-2030	23,500,000,000,000	1,690,524,645
FR0053	FIXED	8.250%	8-Jul-2010	15-Jul-2021	98,537,793,000,000	7,088,534,790
FR0054	FIXED	9.500%	22-Jul-2010	15-Jul-2031	27,096,000,000,000	1,949,210,885
FR0056	FIXED	8.375%	23-Sep-2010	15-Sep-2026	121,414,000,000,000	8,734,185,502
FR0057	FIXED	9.500%	21-Apr-2011	15-May-2041	17,236,573,000,000	1,239,951,126
FR0058	FIXED	8.250%	21-Jul-2011	15-Jun-2032	42,798,000,000,000	3,078,769,097
FR0059	FIXED	7.000%	15-Sep-2011	15-May-2027	117,080,000,000,000	8,422,409,595
FR0061	FIXED	7.000%	6-Oct-2011	15-May-2022	102,729,000,000,000	7,390,038,566
FR0062	FIXED	6.375%	9-Feb-2012	15-Apr-2042	13,692,000,000,000	984,964,402
FR0063	FIXED	5.625%	13-Aug-2012	15-May-2023	93,418,000,000,000	6,720,231,120
FR0064	FIXED	6.125%	13-Aug-2012	15-May-2028	106,295,000,000,000	7,646,566,688
FR0065	FIXED	6.625%	30-Aug-2012	15-May-2033	85,343,000,000,000	6,139,338,077
FR0067	FIXED	8.750%	18-Jul-2013	15-Feb-2044	28,188,284,000,000	2,027,786,758
FR0068	FIXED	8.375%	1-Aug-2013	15-Mar-2034	137,758,000,000,000	9,909,927,408
FR0070	FIXED	8.375%	29-Aug-2013	15-Mar-2024	135,439,421,000,000	9,743,135,283
FR0071	FIXED	9.000%	12-Sep-2013	15-Mar-2029	93,390,682,000,000	6,718,265,939
FR0072	FIXED	8.250%	9-Jul-2015	15-May-2036	90,910,000,000,000	6,539,812,575
FR0073	FIXED	8.750%	6-Aug-2015	15-May-2031	66,217,000,000,000	4,763,466,827
FR0074	FIXED	7.500%	10-Nov-2016	15-Aug-2032	47,331,140,000,000	3,404,870,581
FR0075	FIXED	7.500%	10-Aug-2017	15-May-2038	68,420,860,000,000	4,922,006,387
FR0076	FIXED	7.375%	22-Sep-2017	15-May-2048	26,400,000,000,000	1,899,142,580
FR0077	FIXED	8.125%	27-Sep-2018	15-May-2024	89,495,000,000,000	6,438,021,410
FR0078	FIXED	8.250%	27-Sep-2018	15-May-2029	108,775,000,000,000	7,824,970,991
FR0079	FIXED	8.375%	7-Jan-2019	15-Apr-2039	57,180,000,000,000	4,113,370,180
FR0080	FIXED	7.500%	4-Jul-2019	15-Jun-2035	26,700,000,000,000	1,920,723,746
FR0081	FIXED	6.500%	1-Aug-2019	15-Jun-2025	49,280,000,000,000	3,545,066,150
FR0082	FIXED	7.000%	1-Aug-2019	15-Sep-2030	70,307,000,000,000	5,057,690,053
FR0083	FIXED	7.500%	7-Nov-2019	15-Apr-2040	6,950,000,000,000	499,963,672
VR0031	3 MONTH TREASURY BILLS	5.469%	20-Nov-2002	25-Jul-2020	25,322,354,000,000	1,821,619,724

TOTAL TREASURY NOTES					2,169,116,751,000,000	156,040,226,645

3. RETAIL BONDS
ORI014	FIXED	5.850%	25-Oct-2017	15-Oct-2020	8,948,660,000,000	643,741,714
ORI015	FIXED	8.250%	31-Oct-2018	15-Oct-2021	23,378,269,000,000	1,681,767,656
ORI016	FIXED	6.800%	30-Oct-2019	15-Oct-2022	8,213,531,000,000	590,858,578

TOTAL RETAIL BONDS					40,540,460,000,000	2,916,367,947

TOTAL TRADABLE GOVERNMENT DEBT SECURITIES					2,267,207,211,000,000	163,096,581,543

B. GOVERNMENT ISLAMIC DEBT SECURITIES
1. ISLAMIC TREASURY BILLS
SPNS02042020	FIXED	ZERO COUPON	3-Oct-2019	2-Apr-2020	3,000,000,000,000	215,811,657
SPNS04032020	FIXED	ZERO COUPON	5-Sep-2019	4-Mar-2020	2,050,000,000,000	147,471,299
SPNS07022020	FIXED	ZERO COUPON	8-Aug-2019	7-Feb-2020	4,250,000,000,000	305,733,181
SPNS10012020	FIXED	ZERO COUPON	11-Jul-2019	10-Jan-2020	2,550,000,000,000	183,439,908
SPNS15052020	FIXED	ZERO COUPON	16-May-2019	15-May-2020	6,250,000,000,000	449,607,618
SPNS23012020	FIXED	ZERO COUPON	24-Jan-2019	23-Jan-2020	3,460,000,000,000	248,902,778

TOTAL ISLAMIC TREASURY BILLS					21,560,000,000,000	1,550,966,441

2. ISLAMIC TREASURY NOTES
IFR0006	FIXED	10.250%	1-Apr-2010	15-Mar-2030	2,175,000,000,000	156,463,451
IFR0007	FIXED	10.250%	21-Jan-2010	15-Jan-2025	1,547,000,000,000	111,286,878
IFR0008	FIXED	8.800%	15-Apr-2010	15-Mar-2020	252,000,000,000	18,128,179
IFR0010	FIXED	10.000%	3-Mar-2011	15-Feb-2036	4,110,000,000,000	295,661,970
PBS002	FIXED	5.450%	2-Feb-2012	15-Jan-2022	28,110,857,000,000	2,022,216,875
PBS003	FIXED	6.000%	2-Feb-2012	15-Jan-2027	5,536,000,000,000	398,244,444
PBS004	FIXED	6.100%	16-Feb-2012	15-Feb-2037	16,497,857,000,000	1,186,809,951
PBS005	FIXED	6.750%	2-May-2013	15-Apr-2043	14,834,000,000,000	1,067,116,706
PBS006	FIXED	8.250%	19-Sep-2013	15-Sep-2020	38,508,000,000,000	2,770,158,427
PBS007	FIXED	9.000%	29-Sep-2014	15-Sep-2040	7,525,000,000,000	541,327,573
PBS011	FIXED	8.750%	14-Jan-2016	15-Aug-2023	21,750,000,000,000	1,564,634,512
PBS012	FIXED	8.875%	28-Jan-2016	15-Nov-2031	47,680,694,000,000	3,430,016,524
PBS014	FIXED	6.500%	6-Oct-2016	15-May-2021	75,007,857,000,000	5,395,856,632
PBS015	FIXED	8.000%	21-Jul-2017	15-Jul-2047	15,193,000,000,000	1,092,942,168
PBS016	FIXED	6.250%	6-Sep-2017	15-Mar-2020	39,525,000,000,000	2,843,318,579
PBS017	FIXED	6.125%	11-Jan-2018	15-Oct-2025	6,375,000,000,000	458,599,771
PBS018	FIXED	7.625%	4-Jun-2018	15-May-2028	4,000,000,000,000	287,748,876
PBS019	FIXED	8.250%	4-Oct-2018	15-Sep-2023	43,040,000,000,000	3,096,177,904
PBS020	FIXED	9.000%	22-Oct-2018	15-Oct-2027	2,250,000,000,000	161,858,743
PBS021	FIXED	8.500%	5-Dec-2018	15-Nov-2026	13,185,000,000,000	948,492,232
PBS022	FIXED	8.625%	24-Jan-2019	15-Apr-2034	9,180,000,000,000	660,383,670
PBS023	FIXED	8.125%	15-May-2019	15-May-2030	3,000,000,000,000	215,811,657
PBS024	FIXED	8.375%	28-May-2019	15-May-2032	3,000,000,000,000	215,811,657
PBS025	FIXED	8.375%	29-May-2019	15-May-2033	6,000,000,000,000	431,623,314
PBS026	FIXED	6.625%	17-Oct-2019	15-Oct-2024	12,100,000,000,000	870,440,349

TOTAL ISLAMIC TREASURY NOTES					420,382,265,000,000	30,241,131,040

SERIES	INTEREST RATE BASIS	COUPON RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
3. RETAIL ISLAMIC DEBT SECURITIES
SR-009	FIXED	6.900%	22-Mar-2017	10-Mar-2020	14,037,310,000,000	1,009,805,043
SR-010	FIXED	5.900%	21-Mar-2018	10-Mar-2021	8,436,570,000,000	606,903,383
SR-011	FIXED	8.050%	28-Mar-2019	10-Mar-2022	21,117,570,000,000	1,519,139,257

TOTAL RETAIL ISLAMIC DEBT SECURITIES					43,591,450,000,000	3,135,847,683

TOTAL GOVERNMENT ISLAMIC DEBT SECURITIES					485,533,715,000,000	34,927,945,164

TOTAL TRADABLE SECURITIES					2,752,740,926,000,000	198,024,526,707

II. NON-TRADABLE SECURITIES
A. GOVERNMENT DEBT SECURITIES
1. HELD BY BANK INDONESIA
FRNT0001	FIXED	8.000%	29-Aug-2018	29-Aug-2023	3,500,000,000,000	251,780,266
SRBI01 (4)	FIXED	0.100%	7-Aug-2003	1-Aug-2043	71,064,446,334,124	5,112,178,636
SU002 (3)	FIXED	0.100%	23-Oct-1998	1-Apr-2025	10,654,159,129,704	766,430,578
SU004 (3)	FIXED	0.100%	28-May-1999	1-Dec-2025	30,163,323,048,704	2,169,865,574
SU007 (3)	FIXED	0.100%	1-Jan-2006	1-Aug-2025	28,827,373,519,398	2,073,761,081

TOTAL GOVERNMENT DEBT SECURITIES HELD BY BANK INDONESIA					144,209,302,031,930	10,374,016,135

2. RETAIL NON-TRADABLE BONDS
SBR003	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +2.25%	31-May-2018	20-May-2020	1,911,555,000,000	137,511,951
SBR004	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +2.25%	19-Sep-2018	20-Sep-2020	7,260,564,000,000	522,304,782
SBR005	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +2.15%	30-Jan-2019	10-Jan-2021	4,006,031,000,000	288,182,729
SBR006	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +1.95%	24-Apr-2019	10-Apr-2021	2,259,225,000,000	162,522,363
SBR007	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +1.50%	31-Jul-2019	10-Jul-2021	3,216,085,000,000	231,356,211
SBR008	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +1.70%	25-Sep-2019	10-Sep-2021	1,895,451,000,000	136,353,474

TOTAL GOVERNMENT DEBT SECURITIES RETAIL NON-TRADABLE BONDS					20,548,911,000,000	1,478,231,510

B. GOVERNMENT ISLAMIC DEBT SECURITIES
1. HELD BY MINISTRY OF RELIGIOUS AFFAIR
PBSNT001	FIXED	8.000%	29-Aug-2018	29-Aug-2023	1,500,000,000,000	107,905,828
SDHI 2020C	FIXED	8.300%	3-Jan-2014	3-Jan-2020	3,000,000,000,000	215,811,657
SDHI-2020A	FIXED	5.790%	27-Apr-2012	27-Apr-2020	1,500,000,000,000	107,905,828
SDHI-2020B	FIXED	6.200%	28-Jun-2012	28-Jun-2020	1,000,000,000,000	71,937,219
SDHI-2021A	FIXED	8.000%	11-Apr-2011	11-Apr-2021	2,000,000,000,000	143,874,438
SDHI-2021B	FIXED	7.160%	17-Oct-2011	17-Oct-2021	3,000,000,000,000	215,811,657
SDHI-2022A	FIXED	5.910%	21-Mar-2012	21-Mar-2022	3,342,000,000,000	240,414,186
SDHI-2022B	FIXED	8.750%	11-Feb-2014	11-Feb-2022	2,000,000,000,000	143,874,438
SDHI-2024A	FIXED	9.040%	11-Feb-2014	11-Feb-2024	2,000,000,000,000	143,874,438
SDHI-2029A	FIXED	8.430%	25-Mar-2014	25-Mar-2029	1,000,000,000,000	71,937,219
SDHI-2029B	FIXED	8.620%	13-Aug-2014	13-Aug-2029	2,855,000,000,000	205,380,760
SDHI2020D	FIXED	8.200%	29-Jun-2015	29-Jun-2020	1,000,000,000,000	71,937,219
SDHI2020E	FIXED	7.140%	21-Mar-2017	21-Mar-2020	2,000,000,000,000	143,874,438
SDHI2023A	FIXED	8.820%	4-Nov-2015	4-Nov-2023	1,500,000,000,000	107,905,828
SDHI2025A	FIXED	8.300%	8-Jul-2015	8-Jul-2025	2,000,000,000,000	143,874,438

TOTAL GOVERNMENT ISLAMIC DEBT SECURITIES HELD BY MINISTRY OF RELIGIOUS AFFAIR					29,697,000,000,000	2,136,319,591

2. RETAIL NON-TRADABLE ISLAMIC DEBT SECURITIES
ST002	FIXED	7.550%	29-Nov-2018	10-Nov-2020	4,907,011,000,000	352,996,725
ST003	FIXED	7.150%	27-Feb-2019	10-Feb-2021	3,127,293,000,000	224,968,761
ST004	FIXED	6.950%	28-May-2019	10-May-2021	2,633,790,000,000	189,467,528
ST005	FIXED	6.650%	28-Aug-2019	10-Aug-2021	1,962,684,000,000	141,190,029
ST006	FIXED	1.750%	28-Nov-2019	10-Nov-2021	1,459,880,000,000	105,019,707

TOTAL RETAIL NON-TRADABLE ISLAMIC DEBT SECURITIES					14,090,658,000,000	1,013,642,750

TOTAL NON-TRADABLE SECURITIES					208,545,871,031,930	15,002,209,986

TOTAL DOMESTIC CURRENCY DENOMINATED BONDS					2,961,286,797,031,930	213,026,736,693

Assumed exchange rate for conversion as of December 31 2018 (Bank Indonesia Middle Exchange Rate)

IDR/USD	13,901.01
BI 7-day (Reverse) Repo Rate as of December 2019	5%

SPN: Surat Perbendaharaan Negara (Treasury Bills)

FR: Fixed Rate (Treasury Notes)

ORI: Obligasi Negara Ritel (Retail Bonds)

SPNS: Surat Perbendaharaan Negara Syariah (Islamic Treasury Bills)

IFR: Islamic Fixed Rate

PBS: Project Based Sukuk

SR: Sukuk Ritel (Retail Islamic Debt Securities)

SRBI: Special Rate Bank Indonesia

SU: Surat Utang (Debt Securities)

SBR: Saving Bonds Retail

SDHI: Sukuk Dana Haji Indonesia (Hajj Fund Sukuk)